As filed with the Securities and Exchange Commission on January 8, 2026

File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

HPS Real Assets Lending Company LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	39-4607136
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

40 West 57th Street, 33rd Floor

New York, New York 10019

(212) 287-6767

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kathy Choi

HPS Investment Partners, LLC

40 West 57th Street, 33rd Floor

New York, NY 10019

(Name and address of agent for service)

With copies to:

Rajib Chanda

Nathan Briggs

Nicholas Ridley

Simpson Thacher & Bartlett LLP

900 G Street, N.W.

Washington, DC 20001

(202) 636-5500

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Interests in HPS Real Assets Lending Company LP—Series I	I Shares D Shares S Shares F Shares E Shares
Interests in HPS Real Assets Lending Company LP—Series II	I Shares D Shares S Shares F Shares E Shares

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

HPS Real Assets Lending Company LP is filing this Registration Statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to provide current public information to the investment community in anticipation of being required to register under Section 12(g) of the Exchange Act in the future, to comply with applicable requirements thereunder.

Unless indicated otherwise in this Registration Statement or the context requires otherwise:

•	the terms “the Company,” “HREAL,” “we,” “us,” and “our” refer to HPS Real Assets Lending Company LP or, where applicable, Series I and/or Series II;

•	the term “Manager” refers to HPS Investment Partners, LLC, our external manager;

•	the term “HPS” refers to the Manager and the General Partner, together with certain of their affiliates;

•	the term “Other HPS Investor” refers to any investment fund, vehicle or account, other than the Company, sponsored or managed by HPS or its affiliates;

•	the term “General Partner” refers to HREAL GP, LLC, a Delaware limited liability company, our general partner;

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The term “Asset-Based Finance Assets,” refers, individually and collectively, to leases, loans, mortgages, mezzanine securities, royalties, residuals, other credit or credit-related obligations or equity interests that are collateralized by, or payable from a stream of payments generated by, a specified pool of real, financial, or other assets. The term may also encompass exposure to such assets obtained by the Company through structured and synthetic instruments, derivatives, swaps, credit-linked notes, significant risk transfers or similar indirect investment structures.

•	the term “Series I” refers to HPS Real Assets Lending Company LP—Series I, a registered series of the Company;

•	the term “Series II” refers to HPS Real Assets Lending Company LP—Series II, a registered series of the Company;

•	the term “Series” refers, collectively or individually, to Series I and Series II, as context requires;

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each of the terms “I Shares,” “D Shares,” “S Shares,” “F Shares” (also referred to as “Founder Shares”) and “E Shares” (also referred to as “HPS Shares”), unless otherwise indicated, refers collectively to the applicable type of Shares of both Series I and Series II. Each type of Shares described herein represents the applicable type of limited partnership interest in each of Series I and Series II. The same type of each Series will have the same terms with respect to each Series unless otherwise indicated;

•	the term “Shares” refers, individually and collectively, to Series I Shares and/or Series II Shares, excluding HPS Shares, as the context requires;

•	the term “Series I Shareholders” refers to holders of our Series I Shares;

•	the term “Series II Shareholders” refers to holders of our Series II Shares;

•

the term “Shareholders” refers, individually and collectively, to Series I Shareholders and/or Series II Shareholders, which term may also refer to prospective shareholders in the applicable Series, as the context requires.

The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and the Company will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).

This Registration Statement does not constitute an offer of securities of HPS Real Assets Lending Company LP, any of its Series or any other entity. Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Investing in our shares may be considered speculative and involves a high degree of risk, including the following:

•	HREAL faces heightened risks because the Company has a limited operating history and record.

•	HREAL’s Asset-Based Finance Assets may not achieve their business objectives or generate returns for Shareholders.

•	HREAL’s ability to achieve its business objectives depends on the Manager because the Company is dependent on the Manager to source opportunities and potential investments for the Company.

•

HREAL would not be able to operate its business according to its business plans if it is required to register as an investment company under the Investment Company Act of 1940 (the “Investment Company Act”).

•	Shares are not registered under the Securities Act, so they are subject to heightened restrictions on transferability and resale.

•	There is no market for the Shares, and Shareholders will bear the risks of owning Shares for an extended period of time due to limited redemptions.

•

Shareholders will have limited liquidity and may be limited in their opportunity to have their Shares redeemed and may not receive a full return of their invested capital if they elect to have their Shares redeemed by the Company.

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There is no public trading market for the Shares; therefore, a Shareholder’s ability to dispose of its Shares will likely be limited to redemption by HREAL. If a Shareholder sells its Shares to the Company, the Shareholder may receive less than the price it paid.

As a result, there is a risk of a substantial loss of your investment. See “Item 1A. Risk Factors” for more information about these and other risks relating to our shares.

FORWARD LOOKING STATEMENTS

This Registration Statement contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

You should carefully review the “Risk Factors” section of this Statement for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 1.	Business Overview

The Company was formed on September 26, 2025 as a series limited partnership under the laws of Delaware. We are a lending conglomerate that will acquire, originate, fund, and hold Asset-Based Finance Assets. In addition, the Company may finance or otherwise capitalize businesses that acquire, originate, fund and hold Asset-Based Finance Assets. Our objective is to build a diversified portfolio of Asset-Based Finance Assets that will generate attractive, risk-adjusted returns in the form of current income and, to a lesser extent, long-term capital appreciation across economic cycles. The term “Asset-Based Finance Assets,” as used herein, encompasses a broad spectrum of investment opportunities, often backed by assets used on a day-to-day basis by businesses and individuals, and refers, individually and collectively, to leases, loans, mortgages, mezzanine securities, royalties, residuals, other credit or credit-related obligations or equity interests that are collateralized by, or payable from a stream of payments generated by, a specified pool of real, financial, or other assets. The term may also encompass exposure to such assets obtained by the Company through structured and synthetic instruments, derivatives, swaps, credit-linked notes, significant risk transfers or similar indirect investment structures.

We seek to invest primarily in three key categories of Asset-Based Finance Assets: (i) hard assets, which are physical assets with secondary resale value, including inventory, machinery, equipment, infrastructure, and certain energy generation assets, among other things (“Hard Assets”), (ii) real estate assets, including commercial real estate and residential real estate (“Real Estate Assets”); and (iii) financial assets, which are contractual or other related assets that provide rights to future payment streams, including royalties, management fees, receivables, intellectual property, publishing rights, and legal claims, among other things (“Financial Assets”). Together, these three categories encompass financings backed by assets ranging from machinery and equipment that produce the goods we use to the infrastructure that generates our electricity, to the buildings in which we live and work and the media content we consume.

We believe Asset-Based Finance Assets provide a compelling financing opportunity in the large and growing non-corporate lending market. Non-corporate lending comprises a far larger portion of the global debt capital markets and the real (i.e., non-financial services) economy than corporate cash-flow based lending. HPS estimates the non-corporate lending or Asset-Based Finance Asset market to be $26 trillion in size, which is approximately double the size of the private corporate credit market.1 We anticipate that the overall Asset-Based Finance Asset market will continue to grow over the next decade, with certain asset types potentially experiencing double-digit annual growth rates, driven by secular tailwinds.2 HPS estimates that private financings presently represent only approximately three percent of the $26 trillion Asset-Based Finance market. We expect that the share of private financings in the Asset-Based Finance Asset market will increase and may approach the level of private financings in the corporate cash flow lending market, which today exceeds ten percent of the total. We believe this market growth will be fueled by increased demand for flexible and customized financings, as operators seek to optimize working capital and fund business growth. We believe this growth will be reinforced by the dramatic increase in projected capital expenditure among several asset-intensive sectors of the global economy, including in the energy, power, and digital infrastructure sectors.

We expect to conduct our operations directly and through wholly or majority-owned subsidiaries in a manner such that the Company and each of its subsidiaries do not fall within, or are excluded from, the definition of an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

We are externally managed by our Manager, HPS Investment Partners, LLC, an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). We expect to benefit from our Manager’s sourcing, operations, and portfolio management capabilities pursuant to an operating agreement between the Company and the Manager (the “Operating Agreement”). The Manager manages the Company on a day-to-day basis, together with our executive officers, and provides certain management and advisory services related to originating, evaluating, structuring, and financing investments in Asset-Based Finance Assets and, to a lesser extent, performs the same role with respect to the other investments described below. The Manager and its affiliates bring fourteen years of experience in sourcing, executing, and servicing private asset-based financing investments. Also, under the Administration Agreement (as defined below), the Manager serves as the Company’s Administrator. In that role, the Administrator will provide, or oversee the performance of, administrative, accounting, financial, legal and other services for the Company, as described further in “—Administration Agreement” below.

The initial offering price of the Shares when the Company initially breaks escrow will be $25.00 per Share. The offering price for Shares for each monthly subscription period thereafter will be based on the net asset value (“NAV”) per Share as of the end of the month immediately preceding the Subscription Date (as defined below). The NAV per Share as of the date on which an investor makes a subscription request may be significantly different than the offering price such investor pays at the NAV per Share on the Subscription Date. Each type of Share may have a different NAV per Share because shareholder servicing fees differ with respect to each type.

The Shares described herein have not been registered under the Securities Act, the securities laws of any other state or the securities laws of any other jurisdiction. The Shares will be offered and sold under the exemption from registration under the Securities Act under Regulation D and Regulation S. Each purchaser will be required to represent that it is (i) either an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act or, in the case of Shares sold outside the United States, not a “U.S. person” in accordance with Regulation S of the Securities Act and (ii) acquiring the Shares purchased by it for investment and not with a view to resale or distribution. We do not intend to list our Shares on any securities exchange and our Shares will not be publicly traded.

[1]

Source: Oliver Wyman, Private Credit’s Next Act”. April 2024, for Asset-Based Finance Asset market size. Corporate Credit market sizing data from the following sources: ICE Bank of America as of June 2024 (Ticker C0A0 for IG Corporate, H0A0 for HY Corporate), Credit Suisse Leveraged Loans Index as of June 2024, and Preqin Private Credit AUM as of June 2024.

[2]	Research and Markets. “Asset-Based Lending Market Forecast Report,” October 28, 2024; Future Market Insights, “Asset-Based Lending Market,” August 28, 2025; HPS Research.

We formed separate Series pursuant to the Delaware Revised Uniform Limited Partnership Act (as amended from time to time, the “LP Act”). Under Delaware law, to the extent the records maintained for a Series account for the assets associated with such Series separately from the other assets of the Company or any other Series, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to such Series are segregated and enforceable only against the assets of such Series and not against the assets of the Company generally or any other Series. Series I and Series II are expected to invest, directly or indirectly, in the same portfolio of Asset-Based Finance Assets on a pro rata basis. The Series conduct the business of the Company jointly and although they have the ability and intention to contract in their own names, they expect to do so jointly and in coordination with one another. Neither Series has directors, officers or employees, but each is overseen by the Company’s board of directors (the “Board” or “Board of Directors’ and each member of the Board of Directors, a “Director”).

In connection with its formation and organization, the Company received an initial seed investment from HPS, its initial shareholder, of $2,500 in exchange for 100 HPS Shares in Series I and $2,500 in exchange for 100 HPS Shares in Series II.

Objective and Strategy

Our investment objective is to build a diversified portfolio of predominantly private Asset-Based Finance Assets that will generate attractive, risk-adjusted returns in the form of current income and, to a lesser extent, long-term capital appreciation across economic cycles. We seek to invest primarily in three key categories of Asset-Based Finance Assets: (i) Hard Assets, (ii) Real Estate Assets, and (iii) Financial Assets. We also plan to invest a smaller portion of Company’s assets in more liquid credit investments such as broadly syndicated loans or securities backed by pools of mortgages, auto loans or other types of Asset-Based Finance Assets. We intend to use these investments to maintain liquidity for our share redemption program and manage cash before investing subscription proceeds into privately originated Asset-Based Finance Assets, while also seeking attractive investment returns. Over the long term, the returns of the Company’s strategy are expected to consist of a combination of income and capital gains.

The Company’s strategy is designed to facilitate the fluid deployment of capital across a broad array of private Asset-Based Finance Assets, primarily in the United States and European markets. Our strategy is also characterized by flexibility with respect to the financing of assets that vary in credit quality or in capital structure placement.

We believe the breadth of opportunity across Hard Assets, Real Estate Assets, and Financial Assets and our capital flexibility will allow us to be selective in the investments we make, exercise investment discipline, and focus on those areas that the Manager believes represent attractive relative risk-adjusted return potential in any given market environment. Given our extensive and experienced team and history in private asset-based financings, we believe HPS is well-positioned to capitalize on the projected growth in demand for private asset-based financing solutions across economic cycles. We would expect, however, that at various points over the Company’s operating life there will be periods where capital supply retrenches and market dislocations arise. We believe HPS’s scale, resources, and experience in operating across market cycles will enable the Company to seek to capitalize on these dislocations when they arise. However, our strategy is not dependent on market dislocations, given the strong secular tailwinds we believe are present for asset-based financings and private credit’s potential growing share in such financings.

Hard Assets

The Company’s investable opportunity set for “Hard Assets” is expected to include but not be limited to loans, leases, commercial assets and securities, and performing loan portfolios that may include the seller’s servicing and sourcing capabilities and personnel, in each case, related to and secured by Hard Assets. The Company may also invest in unsecured debt, mezzanine debt, convertible securities, preferred equity, equity-related securities (such as warrants or options) and/or common or structured equity interests in Hard Assets. The Company’s Hard Asset investments may also take the form of notes, bonds, bridge loans, assignments, participations, total return swaps and other derivatives. In addition, the Company may pursue other opportunistic investments to take advantage of prevailing market conditions, including the changing regulatory landscape.

Investable Hard Asset types may include financings related to power generation and storage, fiber communications, data centers, aviation, agriculture, land banking loans, corporate fleet, rental car, railroad, shipping containers, transportation, machinery, equipment and inventory / supply chains, among others. A subset of the Hard Asset portfolio will focus on renewable energy generation, energy storage solutions, renewable fuels, energy efficiency, carbon abatement, recycling solutions and sustainable transport / mobility. The Company is expected to invest in issuers and assets that the Company believes address energy demand and reliability. These investments may include investments in issuers and assets focused on natural gas-fired power generation and other natural gas-related infrastructure.

In the Hard Asset portion of the portfolio, the Company expects to predominantly focus on secured asset-based loans and leases, with a primary focus on well-performing borrowers and lessees.

A portion of the Hard Asset investments are expected to be structured as leases. Leasing is a contract by which a leasing company (the lessor) makes an asset it owns available to another party (the lessee) for use for a period of time in exchange for payments. In leasing, the lessor retains ownership of the leased asset throughout the life of the contract, providing built-in, physical security to the contract, unlike in most traditional lending contracts, which can make investing in leases more attractive than traditional credit investments such as loans. Leased assets cover a broad variety of sectors including aircraft, automotive, commercial vehicles, computers and business machines, container, industrial equipment, machinery, medical equipment, railway, real estate, rolling stock and shipping. Given the broad mix of assets that can be leased, the underwriting requirements, terms and credit risk profile of leases can vary significantly. Lessors can be banks, bank-owned or non-bank leasing companies, including manufacturers of assets or other independent firms. There are two main types of leases: finance leases and operating leases. The investment team expects the majority of the Company’s portfolio leases to be finance leases, which are less dependent than operating leases on realizing the residual value of the asset being financed at the end of the lease term. From time to time, when the Manager deems there to be attractive relative value, the Company may also create or invest in operating leases.

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Finance Lease: The finance provider (lessor) is the legal owner of the asset for the duration of the lease; however, the lessee carries the risks and rewards related to the asset. The lengths of these contracts typically cover a major part of the economic life of the asset, and sometimes include an option to purchase the asset at the end of the contract or the automatic transfer of ownership. At the inception of the lease, the present value of the minimum lease payments amounts to at least substantially all of the fair value of the leased asset, resulting in minimal residual value risk to the lessor.

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Operating Lease: Leases that are not finance leases are considered to be “operating leases”. The lessee does not carry substantially all of the risks and rewards related to the asset. These leases are typically for a shorter duration compared to the economic life of the asset and have a higher asset value, leaving much of the residual value risk to the lessor. Operating leases are commonly referred to as rental contracts.

Real Estate Assets

The Company’s investable opportunity set for “Real Estate” includes residential loans, as well as, among other things, senior mortgages, mezzanine securities, first mortgage whole loans, commercial mortgage-backed securities (“CMBS”), risk retention interests in CMBS transactions, construction and development financing, subordinated mortgage loans (also referred to as “B-notes”) and triple net lease investments, in each case, related to commercial real estate assets, projects, properties and businesses. The Company may also invest in commercial property-assessed clean energy loans, residential mortgages, residential transitional loans, and home equity loans, among other debt investments.

The Company’s underlying Real Estate Assets are expected to be diversified across – but not limited to – industrial, residential, multi-family, mixed-use, digital infrastructure and hospitality properties. The Company expects to make primary investments but will also have the ability to acquire investments through secondary transactions, including previously issued senior mortgages, mortgage portfolios, leases, or other debt instruments. Secondary transactions may also include investments in loans and other instruments trading at a discount to par.

In the commercial Real Estate Assets portion of the portfolio, the Company will focus on acquiring or lending to properties with growing revenue and net operating income, with an emphasis on well-capitalized, institutional quality borrowers or tenants. Across all other real estate investments, the Company will seek to invest in geographies, primarily in the top 50 metropolitan statistical areas, with dynamic economies and population, income and job growth or other secular tailwinds deemed to support strong property fundamentals through various cycles.

In the residential Real Estate Assets portion of the portfolio, the Company expects to invest in the origination and acquisition of residential mortgage loan and legacy mortgage loan pools, including newly originated non-agency mortgage loans and, to a lesser extent, distressed and nonperforming loans. Opportunities in residential real estate reflect diversified underlying maturities, mortgage rates and credit quality, including U.S. non-qualified mortgages, U.S. non-agency residential mortgages, U.S. fix and flip, single family rentals, Residential Property Assessed Clean Energy financing and the United Kingdom (the “UK”) buy-to-let markets.

Financial Assets

The Company’s investable opportunity set for “Financial Assets” includes cash-flow-producing assets related to intangible collateral, such as media and entertainment intellectual property (“IP”), publishing rights, legal claims, music royalties, NAV lending, fund management and/or performance fees, and receivables for consumer finance assets (including credit cards and student loans), among other things. The Company may also invest in collateralized loan obligations (“CLOs”), corporate private placements, broadly syndicated loans, home improvement loans, franchisee loans, music / sports and IP opportunities, unsecured consumer loans, auto (prime, near prime and subprime) loans, and platform equity investments.

Platforms

The Company may acquire and hold equity interests, and potentially controlling equity interests, in asset servicing and origination platforms (“Platforms”) that originate, underwrite, and/or service assets across the Hard Asset, Real Estate Asset, and Financial Asset segments of the portfolio. Platform investments are expected to help the Company originate new assets that are cash generative and predictable by providing access to borrowers that would otherwise be difficult to obtain as a non-bank lender, potentially allowing for further origination volume growth through upselling and cross-selling of other forms of financing. The Company may realize its equity interests in a Platform, in whole or in part, through the sale of the Platform (including, for example, in an initial public offering (“IPO”) or a sale on the secondary market), cross trades to affiliates, or a disposition of assets held by the Platform. There can be no assurance any such realization events will be consummated or consummated in the manner detailed herein. The Company may also obtain primary or secondary positions in, or otherwise gain exposure to, the assets originated and/or serviced by a Platform (including a Platform owned in whole or in part by an affiliate) via forward flow agreements or otherwise. The Company may also acquire debt securities of a Platform. Finally, as part of its strategy, the Company may also acquire Asset-Based Finance Assets originated and serviced by Platforms that the Company does not own or control (including a Platform owned in whole or in part by an affiliate).

Where Platforms are owned by the Company or an affiliate of the Company, the Company is expected to engage such Platforms to act as originator and/or servicer of certain of the Company’s assets. Where the Company utilizes the origination and other services of such Platforms (whether owned by the Company or affiliates), separate origination fees and/or servicing fees are expected to be paid to the relevant Platform.

Origination fees are expected to be included in the acquisition cost of the relevant investments held by the Company and servicing fees are expected to be borne by the relevant investments held by the Company out of investment-level income generated by the relevant leases, loans and/or other assets. The origination fees paid to such Platforms are expected to be calculated based on a pre-determined methodology, which may be the projected net investment-level yield (net of other projected investment-level fees, losses and costs) and/or other relevant metrics of the applicable leases, loans and/or other assets originated by such platform for the Company, and the periodic servicing fees payable to such Platforms are expected to be equal to a percentage of the outstanding principal balance of the Company’s leases, loans or other assets serviced by such Platform.

While the Manager believes that the Company’s use of the services provided by Platforms owned by the Company, an Affiliate or an Other HPS Investor is beneficial to the Company, inherent risks and conflicts of interest exist. Please see “Item 1A. Risk Factors—The Company is subject to risks relating to the payments to Platforms” and “Item 7. Certain Relationships and Related Transactions, and Director Independence—Conflicts of Interest—Conflicts of Interest Relating to Fees Paid to Platforms,” “—Engagement of a Platform by the Company,” “—Incentive Compensation of Platforms and Operating Partners” and “—Conflicts Related to HPS’s Investment and Management of the Platforms.”

Securitizations

Securitizations pool a diverse group of assets and issue various levels of debt that derive their repayment from the cash flows earned from the assets. Securitizations provide the ability to access varying tranches of risk and return in a liquid format. These structures are typically backed by various pools of Financial Assets, Real Estate Assets or Hard Assets. Securitizations offer the opportunity to invest in specific assets that may not be accessible in private markets or to express an investment view on the risk of a specific tranche of a securitization. The Company or its affiliates may arrange securitizations in which the Company invests, or the Company may invest in securitizations arranged by third parties.

Market Opportunity

When HPS was founded in 2007, alternative credit was still a relatively small and emerging asset class. As the Global Financial Crisis unfolded, a series of regulatory changes took hold, shifting a significant amount of non-investment grade risk from banks to private investment firms. This shift started a secular trend that continues to support the growth of private market, asset-based investment opportunities. Asset-Based Finance Assets encompass a broad spectrum of investment opportunities, often backed by assets used on a daily basis by businesses and individuals. These assets include, among others, the machinery that produces the goods we use and the infrastructure that generates our electricity, as well as the buildings in which we live and work and the media content we consume.

We anticipate that the overall Asset-Based Finance Asset market will continue to grow over the next decade, with certain asset types potentially experiencing double-digit annual growth rates, driven by secular tailwinds.3 HPS estimates that private financings presently represent only approximately three percent of the $26 trillion Asset-Based Finance Asset market. We expect that the share of private financing in the Asset-Based Finance Asset market will increase and may approach the level of private financing in the corporate cash flow lending market, which today exceeds ten percent of that total market. We believe this market growth will be fueled by increased demand for flexible and customized financing, as operators seek to optimize working capital and fund business growth.

We believe this growth will be reinforced by the dramatic increase in projected capital expenditures among several asset-intensive sectors of the global economy, including the energy, power, and digital infrastructure

[3]	Research and Markets. “Asset-Based Lending Market Forecast Report,” October 28, 2024; Future Market Insights, “Asset-Based Lending Market,” August 28, 2025.

sectors. Digital infrastructure-related capital expenditure alone is projected to be approximately $7 trillion over the next five years.4 Over half of this sum is projected to fund computer and digital hardware, with the balance focused on real estate and power infrastructure.5 New power generation assets, including renewables like solar and onshore wind, along with battery storage and natural gas-fired generation, will be needed to meet growing electricity demand, driven in part by digital infrastructure needs. These assets can provide both firm and dispatchable power, as well as, for certain types of assets, enhanced grid reliability. HPS believes this will accelerate the shift toward more distributed power generation, much of which may be financed through private asset-based structures. In addition, these projects will likely increase demand for construction equipment and other capital-intensive items needed to build this infrastructure.

Across the various asset-based finance sectors, we expect there will be robust cash flows and significant collateral against which financings can be generated. We believe that many of these transactions have the potential to be executed with customized solutions in the private financing markets, given the scale and complexity of the overall capital need. The need for private market solutions is reinforced by the constraints commercial banks face in terms of available capital and regulatory requirements. As a result, we expect that private credit solutions will see robust growth alongside bank-provided solutions. Similarly, while public market asset-based finance will continue to play an important role, the demand for customization, requirements for speed, certainty, and confidentiality, and the need for advanced capabilities in pricing and assessing risk are all factors that we expect may potentially increase demand for private market asset-based financing solutions. We believe these trends should bolster strong secular growth in private market asset-based finance across economic conditions.

While our strategy is not dependent on market dislocations, given the strong secular tailwinds we believe are present in asset-based finance and private credit’s share in it, prior market cycles and dislocations have created significant opportunities for Asset-Based Finance Assets, and the Company believes that it is well positioned to seek to capitalize on these dislocations should they arise. In summary, the Company believes that over the next decade there will be significant secular growth in the demand for asset-based finance that potentially exceeds the ability of banks and public markets to meet this demand. In pursuing this opportunity, we seek to generate returns for investors while also providing diversification to corporate-based exposures.

The Company has the ability and expertise to deploy capital across the expansive universe of Asset-Based Finance Assets. Through HPS’s differentiated origination capabilities and the investment team’s sector and asset-level experience and expertise, the Company intends to finance opportunities across three key categories of market opportunities: (1) Hard Assets, (2) Real Estate Assets, and (3) Financial Assets.

Hard Assets Opportunity

Finance leases backed by Hard Assets represent a significant opportunity for investment on a global scale. From 2020-2023, approximately $1.5 trillion on average per annum of new equipment, machinery and transportation vehicles were financed via leases globally.6 For relative context of size, during the same period the average annual new issuance in both the high-yield bond and leveraged loan markets combined was approximately $800 billion.7 Additionally, lease delinquency rates have been low historically, averaging 1.7% from 2007 to 2009 and 1.4% in 2020, highlighting the historical resilience of the asset class.8 Given the

[4]	McKinsey Quarterly, “The cost of compute: A $7 trillion race to scale data centers,” April 28, 2025.
[5]	McKinsey, “The data center balance: How US states can navigate opportunities and challenges,” August 8, 2025.
[6]	Solifi, “2025 Global Leasing Report”. March 2025.
[7]	Pitchbook LCD. June 2025.
[8]	Federal Reserve, Charge Off and Delinquency Rates on Loans and Leases at Commercial Banks. Data represents average of quarterly seasonally adjusted rates.

retrenchment of banks, the market has seen a growth in Original Equipment Manufacturers (“OEMS’) operating their own captive financing and leasing businesses in order to provide financing to their customers. However, many of these OEMs are beginning to divest these operations, given the large and intensive capital requirements for such businesses, especially under an increasingly scrutinized regulatory framework.9

Small and medium-sized enterprises (“SMEs”) make up over 99% of all enterprises in the United States and Europe.10 However, they often face difficulties obtaining unsecured financing from traditional lenders and resort to asset-backed leases as a primary financing source. HPS believes that both the United States and Europe have limited non-bank, alternative finance providers with the specialized origination, credit scoring, distribution and servicing infrastructure required to provide small-ticket (≤$250,000) specialty finance loans and leases. HPS believes that the financing opportunity set potentially exceeds the capital available and it has experience owning and operating Platforms that originate and service leases to these types of specialty finance loans and leases.

We further believe that there will be significant additional Hard Asset investment opportunities associated with financing the $7 trillion of projected capital expenditure related to digital and power infrastructure assets over the next five years. In the Company’s view, borrowers in this segment require long-term dedicated financing, much of which may not be financeable in the public capital markets, given both the scale of capital needed and the customization required for effective and timely execution. The Company believes that HPS has deep domain expertise investing in the assets in these segments, which have historically often generated attractive contractual cash flows.

In summary, HPS believes that the combination of limits to bank capital and the lack of alternative financing sourcing, at a time of expected growing financing need, have created an environment where HPS can potentially negotiate Hard Asset investments with attractive risk-adjusted returns.

Real Estate Assets Opportunity

HPS believes that there are several key drivers behind the current investment opportunity in real estate debt, including a favorable supply and demand dynamic for alternative real estate lending platforms, an interest rate environment that has led to market dislocation, and the impending maturity of a material portion of commercial real estate loans currently outstanding. As a result, we expect the demand for financing to increase in the near term as a significant amount of loans mature at a time when bank lending may contract. In addition, in the commercial sector, much of the warehouse infrastructure in the United States is dated, and there is growing demand for build-to-suit commercial warehouses and other industrial property-types. In many cases, the ultimate tenant for such properties is a highly rated counterparty willing to sign long-term leases on a “triple-net” basis where they are responsible for the operating and maintenance expenses of the property. In these cases, there may be both equity and credit investment opportunities for build-to-suit properties that are expected to generate attractive cash yields.

From a macro perspective, interest rate changes and demographic trends over the past few years provide the backdrop to the opportunity set in commercial and residential real estate. In commercial real estate, higher interest rates and market disruption contributed to a 20% decline in commercial property prices between 2022 and 2024.11 Elevated interest rates and wider credit historically contributed to increased expected returns for real estate debt investment.12 Additionally, we believe demand for commercial real estate financing is likely to increase as trillions of dollars of commercial mortgage loans are set to mature over the next several years.13 The

[9]	Roland Berger Focus, Captive Finance. October 2019.
[10]	U.S. Chamber of Commerce and Eurostat. 2024.
[11]	Green Street, “Commercial Property Price Index,” July 5, 2024 (From 1994 to 1996, St. Louis data is used and from 1997 onwards Green Street’s data is implemented).
[12]	Green Street, “Debt Review: A Thawing Market,” May 2024.
[13]	Trepp, “CRE Mortgage Maturities & Debt Outstanding,” July 2024.

Company believes this “maturity wall” provides an opportunity for non-bank lenders to refinance and/or purchase real estate debt assets from bank balance sheets on favorable terms. Following the recent price decline in commercial real estate valuations, real estate debt investors now have an opportunity to provide new capital through refinancings with loan-to-values off current, lower property values. We also believe the trend toward “near-shoring” supply chains and logistics hubs, along with projected real estate investment associated with the $7 trillion of capital expenditure projected for the development of digital infrastructure, all create secular growth opportunities in Real Estate Assets. As a result, HPS believes real estate debt investors have the potential to achieve compelling risk-adjusted returns while maintaining a more protected position in the capital stack. With increasing needs for capital and a potential reduction in competition as bank lenders reposition their exposure to the asset class, we believe alternative real estate debt providers are well-positioned to secure favorable covenants and loan terms in new financings. In addition, backed by long-term “triple-net leases” with highly rated counterparties as tenants, there are attractive equity and credit investment opportunities in the industrial sector. We believe several trends in the sector are likely to support long-term leasing demand, including growing e-commerce sales and companies reshoring supply chains. These secular tailwinds, along with focusing on mission critical properties that are key to a tenant’s operations, should be supportive of the sector and create an expanding investment opportunity set.

In residential real estate, the residential mortgage loan market is significant, with approximately $14 trillion in outstanding mortgages in the United States alone.14 We believe the investment opportunity set in this market will be driven by evolving dynamics in the sector, including borrower demographics and measures of housing affordability. Additionally, there is a current projected deficit of approximately four million homes in the United States.15 In our view, this supply imbalance is likely to support an increase in valuations for the U.S. housing market, providing downside protection for investments in residential mortgage loans.

In summary, HPS believes a series of macroeconomic and demographic trends provide significant tailwinds for expanded investment opportunities in Real Estate Assets.

Financial Assets Opportunity

Financial assets are a form of contractual assets, including rights to IP, such as patents, trademarks or copyrights. A contractual asset grants another party the right to use the asset, and, in exchange for this, the owner receives a royalty payment (i.e., a percentage of the revenue). Examples of this include the revenue generated from the sale of a pharmaceutical product, the use of a musician’s song catalogue, or the distribution of entertainment IP (e.g., a television series or movie). These contractual rights can then be acquired by third party investors, like the Company. The structured nature of many royalty investments provides clarity and control over payment terms and durations, akin to private credit instruments.

Intellectual property and royalty financing are particularly relevant in industries like media and healthcare. While such rights can create the predictable, long-term cash flow streams attractive to banks, borrowers often struggle to obtain bank financing due to the non-standard nature of the assets and the fact that they do not fit within approved bank capital frameworks. This provides an opportunity for capital providers, like the Company, to step in and offer financing solutions.

Another large-scale area of focus for contractual assets is NAV lending to private investment funds and assets within them and loans to the management companies of private market general partners (“GPs”) often secured by management fee and/or performance fee cashflows. GPs may look for creative financing solutions against portfolio positions to distribute capital back to their investors. They may also seek non-dilutive financing at the management company to invest additional capital into their portfolio companies or expand their business lines. We estimate that these areas of “Fund Finance” exceed $1 trillion today and are projected to double by

[14]	Federal Reserve Bank of St. Louis, Q1 2025 One-to-Four-Family Residential Mortgages.
[15]	Brookings, 2024.

2030.16 HPS is well-positioned to provide GP and NAV lending solutions to these borrowers, given its history of executing similar financings as well as its long-standing relationships with GPs across various alternative investment asset classes.

An additional area of focus is consumer finance, which includes student loans, auto loans, credit card receivables, and other forms of non-mortgage lending to consumer households. These areas today total in excess of $4 trillion.17 Many of these loans are originated and held, at least in part, by banks and other consumer finance companies, many of which actively seek to adjust their exposures in the ordinary course. This provides a steady flow of opportunities for both the private and public asset-based finance markets. We actively originate and evaluate these opportunities and provide funding when assets meet our return and risk expectations.

HPS, the General Partner, the Acquisition Committee and the Manager

HREAL GP, LLC, a Delaware limited liability company and an affiliate of the Manager, serves as the Company’s general partner. As provided in the Partnership Agreement (as defined below), the General Partner has delegated overall responsibility for the day-to-day operations of the Company (including each Series) to the Company’s Board of Directors, including supervision of the Manager with respect to the Company’s investment portfolio. In turn, the Board of Directors has delegated responsibility for the day-to-day operations of the Company to the Manager, subject to the direction of the Acquisition Committee (as defined below) and the ultimate supervision of the Board. Accordingly, the Board of Directors, as described herein, is responsible for oversight of the Manager, and the Manager reports to the Board of Directors and the Acquisition Committee with respect to the Company’s day-to-day operations. Notwithstanding the foregoing delegation, the General Partner has retained the authority to appoint and remove Directors to and from the Board, the Acquisition Committee, and the Audit Committee. The Company’s executive officers or the Acquisition Committee (in each case, through a delegation of authority from the Board) or, in certain cases, the Board or a committee thereof, are responsible for making capital allocation decisions proposed by the Manager, and overseeing the management of the Company.

Our Manager, HPS Investment Partners, LLC, is a leading global credit-focused alternative manager with more than $165 billion of assets under management.18 HPS invests in investment grade and non-investment grade credit and manages various strategies across the capital structure, including privately negotiated senior debt;

[16]	Goodwin, “Fund Finance: 2024 Reflections and Looking Ahead to 2025,” February 18, 2025; Ares, “The Evolution of Fund Finance,” October 2024; BlackRock research.
[17]	Federal Reserve Bank of New York, Center for Microeconomic Data, Q2 2025.
[18]

As of June 30, 2025. Note: Effective July 1, 2025, HPS became part of BlackRock. AUM of heritage HPS private credit funds, related managed accounts and certain other closed-ended liquid credit funds represent capital commitments during such funds’ investment periods and, post such funds’ investment periods, the cost of investment or latest available net asset value (including fund-level leverage but in all cases capped at capital commitments). AUM of liquid credit open-ended funds and related managed accounts other than CLOs represent the latest available net asset value. AUM of CLOs and warehouses represent the par value of collateral assets and cash in the portfolio. AUM of business development companies represents net asset value plus leverage (inclusive of drawn and undrawn amounts) as of the prior month-end. AUM strategy is assigned at the fund level based on target strategy allocations. The AUM for heritage BlackRock funds is calculated as follows: (i) for evergreen funds, commingled funds and mandates in their investment period: as the sum of fee-paying and any non-fee-paying client commitments, and the maximum permissible leverage for any levered vehicles; (ii) for commingled funds and mandates in runoff: as the aggregate of each fund’s net asset value, any unfunded commitments to portfolio companies, and drawn leverage as of the reporting date, if any; and (iii) for semi-liquid funds: as the aggregate of each fund’s net asset value. In all cases, AUM is inclusive of internal BlackRock allocations. The AUM figures are presented in US dollars. AUM balances for funds denominated in currencies other than US dollars have been converted to US dollars at the rate prevailing at the reporting date.

privately negotiated junior capital solutions in debt and equity formats; liquid credit such as broadly syndicated loans, collateralized loan obligations and high yield bonds; asset-based finance and real estate.

HPS was established in 2007 as a unit of Highbridge Capital Management, LLC, a subsidiary of J.P. Morgan Asset Management (“JPMAM”). In March of 2016, the principals and employees of HPS acquired the firm from JPMAM. In 2018, HPS secured a passive minority investment from Dyal Capital Partners to generate growth capital to further expand investment offerings and fortify the firm’s balance sheet. In 2022, Guardian Life Insurance acquired a strategic minority stake in HPS in coordination with a large-scale capital commitment to current and future investment strategies. Over the course of these transactions, JPMAM’s remaining stake in HPS was redeemed in full.

On July 1, 2025, BlackRock, Inc. (“BlackRock”) acquired the business and assets of HPS, with 100% of consideration paid in BlackRock equity (the “HPS/BlackRock Transaction”). The HPS/BlackRock Transaction brings together BlackRock’s corporate and asset owner relationships with HPS’s diversified origination and capital flexibility and creates an integrated franchise with approximately $370 billion in client assets,19 including nearly $200 billion of private credit assets. BlackRock and HPS have formed a new private financing solutions business unit (“PFS”) led by Scott Kapnick, Scot French, and Michael Patterson, all founding partners of HPS. This combined platform, which has more than 590 investment professionals and over 1,300 employees globally,20 offers broad capabilities across senior and junior credit solutions, asset-based finance, real estate, liquid credit, and GP-LP solutions. As part of the HPS/BlackRock Transaction, Scott Kapnick, Scot French, and Michael Patterson have joined BlackRock’s Global Executive Committee and Scott Kapnick has been appointed as an observer to the BlackRock Board of Directors.

The Manager remains responsible for the investment activities of the Company. See “Item 1A. Risk Factors—Risks Related to the HPS/BlackRock Transaction—The HPS/BlackRock Transaction.” for further details.

Competitive Advantages

We have developed a diversified origination approach that we believe has the potential to provide consistent origination volume and potential access to borrowers that would otherwise be difficult to obtain as a non-bank lender. We intend to leverage HPS’s global capabilities in Asset-Based Finance Assets investing to drive diverse and granular sourcing, bespoke structuring, and ongoing portfolio and risk management.

We believe the following characteristics of our strategic approach and HPS’s capabilities position us to succeed:

•

Broad, Multi-Asset Strategy. The Company pursues a diversified, multi-asset investment approach in an effort to capitalize on what it believes is secular demand growth in Asset-Based Finance Assets. Specifically, the Company seeks to invest across a multitude of asset-based finance sectors within the Hard Asset, Real Estate Asset, and Financial Asset categories of asset-based finance, each of which is a multi-trillion-dollar market. We believe that HPS is one of the few alternative finance providers with the expertise and capabilities to invest across this breadth of assets, and a demonstrated long-term track record in all three segments of the market. The company believes a diversified, multi-strategy approach can provide a more consistent flow of investment opportunities across market environments, facilitate

[19]	Represents combined AUM of HPS funds and BlackRock funds that form Private Financing Solutions (“PFS”).
[20]

Headcount as of date varies given recent closings of transactions. HPS Headcount data is as of June 30, 2025; BlackRock Headcount data as of June 29, 2025 (except for Leverage Finance team, which is as of September 16, 2025); and ElmTree Funds Headcount data is as of September 2, 2025. Certain smaller, regional HPS office locations are not included in the above office count.

an enhanced ability to achieve attractive risk-adjusted returns through relative value decision making, and result in a more diversified portfolio with multiple sources of return streams. The Company will aim to not be dependent on any one particular asset class of Asset-Based Finance Assets and may opportunistically expand the scope of its investments over time.

•

Diversified Sourcing Approach with a Focus on Direct Origination. HPS intends to pursue a diversified sourcing approach that leverages its and its affiliates’ significant network of relationships and operating platforms to originate investment opportunities for the Company. HPS has been originating and investing in Asset-Based Finance Assets since 2011. The HPS Investment Team includes specialists in equipment leasing, structured credit, power and infrastructure, and real estate, among other areas, with extensive stakeholder relationships across their respective sectors. Furthermore, the Investment Team is able to leverage HPS and its affiliates’ network of hundreds of portfolio companies, BlackRock’s broad set of corporate relationships, and the combined platform’s relationships with banks, insurance companies and other financial institutions as prospective sources of directly originated investment opportunities and purchases of asset portfolios. HPS also intends to utilize proprietary operating platforms that are currently owned or may be owned in the future by it or its affiliates to originate and service more granular Asset-Based Finance Asset portfolios on behalf of the Company. HPS and its affiliates have substantial experience investing in such platforms and building platforms through acquisitions and effective management. Finally, where it deems appropriate, HPS may also enter forward-flow arrangements with financial intermediaries to provide investment origination and servicing for the Company. We believe HPS’s diversified approach to sourcing with a focus on direct origination will help us execute our strategy.

•

Demonstrated Experience. Our Manager, HPS, has invested approximately $30 billion across more than 215 Asset-Based Finance Asset investments since the firm’s inception with strong investment results.[21] HPS is a solutions provider and experienced credit investor with a demonstrated ability to structure investments around underlying borrower complexity and invest across the capital structure. HPS has extensive experience investing in Hard Assets, Real Estate Assets, and Financial Assets. This experience has provided the Investment Team with industry relationships that facilitate the sourcing of investment opportunities, as well as relevant market knowledge that is critical to successfully investing in these areas. HPS believes that insights into the interrelationships among these various sectors and asset types may help the Investment Team identify attractive opportunities, mitigate risks and structure downside protection.

•

Capital Preservation and Risk Management. Capital preservation is a core component of HPS’s investment philosophy. HPS seeks to achieve attractive risk-adjusted returns by implementing a disciplined origination and deployment process, structuring for risk mitigation, and proactively monitoring and engaging with respect to its investments. HPS seeks to employ a “private equity-style” due diligence approach and investment evaluation process focused on identification of potential risks, when evaluating directly originated singular private investments in areas like infrastructure, real estate or intellectual property. Given the illiquidity of the asset class, HPS also believes strong structuring and robust credit documentation are a fundamental part of the risk and recovery calculus in private credit, recognizing that secondary market liquidity is not a reliable risk mitigant. The Company will be supported by HPS’s Risk and Quantitative Strategy (RQS) team who will work with the Investment Team to provide ongoing monitoring and risk analytics on individual investments and the portfolio as a whole. RQS is a team of 15 professionals, operating independently from HPS’s investment teams, who support risk assessment and management across all of HPS’ activities. For underperforming or distressed singular investments, HPS’s dedicated restructuring and workouts team can be engaged to optimize recovery values, while minimizing restructuring costs and workout timelines.

The Company expects that a material portion of its more granular investments like leases and residential mortgages will be underwritten by origination platforms owned by HPS or its affiliates or

[21]	Source: HPS as of July 31, 2025.

otherwise under forward flow agreements with the Company, and that such arrangements will help to ensure investments opportunities are aligned with the Company’s investment risk and return underwriting parameters. In these situations, the Company believes its emphasis on income-generating assets may result in a high initial cash current yield, which, coupled with covenants and other structural protections, may help mitigate the impact of broader market volatility on Company performance.

•

Ability to Leverage HPS’s Substantial Resources. The strong institutional sponsorship from HPS is expected to offer advantages to the Company, from market insight and risk management to a scaled, flexible capital base. HPS is an experienced credit investor with an aptitude for structuring investments around complexity and maintaining discipline through economic cycles and across asset types. The Investment Team has significant experience in sourcing, executing, managing, and monetizing investments across the capital stack. The Investment Team intends to leverage the expertise of the broader HPS platform, including in risk mitigation and return optimization, as well as HPS’s legal, regulatory, tax, finance, hedging, operational and analytical/reporting capabilities. Finally, we believe that the scale and breadth of the HPS platform will allow the Investment Team the flexibility to invest in opportunities of varying sizes, through both standard and customized investment structures. Scaled capital has been a key factor in capturing investment opportunities in funds and accounts managed by HPS, and HPS seeks to use its scaled and durable capital base as a competitive advantage. The scale of the HPS platform, including managed accounts and similar investment vehicles, allows it to commit to investments of over $1 billion. HPS believes that there is a finite set of competitors who can provide and solely hold investments of this size and service these larger scale borrowers. HPS believes it is further differentiated by its ability to commit and hold positions of this size across both the senior and junior portions of the capital stack.

Investment Team

HPS has a global presence with approximately $165 billion22 in total AUM managed by more than 250 investment professionals in 14 offices across four continents.23 The collective investment team has extensive experience investing across market environments. Senior team members have 28 years of experience on average, and over 80% of the senior team was active in the industry during the Global Financial Crisis.24 Within HPS, there are more than 85 investment professionals responsible for originating, assessing, and managing Asset-Based Finance Asset opportunities. The HPS investment professionals are supplemented by an additional 40 real estate focused investment professionals that they work with on an integrated basis within the private financing solutions business at BlackRock (collectively, the “Investment Team”).

The Investment Team includes a range of sector and asset class specialists, as well as restructuring and value enhancement experts to manage underperforming assets and optimize positions post work out. Investment professionals generally operate on a “cradle to grave” basis, meaning that they are accountable for an investment from identification through diligence and structuring and maintain responsibility for risk management throughout the investment life. HPS believes that this approach can lead to (i) greater connectivity between HPS and the borrower, (ii) enhanced access to borrower’s details and (iii) increased accountability to help reduce the inherent risk of knowledge loss in circumstances where the sourcing, diligence and monitoring roles are fragmented.

[22]

Note: Effective July 1, 2025, HPS became part of BlackRock. AUM as of June 30, 2025. AUM of heritage HPS private credit funds, related managed accounts and certain other closed-ended liquid credit funds represent capital commitments during such funds’ investment periods and, post such funds’ investment periods, the cost of investment or latest available net asset value (including fund-level leverage but in all cases capped at capital commitments). AUM of liquid credit open-ended funds and related managed accounts other than CLOs represent the latest available net asset value. AUM of CLOs and warehouses represent the par value of collateral assets and cash in the portfolio. AUM of business development

[23]	HPS Headcount data is as of July 31, 2025; Certain smaller, regional HPS office locations are not included in the above office count.
[24]	Based on HPS investment professionals with a Managing Director title. As of June 30, 2025.

The 40 plus-person liquid credit investment team, whose expertise spans non-investment grade public loan, bond and structured credit markets, will also assist in managing the Company’s liquid investment portfolio. companies represents net asset value plus leverage (inclusive of drawn and undrawn amounts) as of the prior month-end. AUM strategy is assigned at the fund level based on target strategy allocations. The AUM figures are presented in US dollars. AUM balances for funds denominated in currencies other than US dollars have been converted to US dollars at the rate prevailing at the reporting date.

Investment Approach – Private Asset-Based Finance Assets

The foundations of the HPS investment approach are broad origination, rigorous screening and selection, deep structuring expertise, thoughtful development of risk parameters, and a consistent focus throughout the life of an investment. In focusing on Asset-Based Finance Assets, the Company will conduct its operations directly and through wholly or majority-owned subsidiaries that focus on investing in (i) Hard Assets, (ii) Real Estate Assets and (iii) Financial Assets. In doing so, HPS intends to apply a highly disciplined and analytically rigorous approach to sourcing, vetting, selecting and structuring the Company’s originated investments with a focus on:

•

Maximization of Opportunity Set. HPS seeks to build a strong pipeline of investment opportunities by pursuing a highly diversified sourcing approach designed to maximize the number of investment opportunities that enter its investment evaluation and selection process. HPS maintains relationships across a breadth of public and private companies, asset owners and developers, investment banks, commercial and regional banks, key vendors, advisory firms, and other intermediaries, as well as private equity sponsors. In addition, HPS originates asset-based opportunities through affiliated platforms that originate and service underlying assets, including in equipment leasing, residential mortgages, and franchise financing. More broadly, as a part of BlackRock, HPS leverages the broader set of global relationships including with corporates seeking to optimize their capital structures through asset-based finance and with financial institutions seeking financing partners through forward flow arrangements. HPS believes this broad and multi-layered approach to origination may enable it to see and evaluate a larger number of potential opportunities relative to many of its peers, access more consistent deal flow across market environments, and vary its capital allocation towards what it believes are the most compelling risk-adjusted return opportunities at any given time.

•

Rigorous Investment Screening and Selection. The investment team seeks to apply a selective, disciplined investment approach to the transaction sourcing pipeline. The investment screening and selection process is comprehensive and iterative. From the pipeline phase, certain investments proceed to an initial screening discussion that focuses on establishing the framework for the viability of the investment opportunity and the reasons to make the investment (e.g., durable cashflow profile and mission critical nature of the assets). When evaluating a potential investment, the investment team will be comprised of, and have access to, specific asset, industry, structuring, and other subject matter expertise relevant to the opportunity under consideration. In many cases, HPS has the scale and reach to both evaluate in-bound opportunities as well as create specific asset-based financing opportunities on a bilateral basis with specific counterparties.

•

Fundamental Analysis and Due Diligence. The investment team’s approach to investment selection is anchored around a broadly informed view of relative value, as well as the ability to conduct robust due diligence and evaluate and/or develop key structural elements of a potential investment. These elements are present and tailored depending on whether an asset-based opportunity involves the financing of one asset, several assets, or many assets. The investment team’s view of relative value is informed by decades of asset-based investing experience and an active assessment of current pricing in both public and private markets. The investment team’s fundamental due diligence on a specific opportunity benefits from the substantial resources within HPS, as well as the investment team’s asset class expertise, extensive relationships with management teams, industry experts, and outside advisors. Each opportunity will generally be subject to a comprehensive investment review, which may include in-depth due diligence and full credit analysis on asset value, transaction drivers and investment thesis, review of industry and borrower risks and mitigants, financial and scenario analysis, preparation of detailed models with financial forecasts, examination of legal structure/terms/collateral, relative value analysis among comparable transactions and employment of external consultants and/or other considerations that the investment team deems appropriate.

For investment opportunities involving a broad pool of underlying assets, the investment team will focus on the detailed risk parameters and terms that enable an asset to enter the collateral pool. These parameters and terms will be evaluated and negotiated as appropriate. Where on-going service is necessary for an underlying collateral pool, the quality of the servicer and the viability of a back-up servicer will all be key points of diligence for the investment team. Where possible, the Company seeks to source broad pools of underlying assets from affiliated platforms or platforms with which the Company enters into forward flow agreements, as these situations will more likely enable assets to be originated and serviced consistently with the Company’s specified credit underwriting and risk management standards.

•

Structuring and Negotiating Downside Protection Mechanisms. From an investment process perspective, the investment team spends a significant amount of time and resources evaluating and, where appropriate, influencing or leading the structure of a given investment. This process includes a thorough assessment of transaction documentation as well as relevant legal, regulatory and other risks. Prior to committing to a potential investment, all of these structural elements are considered alongside the economic terms of the potential investment. HPS believes that a rigorous review of, and where appropriate, influence on, documentation is critical to mitigating potential downside risks and preserving principal. In addition, HPS believes the ability to control servicing and take possession of the collateral underlying more granular pools (e.g., equipment associated with equipment leases) on a timely basis helps to mitigate downside risk.

•

Ongoing Monitoring Process. The investment team seeks to actively monitor the activities and the financial condition of the investments, including through meetings with the borrower’s management and/or access to periodic operating and financial information. Taken together, this monitoring is designed to allow the Manager to better evaluate an investment’s performance versus plan and attempt to address any underperforming investments proactively. Where appropriate, once potential underperformance has been identified, the investment team generally seeks to proactively work with the relevant party to identify the best path to address the issues driving underperformance. In most instances, HPS believes that this proactive approach may assist in mitigating the potential impact of underperformance.

•

Consistency and Disciplined Approach. For investments that have concentrated underlying assets, HPS generally seeks to employ a “cradle to grave” approach such that the investment team is responsible for sourcing the investment, investment due diligence, structuring the investment, and monitoring the investment until it is exited. Where pools of assets are financed and where forward flow arrangements are structured, HPS will seek to establish specific risk parameters, including collateral type and diversification requirements, among others. In addition, where appropriate, HPS will have the ability to take control of and service the underlying collateral or to appoint an appropriate servicer.

By adhering to the platform’s core principles of rigorous fundamental analysis, significant due diligence and active risk management, the investment team seeks to build an investment portfolio that it believes will generate an attractive risk-adjusted return profile.

Warehousing Transactions

The Company expects to enter into warehousing transactions whereby the Company agrees, subject to certain conditions, to purchase certain assets from parties unaffiliated with the Manager. Such warehousing transactions are designed to assist the Company in deploying capital upon receipt of subscription proceeds.

Macquarie Bank Limited

Beginning [ ], the Company is expected to enter into multiple purchase agreements (the “Macquarie Purchase Agreements”) with Macquarie Bank Limited and certain of its affiliates (each, a “Macquarie Financing Provider” and collectively, the “Macquarie Financing Providers”). Under the Macquarie Purchase Agreements, the Company will have forward obligations to acquire certain investments as set forth below (the “Macquarie Warehouse Investments”) from the Macquarie Financing Providers, subject to the following conditions: (a) that the Company receive subscriptions of at least $200 million; and (b) that the Board approve the purchase of the specific Macquarie Warehouse Investments (collectively, the “Macquarie Warehouse Conditions”). The Macquarie Warehouse Investments are expected to primarily consist of Asset-Based Finance Assets consistent with the Company’s investment strategy.

After the Macquarie Warehouse Conditions are satisfied, we intend to purchase the Macquarie Warehouse Investments from the Macquarie Financing Providers at the prices determined under the Macquarie Purchase Agreements. As a general matter, the price we pay to purchase any Macquarie Warehouse Investment will be the cash amount paid by the relevant Macquarie Financing Provider, subject to a reduction for income actually received by such Macquarie Financing Provider during the warehousing period and an increase for a financing fee that was paid by the Company to the Macquarie Financing Provider in an amount generally ranging from [    ] to [    ] basis points above the secured overnight financing rate (or equivalent rate), though the actual spread varied (the “Macquarie Financing Fee”).

Our obligations to the Macquarie Financing Providers under the Macquarie Purchase Agreements are guaranteed by BlackRock. Pursuant to such arrangements, BlackRock has agreed to purchase the applicable Macquarie Warehouse Investment from a Macquarie Financing Provider in lieu of the Company in the event that the Macquarie Warehouse Conditions are not satisfied. In consideration of BlackRock providing such guarantee, the Company may agree to pay a fee, directly or indirectly, to Blackrock, and to the extent the Company pays such a fee, such fee will be an amount that the Board determines to be fair and reasonable.

Our Structure

The following is a summary chart of our corporate structure. This chart is a simplified version of our structure and does not include all legal entities in the structure.

Shareholders
HPS Holdings
Shareholders
HPS REAL ASSETS LENDING COMPANY, LP
Operating Manager (HPS)
Operating Agreement
HPS Real Assets Lending Company LP - Series I
HPS Real Assets Lending Company LP - Series II
Subsidiaries
Real Estate Lending Subsidiaries
Consumer and Specialty Finance Subsidiaries
Trade Finance and Factoring Subsidiaries

The Board of Directors

Overall responsibility for our Company’s and each Series’ oversight rests with our Board, which has been delegated this authority by the General Partner. To the extent permitted by applicable law, our Board may in turn delegate any of its rights, powers and authority to, among others, any committee of our Board, the officers of the Company, or the Manager. As described herein, the Board has delegated responsibility for the day-to-day operations of the Company to the Manager, subject to the direction of the Acquisition Committee and the Board’s ultimate supervision.

The Board consists of five members, three of whom have been determined to be independent directors (the “Independent Directors”), as determined by the General Partner consistent with the independence tests set out in Section 303A.02 of the New York Stock Exchange Listed Company Manual, or any other policy as determined by General Partner. The names and biographical information of the members of our Board of Directors are provided under “Item 5. Board of Directors and Executive Officer —Board of Directors.” The Independent Directors are unaffiliated with HPS. The General Partner may remove Directors or appoint additional Directors to the Board from time to time.

Governance and Management

The Board’s corporate governance responsibilities are based on our amended and restated limited partnership agreement (as amended and restated from time to time, the “Partnership Agreement”). The Board oversees the management of the Company and the performance of the Manager. See “Item 5. Board of Directors and Executive Officers.” Actual or potential conflicts of interest will arise from time to time between the Company (and Manager), HPS and Other HPS Investors. See “Item 7. Certain Relationships and Related Transactions, and Director Independence—Conflicts of Interest” and “Item 11. Description of Registrant’s Securities to be Registered—Summary of the Partnership Agreement.” Our Independent Directors may be called upon from time to time to approve specific conflicts, as members of the Company’s Audit Committee – or the conflict may be otherwise addressed in accordance with our Partnership Agreement.

Except as otherwise specifically provided in our Partnership Agreement, the Board will have complete and exclusive discretion in carrying out its responsibilities and affairs and will be authorized to employ all powers necessary or advisable to carry out our purposes and policies, conduct our business and affairs, and exercise our powers. The Board delegates to the Manager certain asset recommendation and management functions, subject to the direction of the Acquisition Committee and the Board’s ultimate supervision.

The Board will have the sole and absolute discretion to accept or refuse to accept the admission of any Shareholder of the Company or Series. Except to the extent limited by Delaware law or our Partnership Agreement, the Board may delegate any or all of its duties under our Partnership Agreement to any person, including to the Manager, to any committee of the Board, the Acquisition Committee, any subsidiary of the Company, or to any affiliates of HPS.

Operating Agreement

The Manager manages the Company on a day-to-day basis pursuant to the Operating Agreement, subject to the direction of the Acquisition Committee and the ultimate supervision of the Board. Under the terms of the Operating Agreement, the Manager is responsible for, among other things, the following:

•	originating and recommending opportunities to finance and acquire Asset-Based Finance Assets, consistent with the business objectives and strategy of the Company;

•	evaluating and structuring the financings and acquisitions of Asset-Based Finance Assets;

•	monitoring and evaluating our Asset-Based Finance Assets;

•	identifying bank and institutional sources of financing for each Series and its Asset-Based Finance Assets, arrangement of appropriate introductions and marketing of financial proposals;

•	supervising the preparation and review of all documents required in connection with the financing, acquisition, or disposition of each Asset-Based Finance Asset;

•	monitoring the performance of Asset-Based Finance Assets and, where appropriate, providing advice regarding the management of Asset-Based Finance Assets;

•	analyzing and investigating potential dispositions of Asset-Based Finance Assets including identification of potential acquirers and evaluations of offers made by such potential acquirers;

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administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to the management of the Company and our subsidiaries as may be agreed upon by the Manager and the Board, including, without limitation, the collection of revenues and the payment of the debts and obligations of the Company and our subsidiaries and maintenance of appropriate computer services to perform such administrative functions, in each case, for which the Company will reimburse the Manager;

•	arranging and coordinating the services of other professionals and consultants, including HPS personnel;

•	making recommendations to the Company with respect to the Company’s declaration of distributions or distribution policy, to the extent applicable;

•	making recommendations to the Company with respect to the Company’s redemption offers;

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originating, recommending opportunities to form, acquiring, structuring, coordinating and assisting with managing operations of any joint ventures or similar arrangements (“Joint Venture”) or Asset-Based Finance Assets held by the Company and conducting all matters with the Joint Venture partners consistent with the business objectives and strategies of the Company (including, for the avoidance of doubt, the power to structure Joint Ventures that provide that any controlling interest of the Company shall be forfeited upon termination of the Operating Agreement);

•	advising the Company on, preparing, negotiating and entering into, on behalf of the Company, applications and agreements relating to programs established by the U.S. government;

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arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote the Company’s business;

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communicating on behalf of the Company and our subsidiaries with the holders of any of their equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

•	counseling the Company in connection with policy decisions to be made by the Board;

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evaluating and recommending to the Board hedging strategies and engaging in hedging activities on behalf of the Company and our subsidiaries, consistent with such strategies as so modified from time to time;

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counseling the Company and our subsidiaries regarding the maintenance of their exclusion from the definition of an investment company under the Investment Company Act, monitoring compliance with the requirements for maintaining such exclusion and using commercially reasonable efforts to cause them to maintain such exclusion from such status;

•	furnishing reports and statistical and economic research to the Company and our subsidiaries regarding their activities and services performed for the Company and our subsidiaries by the Manager;

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monitoring the operating performance of the Asset-Based Finance Assets and providing periodic reports with respect thereto to the Board, including comparative information with respect to such operating performance and budgeted or projected operating results;

•	investing and reinvesting any moneys and securities of the Company and our subsidiaries (including investing in short term Asset-Based Finance Assets pending the acquisition of other Asset-Based

Finance Assets, payment of fees, costs and expenses, or payments of dividends or distributions to Shareholders of the Company and our subsidiaries) and advising the Company and our subsidiaries as to their capital structure and capital raising;

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assisting the Company and our subsidiaries in retaining qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting systems and procedures, internal controls and other compliance procedures and testing systems with respect to financial reporting obligations and to conduct quarterly compliance reviews with respect thereto;

•	assisting the Company and our subsidiaries to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

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assisting the Company and our subsidiaries in complying with all regulatory requirements applicable to them in respect of their business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act and the Securities Act;

•	assisting the Company and our subsidiaries in taking all necessary action to enable them to make required tax filings and reports;

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placing, or facilitating the placement of, all orders pursuant to the Manager’s acquisition determinations for the Company and our subsidiaries either directly with the issuer or with a broker or dealer (including any affiliated broker or dealer);

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handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) on the Company’s and/or its subsidiaries’ behalf in which the Company and/or its subsidiaries or their respective Asset-Based Finance Assets, may be involved or to which they may be subject arising out of their day-to-day operations (other than with the Manager or its affiliates), subject to such limitations or parameters as may be imposed from time to time by the Board; and

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using commercially reasonable efforts to cause expenses incurred by the Company and our subsidiaries or on their behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the Board from time to time.

The Manager’s services under the Operating Agreement are not exclusive, and the Manager is free to furnish similar services to other entities, and it intends to do so, so long as its services to us are not impaired. The oversight of the management, policies, and operations of the Company will be the ultimate responsibility of the Board (which has been delegated such authority by the General Partner), acting pursuant to and in accordance with the Partnership Agreement.

The term of the Operating Agreement will continue indefinitely unless terminated as described below. The Operating Agreement may be terminated upon the affirmative vote of all of our Independent Directors, based upon unsatisfactory performance by the Manager that is materially detrimental to us and our subsidiaries, taken as a whole. We will need to provide the Manager 180 days’ written notice of any termination. We may also terminate the Operating Agreement “for cause,” as described in the Operating Agreement, subject to the terms thereof.

The Manager may terminate the Operating Agreement if we become required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately prior to such event. The Manager may also terminate the Operating Agreement by providing us with 180 days’ written notice. In addition, if we default in the performance or observance of any material term, condition or covenant contained in the Operating Agreement and the default continues for a period of 30 days after written notice to us requesting that the default be remedied within that period, the Manager may terminate the Operating Agreement upon 60 days’ written notice.

In addition, if our Operating Agreement is terminated, the Operating Agreement will obligate us to forfeit our voting securities or other controlling interest in any Asset-Based Finance Asset, which would likely require us to register as an investment company under the Investment Company Act and adversely affect an investment in our Shares. The Operating Agreement will require us to redeem any E Shares (as defined below) if the Operating Agreement is terminated, which could require us to liquidate Asset-Based Finance Assets at unfavorable times or prices, which may adversely affect an investment in our Shares.

The Operating Agreement may not be terminated for any other reason, including if the Manager or HPS experience a change of control or due solely to the poor performance or under-performance of the Company’s operations or Asset-Based Finance Assets, and the Operating Agreement continues in perpetuity, until terminated in accordance with its terms. Because HPS has a significant influence on the affairs of the Company, the Company may be unwilling to terminate the Operating Agreement, even in the case of a default. If the Manager’s performance does not meet the expectations of Shareholders, and the Company is unable or unwilling to terminate the Operating Agreement, the Company is not entitled to terminate the agreement and the Company’s NAV per Share, which is computed separately for each type of the Shares of each Series, could decline.

The compensation of the Manager described below applies with respect to each Series and is the same for each Series unless otherwise indicated.

Management Fee

Upon execution of the Operating Agreement, a management fee (the “Management Fee”) will be payable monthly in arrears in an amount equal to (i) 1.25% per annum of the NAV attributable to I Shares, D Shares and S Shares, and (ii) 1.00% per annum of the NAV attributable to Founder Shares, in each case as of the beginning of the first calendar day of the applicable month.

We do not pay the Manager a Management Fee on the HPS Shares, and, as described above, we will pay the Manager a reduced Management Fee of 1.00% on the Founder Shares. This may result in the dilution of Investor Shares in proportion to HPS Shares, and in the dilution of I, D, and S shares in proportion to Founder Shares. In turn, this may result in differences in NAV as between the Investor Shares and the HPS Shares, and as between the I, D, and S Shares and the Founder Shares.

The Manager or an affiliate may rebate, waive or reduce the Management Fee charged to certain Shareholders at the sole discretion of the Manager or such affiliate. Any such rebate, waiver or reduction may be effected either by way of purchase of additional Shares by the Manager or such affiliate for the Shareholder or by way of rebate to the relevant Shareholder’s account. The Management Fee may alternatively, in the discretion of the Manager, instead be paid in whole or in part by the Company’s subsidiaries, in which case it shall result in a change in the cash or retained earnings of such subsidiaries.

The foregoing management fee calculations will be adjusted for any share issuances or redemptions that may occur each month, including in connection with our Share Redemption Program.

The Manager intends to waive its right to receive the Management Fee for the first six months following the date that the Company accepts its first subscription for Investor Shares (the “Initial Close”).

Performance Fee

In addition to the Management Fee, a performance fee (the “Performance Fee”) will also be payable to the Manager, upon execution of the Management Agreement. Like the Management Fee, the Performance Fee will be payable on Investor Shares, but not on HPS Shares. The Performance Fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the Performance Fee is based on a percentage of our income, and is paid quarterly in arrears, and a portion is based on a percentage of our capital gains, and is paid yearly in arrears, each as described below.

Performance Fee Based on Income

The portion based on our income is paid quarterly in arrears and is based on Pre-Performance Fee Net Investment Income Returns. “Pre-Performance Fee Net Investment Income Returns” means dividends, cash interest or other distributions or other cash income and any third-party fees received from portfolio investments, such as upfront fees, commitment fees, origination fee, amendment fees, ticking fees and break-up fees, as well as prepayments premiums, accrued during the quarter, minus operating expenses for the quarter (including the Management Fee, taxes, any expenses payable under the Administration Agreement with the Administrator or the Operating Agreement with the Manager, any expense of securitizations, and interest expense or other financing fees and any dividends paid on preferred shares, but excluding the Performance Fee and combined annual distribution and shareholder servicing fee). Pre-Performance Fee Net Investment Income Returns includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind (“PIK”) interest and zero-coupon securities), accrued income that we have not yet received in cash. Pre-Performance Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments in connection with our Expense Support and Conditional Reimbursement Agreement (as defined below) are also excluded from Pre-Performance Fee Net Investment Income Returns.

Pre-Performance Fee Net Investment Income Returns, expressed as a rate of return on the value of our net assets at the end of the immediately preceding quarter, is compared to a “hurdle rate” of return of 1.25% per quarter (5.0% annualized).

We pay the Manager a performance fee quarterly in arrears with respect to our Pre-Performance Fee Net Investment Income Returns in each calendar quarter as follows:

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No Performance Fee based on Pre-Performance Fee Net Investment Income Returns in any calendar quarter in which our Pre-Performance Fee Net Investment Income Returns do not exceed the applicable hurdle rate;

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100% of the dollar amount of our Pre-Performance Fee Net Investment Income Returns with respect to that portion of such Pre-Performance Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.39% (5.56% annualized). We refer to this portion of our Pre-Performance Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than 1.39%) as the “catch-up.” The “catch-up” is meant to provide the Manager with approximately 10.0% of our Pre-Performance Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.39% in any calendar quarter; and

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10.0% of the dollar amount of our Pre-Performance Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.39% (5.56% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 10.0% of all Pre-Performance Fee Net Investment Income Returns thereafter are allocated to the Manager.

These calculations are pro-rated for any period of less than three months and adjusted for any share issuances or redemptions during the relevant quarter. You should be aware that a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the Performance Fee hurdle rate and may result in a substantial increase of the amount of Performance Fee payable to the Manager with respect to Pre-Performance Fee Net Investment Income Returns. Conversely, a decline in interest rates would make it more difficult for us to meet or exceed the Performance Fee hurdle rate and may result in a substantial decrease of the amount of Performance Fee payable to the Manager with respect to Pre-Performance Fee Net Investment Income Returns. Because of the structure of the Performance Fee, it is possible that we may pay a Performance Fee in a calendar quarter in which we incur an overall loss taking into account capital account losses. For example, if we receive Pre-Performance Fee Net Investment Income Returns in excess of the quarterly hurdle rate, we will pay the applicable Performance Fee even if we have incurred a loss in that calendar quarter due to realized and unrealized capital losses.

Performance Fee Based on Capital Gains

The second component of the Performance Fee, the capital gains performance fee, is payable at the end of each calendar year in arrears. The amount payable equals 10.0%, of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid performance fee on capital gains as calculated in accordance with accounting principles generally accepted in the United States (“GAAP”).

Each year, the fee paid for the capital gains performance fee is net of the aggregate amount of any previously paid capital gains performance fee by the applicable share class for all prior periods. We will accrue, but will not pay, a capital gains performance fee with respect to unrealized appreciation because a capital gains performance fee would be owed to the Manager if we were to sell the relevant investment and realize a capital gain.

For purposes of computing the Company’s performance fee on income and the performance fee on capital gains, the calculation methodology looks through derivative financial instruments or swaps as if we owned the reference assets directly. The fees that are payable under the Operating Agreement for any partial period will be appropriately prorated.

Like the Management Fee, the Manager intends to waive its right to receive the Performance Fee for the first six months following the date of the Initial Closing.

Operating Expenses

Each Series pays or otherwise bears its proportionate portion of the payments, fees, costs, expenses and other liabilities (for the avoidance of doubt, including any applicable value added tax) or obligations resulting from, related to, associated with, arising from or incurred in connection with the Company’s operations. See “Item 2. Financial Information—Operating Expenses.”

The Manager and its affiliates are entitled to reimbursement from each Series, in its proportionate share, for any Operating Expenses (as defined below) or Organizational and Offering Expenses (as defined below) paid or incurred by them on behalf of, or in relation to, such Series.

If any Operating Expenses are incurred for the account or for the benefit of each Series and one or more Other HPS Investors, the Manager will allocate such Operating Expenses among such Series and each such Other HPS Investor in proportion to the size of the investment made by each in the activity or entity to which such Operating Expenses relate, to the extent applicable, or in such other manner as the Manager in good faith determines is fair and reasonable.

The Company expects to enter into an Expense Support and Conditional Reimbursement Agreement (as defined below) with the Manager, pursuant to which the Manager may elect to pay certain expenses on the Company’s behalf, provided that no portion of the payment will be used to pay any interest expense or combined annual distribution fee and shareholder servicing fees of the Company. Any such payment that the Manager has committed to pay must be paid by the Manager to us in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from us to the Manager or its affiliates. The Company will be obligated to reimburse the Manager for such advanced expenses only if certain conditions are met. See “Item 2. Financial Information—Expense Support and Conditional Reimbursement Agreement.”

Administration Agreement

HPS Investment Partners, LLC, in its capacity as the Company’s administrator (the “Administrator”), will provide, or oversee the performance of, administrative services for the Company. We will reimburse the

Administrator for its costs, expenses and the Company’s allocable portion of compensation of the Administrator’s personnel and the Administrator’s overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the administration agreement between the Company and the Manager (the “Administration Agreement”).

Under the terms of the Administration Agreement, the Administrator will provide, or oversee the performance of, administrative services, including, but not limited to, maintaining financial records, overseeing the calculation of NAV, vendor management (including diligence and oversight of our other service providers), preparing reports to Shareholders and reports filed with the SEC and other regulators, facilitating shareholder transactions in the Company’s shares, preparing materials and coordinating meetings of our Board, managing the payment of expenses, the payment and receipt of funds for investments and the performance of administrative and professional services rendered by others and providing office space, equipment and office services. We will reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations under the Administration Agreement. Such reimbursement will include the Company’s allocable portion of compensation, overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) the Company’s chief financial officer and staff; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Company; and (iii) any internal audit group personnel of HPS or any of its affiliates, subject to the limitations described in Operating Agreement and Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and we will reimburse the Administrator for any services performed for us by such affiliate or third party. The Administrator intends to hire a sub-administrator to assist in the provision of administrative services. The sub-administrator will receive compensation for its sub-administrative services under a sub-administration agreement.

The amount of the reimbursement payable to the Administrator will be the lesser of (1) the Administrator’s actual costs incurred in providing such services and (2) the amount that we estimate we would be required to pay alternative service providers for comparable services in the same geographic location. The Administrator will be required to allocate the cost of such services to us based on factors such as assets, revenues, time allocations and/or other reasonable metrics. We will not reimburse the Administrator for any services for which it receives a separate fee, or for rent, depreciation, utilities, capital equipment or other administrative items allocated to a controlling person of the Administrator.

Certain Terms of the Administration Agreement

The Administration Agreement will be approved by the Board. The term of the Administration Agreement will continue indefinitely unless terminated as described below. The Administration Agreement may be terminated upon the affirmative vote of our Board. We will need to provide the Administrator 180 days’ written notice of any termination. We may also terminate the Administration Agreement “for cause,” as described in the Administration Agreement, subject to the terms thereof. In addition, the Administration Agreement will be automatically terminated pursuant to its terms, in the event that the Operating Agreement is terminated.

The Administrator may terminate the Administration Agreement if we become required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately prior to such event. The Administrator may also terminate the Administration Agreement by providing us with 180 days’ written notice. In addition, if we default in the performance or observance of any material term, condition or covenant contained in the Administration Agreement and the default continues for a period of 30 days after written notice to us requesting that the default be remedied within that period, the Manager may terminate the Administration Agreement upon 60 days’ written notice.

Financial Intermediary Transaction Fees

The Company does not impose any upfront sales loads on any class of Shares; however, if you purchase Shares from certain financial intermediaries, they may directly charge you upfront transaction or other fees, which could be referred to as “selling commissions,” “brokerage commissions,” or “placement fees,” or other similar terms, in such amount as they may determine, provided that they limit such fees to 2.0% of the transaction price for I Shares, D Shares, and F Shares, and 3.5% of the transaction price for S Shares.

Ongoing Distribution and Servicing Fees

HPS Securities, LLC (the “Dealer Manager” or “HPS Securities”) will receive a combined annual distribution fee and shareholder servicing fee of 0.85% per annum of the aggregate NAV of the Company’s outstanding S Shares commencing [●], 20[●]. The Dealer Manager will receive a combined annual distribution fee and shareholder servicing fee of 0.25% per annum of the aggregate NAV of the Company’s outstanding D Shares commencing [●], 20[●]. The Dealer Manager will receive a combined annual distribution and shareholder servicing fee of 0.50% per annum of the aggregate NAV of the Company’s outstanding F Shares commencing [    ]. The Dealer Manager anticipates that all or a portion of combined annual distribution fee and shareholder servicing fee will be reallowed to participating broker-dealers that the Dealer Manager engages to offer and sell the Shares. There will not be a combined annual distribution fee and shareholder servicing fee with respect to the I Shares or the E Shares, which will result in differences in NAV from the types of Shares that do bear such fees.

Other Fees

Separately from the Management Fee and Performance Fee, HPS and its affiliates may collect other fees in connection with the management of the Asset-Based Finance Assets and the Company’s investment portfolio generally, and such fees would not offset or reduce the Management Fee and Performance Fee payable to the Manager. Such fees may include management or operational consulting fees, monitoring or early termination fees, advisory fees related to the structuring of Asset-Based Finance Assets, and bridge financing fees. Such fees may also include arrangement, directors, break-up, closing, and similar fees, such as transaction fees in connection with the acquisition, ownership or control of Asset-Based Finance Assets, and break-up fees in connection with un-consummated transactions. Such fees may also include customary fees for providing other capital markets services to or in respect of Asset-Based Finance Assets owned or controlled by the Company, including in connection with securities, financing, derivative, hedging or M&A transactions. Such fees may also include investment banking fees, capital markets syndication and underwriting fees, regulated broker dealer fees, origination fees, servicing fees (including any origination and/or servicing fees paid to a Platform, owned by the Company or its affiliates, that is acting as an originator and/or servicer of certain of the Company’s assets), health-care consulting and brokerage fees, fees relating to group purchasing, financial advisory fees and similar fees for arranging acquisitions and other major financial restructurings and other similar operational and financial matters, loan servicing or other types of insurance fees, data management and services fees or payments, operations fees, financing fees, fees for asset services, title insurance fees, asset leasing fees, asset management fees (e.g., services relating to the preparation of monthly cash flow models) and industry asset management fees, incentive fees and annual retainers. Please see “Item 7. Certain Relationships and Related Transactions, and Director Independence—Conflicts of Interest” for more information.

Fees With Respect to Certain Real Estate Assets

Certain affiliate(s) of the Manager may receive from a developer (and not from the Company) a fee for services rendered in the context of arranging debt and equity capital for a build-to-suit project (the “Build-to-Suit Arrangement Fee”). Any Build-to-Suit Arrangement Fee is expected to be capitalized into the budget for such project and will generally not exceed 1.5% of the total equity committed to such project.

We expect that one or more affiliates of the Manager will provide property management services for certain Real Estate Assets and will receive fees and other compensation for such services (i) on terms that are determined by the Board to be fair and reasonable to the Company or such Real Estate Asset or (ii) at or below the rate that is usual and customary for comparable services rendered to similar properties in the same geographic market. The Company may also engage third-party property managers for such Real Estate Assets.

One or more affiliates of the Manager may provide development, advisory and/or real estate construction services for certain properties and receive fees and other compensation for such services (i) on terms that are determined by the Board to be fair and reasonable to the Company or such Real Estate Asset or (ii) at or below the rate that is usual and customary for comparable services rendered to similar properties in the same geographic market.

In addition, we may retain certain affiliates of the Manager, from time to time, for services relating to certain Real Estate Assets or their operations, including in-house transactional legal and tax services, accounting services (including but not limited to accounting and shadow accounting, corporate and tax structuring and related services), treasury services, compliance related services with respect to our investments (including, without limitation, services related to legal and regulatory compliance obligations (e.g., reporting and filing obligations) under U.S. federal, state, local, non-U.S. or other laws and regulations related to our activities and the making, holding or disposing of our investments), local and state filing services, asset management and operations, environmental, social and governance services, property management services and operations (including but not limited to the initial and continuing review of the property condition, phase I environmental site assessments, seismic reports, and insurance, quarterly tenant monitoring, lease and loan compliance), operational services, tax services, loan management services, construction management services, leases services, property, title, and/or other types of insurance and related services, transaction support services, transaction consulting services, and other similar operational matters. Any such arrangements will be on terms that are (i) determined by the Board to be fair and reasonable to the Company or such Real Estate Asset, or (ii) at or below market rates. For more information about such services, please see “Item 7. Certain Relationships and Related Transactions, and Director Independence—Conflicts of Interest.”

Use of Leverage

We intend to use leverage to seek to enhance our returns. Our leverage levels will vary over time in response to general market conditions, the size and compositions of our investment portfolio and the views of our Manager and Board. We will seek to employ direct or indirect leverage in a variety of forms, including through borrowings, derivatives, and other financial instruments as part of our investment program, which leverage is expected to be secured by the Company’s assets. Such leverage may be incurred on an investment-by-investment basis. We may also utilize asset level debt financing (debt at the operating entity level). Asset level debt will generally be secured by assets owned at one or more operating entity levels. If an operating entity were to default on a loan, the lender’s recourse would generally be to the operating entity assets and the lender would typically not have a claim to other assets of the Company, any Series or its subsidiaries. In certain limited cases, asset level debt may be recourse to both Series on a joint and several basis. There is no limit on the amount we may borrow with respect to any individual operating entity. There is no guarantee that the Company’s operating entities will be able to obtain leverage on their underlying assets on attractive terms or at all.

The Board may authorize use of leverage by any Series or any of our Asset-Based Finance Assets without the approval of the Shareholders.

The use of leverage magnifies returns, including losses. See “Item 1A. Risk Factors.” Changes in the value of our Asset-Based Finance Assets, including costs attributable to leverage, are borne entirely by Shareholders.

Borrowings

The Company is expected to obtain one or more secured and/or unsecured credit facilities in order to (i) facilitate financings, acquisitions, or dispositions by the Company of Asset-Based Finance Assets, (ii) fund

Organizational and Offering Expenses (as defined below), Operating Expenses (as defined below), management fees, placement fees or other obligations of the Company (including to facilitate the making of distributions, including Performance Fee distributions), (iii) to conduct share redemptions (“Share Redemptions,” and each, a “Share Redemption”) under our share redemption program (the “Share Redemption Program”) or (iv) otherwise carry out the activities of the Company. There is no guarantee the Company will obtain any such credit facilities on favorable terms or at all.

As the Manager determines, in its discretion, lenders or other providers of financing to the Company or its existing or potential Asset-Based Finance Assets, operating entities or other subsidiaries can include HPS, Other HPS Investors or any of their respective affiliates or existing or potential Asset-Based Finance Assets, and could take the form of stapled or seller financing to Asset-Based Finance Assets that are the subject of a disposition. Any such transactions will give rise to conflicts of interest between HPS or the relevant financing provider, on the one hand, and the Company, on the other hand; however, subject to the Manager’s policies and procedures then in effect and the terms of the Partnership Agreement, such transactions generally will not require the approval of the Board or consent of the Shareholders.

Competition

The sector in which we will seek potential Asset-Based Finance Assets has become highly competitive. We compete for potential Asset-Based Finance Assets with operating companies, financial institutions, entities specializing in engineering, and institutional investors, as well as private equity funds, private credit funds, infrastructure funds, real estate investment trusts (“REITs”), business development companies (“BDCs”), hedge funds and other investment funds and fund managers. These investors could make competing offers for Asset-Based Finance Assets opportunities identified by the Manager and its affiliates. As a result, such competition could mean that the prices and terms on which purchases of Asset-Based Finance Assets are made could be less beneficial to the Company than would otherwise have been the case.

Distributions

Beginning no later than the end of our first full calendar quarter after which we sell Shares to non-affiliates, each Series will seek to pay regular monthly distributions to Shareholders of record. We intend to declare, accrue and pay distributions monthly. However, there can be no guarantee that any Series will pay monthly distributions consistently and at a specific rate, or at all. While we expect the Series to issue regular monthly distributions, and accordingly, the Series will be subject to Delaware distribution rules with respect to limited partnerships, the Series do not, and are not expected to, have a written distribution policy. The ultimate decision to issue distributions will be a case-by-case determination by the Board, or the Manager acting as their delegate. If the Company decides to adopt a distribution policy, it will provide appropriate disclosure in advance. Due to tax considerations and other factors, the amount of the distributions ultimately received by Shareholders in each Series may differ, but distribution amounts are expected to be based primarily on the joint underlying economic interests of the Series in the Asset-Based Finance Assets. The Company expects that the record date for distributions will, generally, be the last calendar day of the month of the distribution (e.g., March 31 for the March distribution), subject to the discretion of the Board. See “Item 1A. Risk Factors—Risks Related to the Company’s Investments—The amount of any distributions we may pay is uncertain. We may not be able to sustain the payment of distributions.”

Cash distributions to Shareholders will automatically be reinvested under the distribution reinvestment plan (“DRIP”) in additional whole and fractional Shares attributable to the type of Shares that a Shareholder owns unless and until an election is made on behalf of such participating Shareholder to withdraw from the DRIP and receive distributions in cash. The number of Shares to be received when distributions are reinvested will be determined by dividing the amount of the distribution, net of any applicable withholding taxes, by the Series’ NAV per share as of the end of the calendar month to which the distribution pertains (i.e., the March distribution will be reinvested using the NAV as of March 31). Shares will be distributed in proportion to the Series and types of Shares held by the Shareholder under the DRIP.

The Offering

We expect to conduct a continuous private offering of our Shares on a monthly basis to (i) “accredited investors” (as defined in Regulation D under the Securities Act) and (ii) in the case of Shares sold outside the United States, to persons that are not “U.S. persons” (as defined in Regulation S under the Securities Act), in each case in reliance on exemptions from the registration requirements of the Securities Act (the “Private Offering”). The description of the Private Offering below is the same for each Series, unless otherwise indicated.

Shares will be offered at an initial purchase price of $25 per share for each class of Investor Shares and thereafter will be offered on a continuous monthly basis, as of the first business day of each month (the “Subscription Date”) at NAV per Share as of the end of the month immediately preceding the Subscription Date. The NAV per Share, which is generally equal to the transaction price, as of the date on which an investor makes a subscription request may be significantly different than the offering price such investor pays at the NAV per Share on the Subscription Date. Each type of Investor Shares may have a different NAV per Share because distribution, shareholder servicing, and management may differ with respect to each type.

Investor Shares

The Company currently intends to offer four types of our Investor Shares of each Series: I Shares, D Shares, S Shares, and F Shares (collectively, the “Investor Shares”). The Investor Shares are not entitled to vote on any matters relating to the Company, and are not entitled to elect, nominate, remove, or participate in the appointment of directors of the Company.

Holders of Investor Shares have equal rights and privileges with each other. Investor Shares are subject to different combined annual distribution fees and shareholder servicing fees and Management Fees, as further described herein, which may result in the dilution of certain classes of Shares as compared to others in proportion to the fees charged to different types of Shares. Founder Shares (or “F Shares”), in particular, are subject to a lower Management Fee than I Shares, D Shares, and S Shares, and HPS Shares (or “E Shares”) are not subject to any of the foregoing fees.

Holders of S Shares will be subject to a combined annual distribution fee and shareholder servicing fee of 0.85% per annum of the aggregate NAV of the Company’s outstanding S Shares. Holders of D Shares will be subject to a combined annual distribution fee and shareholder servicing fee of 0.25% per annum of the aggregate NAV of the Company’s outstanding S Shares. Holders of F Shares will be subject to a combined annual distribution fee and shareholder servicing fee of 0.50% per annum of the aggregate NAV of the Company’s outstanding F Shares. Neither I Shares nor E Shares will be subject to a combined annual distribution fee and shareholder servicing fee.

Founder Shares are being offered exclusively through certain financial intermediaries that the Company has designated in its sole discretion as “Founder Intermediaries”, and in connection with the DRIP for clients of such Founder Intermediaries. Each Founder Intermediary may offer Founder Shares to its clients up to a maximum aggregate amount of $[    ] of subscriptions for Investor Shares. A holder of Founder Shares that becomes a client of a non-Founder Intermediary will keep those Shares, but such client may not acquire additional Founder Shares except in connection with the DRIP.

The Company and the Dealer Manager each reserves the right to designate and re-designate the Founder Intermediary (as defined below) status of financial intermediaries in its sole discretion. Subject to any requirements that may be imposed by the financial intermediary, clients of an intermediary that loses its designation as a Founder Intermediary are permitted to retain the Founder Shares issued prior to the re-designation but may not purchase additional Founder Shares except in connection with the DRIP.

In the event that a Shareholder switches financial intermediaries and the prior intermediary was a Founder Intermediary and the new intermediary does not have that designation, then, subject to any requirements that may be imposed by the new intermediary, such Shareholder will be permitted to keep their Founder Shares but cannot acquire any additional Founder Shares except in connection with the DRIP.

HPS Shares

E Shares (also referred to herein as “HPS Shares”), which are not Investor Shares, will be held only by (i) HPS, its affiliates, and its officers and employees, (ii) certain Other HPS Investors, (iii) the directors, officers and employees of the Company, and (iii) certain other investors in the Manager’s discretion. E Shares are not offered to other Shareholders. E Shares are not entitled to vote on any matters relating to the Company, and are not entitled to elect, nominate, remove or participate in the appointment of directors of the Company.

Shares Generally

Each Series may offer additional types of Shares in the future.

Delaware law provides that, for a period of three years from the date on which any distribution is made to Shareholders (or later, if an action to recover the distribution is commenced prior to the expiration of such three-year period), a Shareholder may be liable to us for the return of the distribution if both of the following are true: (1) the distribution was made in violation of the LP Act; and (2) such Shareholder knew at the time they received the distribution that it was made in violation of the LP Act. Other than as stated in the immediately preceding sentence, after Shareholders pay for their Shares, Shareholders will not have any further obligations to contribute any capital to, or loan any funds to, us.

Share Redemption Program

At the discretion of the Board, the Company will implement a share redemption program (the “Share Redemption Program”) in which it expects to periodically offer to redeem up to 5% of the aggregate NAV of our outstanding Investor Shares and HPS Shares of each Series. The Board may amend or suspend the Share Redemption Program if in its reasonable judgment it deems such action to be in the Company’s best interest and the best interest of Shareholders, including, but not limited to, for tax, regulatory or other structuring reasons. Any material modification to the Share Redemption Program and a suspension thereof will require the approval of the Board. As a result, Share redemptions may not be available each quarter, such as when a redemption offer would place an undue burden on the Company’s liquidity, adversely affect its operations or risk having an adverse impact on the Company that would outweigh the benefit of the redemption offer. The Company intends to conduct the Share Redemption Program pursuant to applicable guidance or relief from the staff of the SEC.

We expect each Series will conduct Share Redemptions each calendar quarter for up to 5% of the aggregate NAV of our outstanding Investor Shares and HPS Shares of each Series (measured for such Series as of the close of the previous calendar quarter) at a price based on the NAV per Share as of the last calendar day of the applicable quarter in which the Share Redemption takes place (the “Redemption Date”), pursuant to the terms of the Share Redemption Program.

Shares that have not been outstanding for at least one year will be redeemed at 95% of such NAV (an “Early Redemption Deduction”). The one-year holding period is measured as of the Subscription Date immediately following the prospective Redemption Date. The Early Redemption Deduction may be waived, at our discretion, in the case of redemption requests arising from the death, divorce or qualified disability of the holder. The Early Redemption Deduction will be retained by the Company for the benefit of remaining Shareholders. All Shares purchased by us pursuant to the terms of each Share Redemption will be retired and thereafter will be authorized and unissued shares.

We expect the redemption offers will generally have expiration dates falling on or around the last business day of the second month of the applicable quarter (e.g., approximately 30 calendar days prior to the end of the applicable quarter) (the “Redemption Deadline”). We expect that settlements of redemptions will generally be made approximately [30] calendar days after the Redemption Date. For example, a Shareholder requesting a March 31st Redemption Date would generally be required to submit a redemption request by February 28th and would be expected to receive a settlement on or around April 30th of the same year. Each Shareholder whose Shares have been accepted for redemption would continue to be a Shareholder of the Company until the Redemption Date. Because Shareholders must submit and revoke their redemption requests in the redemption offer on or around the last business day of the second month of the applicable quarter of the Redemption Date, Shareholders will not know the NAV per Share on the Redemption Date or for the month preceding the Redemption Date at the time their redemption request is tendered or revoked. In the event of material changes to the NAV per Share between the Redemption Deadline and the Redemption Date, Shareholders will be unable to revoke their prior redemption request.

We intend to limit the number of Shares to be redeemed to no more than 5% of the aggregate NAV of our outstanding Investor Shares and HPS Shares of each Series (measured for such Series as of the close of the previous calendar quarter) as of the end of the calendar quarter immediately preceding the Redemption Date. In the event the number of Shares tendered exceeds the number of Shares offered to be redeemed, Shares will be redeemed on a pro rata basis. All unsatisfied redemption requests must be resubmitted in the next Share Redemption, or upon the recommencement of the Share Redemption program, as applicable, to be potentially eligible for redemption. The limitations and restrictions described above may prevent us from accommodating all redemption requests made in any quarter. Our Share Redemption Program has many limitations, including the limitations described above, and should not in any way be viewed as the equivalent of a secondary market.

Due to tax considerations and other factors, the NAV between each Series differs and, because of differential fees and other factors, the NAV between Share types differs, but all NAV calculations are expected to be based on the joint underlying economic interests of both Series in the assets underlying its Asset-Based Finance Assets.

Sources of Funds for Redemptions

We may fund redemption requests from sources other than cash flows from operations, including, without limitation, borrowings, offering proceeds and the sale of our assets, including from our liquidity portfolio, and we have no limits on the amounts we may fund from such sources.

In an effort to have adequate cash available to support our Share Redemption Program, we may reserve borrowing capacity under a line of credit. We could then elect to borrow against this line of credit in part to redeem Shares presented for redemption during periods when we do not have sufficient proceeds from operating cash flows or the sale of Shares in this continuous offering to fund redemption requests. Consummating a Share Redemption may require us to sell certain of our assets, and realize gains or losses, at a time when it may otherwise be disadvantageous to do so. To the extent we maintain a cash position to satisfy Share Redemptions, we would not be fully deploying our capital to acquisition opportunities, which may reduce our returns.

Minimum Purchase Amount

The minimum initial purchase amount is $2,500 for D Shares, S Shares, F Shares and E Shares and $1,000,000 for I Shares, unless waived or reduced by the Dealer Manager. The Dealer Manager waives or reduces to $10,000 or less investment minimums for I Shares for certain categories of investors. The minimum subsequent purchase amount is $500 for each type of Shares, except for additional purchases pursuant to the DRIP, which are not subject to a minimum purchase amount. The minimum purchase amount for each type of Shares can be modified or waived in the sole discretion of the Company or the Dealer Manager (as defined below), including for certain financial firms that submit orders on behalf of their customers, our officers and directors and certain employees of HPS, including its affiliates, and vehicles controlled by such employees and their extended family members.

Without limiting the foregoing, the Dealer Manager waives or reduces to $10,000 or less investment minimums for I Shares for purchases: (1) through fee-based programs, also known as wrap accounts, sponsored by participating brokers or other intermediaries that provide access to I Shares, (2) through participating brokers that have alternative fee arrangements with their clients to provide access to I Shares, (3) through transaction/brokerage platforms at participating brokers, (4) by our executive officers and Directors and their immediate family members, as well as officers and employees of the Manager or other affiliates and their immediate family members, and, if approved by our Board, joint venture partners, consultants and other service providers, and (5) by other categories of investors that we name in an amendment or supplement to this prospectus. The foregoing categories of investors who are granted waivers or reductions by the Dealer Manager from the investment minimums for I Shares include investors described in the foregoing sentence who make purchases for eligible retirement plans and individual retirement accounts (“IRAs”). Waivers and reductions are subject to the terms and conditions of agreements that the Dealer Manager enters into with participating intermediaries, as applicable.

Emerging Growth Company

We are and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the completion of any listing on a securities exchange, (ii) in which we have total annual gross revenue of at least $1.235 billion or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our Shares that is held by non-affiliates exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). We cannot predict if investors will find our Shares less attractive because we may rely on some or all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for Shareholders and securities analysts to evaluate us since our financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence.

Certain Regulatory Matters

The Shares have not been and will not be registered under the Securities Act or the securities laws of any state or other jurisdiction and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and such laws. The Shares are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and other applicable securities laws. Shareholders’ subscription agreements and the Partnership Agreement contain representations and impose restrictions on transferability designed to assure that the conditions of the exemptions from such registration requirements are met. Shareholders also may not be permitted to transfer all or any part of their Shares to a person which gives rise to CFIUS (as defined below) or national security considerations with respect to the Company, an existing or potential Asset-Based Finance Assets or any of their actual or potential assets.

See “Item 1A. Risk Factors—Risks Related to Owning and Managing a Platform of Underlying Asset-Based Finance Assets—CFIUS & National Security/Investment Clearance Considerations” below. Shareholders also may not be permitted to transfer all or any part of their Shares to a person if such transfer would require HREAL to register under the Investment Company Act.

Certain U.S. Federal Income Tax Considerations

The following is a general discussion of certain U.S. federal income tax considerations that may be relevant to Shareholders based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder and the court decisions and administrative rulings and guidance related thereto, any of which could be changed at any time, possibly with retroactive effect. This discussion is necessarily general and is not intended to be applicable to all categories of Shareholders, some of which, including without limitation, dealers in securities or currencies, financial institutions or financial services entities, mutual funds, life insurance companies, persons that hold Shares as part of a straddle, hedge, constructive sale or conversion transaction with other investments, U.S. Shareholders (as defined below) whose functional currency is not the U.S. dollar, persons who have elected mark-to-market accounting, persons who hold Shares through a partnership or other entity treated as a pass-through entity for U.S. federal income tax purposes, persons who are liable for the alternative minimum tax, certain private colleges and universities subject to an excise tax on net investment income, and certain U.S. expatriates or former long-term residents of the United States and other Shareholders that do not hold their Shares as capital assets, may be subject to special rules. Tax-exempt organizations (including tax-exempt accounts) and non-U.S. investors are addressed separately below.

The Company formed separate Series pursuant to the LP Act, each of which is intended to be treated as a separate entity for U.S. federal income tax purposes. Series I is intended to be treated as a corporation for U.S. federal income tax purposes and Series II is intended to be treated as a partnership for U.S. federal income tax purposes.

If a partnership is a Shareholder, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Prospective investors who are partners of a partnership should consult their own tax advisers.

For purposes of this discussion, a “U.S. Person” is (i) an individual who is a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust that (a) is subject to the supervision of a court within the United States and the control of a U.S. person as described in Section 7701(a)(30) of the Code or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. Person. A “Non-U.S. Person” is a person that is not a U.S. Person. A “U.S. Series I Shareholder” is a Series I Shareholder that is a U.S. Person and a “U.S. Series II Shareholder” is a Series II Shareholder that is a U.S. Person. A “Non-U.S. Series I Shareholder” is a Series I Shareholder that is not a U.S. Person and a “Non-U.S. Series II Shareholder” is a Series II Shareholder that is not a U.S. Person.

Unless otherwise expressly provided herein, this discussion does not address possible state, local or non-U.S. tax consequences of the purchase, ownership or disposition of Shares, some or all of which may be material to particular Shareholders. This discussion also does not address the potential application of the U.S. federal alternative minimum tax to the Shareholders.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT THEIR TAX ADVISER IN ORDER TO UNDERSTAND FULLY THE FEDERAL, STATE, LOCAL AND ANY NON-U.S. TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY IN THEIR PARTICULAR SITUATION.

Treatment of the Series as Separate Entities

We formed separate Series pursuant to the LP Act, and although the U.S. Internal Revenue Service (the “IRS”) has only issued proposed regulations relating to series entities, each Series is intended to be treated as a separate entity, and have a different tax classification, for U.S. federal income tax purposes. As a result of different tax obligations, over time, we expect that the same Share type of each Series (as applicable) will have a different NAV. Under Delaware law, to the extent the records maintained for a Series account for the assets associated with such Series are maintained separately from the other assets of the Company or any other Series, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to such Series are segregated and enforceable only against the assets of such Series and not against the assets of the Company generally or any other Series. Series I and Series II are expected to invest, directly or indirectly, in the same portfolio of investments on a pro rata basis. Series I has elected to be treated as a corporation for U.S. federal income tax purposes and Series II is intended to be treated as a partnership for U.S. federal income tax purposes. The state tax treatment of a series limited partnership depends on the laws of each state, and it is possible that a particular state may treat Series I and Series II as a single entity for state tax purposes or may treat Series I or Series II as separate entities but classified differently than the IRS does for U.S. federal income tax purposes. The Series conduct the business of the Company jointly and although they have the ability and intention to contract in their own names, they expect to do so jointly and in coordination with one another. Neither Series has directors, officers or employees, but each is overseen by the Board and managed by the Manager.

We conduct our operations so that we are not required to register as an investment company under the Investment Company Act of 1940. See “Item 1A. Risk Factors—Risks Related to Our Company and an Investment in Our Shares—We would not be able to operate our business according to our business plans if we are required to register as an investment company under the Investment Company Act.”

Series I:

Corporate Status of Series I

Series I has elected to be classified as a corporation for U.S. federal income tax purposes. As such, tax attributes are not expected to flow between Series I and the Series I Shareholders. Instead, all income of the corporation is expected to be subject to corporate income tax, which may result in the Series I Shareholders bearing a greater tax burden than Series II Shareholders. U.S. Series I Shareholders that are tax-exempt are not expected to be treated as incurring unrelated business taxable income (“UBTI”) unless such U.S. Series I Shareholder’s investment is financed with leverage, and Non-U.S. Series I Shareholders are not expected to be treated as incurring income effectively connected with a U.S. trade or business unless ownership of the Series I Shares is associated with such Non-U.S. Series I Shareholder’s trade or business within the United States or unless Series I is a “United States real property holding corporation” as discussed below.

Investment Structure

Series I will be treated as a corporation for U.S. federal income tax purposes and may hold a portion of its investments through one or more entities treated as corporations for U.S. federal income tax purposes, including one or more entities electing to be treated as REITs within the meaning of Section 856 of the Code for U.S. federal income tax purposes (each, a “REIT Subsidiary”). For the avoidance of doubt, the term “REIT Subsidiary” as used herein shall not include any taxable REIT subsidiary within the meaning of Section 856(l) of the Code (a “taxable REIT subsidiary”). Because Series I will be treated as a corporation for U.S. federal income tax purposes, no assurance can be given that any investment structure will be tax efficient compared to Series II. Prospective Series I Shareholders should consult their own tax adviser regarding the U.S. state, local and non-U.S. tax consequences of a purchase of Series I Shares.

Treatment of Distributions to Series I Shareholders

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our Shares) or, in the event a Share Redemption is treated as distribution rather than as a sale or exchange (as discussed below under “—Gain on Disposition of Series I Shares”), in respect of our Series I Shares, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a Series I Shareholder, and to the extent the amount of the distribution exceeds a Series I Shareholder’s adjusted tax basis in their Shares, the excess will be treated as gain from the disposition of Series I Shares (the tax treatment of which is discussed below under “Series I—Gain on Disposition of Series I Shares”). Series I Shareholders that reinvest any distributions pursuant to the DRIP may have tax liabilities that exceed cash distributions made to such Series I Shareholders, in which case such excess tax liability arising from the ownership of Series I Shares would need to be satisfied from a Series I Shareholder’s own funds.

Dividends paid to a Non-U.S. Series I Shareholder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Series I Shareholder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis generally in the same manner as if the Non-U.S. Series I Shareholder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Series I Shareholder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such Series I Shareholder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if Series I Shares are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain Non-U.S. Series I Shareholders that are pass-through entities rather than corporations or individuals.

A Non-U.S. Series I Shareholder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale or Exchange/Redemption of Series I Shares

U.S. Series I Shareholders generally will be subject to gain upon the sale or taxable disposition of Series I Shares and Share Redemptions that are treated as a sale or taxable disposition of Shares (as discussed below), in each case, in an amount equal to the excess of the amount realized over the Series I Shareholder’s adjusted basis in the Series I Shares, which gain would generally be characterized as capital gain. If the Series I Shares sold were held by the selling Series I Shareholder for more than one year, the gain on the sale would be long-term capital gain.

A U.S. Series I Shareholder whose shares are redeemed pursuant to a Share Redemption will generally be subject to the same treatment discussed in the previous two sentences (i.e., a sale or taxable disposition of Shares) if the Share Redemption, in each case, under the Code:

•	results in a “substantially disproportionate” redemption with respect to the U.S. Series I Shareholder;

•	is “not essentially equivalent to a dividend” with respect to the U.S. Series I Shareholder;

•	results in a complete redemption of all of the Shares of Series I owned by the U.S. Series I Shareholder; or

•	is from a non-corporate U.S. Series I Shareholder in partial liquidation of Series I.

If none of the aforementioned requirements are met, a Share Redemption will be taxable to a U.S. Series I Shareholder as a distribution, as discussed above under “–Treatment of Distributions to Series I Shareholders”.

In applying each of the tests described above, a U.S. Series I Shareholder must take account of Shares of Series I that such U.S. Series I Shareholder constructively owns under detailed attribution rules set forth in the Code, which generally treat the U.S. Series I Shareholder as owning Shares of Series I owned by certain related individuals and entities, and Shares of Series I that the U.S. Series I Shareholder has the right to acquire by exercise of an option, warrant or right of conversion. U.S. Series I Shareholders should consult their tax advisers regarding the application of the constructive ownership rules to their particular circumstances.

A redemption of Shares of Series I pursuant to a Share Redemption will generally result in a “substantially disproportionate” redemption with respect to a U.S. Series I Shareholder if the percentage of the then outstanding voting Shares of Series I actually and constructively owned by such U.S. Series I Shareholder immediately after the redemption is (i) less than 80% of the percentage of the voting Shares of Series I actually and constructively owned by such U.S. Series I Shareholder immediately before the redemption and (ii) represents less than 50% of the total outstanding voting Shares of Series I immediately after the redemption. If a redemption of Shares of Series I pursuant to a Share Redemption fails to satisfy the “substantially disproportionate” test, the U.S. Series I Shareholder may nonetheless satisfy the “not essentially equivalent to a dividend” test.

A redemption of Shares of Series I pursuant to a Share Redemption will satisfy the “not essentially equivalent to a dividend” test if the redemption results in a “meaningful reduction” of the U.S. Shareholder’s proportionate interest in the Company. A redemption of Shares of Series I pursuant to a Share Redemption that actually reduces the percentage of the Company’s outstanding Shares of Series I owned, including constructively, by such U.S. Series I Shareholder would likely be treated as a “meaningful reduction” even if the percentage reduction is relatively minor, provided that the U.S. Series I Shareholder’s relative interest in Shares of Series I is minimal (e.g., less than 1%) and the U.S. Series I Shareholder does not exercise any control over or participate in the management of the Company’s corporate affairs. Any person that has an ownership position that allows some exercise of control over or participation in the management of corporate affairs will not satisfy the meaningful reduction test unless that person’s ability to exercise control over or participate in management of corporate affairs is materially reduced or eliminated.

Substantially contemporaneous dispositions or acquisitions of Shares of Series I by a U.S. Series I Shareholder or a related person that are part of a plan viewed as an integrated transaction with a Share Redemption may be taken into account in determining whether any of the tests described above are satisfied.

Subject to the discussion of backup withholding below, any gain realized by a Non-U.S. Series I Shareholder on the sale or other disposition of Series I Shares and Share Redemptions that are treated as a sale or taxable disposition of Shares (as discussed above) generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with a trade or business of the Non-U.S. Series I Shareholder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the Non-U.S. Series I Shareholder);

•	the Non-U.S. Series I Shareholder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	Series I is or has been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

A Non-U.S. Series I Shareholder described in the first or third bullet points immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the Non-U.S. Series I Shareholder were a United States person as defined under the Code. In addition, if any Non-U.S. Series I

Shareholder described in the first bullet point immediately above is a foreign corporation, the gain realized by such Non-U.S. Series I Shareholder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. Series I Shareholder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We have not determined whether Series I is a “United States real property holding corporation” for United States federal income tax purposes, but depending on the composition and character of its assets, it is possible that it may become a United States real property holding corporation.

Medicare Tax

U.S. Series I Shareholders that are individuals, estates or trusts may be required to pay a 3.8% Medicare tax on the lesser of (i) the excess of such U.S. Series I Shareholders’ “modified adjusted gross income” (or “adjusted gross income” in the case of estates and trusts) over certain thresholds and (ii) such U.S. Series I Shareholders’ “net investment income” (or “undistributed net investment income” in the case of estates and trusts). Net investment income generally includes a Shareholder’s allocable share of Series I’s income, as well as gain realized from a sale of Series I Shares. Prospective Series I Shareholders should consult their own tax adviser regarding the implications of the 3.8% Medicare tax for their ownership and disposition of Series I Shares.

Consequences to Tax-Exempt U.S. Series I Shareholders

Tax-exempt U.S. Series I Shareholders in Series I are not expected to incur UBTI solely as a result of their investment in Series I. Income recognized by a U.S. tax-exempt organization (including a tax-exempt account) is exempt from U.S. federal income tax except to the extent of the organization’s UBTI. UBTI generally does not include any dividend income, interest income, certain other categories of passive income or capital gains realized by a tax-exempt organization (including a tax-exempt account), so long as such income is not “debt financed,” as discussed below.

The exclusion from UBTI does not apply to income from “debt-financed property,” which is treated as UBTI to the extent of the percentage of such income that the average acquisition indebtedness with respect to the property bears to the average tax basis of the property for the taxable year. Since Series I will be treated as a corporation for U.S. federal income tax purposes, Series I Shareholders will derive returns from investments in the form of dividends or capital gain, which are generally excluded from UBTI so long as such Series I Shareholder’s acquisition of interests in Series I is not debt-financed.

Tax-exempt U.S. Series I Shareholders should consult their own tax advisers regarding the tax consequences of a purchase of Series I Shares.

Taxes in Other Jurisdictions

Series I Shareholders could be subject to tax return filing obligations and income, franchise or other taxes, including withholding taxes, in non-U.S. jurisdictions in which Series I invests. Additionally, Series I itself may become subject to taxes, including withholding taxes, in non-U.S. jurisdictions in which Series I invests which would reduce cash available to Series I to distribute to Series I Shareholders or to redeem Series I Shareholders. We will attempt, to the extent reasonably practicable, to structure our operations and investments so as to avoid income tax filing obligations by Series I Shareholders in non-U.S. jurisdictions. However, there may be circumstances in which we are unable to do so. Income or gain from investments held by Series I may be subject to withholding or other taxes in jurisdictions outside the United States, except to the extent an income tax treaty applies. If Series I Shareholders wish to claim the benefit of an applicable income tax treaty, they might be required to submit information to tax authorities in such jurisdictions. Prospective Series I Shareholders should consult their own tax adviser regarding the U.S. state, local and non-U.S. tax consequences of a purchase of Series I Shares.

Information Reporting and Backup Withholding

Distributions paid to Series I Shareholders will generally be reported to the IRS. Distributions paid to a Non-U.S. Series I Shareholder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Series I Shareholder resides under the provisions of an applicable income tax treaty.

A Non-U.S. Series I Shareholder will not be subject to backup withholding on distributions received if such Series I Shareholder certifies under penalty of perjury that it is a Non-U.S. Series I Shareholder (and the payor does not have actual knowledge or reason to know that such Series I Shareholder is a United States person as defined under the Code), or such Series I Shareholder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of Series I Shares within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. Series I Shareholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Series I Shareholder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax is imposed on any dividends paid on our Series I Shares to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Treatment of Distributions to Series I Shareholders,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our Series I Shares, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. Series I Shareholders should consult their own tax advisers regarding these requirements and whether they may be relevant to the Shareholders’ ownership and disposition of Series I Shares.

Series II:

Partnership Status of Series II

Series II is expected to be treated as a partnership for U.S. federal income tax purposes. An entity that is treated as a partnership for U.S. federal income tax purposes, subject to the discussion below in “—Consequences to U.S. Series II Shareholders—Ownership of Series II Shares” and “—Consequences to Non-U.S. Series II Shareholders—Information Returns and Audit Procedures,” generally incurs no U.S. federal income tax liability. Instead, each partner is generally required to take into account its allocable share of items of income, gain, loss, deduction or credit of the partnership in computing its U.S. federal income tax liability, regardless of whether cash distributions are made. Distributions of cash by a partnership to a partner generally are not taxable unless the amount of cash distributed to a partner is in excess of the partner’s adjusted basis in its partnership interest.

An entity that would otherwise be classified as a partnership, such as Series II, for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership,” unless an exception applies. An exception, referred to as the “Qualifying Income Exception,” exists with respect to a publicly traded partnership if (i) at least 90% of such partnership’s gross income for every taxable year consists of “qualifying income” and (ii) the partnership would not be required to register under the Investment Company Act if it were a U.S. corporation. Qualifying income includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property and any gain from the sale or disposition of a capital asset or other property held for the production of income that otherwise constitutes qualifying income.

We intend to manage the affairs of Series II so that Series II will meet the Qualifying Income Exception in each taxable year. However, the portion of Series II’s income that is qualifying income may change from time to time, and there can be no assurance that at least 90% of its gross income in any year will constitute qualifying income. In the event that Series II does not meet the Qualifying Income Exception, there are other exceptions to the “publicly traded partnership” rules, including an exemption applicable to periodic redemptions, that may apply. Simpson Thacher & Bartlett LLP has provided an opinion, based on representations provided by Series II, that for U.S. federal income tax purposes (i) Series II will be treated as a partnership and not as an association taxable as a corporation and (ii) Series II will not be treated as a “publicly traded partnership” taxable as a corporation within the meaning of Section 7704 of the Code.

No ruling has been or will be sought from the IRS, and the IRS has made no determination as to Series II’s status for U.S. federal income tax purposes or whether Series II’s operations meet the Qualifying Income Exception.

If Series II were to be recharacterized as a corporation for U.S. federal income tax purposes or were required to register under the Investment Company Act, it would be treated as if it had transferred all of its assets, subject to liabilities, to a newly formed corporation in return for stock in such corporation, and then distributed the stock to Series II Shareholders in liquidation. This deemed contribution and liquidation could result in the recognition of gain (but not loss) to U.S. Series II Shareholders. If, at the time of such deemed contribution, Series II were to have liabilities in excess of the tax basis of its assets, U.S. Series II Shareholders generally would recognize gain in respect of such excess liabilities upon the deemed transfer. Thereafter, Series II would be treated as a corporation for U.S. federal income tax purposes.

In addition, if Series II were treated as a corporation in any taxable year, its items of income, gain, loss, deduction or credit would be reflected only on Series II’s tax return, rather than being passed through to Series II Shareholders, and Series II would be subject to U.S. corporate income tax in a similar manner to Series I.

Based on the foregoing consequences, the treatment of Series II as a corporation could materially reduce a Series II Shareholder’s after-tax return and therefore could result in a substantial reduction of the value of our Series II Shares. The remainder of this summary assumes that Series II will be treated as a partnership for U.S. federal income tax purposes.

Investment Structure

Series II expects to structure certain acquisitions through entities classified as corporations for U.S. federal income tax purposes and may hold a portion of its investments through one or more REIT Subsidiaries. Such investments will be structured as determined in the sole discretion of the Manager generally to ensure that Series II is classified as a partnership and not a publicly traded partnership taxable as a corporation (as discussed above under “—Partnership Status of Series II”) and to provide simplified tax reporting for Series II Shareholders. Because Series II Shareholders will be located in numerous taxing jurisdictions and subject to different tax rules, no assurance can be given that any such investment structure will benefit all Series II Shareholders to the same extent, including any structures or investments utilizing leverage. Any such investment structure may result in additional indirect tax liabilities for certain Series II Shareholders. As discussed below under “—Passive Foreign Investment Companies” and “—Controlled Foreign Corporations,” if any such entity were a non-U.S. corporation, it might be considered a PFIC or CFC (each as defined below). If any such entity were a U.S. corporation, it would be subject to U.S. federal net income tax on its income, including any gain recognized on the disposition of its investments. In addition, if an investment held through an entity classified as a corporation for U.S. federal income tax purposes were to involve U.S. real property, gain recognized on the disposition of the investment by a corporation generally would be subject to corporate-level tax, whether the corporation were a U.S. or a non-U.S. corporation. Prospective Series II Shareholders should consult their own tax adviser regarding the U.S. state, local and non-U.S. tax consequences of a purchase of Series II Shares.

Consequences to U.S. Series II Shareholders

Ownership of Series II Shares

Income and Loss. U.S. Series II Shareholders will be required to take into account, as described below, their allocable share of Series II’s items of income, gain, loss, deduction and credit for each of Series II’s taxable years ending with or within such Series II Shareholder’s taxable year. Each item generally will have the same character and source as though a Series II Shareholder had realized the item directly. Series II Shareholders must report such items without regard to whether any distribution has been or will be received from Series II. Series II intends to make cash distributions to all Series II Shareholders on a monthly basis. However, based upon each Series II Shareholder’s particular tax situation and depending upon whether they reinvest such distributions pursuant to the DRIP, their tax liability might exceed cash distributions made to Series II Shareholders, in which case such excess tax liabilities arising from the ownership of Series II Shares would need to be satisfied from a Series II Shareholder’s own funds.

With respect to U.S. Series II Shareholders who are individuals, certain dividends paid by a corporation (including any “blocker” vehicle taxable as a corporation for U.S. federal income tax purposes and certain qualified foreign corporations) to Series II and that are allocable to such U.S. Series II Shareholders may qualify for reduced rates of taxation. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of specified income tax treaties with the United States with respect to its shares that are readily tradable on an established securities market in the United States. Among other exceptions, U.S. Series II Shareholders who are individuals will not be eligible for reduced rates of taxation on any dividends if the payer is a “passive foreign investment company” (a “PFIC”) for the taxable year in which such dividends are paid or for the preceding taxable year. Dividends received by non-corporate U.S. Series II Shareholders may be subject to an additional Medicare tax on unearned income of 3.8% (See “—Medicare Tax” below). U.S. Series II Shareholders that are corporations may be entitled to a “dividends received deduction” in respect of dividends paid by certain corporations in which Series II owns stock. Prospective Series II Shareholders should consult their own tax adviser regarding the application of the foregoing rules in light of their particular circumstances.

For U.S. federal income tax purposes, a Series II Shareholder’s allocable share of Series II’s items of income, gain, loss, deduction or credit will be governed by our limited partnership agreement if such allocations have “substantial economic effect” or are determined to be in accordance with such Series II Shareholder’s interest in Series II. Series II believes that, for U.S. federal income tax purposes, such allocations should be given effect, and Series II intends to prepare and file tax returns based on such allocations. If the IRS were to successfully challenge the allocations made pursuant to our limited partnership agreement then the resulting allocations for U.S. federal income tax purposes might be less favorable than the allocations set forth therein.

Basis. In general, Series II Shareholders will have an initial tax basis in their Series II Shares equal to the sum of (i) the amount of cash paid for Shares and (ii) their share of Series II’s liabilities, if any. That basis will be increased by such Series II Shareholder’s share of Series II’s income and by increases in their share of Series II’s liabilities, if any. That basis will be decreased, but not below zero, by distributions received from Series II, by their share of Series II’s losses and by any decrease in their share of Series II’s liabilities. Under applicable U.S. federal income tax rules, a partner in a partnership has a single, or “unitary,” tax basis in their partnership interest. As a result, any amount paid to acquire additional Series II Shares (including through the DRIP) will be averaged with the adjusted tax basis of Series II Shares owned by such Series II Shareholder prior to the acquisition of such additional Series II Shares.

Limitation on Deductibility of Losses and Expenses. A Series II Shareholder’s deduction of their allocable share of Series II’s losses will be limited to their tax basis in Series II Shares and, if such Series II Shareholder is an individual or a corporate holder that is subject to the “at risk” rules, to the amount for which such Series II Shareholder is considered to be “at risk” with respect to Series II’s activities, if that is less than their tax basis. In general, a Series II Shareholder will be at risk to the extent of their tax basis in our Series II Shares, reduced by (i) the portion of that basis attributable to their share of Series II’s liabilities for which they will not be personally liable (excluding certain qualified non-recourse financing) and (ii) any amount of money borrowed to acquire or hold Series II Shares, if the lender of those borrowed funds owns an interest in Series II, is related to the Series II Shareholder, or can look only to such Series II Shareholder’s Series II Shares for repayment. A Series II Shareholder’s at-risk amount generally will increase by their allocable share of Series II’s income and gain and decrease by cash distributions received from Series II and their allocable share of losses and deductions. Series II Shareholders must recapture losses deducted in previous years to the extent that distributions cause their at-risk amount to be less than zero at the end of any taxable year. Losses disallowed or recaptured as a result of these limitations will carry forward and will be allowable to the extent that their tax basis or at risk amount, whichever is the limiting factor, subsequently increases. Upon the taxable disposition of Series II Shares, any gain recognized can be offset by losses that were previously suspended by the at risk limitation, but may not be offset by losses suspended by the basis limitation. Any excess loss above the gain previously suspended by the at-risk or basis limitations may no longer be used. An additional limitation generally applies to the deduction of certain “excess business losses” by non-corporate U.S. Series II Shareholders. Shareholders should consult their own tax advisers regarding the limitations on the deductibility of losses under the Code.

Under current law, individuals and certain estates and trusts are not permitted to claim miscellaneous itemized deductions. Such miscellaneous itemized deductions may include the Operating Expenses of Series II, including Series II’s allocable share of the Management Fee.

Limitations on Deductibility of Organizational and Offering Expenses and Syndication Fees. In general, neither Series II nor any U.S. Series II Shareholder may deduct organizational or syndication expenses. Syndication fees (which would include any sales or placement fees or commissions) must be capitalized and cannot be amortized or otherwise deducted.

Limitations on Deductibility of Interest Expenses. If Series II incurs debt (including certain financing arrangements, which may include debt in connection with certain Asset-Based Finance Assets, through one or more subsidiaries treated as flow-through entities for U.S. federal income tax purposes), such indebtedness is expected to give rise to UBTI to the extent such indebtedness is used or deemed to be used to acquire investments. The amount of income that is treated as UBTI will depend on the facts and circumstances of the underlying investment and it is possible that the overall amount of UBTI may be material. In addition, a Series II Shareholder’s pro rata share of Series II’s interest expense, if any, is likely to be treated as “investment interest” expense. For a non-corporate U.S. Series II Shareholder, the deductibility of “investment interest” expense generally is limited to the amount of such Series II Shareholder’s “net investment income.” Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment. A Series II Shareholder’s share of Series II’s dividends and interest income will be treated as investment income, although “qualified dividend income” subject to reduced rates of tax in the hands of an individual will only be treated as investment income if such individual elects to treat such dividends as ordinary income not subject to reduced rates of tax. In addition, state and local tax laws may disallow deductions for their share of Series II’s interest expense. Under Section 163(j) of the Code, additional limitations may apply to a corporate U.S. Series II Shareholder’s share of Series II’s interest expense, if any.

Treatment of Distributions to Series II Shareholders

Distributions of cash by Series II generally will not be taxable to Series II Shareholders to the extent of their adjusted tax basis (described above) in their Series II Shares. Any cash distributions in excess of a Series II Shareholder’s adjusted tax basis generally will be considered to be gain from the sale or exchange of Series II Shares (described below). Such gain generally will be treated as capital gain and will be long-term capital gain if the holding period for such Series II Shares exceeds one year. A reduction in a Series II Shareholder’s allocable share of liabilities, and certain distributions of marketable securities by Series II, if any, will be treated similar to cash distributions for U.S. federal income tax purposes. Series II Shareholders that elect to participate in the DRIP may have tax liabilities that exceed cash distributions made to Series II Shareholders, in which case any tax liabilities arising from the ownership of Series II Shares would need to be satisfied from a Series II Shareholder’s own funds.

Sale or Exchange/Redemption of Series II Shares

Series II Shareholders will recognize gain or loss on the redemption, sale or taxable exchange of Series II Shares equal to the difference, if any, between the amount realized and their tax basis in the Series II Shares sold or exchanged. The amount realized will be measured by the sum of the cash or the fair market value of other property received plus the Series II Shareholder’s share of Series II’s liabilities, if any.

Gain or loss recognized upon the sale or exchange of Series II Shares generally will be taxable as capital gain or loss and will be long-term capital gain or loss if the Series II Shares were held for more than one year as of the date of such sale or exchange. Assuming Series II or, following the finalization of proposed U.S. Treasury regulations discussed below in “—Passive Foreign Investment Companies,” a Series II Shareholder has not elected to treat its share of Series II’s purchase of any PFIC as a “qualified electing fund” (“QEF Election”), gain attributable to such purchase of a PFIC would be taxable in the manner described below in “—Passive Foreign Investment Companies.” In addition, certain gain attributable to our purchase of a “controlled foreign corporation” (“CFC”) may be characterized as ordinary income, and certain gain attributable to “unrealized receivables” or “inventory items” could be characterized as ordinary income rather than capital gain. For example, if Series II were to hold debt acquired at a market discount, accrued market discount on such debt would be treated as “unrealized receivables.” The deductibility of capital losses is subject to limitations.

Each U.S. Series II Shareholder who acquires Series II Shares at different times (including through the DRIP) and intends to sell all or a portion of the Series II Shares within a year of the most recent purchase should consult their own tax advisers regarding the application of certain “split holding period” rules to such sale and the treatment of any gain or loss as long-term or short-term capital gain or loss.

Medicare Tax

U.S. Series II Shareholders that are individuals, estates or trusts may be required to pay a 3.8% Medicare tax on the lesser of (i) the excess of such U.S. Series II Shareholders’ “modified adjusted gross income” (or

“adjusted gross income” in the case of estates and trusts) over certain thresholds and (ii) such U.S. Series II Shareholders’ “net investment income” (or “undistributed net investment income” in the case of estates and trusts). Net investment income generally includes a Shareholder’s allocable share of Series II’s income, as well as gain realized from a sale of Series II Shares. Special rules relating to the 3.8% Medicare tax may apply to dividends and gain, if any, derived by such U.S. Series II Shareholders with respect to Series II’s interest in a PFIC or CFC. See “—Passive Foreign Investment Companies” and “—Controlled Foreign Corporations” below. Prospective Series II Shareholders should consult their own tax adviser regarding the implications of the 3.8% Medicare tax for their ownership and disposition of Series II Shares.

Foreign Tax Credit Limitations

A U.S. Series II Shareholder may be entitled to a foreign tax credit with respect to their allocable share of creditable foreign taxes paid on Series II’s income and gains. Complex rules may, depending on such Series II Shareholder’s particular circumstances, limit the availability or use of foreign tax credits. In particular, a U.S. Series II Shareholder will generally not be entitled to an indirect foreign tax credit with respect to non-U.S. taxes paid by an entity in which Series II invests that is treated as a foreign corporation for U.S. federal income tax purposes. Gain from the sale of Series II’s investments may be treated as U.S.-source gain. Consequently, Series II Shareholders may not be able to use the foreign tax credit arising from any foreign taxes imposed on such gain unless the credit can be applied (subject to applicable limitations) against U.S. tax due on other income treated as derived from foreign sources. In addition, U.S. Treasury regulations that apply to taxes paid or accrued in taxable years beginning on or after December 28, 2021 impose additional requirements for foreign taxes to be eligible for a foreign tax credit (the “Foreign Tax Credit Regulations”). The U.S. Department of the Treasury and the IRS are considering proposing amendments to the Foreign Tax Credit Regulations. In addition, recent notices from the IRS provide temporary relief by allowing taxpayers that comply with applicable requirements to apply many aspects of the foreign tax credit regulations as they previously existed (before the release of the Foreign Tax Credit Regulations) for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance).

Instead of claiming a foreign tax credit, a U.S. Series II Shareholder may be able to deduct foreign taxes on its share of gain from the sale of the Series II’s non-U.S. investments in computing its taxable income, subject to generally applicable limitations under United States law (including that a U.S. holder is not eligible for a deduction for foreign income taxes paid or accrued in a taxable year if such U.S. holder claims a foreign tax credit for any foreign income taxes paid or accrued in the same taxable year). Certain losses that Series II incurs may be treated as foreign-source losses, which could reduce the amount of foreign tax credits otherwise available. Prospective investors should consult their own tax advisers regarding the availability of the foreign tax credit (or a deduction in lieu of such credit) under their particular circumstances.

Deduction for Qualified Business Income and Certain REIT Subsidiary Dividends

Under current law, individual U.S. taxpayers who have domestic “qualified business income” from a partnership generally are entitled to deduct the lesser of such qualified business income or 20% of taxable income. A U.S. Series II Shareholder’s allocable share of Series II’s income is not expected to be treated as qualified business income or as qualified publicly traded partnership income, however an individual Series II Shareholder may be entitled to deduct 20% of “qualified REIT dividends” (i.e., dividends from a REIT Subsidiary other than capital gain dividends and portions of dividends from a REIT Subsidiary designated as qualified dividend income eligible for capital gain tax rates), including qualified dividends received by Series II from a REIT Subsidiary.

Foreign Currency Gain or Loss

Because investments may be made and realized in currencies other than U.S. dollars or debt securities denominated in currencies other than U.S. dollars, U.S. Series II Shareholders may recognize a foreign currency gain or loss (ordinary, not capital) when payment is received with respect to such debt securities or when such Shareholder or Series II disposes of foreign currency or such debt securities.

Passive Foreign Investment Companies

U.S. Series II Shareholders may be subject to special rules applicable to indirect investments in foreign corporations, including an investment through Series II in a PFIC. A PFIC is defined as any foreign corporation with respect to which (after applying certain look-through rules) either (i) 75% or more of its gross income for a taxable year is “passive income” or (ii) 50% or more of its assets in any taxable year produce or are held for the production of “passive income.” There are no minimum stock ownership requirements for PFICs. Based on our organizational structure, we believe that Series II is likely to own an interest in a PFIC. If Series II Shareholders in Series II indirectly hold an interest in a foreign corporation for any taxable year during which the corporation is classified as a PFIC with respect to such Series II Shareholder, then the corporation will continue to be classified as a PFIC with respect to such Series II Shareholder for any subsequent taxable year during which such Series II Shareholder continue to hold an interest in the corporation, even if the corporation’s income or assets would not cause it to be a PFIC in such subsequent taxable year, unless an exception applies.

Subject to certain elections described below, any gain on the disposition of stock of a PFIC owned by a Shareholder indirectly through Series II, as well as income realized on certain “excess distributions” by such PFIC, would be treated as though realized ratably over the shorter of a Series II Shareholder’s holding period of Series II Shares or Series II’s holding period for the PFIC. Such gain or income generally would be taxable as ordinary income, and dividends paid by the PFIC would not be eligible for the preferential tax rates for dividends paid to non-corporate U.S. Series II Shareholders. In addition, an interest charge would apply, based on the tax deemed deferred from prior years. To the extent reasonably practicable and administratively feasible, we may structure investments in foreign corporations to avoid holding a PFIC. However, no assurances can be given that we will be able to structure investments to avoid holding any investment through an entity treated as a PFIC.

If Series II or Series II Shareholders were to elect to treat their share of Series II’s interest in a PFIC as a QEF Election (as defined above), for the first year they were treated as holding such interest, then in lieu of the tax consequences described in the paragraph immediately above, Series II Shareholders would be required to include in income each year a portion of the ordinary earnings and net capital gains of the PFIC, even if not distributed to Series II or to such Series II Shareholder. Series II expects that certain investments will be PFICs and generally intends that Series II will make a QEF Election with respect to such investments, to the extent applicable. Under proposed U.S. Treasury regulations, U.S. Series II Shareholders, rather than Series II, would be required to make the QEF Election. These proposed regulations would generally apply prospectively to taxable years beginning on or after the date the proposed regulations are finalized, and any pre-existing QEF Election made by Series II prior to that date would continue for any U.S. Series II Shareholder that owns an interest in a PFIC through Series II on the date the proposed regulations are finalized. A QEF Election must be made by Series II Shareholders on an entity-by-entity basis. To make a QEF Election, Series II Shareholders must, among other things, (i) obtain a PFIC annual information statement and (ii) prepare and submit IRS Form 8621 with the Shareholders’ annual income tax return. To the extent reasonably practicable, we intend to timely provide Shareholders with information related to the PFIC status of each entity we are able to identify as a PFIC, including information necessary to make a QEF Election with respect to such entity. Any such election should be made for the first year Series II holds an interest in such entity or for the first year in which the Shareholder holds Series II Shares, if later.

Once Series II Shareholders have made a QEF Election for an entity, such election applies to any additional shares of interest in such entity acquired directly or indirectly, including through additional Series II Shares acquired after the QEF Election is made (such as Series II Shares acquired under the DRIP). If Series II Shareholders were to make a QEF Election after the first year that Shareholders were treated as holding an interest in a PFIC, the adverse tax consequences relating to PFIC stock would continue to apply with respect to the pre-QEF Election period, unless such Series II Shareholders were to make a “purging election.” The purging election would create a deemed sale of such previously held share of Series II’s interests in a PFIC. The gain recognized by the purging election would be subject to the special tax and interest charge rules, which treat the gain as an excess distribution, as described above. As a result of the purging election, Series II Shareholders would have a new basis and holding period in their share of Series II’s interests in the PFIC. U.S. Series II Shareholders should consult their own tax advisers as to the manner in which such direct inclusions could affect their allocable share of Series II’s income and their tax basis in the Series II Shares and the advisability of making a QEF Election or a purging election.

U.S. Treasury regulations under Section 1411 of the Code contain special rules for applying the 3.8% Medicare tax (as described above under “—Medicare Tax”) to U.S. persons owning an interest in a PFIC. Under the special rules, a non-corporate U.S. Series II Shareholder that has made a QEF Election with respect to Series II’s interest in a PFIC, is permitted to make a special election to treat their share of the ordinary earnings and net capital gains of the PFIC as net investment income for purposes of the 3.8% Medicare tax. If Series II Shareholders do not make the special election, then they may be required to calculate their basis in their Series II Shares for purposes of the 3.8% Medicare tax in a manner that differs from the calculation of their basis in the Series II Shares for U.S. federal income tax purposes generally. Prospective Series II Shareholders should consult their own tax advisers regarding the implications of the special election, as well as the other implications of the 3.8% Medicare tax and the U.S. Treasury regulations under Section 1411 of the Code for their ownership and disposition of Series II Shares.

In the case of a PFIC that is a publicly traded foreign company, and in lieu of making a QEF Election, an election may be made to “mark to market” the stock of such publicly traded foreign company on an annual basis. Pursuant to such an election, Series II Shareholders would include in each year as ordinary income the excess, if any, of the fair market value of such stock over its adjusted basis at the end of the taxable year. We do not expect that any of our existing or future investments will qualify as PFICs that are publicly traded, and therefore we do not expect that a mark-to-market election will be available for any such entity. Prospective Series II Shareholders should consult their own tax adviser regarding the availability of the mark-to-market election with respect to any PFIC in which they are treated as owning an interest through Series II.

Subject to certain exceptions, a U.S. person who directly or indirectly owns an interest in a PFIC generally is required to file an annual report with the IRS, and the failure to file such report could result in the imposition of penalties on such U.S. person and in the extension of the statute of limitations with respect to federal income tax returns filed by such U.S. person. The application of the PFIC rules to U.S. Series II Shareholders is complex and uncertain in certain respects, including in relation to indirect distributions through tiered PFICs or dispositions of tiered PFICs. Prospective Series II Shareholders should consult their own tax advisers regarding the application of the PFIC rules, including the foregoing filing requirements and the advisability of making a QEF Election, a special election under the U.S. Treasury Regulations under Section 1411 of the Code, or a mark-to-market election, as applicable, with respect to any PFIC in which they are treated as owning an interest through Series II.

Controlled Foreign Corporations

A non-U.S. entity will be treated as a CFC if it is treated as a corporation for U.S. federal income tax purposes and more than 50% of (i) the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote or (ii) the total value of the stock of the non-U.S. entity is owned by U.S. Shareholders on any day during the taxable year of such non-U.S. entity. For this purpose, a “U.S. Shareholder” with respect to a non-U.S. entity means a U.S. person (including a U.S. partnership) that owns (directly, indirectly or constructively) 10% or more of the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote or 10% or more of the total value of shares of all classes of stock of the non-U.S. entity.

Because Series II is a U.S. partnership for U.S. federal income tax purposes and is expected to own an interest in a CFC, a U.S. Series II Shareholder who meets the ownership tests described above may be required to include in income its allocable share of the CFC’s “Subpart F” income. Subpart F income generally includes dividends, interest, net gain from the sale or disposition of securities, non-actively managed rents and certain other generally passive types of income. The aggregate Subpart F income inclusions in any taxable year relating to a particular CFC are limited to such CFC’s current earnings and profits. Such inclusions will be treated as ordinary income (whether or not attributable to net capital gains). Thus, a U.S. Series II Shareholder may be required to report as ordinary income its allocable share of the CFC’s Subpart F income without corresponding receipts of cash and may not benefit from capital gain treatment with respect to the portion of any earnings attributable to net capital gains of the CFC. Under U.S. Treasury regulations, only U.S. Series II Shareholders that are U.S. Shareholders would be required to include in income their allocable shares of a CFC’s Subpart F income. In addition, such U.S. Series II Shareholders that are U.S. Shareholders would be subject to current United States tax on the “net CFC tested income” of the CFC, regardless of cash distributions from the CFC.

A Series II Shareholder’s tax basis in their Series II Shares will be increased to reflect any required Subpart F income or net CFC tested income. Such income will be treated as income from sources within the United States, for certain foreign tax credit purposes, to the extent derived by the CFC from U.S. sources. Subpart F income will not be eligible for the reduced rate of tax applicable to certain dividends paid by qualified foreign corporations to individual U.S. persons. See above under “—Ownership of Series II Shares—Income and Loss.” Amounts included as Subpart F income or net CFC tested income with respect to direct and indirect investments generally will not be taxable again when actually distributed by the CFC.

Whether or not any CFC has Subpart F income, any gain allocated to Series II Shareholders from our disposition of an equity interest in a CFC will be treated as dividend income (regardless of U.S. Shareholder status) to the extent of their allocable share of the current and/or accumulated earnings and profits of the CFC. In this regard, earnings would not include any amounts previously taxed pursuant to the CFC rules. However, net losses (if any) of a CFC will not pass through to U.S. Series II Shareholders.

As described above under “—Passive Foreign Investment Companies,” U.S. Treasury regulations under Section 1411 of the Code contain special rules for applying the 3.8% Medicare tax to U.S. persons owning an interest in a PFIC. Similar rules apply to U.S. Shareholders of a CFC. Prospective Series II Shareholders should consult their own tax adviser regarding the implications of these special rules.

If a non-U.S. entity held by Series II is classified as both a CFC and a PFIC, then Series II Shareholders will be required to include amounts in income with respect to such non-U.S. entity either under the CFC rules described under this subheading, or under the PFIC rules described under “—Passive Foreign Investment Companies,” but not both. The interaction of these rules is complex, and prospective Series II Shareholders should consult their own tax advisers in this regard.

Based on our organizational structure, we believe that one or more of Series II’s investments in the future are likely to be classified as CFCs. We may in the future acquire certain investments or operating entities through one or more holding entities treated as corporations for U.S. federal income tax purposes, and such future holding entities or other companies may be treated as CFCs. A U.S. Series II Shareholder that is a U.S. Shareholder based on the ownership tests described above may be required to include in income its allocable share of any CFC’s “Subpart F” income. The application of the CFC rules to U.S. Series II Shareholders is uncertain in certain respects. Prospective Series II Shareholders should consult their own tax advisers regarding the implications of the CFC rules for their ownership and disposition of Series II Shares.

REIT Subsidiaries

The following discussion summarizes certain U.S. federal income tax rules applicable to REITs within the meaning of Section 856 of the Code and certain U.S. federal income tax consequences to Shareholders with respect to investments held through one or more REIT Subsidiaries. Because of the complexity of the rules that apply to REITs, the discussion does not attempt to summarize all of the REIT rules that could potentially apply to

REIT Subsidiaries, the Company, the Series and the Shareholders. Except as otherwise noted, the following discussion assumes that each REIT Subsidiary qualifies as a REIT for U.S. federal income tax purposes.

The REIT provisions of the Code apply to a domestic corporation, trust, or association (i) that is managed by one or more trustees or directors, (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest, (iii) that properly elects to be taxed as a REIT, (iv) that is neither a financial institution nor an insurance company, (v) that uses a calendar year for U.S. federal income tax purposes, and (vi) that meets the additional requirements discussed below. Commencing with a REIT Subsidiary’s second taxable year, (i) the beneficial ownership of its stock must be held by 100 or more persons during at least 335 days of a 12-month taxable year (or during a proportionate part of a taxable year of less than 12 months) and (ii) at any time during the last half of each taxable year, no more than 50% in value of its stock may be owned, directly or indirectly, by or for five or fewer individuals, private foundations, trusts providing for the payment of supplemental unemployment compensation benefits, and/or portions of trusts permanently set aside or to be used exclusively for charitable purposes (the “5/50 Test”). A “qualified trust” described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code generally is not treated as an individual but, rather, shares held by it are treated as owned proportionately by its beneficiaries. For purposes of the 5/50 test, stock ownership is determined by applying certain constructive ownership rules that treat the Shareholders as owning their proportionate shares of the applicable Series investment in any REIT. It generally is expected that the overall ownership will be sufficiently diverse (and each REIT Subsidiary will be organized in a manner that is expected) to satisfy the 5/50 Test, and that the Partnership Agreement of the Company and organizational documents of each REIT Subsidiary will include restrictions on transfers intended to preserve compliance with the 5/50 Test, however no assurances can be provided. The Company may cause each REIT Subsidiary to issue a relatively small amount of equity directly to at least 100 persons to satisfy the 100 shareholder requirement for each REIT Subsidiary.

In order to maintain qualification as a REIT, a REIT must annually satisfy two gross income requirements. First, at least 75% of a REIT’s gross income for each taxable year generally must be derived, directly or indirectly, from investments of a passive investment character relating to real property or mortgages on real property or from certain types of temporary investments. Qualifying income, excluding gross income from certain dealer sales referred to as “prohibited transactions” (discussed below) and certain hedging and foreign currency transactions, for purposes of this 75% gross income test generally includes: (i) rents from real property, (ii) interest on debt secured by mortgages on real property or on interests in real property, (iii) dividends or other distributions on, and gain from the sale of, shares in other REITs, (iv) gain from the sale of real estate assets, (v) income and gain derived from foreclosure property, and (vi) income from certain types of temporary investments. Second, at least 95% of a REIT’s gross income for each taxable year generally must be derived from the real property investments described above, from other types of dividends and interest, and from gain from the sale or disposition of stock or securities that are not dealer property. While rents from real property qualify for purposes of the foregoing gross income tests, rents from real property do not include “related party rents.” Related party rents are rents received from any tenant if the REIT owns, directly or indirectly, in the case of a corporate tenant, 10% or more of such tenant’s stock (by vote or value) or, in the case of a non-corporate tenant, an interest of 10% or more in the assets or net profits of such tenant. Certain constructive attribution rules apply for purposes of measuring such ownership, including attribution rules which could potentially treat the Company and/or a REIT Subsidiary as owning an interest in a tenant actually owned by a Shareholder (and not actually owned by the Company or such REIT Subsidiary). The Partnership Agreement of the Company and the organizational documents of each REIT Subsidiary will require Shareholders to provide certain information relating to their actual and constructive ownership of certain tenants to the Manager upon request and will include restrictions on transfers, in each case intended to avoid the recognition of related party rents. While the Manager intends to use reasonable efforts to monitor the composition of the Company and each REIT Subsidiary’s tenants in order to avoid the recognition of related party rents and exclusion of any otherwise qualifying rents from real property, no assurances can be provided that a REIT Subsidiary will not recognize related party rents.

At the close of each quarter of its taxable year, a REIT also must satisfy five tests relating to the nature of its assets. First, real estate assets, cash and cash items, and government securities must represent at least 75% of the value of a REIT’s total assets. Second, securities (other than investments included in the 75% asset class) cannot represent more than 25% of the value of a REIT’s total assets. Third, of the investments that are not included in the 75% asset class and that are not securities of such REIT’s taxable REIT subsidiaries, (i) the value of any one issuer’s securities owned by a REIT may not exceed 5% of the value of its total assets and (ii) such REIT may not own more than 10% by vote or (with certain exceptions) by value of any one issuer’s outstanding securities. Fourth, securities of taxable REIT subsidiaries cannot represent more than 20% of the value of a REIT’s total assets (25% for any taxable year beginning after December 31, 2025). Fifth, nonqualified publicly offered REIT debt instruments cannot represent more than 25% of the value of a REIT’s total assets.

Use of a REIT generally eliminates (or substantially minimizes) corporate-level U.S. federal income tax by permitting the REIT to deduct dividends paid to shareholders in calculating its taxable income. Moreover, in order to qualify as a REIT, a REIT generally must distribute dividends (other than capital gain dividends) to its shareholders in an annual amount at least equal to 90% of its “REIT taxable income” (determined without regard to the dividends paid deduction and by excluding any net capital gain). For these purposes, dividend distributions include actual distributions and cashless “consent dividends.” The Company intends to cause any REIT Subsidiary within its control to make actual distributions or consent dividends as necessary to eliminate (or substantially minimize) material U.S. federal income tax and to comply with the REIT requirements. Consent dividends would cause Series II Shareholders to recognize taxable income without receiving corresponding distributions of cash. In order for a distribution by a REIT Subsidiary to be deductible against taxable income and to be counted toward satisfaction of the REIT minimum distribution requirements, the distribution generally may not constitute a “preferential dividend.” A dividend is not preferential if it is pro rata among all outstanding shares of stock within a class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents of the REIT. In certain situations, the IRS has taken the view that charging different management fee rates to different investors results in preferential dividends. Existing IRS precedents do not consider the application of this preferential dividend rule to a REIT that is a subsidiary of a partnership that charges different management fees and/or incentive distributions to investors in the partnership. A REIT Subsidiary that is deemed to have paid preferential dividends could have additional undistributed taxable income that is subject to corporate level tax, and it might be subject to certain penalties and excise taxes or, depending on the circumstances, such REIT Subsidiary could fail to qualify as a REIT. Under certain circumstances, a REIT Subsidiary may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, subject to an interest charge.

Net losses incurred by a REIT Subsidiary in any taxable year may not reduce the amounts of distributions in subsequent years that are treated as dividends (including capital gain dividends). As a result, Series II Shareholders may be taxed in respect of distributions from a REIT that exceed such Series II Shareholders economic gain. In such event, upon liquidation of the applicable REIT Subsidiary, Series II Shareholders may realize a capital loss, the use of which is subject to limitations.

A REIT Subsidiary’s qualification as a REIT for U.S. federal income tax purposes depends on whether it continues to meet the various requirements summarized above. Because of the complexity of such tests and the potential difficulties of complying with such tests, no assurance can be given that the actual results of a REIT Subsidiary’s operations would satisfy such requirements. In addition, because the relevant laws may change, compliance with one or more of the REIT requirements may become impossible or impracticable for the Company or any REIT Subsidiary. If a REIT Subsidiary fails to qualify for taxation as a REIT in any taxable year, it may be able to preserve its REIT status under certain savings provisions through the payment of certain penalty taxes (which may be substantial). If no relief provisions apply, a REIT Subsidiary generally would be subject to tax on its taxable income at regular corporate rates, would otherwise be treated as a regular taxable corporation and may be ineligible to elect REIT status again prior to the fifth taxable year following the first year in which it failed to qualify as a under the Code.

To the extent that a REIT Subsidiary does not distribute all of its net capital gain and REIT taxable income, it generally will be subject to tax on the undistributed amount at corporate tax rates and an additional 4% excise tax on certain undistributed amounts. Notwithstanding the foregoing, even if a REIT Subsidiary qualified for taxation as a REIT, it nonetheless could be subject to U.S. federal income tax in certain circumstances, including (without limitation) the following: (i) a REIT Subsidiary could be subject to tax at the highest corporate rate on certain income from “foreclosure property” acquired by reason of default on a lease or indebtedness held by such REIT Subsidiary; (ii) a REIT Subsidiary would be subject to a 100% U.S. federal income tax rate on net income from “prohibited transactions” (generally, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business); and (iii) a REIT Subsidiary would be subject to a 100% tax on certain redetermined rents, redetermined deductions, redetermined service income and excess interest payments involving or attributable to a taxable REIT subsidiary of such REIT Subsidiary (generally arising if such REIT Subsidiary and a taxable REIT subsidiary enter into transactions with each other that are not arm’s length). As noted above, gains derived by a REIT from sales of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business are subject to the 100% tax on net income from such prohibited transactions. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. The Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not be practical. Given the absence of bright-line tests for determining when property is treated as held for sale and the potential difficulties in qualifying for the statutory safe harbor, the IRS may successfully contend that some or all of the sales made by any REIT Subsidiary are prohibited transactions and that gains from such sales are subject to the 100% tax.

Taxation of Indirect REIT Shareholders

Series II Shareholders will be allocated a portion of the income with respect to their ownership of any REIT Subsidiary and will generally be taxed with respect to this allocated income in the same manner as if such Series II Shareholder held the REIT shares directly. For purposes of this discussion, Series I will generally be treated in the same manner as a Series II Shareholder with respect to a REIT Subsidiary.

Distributions made by a REIT to its taxable shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) are generally taken into account by them as ordinary income and will not be eligible for the dividends-received deduction for corporations or the reduced capital gains rates that generally apply to distributions by non-REIT C corporations to certain non-corporate Series II Shareholders. Individual taxpayers may be allowed a 20% deduction for ordinary REIT dividends. Distributions that a REIT designates as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the REIT’s actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its shares. However, corporate Series II Shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits are generally not taxable to a shareholder to the extent that they do not exceed the shareholder’s adjusted basis in its shares, but rather will reduce such adjusted basis. To the extent that such distributions exceed the adjusted basis of a shareholder’s shares they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less), assuming the shares are a capital asset in the hands of the shareholder.

A REIT is treated as making a distribution that can count toward meeting its annual distribution requirement if it declares a “consent dividend.” A consent dividend is a hypothetical distribution (as distinguished from an actual distribution) that is treated for U.S. federal income tax purposes as if it were distributed in money by the REIT to its shareholders on the last day of the REIT’s taxable year, received by its shareholders on that day, and immediately contributed by the shareholders as paid-in capital to the REIT on that day. Each Series II Shareholder’s distributive share of the amount of any consent dividend will be treated as a dividend to such person in accordance with the rules governing dividends discussed above. The Company currently intends for each REIT Subsidiary to make actual distributions, rather than consent dividends, to meet its REIT distribution requirements, but Series II Shareholders may be required to accept consent dividends. Consent dividends would cause Series II Shareholders to recognize taxable income without receiving corresponding distributions of cash. Shareholders may not include in their income tax returns any net operating losses or capital losses of a REIT.

Assuming the shares were a capital asset in the hands of the shareholder, a shareholder’s gain on the sale of its shares in a REIT will be taxed at long-term or short-term capital gain rates, depending on how long the shares were held. However, in general, any loss upon a sale or exchange of shares by a shareholder that has held such shares for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent of previous distributions from a REIT to the shareholder that were required to be treated by such shareholder as long-term capital gain. Subject to certain requirements, distributions by a REIT to U.S. taxable investors in liquidation of such REIT will be treated as gain (or loss) from the sale or exchange of shares in the REIT.

U.S. Withholding Taxes

Although each U.S. Series II Shareholder is required to provide an IRS Form W-9, we nevertheless may be unable to accurately or timely determine the tax status of Series II Shareholders for purposes of determining whether U.S. withholding applies to payments made by Series II to some or all Series II Shareholders. In such a case, payments made by Series II to U.S. Series II Shareholders might be subject to U.S. “backup” withholding at the applicable rate or other U.S. withholding taxes. Series II Shareholders would be able to treat as a credit their allocable share of any U.S. withholding taxes paid in the taxable year in which such withholding taxes were paid and, as a result, might be entitled to a refund of such taxes from the IRS. In the event Series II Shareholders redeem, transfer or otherwise dispose of some or all of their Series II Shares, special rules might apply for purposes of determining whether such Series II Shareholders or the transferees of such Series II Shares were subject to U.S. withholding taxes in respect of income allocable to, or distributions made on account of, such Series II Shares or entitled to refunds of any such taxes withheld. Prospective investors should consult their own tax advisers regarding the treatment of U.S. withholding taxes.

Consequences to Tax-Exempt U.S. Series II Shareholders

Income recognized by a U.S. tax-exempt organization (including a tax-exempt account) is exempt from U.S. federal income tax except to the extent of the organization’s UBTI. UBTI is defined generally as any gross income derived by a tax-exempt organization (including a tax-exempt account) from an unrelated trade or business that it regularly carries on, less the deductions directly connected with that trade or business. In addition, income arising from a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) that holds operating assets or is otherwise engaged in a trade or business generally will constitute UBTI. Notwithstanding the foregoing, UBTI generally does not include any dividend income, interest income, certain other categories of passive income or capital gains realized by a tax-exempt organization (including a tax-exempt account), so long as such income is not “debt financed,” as discussed below. Series II believes that it should not be regarded as engaged in a trade or business and anticipates that any operating assets held by Series II will be held through entities that are treated as corporations for U.S. federal income tax purposes.

The exclusion from UBTI does not apply to income from “debt-financed property,” which is treated as UBTI to the extent of the percentage of such income that the average acquisition indebtedness with respect to the property bears to the average tax basis of the property for the taxable year. If an entity treated as a flow-through for U.S. federal income tax purposes, such as Series II, incurs acquisition indebtedness, a tax-exempt partner in such flow-through entity (including one holding through a flow-through structure) will be deemed to have acquisition indebtedness equal to its allocable portion of such acquisition indebtedness. If any such indebtedness were used by Series II (or deemed to be used) to acquire property, such property generally would constitute debt-financed property, and any income from or gain from the disposition of such debt-financed property allocated to a tax-exempt organization (including a tax-exempt account) generally would constitute UBTI to such tax-exempt organization, subject to certain exceptions in cases where debt is paid off. In addition, even if such indebtedness were not used (or deemed to be used) by Series II to acquire property but were instead used to fund distributions to Series II Shareholders, if a tax-exempt organization (including a tax-exempt account) subject to taxation in the United States were to use such proceeds to make an investment outside Series II, the IRS might assert that such investment constitutes debt-financed property to such Series II Shareholder with the consequences noted above. If Series II incurs debt (including certain financing arrangements, which may include debt in connection with certain Asset-Based Finance Assets, through one or more subsidiaries treated as flow-through entities for U.S. federal income tax purposes), such indebtedness is expected to give rise to UBTI to the extent such indebtedness is used or deemed to be used to acquire investments.

It is expected Series II will hold a portion of its investments through one or more entities treated as a corporation for U.S. federal income tax purposes, including one or more REIT Subsidiaries. Dividends from such corporations, including a REIT Subsidiary, will generally not be treated as UBTI to tax-exempt U.S. Series II Shareholders, even if the property held by the REIT Subsidiary is debt-financed, except to the extent of “acquisition indebtedness” with respect to the investment in such corporation or REIT Subsidiary. However, an investment in a “pension-held REIT” within the meaning of Section 856(h)(3)(D) of the Code may give rise to UBTI.

Tax-exempt U.S. Series II Shareholders should consult their own tax advisers regarding the tax consequences of a purchase of Series II Shares.

Consequences to Non-U.S. Series II Shareholders

Series II intends to make investments (other than investments that are treated as corporations for U.S. federal income tax purposes) indirectly through entities that are treated as corporations for U.S. federal income tax purposes or REIT Subsidiaries (as discussed above under “—REIT Subsidiaries”), and as a result does not expect that any such investment will generate income treated as effectively connected with a U.S. trade or business. However, no assurance can be given that Series II Shareholders will not incur income treated as effectively connected with a U.S. trade or business, including income that is effectively connected with a U.S. trade or business attributable to the sale of a United States real property interest, as discussed below. If, as anticipated, Series II is not treated as engaged in a U.S. trade or business or as deriving income which is treated as effectively connected with a U.S. trade or business, and provided that a Non-U.S. Series II Shareholder is not itself engaged in a U.S. trade or business, then such Non-U.S. Series II Shareholder generally will not be subject to U.S. tax return filing requirements solely as a result of owning Series II Shares and generally will not be subject to U.S. federal income tax on its allocable share of Series II’s interest and dividends from non-U.S. sources or gain from the sale or other disposition of securities or real property located outside of the United States.

However, there can be no assurance that the law will not change or that the IRS will not deem Series II to be engaged in a U.S. trade or business. If, contrary to our expectations, Series II is treated as engaged in a U.S. trade or business, then a Non-U.S. Series II Shareholder generally would be required to file a U.S. federal income tax return, even if no effectively connected income were allocable to it. If Series II were to have income treated as effectively connected with a U.S. trade or business, then a Non-U.S. Series II Shareholder would be required to report that income and would be subject to U.S. federal income tax at the regular graduated rates. In addition, Series II might be required to withhold U.S. federal income tax on such Non-U.S. Series II Shareholder’s distributive share of such income at the highest rate of income tax applicable to such Non-U.S. Series II Shareholder based on the status of such Non-U.S. Series II Shareholder. A corporate Non-U.S. Series II Shareholder might also be subject to branch profits tax at a rate of 30%, or at a lower treaty rate, if applicable. If, contrary to expectation, Series II were engaged in a U.S. trade or business, then gain or loss from the sale of Series II Shares by a Non-U.S. Series II Shareholder would be treated as effectively connected with such trade or business to the extent that such Non-U.S. Series II Shareholder would have had effectively connected gain or loss had Series II sold all of its assets at their fair market value as of the date of such sale. In such case, any such effectively connected gain generally would be taxable at the regular graduated U.S. federal income tax rates, and the amount realized from such sale generally would be subject to a 10% U.S. federal withholding tax.

Further, it is possible that Series II will recognize gain from the sale of a United States real property interest. Regardless of whether Series II’s activities constitute a trade or business giving rise to U.S. “effectively connected” income, under provisions added to the Code by the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), Non-U.S. Series II Shareholders (other than a withholding qualified holder, such as certain qualified foreign pension funds) are taxed on the gain derived from the dispositions of United States real property interests (including gain allocated to a Non-U.S. Series II Shareholder upon a sale of such property interests by Series II). A United States real property interest includes an interest in a United States real property holding corporation. Under FIRPTA, Non-U.S. Series II Shareholders treat gain or loss from dispositions of U.S. real property interests as if the gain or loss were “effectively connected” with a U.S. trade or business and, therefore, are required to pay U.S. taxes at regular U.S. income tax rates on such gain or loss. As a result, Non-U.S. Series II Shareholders that that receive income allocations from the sale of a United States real property interest (including distributions from a REIT Subsidiary to the extent attributable to the disposition by the REIT Subsidiary of a United States real property interest) may be required to file a United States federal income tax return and may be subject to United States federal income tax at regular U.S. income tax rates on a sale, exchange or other disposition of such United States real property interest. Generally, with respect to gain attributable to Series II’s sale of a United States real property interest that is allocated to a Non-U.S. Series II Shareholder, Series II will be required to withhold at the highest rate of income tax applicable to each Non-U.S. Series II Shareholder based on the status of such Non-U.S. Series II Shareholder. Also, such gain may be subject to a 30% branch profits tax (as discussed above).

Upon a sale of a Non-U.S. Series II Shareholder’s Shares, if (i) 50% or more of Series II’s gross assets consist of U.S. real property interests and (ii) 90% or more of Series II’s gross assets consist of U.S. real property interests and cash or cash equivalents, a purchaser will be required to withhold tax pursuant to Section 1445 of the Code on the full amount of the purchase price. Regardless of whether Series II satisfies these requirements, gain attributable to its U.S. real property interests may be subject to U.S. federal income tax.

In general, even if Series II is not engaged in a U.S. trade or business, and assuming Series II Shareholders are not otherwise engaged in a U.S. trade or business, Non-U.S. Series II Shareholders will nonetheless be subject to a withholding tax of 30% on the gross amount of certain U.S.-source income which is not effectively connected with a U.S. trade or business. Income subjected to such a flat tax rate is income of a fixed or determinable annual or periodic nature, including dividends (including distributions in connection with Share Redemptions that are treated as dividends for U.S. federal income tax purposes), certain interest income and royalties. Such withholding tax may be reduced or eliminated with respect to certain types of income under an applicable income tax treaty between the United States and a Series II Shareholder’s country of residence or under the “portfolio interest” rules or other provisions of the Code, provided that such Series II Shareholder provides proper certification as to their eligibility for such treatment. Notwithstanding the foregoing, and although each Non-U.S. Series II Shareholder is required to provide us with an IRS Form W-8, we nevertheless may be unable to accurately or timely determine the tax status of Series II Shareholders for purposes of establishing whether reduced rates of withholding apply to some or all Series II Shareholders. In such a case, a Series II Shareholder’s allocable share of distributions of U.S.-source dividend and interest income will be subject to U.S. withholding tax at a rate of 30%. Further, if such Series II Shareholder would not be subject to U.S. tax based on their tax status or otherwise were eligible for a reduced rate of U.S. withholding, such Series II Shareholder might need to take additional steps to receive a credit or refund of any excess withholding tax paid on their account, which could include the filing of a non-resident U.S. income tax return with the IRS. Among other limitations applicable to claiming treaty benefits, if a Series II Shareholder resides in a treaty jurisdiction which does not treat Series II as a pass-through entity, such Series II Shareholder might not be eligible to receive a refund or credit of excess U.S. withholding taxes paid on their account. In the event a Series II Shareholder elects to redeem, sell or exchange some or all of their Series II Shares, special rules may apply for purposes of determining whether such Series II Shareholder or the transferee of such Series II Shares are subject to U.S. withholding taxes in respect of income allocable to, or distributions made on account of, such Series II Shares or entitled to refunds of any such taxes withheld. See above under “—Sale or Exchange/Redemption of Series II Shares.” Prospective Series II Shareholders should consult their own tax advisers regarding the treatment of U.S. withholding taxes.

Special rules may apply to any Non-U.S. Series II Shareholder (i) that has an office or fixed place of business in the United States; (ii) that is an individual present in the United States for 183 days or more in a taxable year, calculated taking into account a portion of the days such individual was present in the United States in the preceding two years; or (iii) that is (a) a former citizen or long-term resident of the United States, (b) a foreign insurance company that is treated as holding a partnership interest in Series II in connection with its U.S. business, (c) a PFIC, (d) a CFC or (e) a corporation that accumulates earnings to avoid U.S. federal income tax. Prospective Series II Shareholders should consult their own tax advisers regarding the application of these special rules.

Taxes in Other Jurisdictions

In addition to U.S. federal income tax consequences, a purchase of Series II Shares could subject Series II Shareholders to U.S. state and local taxes in the U.S. state or locality in which they are a resident for tax purposes. Additionally, Series II itself may become subject to taxes, including withholding taxes, in non-U.S. jurisdictions in which Series II invests which would reduce cash available to Series II to distribute to Series II Shareholders or to redeem Series II Shareholders. Series II Shareholders could also be subject to tax return filing obligations and income, franchise or other taxes, including withholding taxes, in non-U.S. jurisdictions in which Series II invests. We will attempt, to the extent reasonably practicable, to structure our operations and investments so as to avoid income tax filing obligations by Series II Shareholders in non-U.S. jurisdictions. However, there may be circumstances in which we are unable to do so. Income or gain from investments held by Series II may be subject to withholding or other taxes in jurisdictions outside the United States, except to the extent an income tax treaty applies. If Series II Shareholders wish to claim the benefit of an applicable income tax treaty, they might be required to submit information to tax authorities in such jurisdictions. Prospective Series II Shareholders should consult their own tax adviser regarding the U.S. state, local and non-U.S. tax consequences of a purchase of Series II Shares in Series II.

As noted above under “Treatment of the Series as Separate Entities,” each Series is intended to be treated as a separate entity, and have a different tax classification, for U.S. federal income tax purposes. The state tax treatment of a series limited partnership depends on the laws of each state, and it is possible that a particular state may treat Series I and Series II as a single entity for state tax purposes or may treat Series I or Series II as separate entities but classified differently than the IRS does for U.S. federal income tax purposes.

Information Returns and Audit Procedures

The Manager will endeavor to provide Series II Shareholders, within 120 days after the close of each calendar year, estimates of the taxable income or loss computed for U.S. tax purposes allocated to them in connection with their investment in Series II, and within 180 days after the close of each calendar year, final U.S. tax information (including Schedule K-1, which may be based on the best available estimates at the time of issuance) which describes on a U.S. dollar basis such Series II Shareholder’s share of Series II’s income, gain, loss and deduction for the preceding taxable year. However, while delays are not expected, providing this U.S. tax information to Series II Shareholders could be subject to delay in the event of, among other reasons, evolving reporting and compliance requirements or other events. It is therefore possible that, in any taxable year, Series II Shareholders will need to apply for an extension of time to file the Shareholders’ tax returns. In preparing this U.S. tax information, we will use various accounting and reporting conventions, some of which have been mentioned in the previous discussion, to determine a Series II Shareholder’s share of income, gain, loss and deduction. The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to the Shareholders’ income or loss.

Series II may be audited by the IRS. Adjustments resulting from an IRS audit could require Series II Shareholders to adjust a prior year’s tax liability and result in an audit of their own tax return. Any audit of a Series II Shareholder’s tax return could result in adjustments not related to Series II’s tax returns, as well as those related to Series II’s tax returns. If the IRS makes an audit adjustment to our income tax returns, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from Series II instead of Series II Shareholders. We may be permitted to elect to have the Manager and Series II Shareholders take such audit adjustment into account in accordance with their interests during the taxable year under audit. However, there can be no assurance that we will choose to make such election or that it will be available in all circumstances. If we do not make the election, and we pay taxes, penalties or interest as a result of an audit adjustment, then cash available for distribution to Series II Shareholders might be substantially reduced. As a result, current Series II Shareholders might bear some or all of the cost of the tax liability resulting from such audit adjustment, even if current Series II Shareholders did not own Series II Shares during the taxable year under audit.

Pursuant to the partnership audit rules, a “partnership representative” designated by Series II will have the sole authority to act on behalf of Series II in connection with any administrative or judicial review of Series II’s items of income, gain, loss, deduction or credit. In particular, the partnership representative will have the sole authority to bind both former and current Series II Shareholders and to make certain elections on behalf of Series II pursuant to the partnership audit rules. Prospective Series II Shareholders should consult their own tax adviser regarding the implications of the partnership audit rules for a purchase of Series II Shares.

Foreign Account Tax Compliance

Under FATCA, a 30% withholding tax is imposed on “withholdable payments” made to a “foreign financial institution” or a “non-financial foreign entity,” unless such financial institution or entity satisfies certain information reporting or other requirements. Withholdable payments include certain U.S.-source income, such as interest, dividends and other passive income. Proposed U.S. Treasury regulations eliminate the requirement to withhold tax under FATCA on gross proceeds from the sale or disposition of property that can produce U.S.-source interest or dividends. The IRS has announced that taxpayers are permitted to rely on the proposed regulations until final U.S. Treasury regulations are issued. We intend to comply with FATCA, so as to ensure that the 30% withholding tax does not apply to any withholdable payments received by the Company, or our investments. Nonetheless, the 30% withholding tax may also apply to such Series II Shareholder’s allocable share of distributions attributable to withholdable payments, unless they properly certify their FATCA status on IRS Form W-8 or IRS Form W-9 (as applicable) and satisfy any additional requirements under FATCA.

In compliance with FATCA, information regarding certain Series II Shareholders’ ownership of Shares may be reported to the IRS or to a non-U.S. governmental authority. FATCA remains subject to modification by an applicable intergovernmental agreement between the United States and another country for cooperation to facilitate the implementation of FATCA, or by future U.S. Treasury regulations or guidance. Prospective Series II Shareholders should consult their own tax advisers regarding the consequences under FATCA of a purchase of Series II Shares.

Tax Shelter Regulations and Related Reporting Requirements

If Series II were to engage in a “reportable transaction,” we (and possibly Series II Shareholders) would be required to make a detailed disclosure of the transaction to the IRS in accordance with regulations governing tax shelters and other potentially tax-motivated transactions. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or “transaction of interest,” or that it produces certain kinds of losses exceeding certain thresholds. Any purchase of Series II Shares may be considered a “reportable transaction” if, for example, Series II were to recognize certain significant losses in the future. In certain circumstances, a Series II Shareholder who disposes of an interest in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction. Certain of these rules are unclear, and the scope of reportable transactions can change retroactively. Therefore, it is possible that the rules may apply to transactions other than significant loss transactions.

Moreover, if Series II were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, Series II Shareholders might be subject to significant accuracy-related penalties with a broad scope, for those persons otherwise entitled to deduct interest on federal tax deficiencies, non-deductibility of interest on any resulting tax liability, and in the case of a listed transaction, an extended statute of limitations. Series II does not intend to participate in any reportable transaction with a significant purpose to avoid or evade tax, nor does it intend to participate in any listed transactions. However, no assurance can be provided that the IRS will not assert that it has participated in such a transaction. Prospective Series II Shareholders should consult their own tax advisers concerning any possible disclosure obligation under the regulations governing tax shelters with respect to the disposition of Series II Shares.

Information Reporting, Withholding and Backup Withholding

For each calendar year, Series II will report to Series II Shareholders and to the IRS the amount of distributions that we pay, and the amount of tax (if any) that we withhold on these distributions. The proper application to Series II of the rules for withholding under Sections 1441 through 1446 of the Code (applicable to certain dividends, interest and amounts treated as effectively connected with a U.S. trade or business, among other items) is unclear.

Under the backup withholding rules, Series II Shareholders may be subject to backup withholding tax with respect to distributions paid unless: (i) they are an exempt recipient and demonstrate this fact when required; or (ii) provide a taxpayer identification number, certify as to no loss of exemption from backup withholding tax, and otherwise comply with the applicable requirements of the backup withholding tax rules. A U.S. Series II Shareholder that is exempt should certify such status on a properly completed IRS Form W-9. A Non-U.S. Series II Shareholder may qualify as an exempt recipient by submitting a properly completed IRS Form W-8. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Series II Shareholder will be allowed as a credit against their U.S. federal income tax liability and may entitle such Series II Shareholder to a refund from the IRS, provided they supply the required information to the IRS in a timely manner.

If Series II Shareholders do not timely provide Series II, or the applicable nominee, broker, clearing agent or other intermediary, with IRS Form W-9 or IRS Form W-8, as applicable, or such form is not properly completed, then Series II may become subject to U.S. backup withholding taxes in excess of what would have been imposed had Series II or the applicable intermediary received properly completed forms from all Series II Shareholders. For administrative reasons, and in order to maintain the fungibility of Shares, such excess U.S. backup withholding taxes, and if necessary similar items, may be treated by Series II as an expense that will be borne indirectly by all Series II Shareholders on a pro rata basis (e.g., since it may be impractical for us to allocate any such excess withholding tax cost to the Series II Shareholders that failed to timely provide the proper U.S. tax forms).

U.S. individuals (and possibly certain entities) must file certain information with their annual U.S. federal income tax return regarding interests they hold in foreign entities or accounts worth more than $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year. Prospective Series II Shareholders should consult their own tax adviser regarding the possible implications of these reporting requirements for a purchase of Shares.

Other Tax Matters

Taxable Year

The Company uses the calendar year as its taxable year for U.S. federal income tax purposes. Under certain circumstances which we currently believe are unlikely to apply, a taxable year other than the calendar year may be required for Series II for such purposes.

New Legislation or Administrative Judicial Action

The U.S. federal income tax treatment of Shareholders depends, in some instances, on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. Shareholders should be aware that the U.S. federal income tax rules are constantly under review (including currently) by the Congressional tax writing committees and other persons involved in the legislative process, the IRS, the U.S. Treasury Department and the courts, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations, any of which could adversely affect the value of Shares and be effective on a retroactive basis. For example, changes to the U.S. federal income tax laws and interpretations thereof could make it more difficult or impossible for Series II to be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, change the character or treatment of portions of the Company’s income, reduce the net amount of distributions available to Shareholders, or otherwise affect the tax considerations of owning Shares. Such changes could also affect or cause the Company to change the way it conducts its activities and adversely affect the value of Shares. Additionally, the OBBBA (as defined below) includes several new provisions (and other amendments) to the Code. The impact of the OBBBA and any other potential tax changes on an investment in the Company is uncertain. Prospective investors should consult their own tax advisers regarding potential changes in tax laws and the impact on their investment in the Company and the impact on the Company and any potential investments.

THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO THE COMPANY AND SHAREHOLDERS ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE EFFECT OF EXISTING INCOME TAX LAWS, THE MEANING AND IMPACT OF WHICH IS UNCERTAIN, AND OF PROPOSED CHANGES IN INCOME TAX LAWS WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER, AND IN REVIEWING THIS REGISTRATION STATEMENT THESE MATTERS SHOULD BE CONSIDERED. EACH SHAREHOLDER SHOULD CONSULT THEIR OWN TAX ADVISER WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF ANY PURCHASE OF SHARES.

Certain ERISA Considerations

The following is a summary of certain considerations associated with an investment in the Company by (i) “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that are subject to Part 4 of Subtitle B of Title I of ERISA, (ii) plans, IRAs and other arrangements that are subject to Section 4975 of the Code or provisions under any U.S. federal, state or local or non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Other Plan Laws”) and (iii) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i) or (ii) pursuant to ERISA or other applicable law (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).

Fiduciary Duty of Investing Plans.

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan which is a “benefit plan investor” (a “Benefit Plan Investor”) within the meaning of ERISA and the U.S. Department of Labor regulations promulgated thereunder, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”) and prohibit certain transactions involving the assets of a Benefit Plan Investor and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Benefit Plan Investor or the management or disposition of the assets of a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to a Benefit Plan Investor, is generally considered to be a fiduciary of the Benefit Plan Investor. The term Benefit Plan investors is generally defined under ERISA and the Plan Asset Regulations to include (a) “employee benefit plans” (within the meaning of Section 3(3) of ERISA) that are subject to Title I of ERISA, (b) “plans” within the meaning of Section 4975 of the Code to which Section 4975 of the Code is applicable (including, without limitation, “Keogh” plans and IRAs), and (c) entities whose underlying assets include plan assets by reason of the investment in such entity by one or more “employee benefit plans” and/or “plans” (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors and which does not satisfy another exception under ERISA).

In considering an investment in the Company of a portion of the assets of any Plan, a fiduciary should determine, particularly in light of the risks and lack of liquidity inherent in an investment in the Company, whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Other Plan Law relating to a fiduciary’s duties to the Plan including the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Other Plan Laws.

Prohibited Transaction Issues.

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Benefit Plan Investor that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The fiduciary of a Benefit Plan Investor that proposes to purchase or hold any Shares should consider, among other things, whether such purchase and holding may involve the sale or exchange of any property between a Benefit Plan Investor and a party in interest or disqualified person, or the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any “plan assets.” Depending on the satisfaction of certain conditions which may include the identity of the fiduciary of the Benefit Plan Investor making the decision to acquire or hold Shares on behalf of a Benefit Plan Investor, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. Each of the above-noted exemptions contains conditions and limitations on its application. It should be further noted that even if the conditions specific to one or more of these exemptions are satisfied, the scope of relief provided by these exemptions may not necessarily cover all acts involving the Shares that might be construed as prohibited transactions. Fiduciaries of Benefit Plan Investors considering acquiring and/or holding Shares in reliance on these or any other exemption should carefully review the exemption in consultation with its own legal advisors to assure it is applicable. There can be no assurance that any or all of the conditions of any such exemptions will be satisfied with respect to any particular transaction involving the Shares.

Plan Assets.

Under ERISA and the Plan Asset Regulations, when Benefit Plan Investor acquires an equity interest in an entity that is neither a “publicly-offered security” (within the meaning of the Plan Asset Regulations, as described below) nor a security issued by an investment company registered under the Investment Company Act, the Benefit Plan Investor’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors (the “25% Test”) or that the entity is an “operating company” (each as defined in the Plan Asset Regulations). For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors, excluding equity interests held by persons (other than Benefit Plan Investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. The Company will not be an investment company under the Investment Company Act. Thus, absent satisfaction of another exception under the Plan Asset Regulations, if 25% or more of the total value of any class of equity interests of the Company were held by Benefit Plan Investors, an undivided interest in each of the underlying assets of the Company would be deemed to be “plan assets” of any Benefit Plan Investor that invested in the Company.

Under the Plan Asset Regulations, a “publicly-offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held” and (c) (i) sold to the Benefit Plan Investor as part of an offering of securities to the public pursuant to an effective registration under the Securities Act, and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.

To the extent any class of our Shares is not “publicly-offered” within the meaning of the Plan Asset Regulations, the Company intends to use reasonable efforts to satisfy another exception to the Plan Asset Regulations, including prohibiting investment from Benefit Plan Investors in one or more classes of our Shares. However, there can be no assurance that, notwithstanding such efforts, the Company will satisfy an exception to ERISA and the Plan Asset Regulations, or the underlying assets of the Company will not otherwise be deemed to include “plan assets” of one or more Benefit Plan Investors within the meaning of the ERISA.

Plan Asset Consequences.

If the assets of the Company were deemed to be “plan assets” of one or more Benefit Plan Investors under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to acquisitions made by the Company and (ii) the possibility that certain transactions in which the Company might seek to engage in could constitute “prohibited transactions” under ERISA and the Code. Fiduciaries of Benefit Plan Investors who decide to invest in the Company could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Company or as co-fiduciaries for actions taken by or on behalf of the Company. With respect to an IRA that invests in the Company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.

The foregoing statements regarding the consequences under ERISA and the Code of an investment in the Company are based on the provisions of ERISA and the Code as currently in effect and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes that would make the foregoing statements incorrect or incomplete will not occur.

Reporting Obligations.

Under ERISA’s general reporting and disclosure rules, certain Benefit Plan Investors subject to Title I of ERISA are required to file annual reports (Form 5500) with the U.S. Department of Labor regarding their assets, liabilities and expenses. To facilitate compliance with these requirements it is noted that the descriptions contained in this Registration Statement of fees and compensation, including the distribution and shareholder servicing fee payable to the Dealer Manager and the Management Fee and the Performance Fee to the Manager are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 may be available.

Governmental and Other Plans.

While Plans that are governmental plans, certain church plans and non-U.S. plans may not be subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, such Plans may nevertheless be subject to Other Plan Laws. Fiduciaries of any such Plans, in consultation with their advisors and legal counsel, should consider the impact of their respective laws and regulations on an investment in the Company and the considerations discussed above, if applicable.

Important Notice for Plans.

Each Plan proposing to invest in the Company will be deemed to make certain representations, including, but not limited to, that it is, and any fiduciaries responsible for the Plan’s investment are, professionally advised, aware of and understand the Company’s business objectives, policies and strategies and that the decision to invest plan assets in the Company was made with appropriate consideration of relevant investment factors with regard to the Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under applicable law, including ERISA and applicable Other Plan Law.

This Registration Statement does not constitute an undertaking to provide impartial investment advice and it is not our intention to act in a fiduciary capacity with respect to any Plan. HPS, the Manager and their respective affiliates (the “Relevant Entities”) have a financial interest in investors’ investment in the Shares on account of the fees and other compensation they expect to receive (as the case may be) from the Company and their other relationships with the Company as contemplated hereunder. Any such fees and compensation do not constitute fees or compensation rendered for the provision of investment advice to any Plan. Each Plan which acquires or holds any Shares will be deemed to represent and warrant that it is advised by a fiduciary that is (a) independent of the Relevant Entities; (b) capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this Registration Statement; and (c) a fiduciary (under ERISA, Section 4975 of the Code or applicable Other Plan Law) with respect to the Plan’s investment in the Shares, who is responsible for exercising independent judgment in evaluating the Plan’s investment in the Shares and any related transactions.

The sale of Shares to a Plan is in no respect a representation by us or any other person associated with the offering of our Shares that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan. Prospective investors should not construe the contents of this Registration Statement as, nor do the contents of this Registration Statement constitute, a recommendation or representation with respect to the Shares that is based on any prospective investor’s particular needs or individual circumstances or that the investment satisfies a particular prospective investor’s specific legal or other requirements for investment. Each Plan fiduciary should consult with its own legal advisors concerning the potential consequences under ERISA, Section 4975 of the Code and any applicable Other Plan Law before making an investment in the Shares.

EACH PLAN INVESTOR IS ADVISED TO CONTACT ITS OWN LEGAL, FINANCIAL ADVISOR OR OTHER FIDUCIARY UNRELATED TO THE RELEVANT ENTITIES ABOUT WHETHER AN INVESTMENT IN OUR SHARES, OR ANY DECISION TO CONTINUE TO HOLD, TRANSFER, VOTE OR PROVIDE ANY CONSENT WITH RESPECT TO ANY SUCH SHARES, MAY BE APPROPRIATE FOR THE PLAN’S CIRCUMSTANCES.

Item 1A.	Risk Factors

Risk Factor Summary

The following is only a summary of the principal risks that may materially adversely affect the Company’s business, financial condition, results of operations and cash flows. These are not the only risks the Company faces. You should carefully consider these risk factors, together with the risk factors set forth below under this Item 1.A and the other reports and documents filed by us with the SEC.

Risks Related to Our Company and an Investment in Our Shares

•

We face heightened risks because we have a limited operating history and record, and because we have no prior experience managing an operating company that seeks to conduct its operations so that the Company does not fall within the definition of an “investment company” under the Investment Company Act.

•	Our Asset-Based Finance Assets may not achieve our business objectives or generate returns for Shareholders.

•	Our ability to achieve our business objectives depends on the Manager because the Manager has significant discretion as to the implementation of the Company’s objectives and policies.

•	We would not be able to operate our business according to our business plans if we are required to register as an investment company under the Investment Company Act.

•	Our Shares are not registered under the Securities Act, so they are subject to heightened restrictions on transferability and resale.

•	There is no market for the Shares, and Shareholders will bear the risks of owning Shares for an extended period of time due to limited redemptions.

•

Shareholders will have limited liquidity and may be limited in their opportunity to have their Shares redeemed and may not receive a full return of their invested capital if they elect to have their Shares redeemed by the Company.

•

There is no public trading market for the Shares; therefore, a Shareholder’s ability to dispose of its Shares will likely be limited to redemption by us. If a Shareholder sells its Shares to us, the Shareholder may receive less than the price it paid.

•

Holders of Investor Shares or HPS Shares will not have control or influence over Company policies, operations or acquisitions or the decision to conduct Share Redemptions or the selection of Service Providers (as defined below). Further, we may amend the Partnership Agreement without Shareholder approval and holders of Investor Shares or HPS Shares will not be entitled to vote for the election of directors.

Risks Related to the Company’s Investments

•	The Company’s investments are subject to general investment risks.

•	The Company is subject to risks associated with the use of Platforms.

•	The Company is subject to general credit risks.

•	The Company faces risks by originating loans if then unable to sell, assign or close transactions for that loan.

•	The value of certain investments may not be readily determinable.

•

Due to different accounting and other standards, the Company may be presented with information that is less reliable and less sophisticated than GAAP principles would allow for, which would adversely affect our business.

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The success of the Company depends on our ability to navigate the acquisitions and competition of the market. It is possible that competition for appropriate acquisition opportunities may increase, thus reducing the number of opportunities available to the Company and adversely affecting the terms, including pricing, upon which Asset-Based Finance Assets can be acquired.

•	The Company is subject to risks relating to secured loans.

•	The Company is subject to risks relating to senior secured debt and unitranche debt.

•	The Company is subject to business and credit risks.

•	We may need to incur financial leverage to be able to achieve our business objectives. We cannot guarantee the availability of such financing.

•	The Company is subject to risks relating to minority investments and Joint Ventures.

•	The amount of any distributions we may pay is uncertain. We may not be able to sustain the payment of distributions.

•	The Company is subject to risks associated with investments that may become distressed.

•	The Company is subject to risks associated with acquisitions of portfolios of loans.

•	The Company is subject to risks associated with investing in structured credit instruments.

•	The Company is subject to risks related to bankruptcy.

•	The Company is subject to risks relating to asset-based financing.

•	The Company is subject to risks relating to the warehouse investments.

Risks Related to Strategic Investments in Securities and Other Asset-Based Finance Assets

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Financial instruments which the Company will acquire may be impacted by the high volatility of the market which may be beyond the control of the Company and could adversely impact the Company’s ability to generate attractive returns.

•	For a portion of our assets, we are at risk of having a limited ability to control an asset when we hold a non-controlling interest in that asset.

•	We may acquire or invest in Asset-Based Finance Assets in distressed securities or entities that are in or may become bankrupt, which typically involves elevated risk.

•	Acquiring subordinated loans or securities can be associated with the increased risks of unrated or below investment-grade assets.

•	Loans we acquire will not likely receive an investment-grade rating, or may be unrated, which can result in additional risk that can adversely affect our returns.

Additional Risks Related to the Operation of the Company Generally

•	The Company may also face conflicts between HPS and its affiliates and the Company regarding the acquisition and purchase of investments that were originated or sourced by its affiliate.

Tax Risks Related to the Company, the Shares and the Company’s Assets

•	Our acquisition decisions will be based on economic considerations which could result in adverse tax consequences.

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Shareholders may be subject to taxes on phantom income and may not receive sufficient cash distributions to fully cover such tax liabilities as they arise, such that Shareholders may need to pay tax liabilities associated with their investment in the Company using other assets.

•	Shareholders may be subject to non-U.S. taxes, tax filing obligations, and other potential adverse consequences.

•	We face the risk of owning investments in a manner that is not fully tax efficient because certain jurisdictional rules or other factors may limit our ability to do so.

•	If Series II were to be treated as a corporation for U.S. federal income tax purposes, the value of our Series II Shares might be adversely affected.

•	Series II and its corporate subsidiaries face the risk of a tax audit which may have adverse consequences for Series II and/or the Series II Shareholders.

•	Series I faces the risk of a tax audit which may have adverse consequences for Series I and/or the Series I Shareholders.

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There is no assurance that Schedules K-1 will be provided within a particular time-frame to Series II Shareholders and any such Schedule K-1 may be based on the best available estimates at the time of issuance.

•	Increases to the corporate tax rate would likely decrease the Company’s returns.

•	Certain of our financing arrangements may result in tax-exempt holders of our Series II Shares recognizing UBTI.

•	Non-U.S. Series I Shareholders and Non-U.S. Series II Shareholders may be treated as engaged in a U.S. trade or business as a result of their investment.

•	If we are required to register as an investment company under the Investment Company Act, Series II may be treated as a publicly traded partnership that is subject to corporate income taxes.

•	If a REIT Subsidiary does not qualify as a REIT, it will be subject to tax as a regular corporation and could face a substantial tax liability.

•	For a REIT Subsidiary to maintain its REIT status, it may have to borrow funds on a short-term basis during unfavorable market conditions.

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The charter of a REIT Subsidiary will not permit any person or group to own more than 9.8% of its outstanding common stock or of its outstanding capital stock of all classes or series, and accordingly, acquisitions of Shares of the Company that would result in a violation of the foregoing would not be effective without an exemption.

•	The Company may be subject to additional tax as a result of certain equity investments.

•	Shareholders will be subject to certain restrictions on transfer.

•	Our business may be affected by changes to tax regimes in jurisdictions outside of the United States.

•	U.S. federal income tax reform may impact an investment in the Company and may impact the Company’s investments.

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ATAD I-III, DAC6 and the UK MDR Regime may place additional administrative burdens on the Manager’s management team or portfolio investment management and ultimately could lead to increased cost, which could adversely affect profitability.

Risks Related to Regulatory Matters

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We will have certain reporting obligations not applicable to private companies. We will need to make significant capital expenditures to be in compliance with certain regulations not applicable to private companies. Failure to comply with such regulations may have an adverse effect on our business.

•	We face the risk that the Manager or any affiliated entities may experience a compliance failure, which would adversely affect us.

•	We face the risk that the legal and regulatory fields will change in a manner which adversely affects the Company.

Risk Factors

Investing in our Shares involves a number of significant risks. The following information is a discussion of the material risk factors associated with an investment in our Shares specifically, as well as those factors generally associated with an investment in a company with investment objectives, investment policies, capital structure or trading markets similar to ours. In addition to the other information contained in this Registration Statement, you should consider carefully the following information before making an investment in our Shares. The risks below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of the following events occur our business, financial condition and results of operations could be materially and adversely affected. In such cases, the NAV of our Shares could decline, and you may lose all or part of your investment.

Risks Related to Our Company and an Investment in Our Shares

The Company has no operating history. The Company commenced operations in [●] and therefore has no performance history upon which prospective shareholders can evaluate their performance. As a result, prospective investors have no track record or history on which to base their investment decision. There can be no assurance that the results achieved by similar strategies managed by HPS or its affiliates will be achieved for the Company. The Company’s operating results, and in turn the performance of the Company, will depend in part upon the availability of suitable investments and the performance of its investments. Although potential investments of the Company may have been identified, not all of those investments may close, and those that close may not be representative of future investments made by the Company. There can be no assurance that any similar investment opportunities will be available or pursued by the Company in the future. Past performance should not be relied upon as an indication of future results. Moreover, the Company is subject to all of the business risks and uncertainties associated with any new business, including the risk that it will not achieve its investment objective and that the value of a Shareholder’s investment could decline substantially or that the Shareholder will suffer a complete loss of its investment in the Company.

The Manager and the members of the investment team have no prior experience managing an operating company such as the Company and the investment objectives, strategies, and techniques used by the Manager to manage such a company may differ from the investment objective, strategies, and techniques previously employed by the Manager, its affiliates, and the members of the investment team in identifying and managing past investments made by other funds and companies. In addition, the Company may be required to materially restrict or limit the scope of its operations or plans to ensure that it is not required to register as an investment company or deemed to be an investment company. See “—We would not be able to operate our business according to our business plans if we are required to register as an investment company under the Investment Company Act” and “—We may be restricted in our operations to ensure that we are not deemed an investment company” below.

The Company may not be able to meet its investment objective. The Company cannot provide assurances that it will be able to identify, choose, make or realize investments of the type targeted for the Company. There is also no guarantee that the Manager will be able to source attractive investments for the Company within a reasonable period of time. There can be no assurance that the Company will be able to generate returns for the Shareholders or that returns will be commensurate with the risks of the investments. The Company may not be able to achieve its investment objective and Shareholders may lose some or all of their invested capital. The failure by the Company to obtain indebtedness on favorable terms or in the desired amount will adversely affect the returns realized by the Company and impair the Company’s ability to achieve its investment objective.

The Company is dependent on the investment team. The success of the Company depends in substantial part on the skill and expertise of the investment team and the broader HPS investment platform. Although the success of the Company is not dependent upon any particular individual, there can be no assurance that the members of the investment team will continue to be affiliated with the Company and/or its affiliates throughout the life of the Company or will continue to be available to manage the Company. The unavailability of members of the investment team to manage the Company’s investment program could have a material adverse effect on the Company.

An investment in the Company is illiquid and there are restrictions on withdrawal. An investment in the Company is suitable only for certain sophisticated investors that have no need for immediate liquidity in respect of their investment and who can accept the risks associated with investing in illiquid investments. A purchase of the Company’s Shares requires a long-term commitment, with no certainty of return and should be viewed as an illiquid investment. Certain Asset-Based Finance Assets may be held for the long-term.

Since there is no established market for the Shares, and none is expected to develop, a Shareholder of the Company will be unable to realize its investment readily and may encounter difficulty ascertaining the market value of its Shares. Shares in the Company are subject to restrictions on resales under applicable securities laws. Redemptions of Shares by the Company will likely be the only way for a Shareholder to dispose of Shares. It is uncertain as to when profits, if any, will be realized by a Shareholder and if such Shareholder will realize profits from the Company prior to the Company redeeming its Shares. Losses on dispositions of unsuccessful Asset-Based Finance Assets may be realized before gains on dispositions of successful Asset-Based Finance Assets are realized. Furthermore, the expenses of operating the Company (including any fees payable to the Manager (or an affiliate thereof)) may exceed its income, thereby requiring that the difference be paid from the Company’s assets. The Company will not be obligated to liquidate any instruments in order to meet redemption requests and the Company may not have sufficient cash flow to meet redemption requests at any given time. If the Board, upon recommendation of the Manager, determines there is insufficient liquidity to meet redemption requests under the Share Redemption Program, such requests will be delayed until the Board determines there is sufficient liquidity; such delay may be significant. The Company, through its subsidiaries, intends to primarily own Asset-Based Finance Assets for the long term. The number of potential purchasers and sellers is expected to be limited. This factor could have the effect of limiting the availability of Asset-Based Finance Assets for purchase by the Company and will also limit the ability of the Company to sell Asset-Based Finance Assets at their fair market value in response to changes in the economy or financial markets. Illiquidity could also result from legal or contractual restrictions on their resale.

The realizable value of a highly illiquid Asset-Based Finance Asset at any given time could be less than its intrinsic value. In addition, certain types of Asset-Based Finance Assets owned by the Company’s subsidiaries are likely to require a substantial length of time to liquidate. There can be no assurance that the Company will be able to dispose of its instruments at the price and at the time it wishes to do so. Such illiquidity may continue even if the underlying entities obtain listings on securities exchanges.

A purchase of the Company’s Shares is suitable only for sophisticated investors and an investor must have the financial ability to understand and the willingness to accept the extent of its exposure to the risks and lack of liquidity inherent in a purchase of the Company’s Shares. Shareholders should consult their professional advisors to assist them in making their own legal, tax, regulatory, accounting and financial evaluation of the merits and risks of a purchase of the Company’s Shares in light of their own circumstances and financial condition.

Certain acquisitions by the Company may be of securities that are or become publicly traded and are therefore subject to the risks inherent in holding public securities. Such holdings will involve economic, political, interest rate and other risks, any of which could result in an adverse change in the market price. In addition, in some cases the Company will be prohibited by contract or other limitations from selling such securities for a period of time so that the Company is unable to take advantage of favorable market prices. Such factors will be used in calculating monthly NAV, and our monthly NAV is not audited by our independent registered public accounting firm. We calculate and publish the NAV of our Shares monthly solely for purposes of establishing the price at which we sell and redeem our Shares, and for publishing the value of each Shareholder’s investment in us on such Shareholder’s customer account statement, and our monthly NAV should not be viewed as a measure of our historical or future financial condition or performance. The components and methodology used in calculating our monthly NAV may differ from those used by other companies now or in the future. Errors may occur in calculating our monthly NAV, which could impact the price at which we sell and redeem our Shares.

Shareholders have no right to control the Company’s operations. The Company is managed exclusively by the Manager, subject to the direction of the Acquisition Committee and the ultimate supervision of the Board. Shareholders will not make decisions with respect to the management, disposition or other realization of any investment, the day-to-day operations of the Company, or any other decisions regarding the Company’s business and affairs, except for limited circumstances. Specifically, Shareholders will not have an opportunity to evaluate for themselves the relevant economic, financial and other information regarding investments by the Company. Shareholders should expect to rely solely on the ability of the Manager with respect to the Company’s operations.

The Company’s assets are subject to recourse. The assets of the Company, including any investments made by and any capital held by the Company are available to satisfy all liabilities and other obligations of the Company, as applicable. If the Company becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Company’s assets generally and may not be limited to any particular asset, such as the investment giving rise to the liability.

If the Company’s series limited partnership structure is not respected, then Shareholders may have to share any liabilities of the Company and the other Series with all Shareholders and not just those who hold Shares of the same Series as them. The Company is structured as a Delaware limited partnership that issues separate types of Shares for each Series. Each Series is a separate series under Delaware law and not a separate legal entity. Under the LP Act, if certain conditions (as set forth in Sections 17-218(b) or 17-221(c) of the LP Act, depending on whether such series is established as a “protected series” under Section 17-218(b) of the LP Act or a “registered series” under Section 17-221 of the LP Act) are met, the debts, liabilities, obligations and expenses of one Series are segregated from the debts, liabilities, obligations and expenses of the other Series and the assets of one Series are not available to satisfy the debts, liabilities, obligations or expenses of the other Series. Although this limitation of liability is recognized by Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction or in a U.S. federal court, such courts will uphold this statutory segregation of liabilities. If the Company’s series limited partnership structure is not respected, then the assets of a Series may be subject to the liabilities of another Series, of the Company generally, and not just of that particular Series. Furthermore, while we intend to maintain separate and distinct records for each Series and account for them separately and otherwise meet the requirements of the LP Act, it is possible a court could conclude that the methods used did not satisfy Section 17-218(b) or Section 17-221(c) of the LP Act, as applicable, and thus potentially expose the assets of a Series to the liabilities of another Series or of the Company generally. The consequence of this is that Shareholders may have to bear higher than anticipated expenses which would adversely affect the value of their Shares of the applicable Series or the likelihood of any distributions being made by a particular Series to its Shareholders, and the Series could be treated as a single entity for U.S. federal tax purposes with different consequences to Shareholders. The state tax treatment of a series limited partnership depends on the laws of each state, and it is possible that a particular state may treat Series I and Series II as a single entity for state tax purposes or may treat Series I or Series II as separate entities but classified differently than the IRS does for U.S. federal income tax purposes. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 17-218(b) or Section 17-221 of the LP Act in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series should be applied to meet the liabilities of the other Series or the liabilities of the Company generally where the assets of such other Series or of the Company generally are insufficient to meet its liabilities.

There can be no assurance the Company will be able to obtain leverage. The Company will seek to regularly employ a significant amount of direct or indirect leverage in a variety of forms through borrowings, derivatives and other financial instruments as part of its investment program, including asset-based leverage on a deal-by-deal basis. However, there can be no assurance that the Company will be able to obtain indebtedness at all or to the desired degree or that indebtedness will be accessible by the Company at any time or in connection with any particular investment. If indebtedness is available to the Company, there can be no assurance that such indebtedness will be available in the desired amount or on terms favorable to the Company and/or terms comparable to terms obtained by competitors. The terms of any indebtedness are expected to vary based on the counterparty, timing, size, market interest rates, other fees and costs, duration, advance rates, eligible investments, interest rates, the ability to borrow in currencies other than the U.S. dollar, and fund investor creditworthiness and composition. Moreover, market conditions or other factors may cause or permit the amount of leverage employed by the Company to fluctuate over the Company’s life. Furthermore, the Company may seek to obtain indebtedness on an investment-by-investment basis, and leverage may not be available or may be available on less desirable terms in connection with particular investments. The instruments and borrowing utilized by the Company to leverage its investments may be collateralized by other assets of the Company.

It is expected that the Company will directly or indirectly incur indebtedness collateralized by the Company’s assets. If the Company is unable to obtain and maintain the desired amount of borrowings on favorable terms, the Manager may seek to realize the Company’s investments earlier than originally expected.

If the Company is unable to, or not expected to be able to, obtain indebtedness in connection with a particular investment, the Company may determine not to make the investment or may invest a different proportion of its available capital in such investment. This may affect the ability of the Company to make investments, could adversely affect the returns of the Company and may impair its ability to achieve its investment objective. In addition, the lender may impose certain diversification or other requirements in connection with asset-based leverage, and these restrictions are expected to impact the ability of the Company to participate in certain investments or the amount of the Company’s participation in certain investments.

The Company is subject to risks relating to use of leverage. The Company will seek to employ direct or indirect leverage in a variety of forms, including through borrowings, derivatives, and other financial instruments as part of its investment program, which leverage is expected to be secured by the Company’s assets. The greater the total leverage of the Company relative to its assets, the greater the risk of loss and possibility of gain due to changes in the values of its investments. The extent to which the Company uses leverage may have other significant consequences to Shareholders, including, the following: (i) greater fluctuations in the net assets of the Company; (ii) use of cash flow (including capital contributions) for debt service and related costs and expenses, rather than for additional investments, distributions, or other purposes; (iii) to the extent that the Company’s cash proceeds are required to meet principal payments, the Shareholders may be allocated income (and therefore incur tax liability) in excess of cash available for distribution; (iv) in certain circumstances the Company may be required to harvest investments prematurely or in unfavorable market conditions to service its debt obligations, and in such circumstances the recovery the Company receives from such harvests may be significantly diminished as compared to the Company’s expected return on such investments; (v) limitation on the Company’s flexibility to make distributions to Shareholders or result in the sale of assets that are pledged to secure the indebtedness; (vi) increased interest expense if interest rate levels were to increase significantly; (vii) during the term of any borrowing, the Company’s returns may be materially reduced by increased costs attributable to regulatory changes; and (viii) banks and dealers that provide financing to the Company may apply discretionary margin, haircut, financing and collateral valuation policies. Changes by banks and dealers in any of the foregoing may result in large margin calls, loss of financing and forced liquidations of positions at disadvantageous prices. There can also be no assurance that the Company will have sufficient cash flow or be able to liquidate sufficient assets to meet its debt service obligations. As a result, the Company’s exposure to losses, including a potential loss of principal, as a result of which Shareholders could potentially lose all or a portion of their investments in the Company, may be increased due to the use of leverage and the illiquidity of the investments generally. Similar risks and consequences apply with respect to indebtedness related to a particular asset or portfolio of assets.

To the extent that the Company enters into multiple financing arrangements, such arrangements may contain cross-default provisions that could magnify the effect of a default. If a cross-default provision were exercised, this could result in a substantial loss for the Company.

Although borrowings by the Company have the potential to enhance overall returns that exceed the Company’s cost of funds, they will further diminish returns (or increase losses on capital) to the extent overall returns are less than the Company’s cost of funds. In addition, borrowings by the Company may be secured by the Shareholders’ investments as well as by the Company’s assets and the documentation relating to such borrowing may provide that during the continuance of a default under such borrowing, the interests of the Shareholder may be subordinated to such borrowing.

The Company is subject to risks relating to seller financing. The Company may utilize seller financing (i.e., make investments that are financed, in whole or in part, by the Company borrowing from the sellers of said investments or their affiliates) and other one-off financing solutions on a case-by-case basis. Providers of seller financing may be motivated to sell a particular asset, and may be willing to provide a prospective purchaser of such asset with more favorable pricing and/or greater amounts of leverage than would otherwise be the case if such purchaser sought financing from unrelated, third-party providers of leverage. To the extent that the Company is able to obtain seller financing in connection with a particular investment, the Company may seek to employ more leverage than would otherwise be the case in the absence of such seller financing. While the Company’s use of seller financing could increase the potential return to Company investors to the extent that there are gains associated with such investment, such use of seller financing will increase risks associated with the use of leverage generally, including the risks associated with such investment and the exposure of such investment to adverse economic factors such as deteriorations in overall conditions in the economy or in the condition of the particular issuer.

The Company is subject to risks relating to obtaining a rating from one or more credit rating agencies. The Company may apply to one or more credit rating agencies to rate the Company and/or its assets in order to provide the Company access to different sources of indebtedness or capital as well as to help meet the Company’s risk/return objectives, its overall target indebtedness ratio or other considerations as determined by the Manager. In connection with such rating or ratings, the credit rating agency or credit rating agencies may review and analyze the Company’s counterparties, the Manager the investments and expected investments of the Company, the legal structure of the Company, the historical and current Shareholders and Company performance data. There can be no assurance that the Company will apply for such a rating or ratings, that a credit rating agency will provide a rating or that such a rating will be beneficial to the Company. In addition, when making investment decisions for the Company (including establishing the Company’s investment portfolio), the Manager may consider the implications of the investment portfolio on a credit rating agency or credit rating agencies’ rating or ratings of the Company and tailor the Company’s investment portfolio taking into account such considerations. There is a risk that a rating agency could incorrectly rate, or downgrade ratings which could have a material effect on the Company, including its assets and its ability to acquire indebtedness.

The Manager may be required to expedite investment decisions. Investment analyses and decisions by the Manager and investment decisions by the Acquisition Committee may be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to the Manager or the Acquisition Committee at the time of making an investment decision may be limited. Therefore, no assurance can be given that the Manager or Acquisition Committee will have knowledge of all circumstances that may adversely affect an investment. In addition, the Manager or Acquisition Committee may rely upon independent consultants and other sources in connection with its evaluation of proposed investments, and no assurance can be given as to the accuracy or completeness of the information provided by such independent consultants or other sources or to the Company’s right of recourse against them in the event errors or omissions do occur.

The Company is subject to risks relating to insurance. HPS and/or the Manager are expected to purchase and maintain an omnibus insurance policy which includes coverage in respect of the Company and one or more other clients of the Manager and its affiliates, including certain of their respective indemnified persons (which omnibus insurance policy or policies may provide coverage to the Manager, HPS and such indemnified persons for events unrelated to the Company). The pro rata portion of the premiums for such shared insurance policies generally will be borne by the Company, and such shared insurance policies are expected to have overall caps on coverage. To the extent an insurable event results in claims in excess of such a cap, the Company may not receive as much in insurance proceeds as it would have received if separate insurance policies had been purchased for each insured party. Similarly, insurable events may occur sequentially in time while subject to a single overall cap. To the extent insurance proceeds for one such event are applied towards a cap and the Company experiences an insurable loss after such event, the Company’s receipts from such insurance policy may also be diminished. Insurance policies covering the Company may provide insurance coverage to indemnified persons for conduct that would not be covered by indemnification. In addition, the Company may need to initiate litigation in order to collect from an insurance provider, which may be lengthy and expensive for the Company and which ultimately may not result in a financial award.

While HPS expect to allocate insurance expenses in a manner they determine to be fair and equitable, taking into account any factors they deem relevant to the allocation of such expenses, because of the uncertainty of whether claims will arise in the future and the timing and the amount that may be involved in any such claim, the determination of how to allocate such expenses may require HPS to take into consideration facts and circumstances that are subjective in nature. It is unlikely that HPS or the Manager will be able to accurately allocate the expenses of any such insurance policies based on the actual claims related to a particular client, including the Company.

The Company is subject to risks relating to certain proceedings and investigations. The Manager and its affiliates and/or the Company may be subject to claims (or threats of claims), and governmental investigations, examinations, requests for information, audits, inquiries, subpoenas and other regulatory or civil proceedings. The outcome of any investigation, action or proceeding may materially adversely affect the value of the Company, including by virtue of reputational damage to the Manager and may be impossible to anticipate. Any such investigation, action or proceeding may continue without resolution for long periods of time and may consume substantial amounts of the Manager’s time and attention, and that time and the devotion of these resources to any investigation, action or proceeding may, at times, be disproportionate to the amounts at stake in such investigation, action or proceeding. The unfavorable resolution of such items could result in criminal or civil liability, fines, settlements, charges, penalties or other monetary or non-monetary remedies or sanctions that could negatively impact the Manager, its affiliates and/or the Company. In addition, such actions and proceedings may involve claims of strict liability or similar risks against the Company in certain jurisdictions or in connection with certain types of activities. In some cases, the expense of such investigations, actions or proceedings and paying any amounts pursuant to settlements or judgments would be borne by the Company.

The Company is subject to risks relating to portfolio valuation. The Manager, subject at all times to the oversight of the Board, determines the valuation of the Company’s investments. It is expected that the Manager will have a limited ability to obtain accurate market quotations for purposes of valuing most of the Company’s investments, which may require the Manager to estimate, in accordance with the Company’s valuation policy, the value of the Company’s debt and other investments on a valuation date. Further, because of the overall size and concentrations in particular markets, the maturities of positions that may be held by the Company from time to time and other factors, the liquidation values of the Company’s investments may differ significantly from the interim valuations of these investments derived from the valuation methods described herein. If the Manager’s valuation should prove to be incorrect, the stated value of the Company’s investments could be adversely affected. Absent bad faith or manifest error, valuation determinations of the Manager will be conclusive and binding on the Shareholders.

Valuation of the types of assets in which the Company invests are inherently subjective. In addition, the Manager may have an interest in determining higher valuations in order to be able to present better performance to prospective investors. In certain cases, the Company may hold an investment in an issuer experiencing distress or going through bankruptcy. In such a situation, the Manager may continue to place a favorable valuation on such investment due to the Manager’s determination that the investment is sufficiently secured despite the distressed state or bankruptcy of the issuer. However, no assurances can be given that this assumption is justified or that such valuations will be accurate in the long term. In addition, an investment in a portfolio company may not be permanently written-off or permanently written down despite its distressed state or covenant breach until such portfolio company experiences a material corporate event (e.g., bankruptcy or partial sale) which establishes an objective basis for such revised valuation. In these circumstances, the Manager has an interest in delaying any such write-offs or write-downs to maintain a higher management fee base and thus, management fees paid to the Manager.

In addition, the Manager relies on third-party valuation agents to verify the value of certain investments. An investment may not have a readily ascertainable market value and accordingly, could potentially make it difficult to determine a fair value of an investment and may yield an inaccurate valuation. Further, because of the Manager’s knowledge of the investment, the valuation agent may defer to the Manager’s valuation even where such valuation may not be accurate or the determination thereof involved a conflict of interest. An inaccurate valuation of one or more investments could have a substantial impact on the Company.

Valuations of our assets are estimates of fair value and may not necessarily correspond to realizable value.

Within the parameters of HPS’s valuation policies and procedures, the valuation methodologies used to value the Company’s instruments will involve subjective judgments and projections and that ultimately may not materialize. Ultimate realization of the value of an instrument depends to a great extent on economic, market and other conditions beyond the Company’s control and the control of the Manager. Rapidly changing market conditions or material events may not be immediately reflected in the Company’s NAV.

Among the Company’s important features are the provisions relating to the purchase and redemption of Shares. The valuation of Shares upon purchase (including any reinvestment of cash distributions in additional Shares), the amount payable to investors upon redemption and certain other valuations are generally based upon the Company’s NAV per Share as of the end of the immediately preceding quarter. The Company relies on the Manager and its affiliates for valuation of the Company’s assets and liabilities.

The values of the Company’s assets and liabilities will be established in accordance with HPS’s valuation policies and procedures approved by the Board. The HPS valuation policies and procedures applicable to the Company can be modified by the Board. The Company primarily holds and will continue to primarily hold Asset-Based Finance Assets and other assets that do not have readily assessable market values. The Manager determines the estimated values of the Company’s Asset-Based Finance Assets and the Company uses the estimated values provided as well as inputs from other sources in computing the Company’s monthly NAV per Share.

The valuations performed by the Manager may vary from similar valuations performed by any independent third parties for similar types of assets. The valuation of illiquid assets is inherently subjective and subject to increased risk that the information utilized to value such assets or to create the pricing models may be inaccurate or subject to other error. In addition, valuations rely on a variety of assumptions, including assumptions about projected cash flows for the remaining holding periods for the assets, market conditions at the time of such valuations and/or any anticipated disposition of the assets, legal and contractual restrictions on transfers that may limit liquidity, and any transaction costs related to, and the timing and manner of, any anticipated disposition of the assets, all of which may materially differ from the assumptions and circumstances on which the valuations are based. The value of the Company’s assets may also be affected by any changes in tax rates, accounting standards, policies or practices as well as general economic, political, regulatory and market conditions, global equity market conditions, changes in credit markets and interest rates, foreign exchange rates, commodity prices, natural or man-made disasters or catastrophes and the actual operations of the Asset-Based Finance Assets, which are not predictable and can have a material impact on the reliability and accuracy of such valuations. Shareholders that redeem will not benefit from any such changes after their redemption, and conversely, Shareholders that do not redeem may be burdened by the impact of any such changes, including with respect to the impact of any such changes on the portion of any asset attributable to redeemed Shareholders. As such, the carrying value of an asset may not reflect the price at which the asset could be sold in the market, since market prices of assets can only be determined by negotiation between a willing buyer and seller, and the difference between carrying value and the ultimate sales price could be material. Further, any volatility smoothing biases in our valuation process, generally, may lower the volatility of our NAV and cause our NAV to not accurately reflect the actual value of Asset-Based Finance Assets. Accordingly, such values may not accurately reflect the actual market values of the assets, and, thus, Shareholders will likely make decisions as to whether to purchase or submit for redemption without complete and accurate valuation information.

Determining the impact of these factors on the valuation of Asset-Based Finance Assets involves a significant degree of judgment. Because valuations, and in particular valuations of assets for which market quotations are not readily available, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, the Manager’s fair value determinations may differ materially from the values that would have resulted if a ready market had existed.

During periods of market uncertainty and volatility, accurate valuations may be even more difficult to obtain. This is particularly true during periods of low transaction volume because there are fewer market transactions that can be considered in the context of a valuation. Changes in credit markets can also impact valuations and may have offsetting results when using discounted cash flow analysis for Asset-Based Finance Assets that do not have readily observable market prices. For example, if applicable interest rates rise, then the assumed cost of capital would be expected to increase under the discounted cash flow analysis, and this effect would negatively impact their valuations if not offset by other factors. Rising U.S. interest rates may also negatively impact certain foreign currencies that depend on foreign capital flows.

In addition, Shareholders would be adversely affected by higher Management Fees and by higher Performance Fees if the Company’s NAV is overstated. Due to a wide variety of market factors and the nature of certain instruments to be held by the Company, there is no guarantee that the value determined by the Company will represent the value that will be realized by the Company on a realization of the instruments or that would, in fact, be realized upon an immediate disposition of the instruments.

The Manager may benefit by us retaining ownership of our instruments at times when our Shareholders may be better served by the sale or disposition of our instruments in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of the Shares or the price paid for the redemption of our Shares on a given date may not accurately reflect the value of our holdings, and Shares may be worth less than the purchase price or more than the redemption price.

Further, in connection with each subscription or redemption of Shares, a Shareholder will receive an amount of Shares or cash, respectively, at a price that reflects the Company’s most recent calculated NAV (which generally will be the Company’s NAV as determined as of the last day of the immediately preceding (i) calendar month for subscriptions and (ii) calendar quarter for redemptions). There is no requirement, and it is not anticipated, that a new valuation will be made in connection with any such purchase and related issuance of Shares and, as a result, the price paid for Shares may not accurately reflect the current NAV at the time of issuance.

Any discrepancy between the NAV of the Company used in connection with the redemption or issuance and the actual NAV of the Company as of the date of such redemption or issuance may have an adverse effect on the Shareholder from whom Shares are redeemed, the Shareholder to whom Shares are issued or the Company as a whole, as applicable. Any such discrepancy may also lead the Company to dispose of more instruments than necessary, and potentially at less advantageous prices. By way of example, in the event the Company were to liquidate instruments in order to satisfy redemption requests based on a determination of NAV of the Company used in connection with the redemption that in retrospect turns out to be higher than the actual NAV of the Company as of the redemption date, a Shareholder requesting the redemption of a certain percentage of its Shares may receive a greater amount of redemption proceeds than the redemption proceeds it should have received in respect of such redemption, thereby adversely affecting remaining Shareholders and the ability of the Company to employ the excess amounts paid out for the instruments of the Company or other cash needs. If the Company were to borrow amounts to satisfy such redemption request, the amounts borrowed might be higher than the amounts the Company would have borrowed had the correct or lower NAV been used to calculate redemption proceeds, and such higher borrowing may have an adverse effect on the remaining Shareholders. In addition, if a new purchase of Shares by a new Shareholder is made based on such erroneously high or temporarily elevated NAV, the number of Shares issued to such new Shareholder will be lower than the number of Shares it should have received.

The Company is subject to risks relating to rights against third parties, including third-party service providers. The Company is reliant on the performance of third-party service providers, including the Manager, auditors, legal advisors, lenders, bankers, brokers, consultants, sourcing, operating and Joint Venture partners and other service providers (collectively, “Service Providers”). Further information regarding the duties and roles of certain of these Service Providers is provided in this Registration Statement. The Company may bear the risk of any errors or omissions by such Service Providers. In addition, misconduct by such Service Providers may result in reputational damage, litigation, business disruption and/or financial losses to the Company. Each Shareholder’s contractual relationship in respect of its investment in Shares of the Company is with the Company only and Shareholders are not in contractual privity with the Service Providers. Therefore, generally, no Shareholder will have any contractual claim against any Service Provider with respect to such Service Provider’s default or breach. Accordingly, Shareholders must generally rely upon the Manager to enforce the Company’s rights against Service Providers. In certain circumstances, which are generally not expected to prevail, Shareholders may have limited rights to enforce the Company’s rights on a derivative basis or may have rights against Service Providers if they can establish that such Service Providers owe duties to the Shareholders. In addition, Shareholders will have no right to participate in the day-to-day operation of the Company and decisions regarding the selection of Service Providers. Rather, the Manager will select the Company’s Service Providers and determine the retention and compensation of such providers without the review by or consent of the Shareholders. The Shareholders must therefore rely on the ability of the Manager to select and compensate Service Providers and to make investments and manage and dispose of investments.

The Company is subject to risks relating to lack of diversification. The Company is not limited with respect to the proportion of its assets that it may invest in securities or instruments of a single issuer. To the extent that the Company assumes large positions in the securities or instruments of a small number of issuers, its NAV may fluctuate to a greater extent than that of a diversified company or fund as a result of changes in the financial condition or the market’s assessment of the issuer. The Company may also be susceptible to any single economic or regulatory occurrence. The Company does not have fixed guidelines for diversification, and its investments could be concentrated in relatively few Asset-Based Finance Assets.

The Company does not have fixed guidelines for diversification by industry or type of security, and investments may be concentrated in only a few industries or types of securities or instruments. Further, if the expected amount of leverage is not obtained or deployed, the Company may be more concentrated in an investment than originally anticipated. As a result, the Company’s investments may be concentrated and the poor performance of a single investment may have pronounced negative consequences to the Company and the aggregate returns realized by the Shareholders.

The Company is subject to risks relating to consultation with sourcing and operating partners. In certain circumstances, sourcing and operating partners may be aware of and consulted in advance in relation to certain investments made by the Company. While sourcing and operating partners will be subject to confidentiality obligations, they are not restricted from engaging in any activities or businesses that may be similar to the business of the Company or competitive with the Company. In particular, sourcing and operating partners may use information available to them as sourcing and operating partners of HPS or its affiliates in a manner that conflicts with the interests of the Company. Except in limited circumstances, the sourcing and operating partners are generally not obligated to account to HPS or its affiliates for any profits or income earned or derived from their activities or businesses or inform HPS or its affiliates of any business opportunity that may be appropriate for the Company.

The Company is subject to risks relating to the timing of realization of investments. The Manager, in its discretion, may seek to realize the Company’s investments earlier than originally expected, which may be accomplished through one or more transactions, including, to the extent permitted by applicable law, transactions with Other HPS Investors, which will be for a price equal to the fair value of such investment. The value of such investment, subject to approval by the Board, will be determined by the Manager and verified by one or more third-party valuation agents. The Manager may seek such realizations in order to support the Company’s target risk/return profile with respect to the Company’s unrealized investments, taking into account such factors as the Company’s expense ratio relative to such assets and the availability of, or repayment obligations with respect to, any credit facilities.

The Company is subject to operations risks. The Company is subject to operational risk, including the possibility that errors may be made by the Manager or its affiliates and Service Providers in certain transactions, calculations or valuations on behalf of, or otherwise relating to, the Company. Shareholders may not be notified of the occurrence of an error or the resolution of any error. Generally, the Manager, its affiliates and Service Providers will not be held accountable for such errors, and the Company may bear losses resulting from such errors.

The Company is subject to risks relating to exposure to material non-public information. HPS and its affiliates conduct a broad range of private and public debt investment businesses. As a result, from time to time, HPS or its affiliates (in their capacity as investment managers of investment vehicles, funds or accounts or in connection with investment activities on their own behalf) receive material non-public information with respect to issuers of publicly traded securities or other securities in connection with, among other examples, acquisitions, refinancings, restructurings of such issuers which HPS or its affiliates review or participate in, oftentimes unrelated to HPS’s management of the Company. In such circumstances, the Company may be prohibited, by law, contract or by virtue of HPS’s policies and procedures, from (i) selling all or a portion of a position in such issuer, thereby potentially incurring trading losses as a result, (ii) establishing an initial position or taking any greater position in such issuer, and (iii) pursuing other investment opportunities related to such issuer.

The Company is subject to risks relating to technology systems. The Company depends on HPS to develop and implement appropriate systems for its activities. The Company may rely on computer programs to evaluate certain securities and other investments, to monitor their portfolios, to trade, clear and settle securities transactions and to generate asset, risk management and other reports that are utilized in the oversight of the Company’s activities. In addition, certain of the Company’s and the Manager’s operations interface with or depend on systems operated by third parties, including loan servicers, custodians and administrators, and HPS may not always be in a position to verify the risks or reliability of such third-party systems. For example, the Company and the Manager generally expect to provide statements, reports, notices, updates, requests and any other communications in electronic form, such as e-mail or posting on a web-based reporting site or other internet service, in lieu of or in addition to sending such communications as hard copies via fax or mail. These programs or systems may be subject to certain defects, failures or interruptions, including, but not limited to, those caused by ‘hacking’ or other security breaches, computer ‘worms,’ viruses and power failures. Such failures could cause settlement of trades to fail, lead to inaccurate accounting, recording or processing of trades and cause inaccurate reports, which may affect the Company’s ability to monitor its investment portfolio and its risks. Any such defect or failure could cause the Company to suffer financial loss, disruption of its business, liability to clients or third parties, regulatory intervention or reputational damage.

The Company is subject to risks relating to cybersecurity. The Company, the Manager, the Asset-Based Finance Assets, and their Service Providers are subject to risks associated with a breach in cybersecurity. Cybersecurity is a generic term used to describe the technology, processes and practices designed to protect networks, systems, computers, programs and data from both intentional cyber-attacks and hacking by other computer users as well as unintentional damage or interruption that, in either case, can result in damage and disruption to hardware and software systems, loss or corruption of data and/or misappropriation of confidential information. For example, information and technology systems are vulnerable to damage or interruption from computer viruses, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals, power outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. Such damage or interruptions to information technology systems may cause losses to the Company, Shareholders or Asset-Based Finance Assets, without limitation, by interfering with the processing of transactions, affecting the Company’s or an Asset’s ability to conduct valuations or impeding or sabotaging operations or the investment process. The Company and/or its Asset-Based Finance Assets may also incur substantial costs as the result of a cybersecurity breach, including those associated with forensic analysis of the origin and scope of the breach, increased and upgraded cybersecurity, identity theft, unauthorized use of proprietary information, litigation, adverse shareholder reaction, the dissemination of confidential and proprietary information and reputational damage. Any such breach could expose the Company and the Manager to civil liability as well as regulatory inquiry and/or action (and the Manager may be indemnified by the Company in connection with any such liability, inquiry or action). In addition, any such breach could cause substantial withdrawals from the Company. Shareholders could also be exposed to losses resulting from unauthorized use of their personal information.

Moreover, the increased use of mobile and cloud technologies due to the proliferation of remote work resulting from the 2019 Novel Coronavirus (“COVID-19”) pandemic could heighten these and other operational risks as certain aspects of the security of such technologies may be complex and unpredictable. Reliance on mobile or cloud technology or any failure by mobile technology and cloud service providers to adequately safeguard their systems and prevent cyber-attacks could disrupt our operations or the operations of our Service Providers and result in misappropriation, corruption or loss of personal, confidential or proprietary information or the inability to conduct ordinary business operations. In addition, there is a risk that encryption and other protective measures may be circumvented, particularly to the extent that new computing technologies increase the speed and computing power available. Extended periods of remote working, whether by us or our Service Providers, could strain technology resources, introduce operational risks and otherwise heighten the risks described above. Remote working environments may be less secure and more susceptible to hacking attacks, including phishing and social engineering attempts. Accordingly, the risks described above are heightened under the current conditions.

While the Manager has implemented various measures to manage risks associated with cybersecurity breaches, including establishing a business continuity plan and systems designed to prevent cyber-attacks, there are inherent limitations in such plans and systems, including the possibility that certain risks (including any ongoing breaches) have not been identified. Similar types of cybersecurity risks also are present for Asset-Based Finance Assets in which the Company invests, which could affect their financial performance, resulting in material adverse consequences for such issuers, and causing the Company’s investments in such investments to lose value.

In addition, cybersecurity has become a top priority for global lawmakers and regulators around the world, and some jurisdictions have proposed or enacted laws requiring companies to notify regulators and individuals of data security breaches involving certain types of personal data. Compliance with such laws and regulations may result in cost increases due to system changes and the development of new administrative processes. If the Company or the Manager or certain of their affiliates, fail to comply with the relevant and increasing laws and regulations, the Company could suffer financial losses, a disruption of our businesses, liability to Shareholders, regulatory intervention or reputational damage.

With respect to Platforms utilized by the Company, if a Platform is subject to a cybersecurity incident, it may lose or be unable to access files relating to the Company’s investments and may be unable to service the Company’s assets or originate new leases, loans and/or other assets. In addition, cybersecurity has become a top priority for global lawmakers and regulators around the world, and some jurisdictions have proposed or enacted laws requiring companies to notify regulators and individuals of data security breaches involving certain types of personal data. Compliance with such laws and regulations may result in cost increases due to system changes and the development of new administrative processes. If the Manager, and/or the Company or certain of their affiliates fail to comply with the relevant and increasing laws and regulations, the Company could suffer financial losses, a disruption of business, liability to investors, regulatory intervention or reputational damage.

The Company is subject to risks associated with sourcing, operating, or Joint Venture partners and HPS employees seconded to portfolio companies. HPS has historically, and expects in the future to, work with sourcing, operating and/or Joint Venture partners, including with respect to particular types of investments or particular sectors or regions. These arrangements may be structured as Joint Ventures or contractual Service Provider relationships. Where such a partner is engaged, the Manager may not have the opportunity to diligence the individual investments in which the Company participates and, instead, will be relying on its contractual relationship with, and ongoing diligence of, the sourcing or Joint Venture partner whose interests may differ from those of the Company. In certain circumstances, the Manager may commit to invest in a pre-agreed amount of investments negotiated by the sourcing partner and/or Joint Venture partner and/or the Manager may commit to invest in one or more transactions for which the sourcing partner and/or Joint Venture partner led the due diligence and negotiation processes and the Manager is given only a limited opportunity to perform due diligence and participate in negotiation of transactional terms. In some cases, the Company may make a commitment to a blind pool fund managed by a third party with whom the Company have entered into a Joint Venture or other collaborative business arrangement or where HPS determines that such commitment provides other benefits, such as an attractive sourcing channel to access particular markets or asset classes where the Company may benefit from a third-party manager’s specialized expertise. Investors should be aware that sourcing, operating and Joint Venture partners are not expected to owe any fiduciary duties to the Company or Shareholders.

The Company may pay retainers, closing, monitoring, performance or other fees to sourcing, operating and Joint Venture partners. Such retainer fees may be netted against a closing fee, if applicable, in connection with the related investment. However, if no such investment is consummated, the Company will bear any retainer amounts as an expense. In addition, to the extent the compensation of a sourcing, operating or Joint Venture partner is based on the performance of the relevant investments, the sourcing, operating or Joint Venture partner may have an incentive to seek riskier investments than it would have under a different compensation structure. In this regard, a sourcing, operating or Joint Venture partner may receive incentive compensation at the expense of the Company, even though the Company have not realized sufficient gains. The expenses of sourcing, operating and Joint Venture partners may be substantial. In certain circumstances, the Company or a portfolio company in which the Company invests may pay fees to sourcing, operating and/or Joint Venture partners in consideration for services, including where the Manager may have otherwise provided those services without charge. In other circumstances, sourcing, operating and/or Joint Venture partners may receive certain third-party fees (such as upfront fees, commitment fees, origination fees, amendment fees, ticking fees and break-up fees as well as prepayment premiums) in respect of an investment, and no such fees will offset or otherwise reduce the Management Fee payable by Shareholders. The existence of such fees may result in the Company paying fees twice, once to the Manager in the form of Management Fees and once to the sourcing, operating or Joint Venture partners to service or manage the same assets.

Sourcing, operating and/or Joint Venture partners may invest in the Company and the Manager generally expects to reduce or waive the Management Fee for such investors. Joint Ventures may give rise to additional risks, including tax risks, and structures utilized in Joint Venture contexts, including for legal, tax and regulatory reasons, may adversely affect the Company’s pre-tax returns.

In addition, from time to time, HPS has seconded, and may second, one or more employees to a portfolio company of the Company for a period of time, especially where the HPS employees spend a majority of their business time in such portfolio company’s offices assisting with its management and operation. In such cases, such portfolio company of the Company (and therefore the Company indirectly, in the proportion of the Company’s ownership of or investment in the portfolio company) is expected to bear all or a portion of such employee’s compensation expenses during the secondment period, as determined by HPS in conjunction with the portfolio company, based on the estimated amount of time the employee will spend on portfolio company matters relative to other HPS matters. Such compensation expenses would have been borne by HPS and not by the portfolio company (and indirectly by the Company) but for the secondment arrangement.

The Company is subject to risks relating to electronic delivery of certain documents. The Shareholders will be deemed to consent to electronic delivery or posting to the Company’s website or other service of: (i) certain closing documents such as the Partnership Agreement; (ii) any notices or communications required or contemplated to be delivered to the Shareholders by the Company, the Manager, or any of their respective affiliates, pursuant to applicable law or regulation; (iii) certain tax-related information and documents; and (iv) any financial statements, reports, schedules, certificates or opinions required to be provided to the Shareholders under any agreements. There are certain costs and possible risks associated with electronic delivery. Moreover, the Manager cannot provide any assurance that these communication methods are secure and will not be responsible for any computer viruses, problems or malfunctions resulting from the use of such communication methods. See “—The Company is subject to risks relating to technology systems” and “—The Company is subject to risks relating to cybersecurity” above.

The Company is subject to risks relating to handling of mail. Mail addressed to the Company and received at its registered office will be forwarded unopened to the forwarding address supplied by the Company to be processed. None of the Company, the Manager or any of their trustees, officers, advisors or Service Providers will bear any responsibility for any delay howsoever caused in mail reaching the forwarding address.

The prices of the Company’s investments can be volatile. The prices of the Company’s investments can be volatile. In addition, price movements may also be influenced by, among other things, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and national and international political and economic events and policies. In addition, governments from time to time intervene in certain markets. Such intervention often is intended directly to influence prices and may cause or contribute to rapid fluctuations in asset prices, which may adversely affect the Company’s returns.

The Company may need to raise additional capital. The Company may need additional capital to fund new investments and grow its portfolio of investments once it has fully invested the net proceeds of this offering. Unfavorable economic conditions could increase the Company’s funding costs or limit its access to the capital. A reduction in the availability of new capital could limit the Company’s ability to grow. As a result, these earnings will not be available to fund new investments. An inability on the Company’s part to access the capital successfully could limit its ability to grow its business and execute its business strategy fully and could decrease its earnings, if any, which would have an adverse effect on the value of its securities.

The Company is subject to counterparty risks. To the extent that contracts for investment will be entered into between the Company and a market counterparty as principal (and not as agent), the Company is exposed to the risk that the market counterparty may, in an insolvency or similar event, be unable to meet its contractual obligations to the Company. The Company may have a limited number of potential counterparties for certain of its investments, which may significantly impair the Company’s ability to reduce its exposure to counterparty risk. In addition, difficulty reaching an agreement with any single counterparty could limit or eliminate the Company’s ability to execute such investments altogether. Because certain purchases, sales, hedging, financing arrangements and other instruments in which the Company will engage are not traded on an exchange but are instead traded between counterparties based on contractual relationships, the Company is subject to the risk that a counterparty will not perform its obligations under the related contracts. Although the Company intends to pursue its remedies under any such contracts, there can be no assurance that a counterparty will not default and that the Company will not sustain a loss on a transaction as a result.

The Company is dependent on key personnel. The Company depends on the continued services of its investment team and other key management personnel. If the Company were to lose any of these officers or other management personnel, such a loss could result in operating inefficiencies and lost business opportunities, which could have a negative effect on the Company’s operating performance. Further, we do not intend to separately maintain key person life insurance on any of these individuals.

The Board may make certain changes in the Company’s investment objective, operating policies or strategies without prior notice or shareholder approval. The Company’s Board has the authority to modify or waive certain of the Company’s operating policies and strategies without prior notice and without shareholder approval. Under Delaware law, the Company also cannot be dissolved without prior shareholder approval. The Company cannot predict the effect any changes to its current operating policies and strategies would have on its business, operating results and value of its shares. Nevertheless, the effects may adversely affect the Company’s business and impact its ability to make distributions.

Holders of Investor Share or HPS Shares will not have control or influence over Company policies, operations or acquisitions or the decision to conduct share redemptions or the selection of Service Providers. Further, we may amend the Partnership Agreement without Shareholder approval and holders of Investor Shares or HPS Shares will not be entitled to vote for the election of directors. Shareholders will not be able to make decisions about acquisitions or any other decisions concerning the management of the Company. The management, financing and disposition policies of the Company are determined by the Board and implemented with the assistance of the Manager and the Board. These policies may be changed from time to time at the discretion of the Board without a vote of the Shareholders, although the Board has no present intention to make any such changes. Any such changes could be detrimental to the value of the Company. Shareholders will have no right to participate in the day-to-day operation of the Company, including acquisition and disposition decisions and decisions regarding the selection of Service Providers (including the Manager or its affiliates (including other service providers affiliated with HPS and other affiliates and portfolio companies of HPS and Other HPS Investors (collectively, “Affiliated Service Providers”) and the operation and financing of its acquisitions. The Shareholders will also have no opportunity to evaluate any economic, financial or other information that will be utilized by the Manager in the performance of its obligations under the Operating Agreement, nor will Shareholders receive all financial information with respect to any acquisition that is available to the Company or the Manager. Shareholders do not have an opportunity to evaluate for themselves or to approve any Asset-Based Finance Assets. Shareholders therefore rely on the ability of the Manager to select Asset-Based Finance Assets to be acquired by the Company. Finally, the Board or the Company’s officers, with the assistance of the Manager, will select the Company’s Service Providers (which may include Affiliated Service Providers) and determine the compensation of such providers without the review by or consent or approval of the Shareholders or any other independent party, except as may otherwise be provided in the Partnership Agreement. The Shareholders must therefore rely on the ability of the Board and the Company’s officers, with the assistance of the Manager, to select and compensate Service Providers in a manner beneficial to the Company and to make and manage acquisitions and dispose of such acquisitions. The success of the Company depends on the ability of the Company’s management, with the assistance of the Manager, to identify suitable acquisitions, to negotiate and arrange the closing of appropriate transactions and to arrange the timely disposition of acquisitions. The Manager may be unable to find a sufficient number of suitable attractive opportunities to meet the Company’s businesses strategy. No person should purchase a Share unless such person is willing to entrust all aspects of the management of the Company to the Board and the Manager.

The Board may cause the Company to redeem Shares from time to time or assign this right to HPS or its affiliates. The Board may use its own discretion, free of fiduciary duty restrictions, in determining whether to cause the Company to exercise this right. As a result, Shareholders may have their Shares redeemed at an undesirable time or price. For additional information, see the Partnership Agreement which is filed with the SEC.

Further, the Partnership Agreement can be amended from time to time generally by the General Partner and without the consent of the Shareholders as set forth in the Partnership Agreement. In addition, lenders to the Company will, under the terms of financing arrangements put in place with them, require us to seek lender approval of certain amendments to the Partnership Agreement prior to the General Partner and/or the Board adopting any such amendment. The Company will file a Form 8-K with the SEC disclosing any amendments made to its Partnership Agreement.

Shareholders will have no opportunity to control either larger strategic goals or the day-to-day operations, including acquisition and disposition decisions, of the Company. Shareholders must rely entirely on the Board, the General Partner, the Manager, and their affiliates to conduct and manage the affairs of the Company and its Asset-Based Finance Assets.

The Company is subject to risks relating to distributions. The Company intends to pay regular distributions on a monthly basis commencing at the end of the first full calendar month which we sell Shares to non-affiliates out of assets legally available for distribution. The Company cannot guarantee that it will make distributions, and if it does it may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings or return of capital, and although the Company generally expects to fund distributions from cash flow from operations, it has not established limits on the amounts it may pay from such sources. The Company cannot guarantee that it will achieve investment results that will allow it to make a specified level of cash distributions or year-to-year increases in cash distributions. If the Company violates certain debt financing agreements, its ability to pay distributions to Shareholders could be limited. All distributions will be paid at the discretion of the Company’s Board and will depend on the Company’s earnings, financial condition, compliance with debt financing agreements and such other factors as the Board may deem relevant from time to time.

The Board has the discretion to not redeem shares, to suspend the Share Redemption program, and to cease redemptions. The Board may choose not to adopt a Share Redemption Program, and if such a program is adopted, the Board may amend or suspend the Share Redemption Program at any time in its discretion. You may not be able to sell your shares at all in the event the Board amends, suspends or terminates the Share Redemption Program, absent a liquidity event, and we currently do not intend to undertake a liquidity event. We are not obligated by our Partnership Agreement or otherwise to effect a liquidity event at any time. We will notify you of such developments in our quarterly or annual reports or other filings. If less than the full amount of Shares requested to be redeemed in any given redemption offer are redeemed, funds will be allocated pro rata based on the total number of Shares being redeemed without regard to class. The Share Redemption Program has many limitations and should not be relied upon as a method to sell shares promptly or at a desired price.

The timing of redemption may be disadvantageous. In the event a Shareholder chooses to participate in our Share Redemption Program, the Shareholder will be required to provide us with notice of intent to participate prior to knowing what the NAV per share of the class of shares being redeemed will be on the redemption date. Although a Shareholder will have the ability to withdraw a redemption request prior to the redemption date, to the extent a Shareholder seeks to sell shares to us as part of our periodic Share Redemption Program, the Shareholder will be required to do so without knowledge of what the redemption price of our shares will be on the redemption date.

Investing in large private U.S. borrowers may limit our ability to achieve high growth rates during times of economic expansion. Investing in originated assets made to large private U.S. borrowers may result in our underperforming other segments of the market, particularly during times of economic expansion, because large private U.S. borrowers may be less responsive to competitive challenges and opportunities in the financial markets. As a result, our value may not rise at the same rate, if at all, as other funds that invest in smaller market capitalization companies that are more capable of responding to economic and industrial changes.

We face risks associated with the deployment of our capital. In light of the nature of our continuous offering as well as ongoing and periodic private offerings in relation to our investment strategy and the need to be able to deploy potentially large amounts of capital quickly to capitalize on potential investment opportunities, if we have difficulty identifying investments on attractive terms, there could be a delay between the time we receive net proceeds from the sale of shares of our Shares in the offering or any private offering and the time we invest the net proceeds. Our proportion of privately-negotiated investments may be lower than expected. We may also from time to time hold cash pending deployment into investments or have less than our targeted leverage, which cash or shortfall in target leverage may at times be significant, particularly at times when we are receiving high amounts of offering proceeds and/or times when there are few attractive investment opportunities. Such cash may be held in an account for the benefit of our Shareholders that may be invested in money market accounts or other similar temporary investments.

In the event we are unable to find suitable investments such cash may be maintained for longer periods which would be dilutive to overall investment returns. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to Shareholders. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into investments will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may adversely affect overall returns. In the event we fail to timely invest the net proceeds of sales of our Shares or do not deploy sufficient capital to meet our targeted leverage, our results of operations and financial condition may be adversely affected.

The capital markets may experience periods of disruption and instability. Such market conditions may materially and adversely affect debt and equity capital markets, which may have a negative impact on the Company’s business and operations.

From time to time, capital markets may experience periods of disruption and instability. Such disruptions may result in, amongst other things, write-offs, the re-pricing of credit risk, the failure of financial institutions or worsening general economic conditions, any of which could materially and adversely impact the broader financial and credit markets and reduce the availability of debt and equity capital for the market as a whole and financial services firms in particular. There can be no assurance these market conditions will not occur or worsen in the future.

An unstable geopolitical climate and continued threats of war and terrorism could have a material adverse effect on general economic conditions, market conditions and market liquidity. Military actions around the globe; the threat or occurrence of terrorist attacks in the future; rising oil, energy and other commodity or material prices (including those resulting from the unavailability thereof); and military, economic and political responses to the foregoing events all can have material consequences on global economies. In addition, the direct and indirect effects of geopolitical conflicts, such as the Russia-Ukraine war, have adversely affected, and worsening conflicts, such as the current conflict in the Middle East, and/or future conflicts could materially adversely affect, global economic activity and transaction processing volumes. In addition, any changes (or uncertainty around future changes) to international trade agreements, tariffs and related regulations may adversely affect the business operations and performance of the Company and its portfolio companies. HPS is not able to predict the extent, severity or duration of the effect of any past or future events or quantify the impact that these events can have on the Company and its investments. A resulting negative impact on economic fundamentals and consumer confidence has the potential to negatively impact the Company and its investments. No assurance can be given as to the effect of these events on the value of or markets for the Company’s investments and present material uncertainty and material risk with respect to global markets may adversely affect the Company, its investments and their counterparties and target markets, all of which may have a material negative effect on the Company’s performance.

Equity capital may be difficult to raise during such periods of adverse or volatile market conditions. Volatility and dislocation in the capital markets can also create a challenging environment in which to raise or access debt capital. Such conditions could make it difficult to extend the maturity of or refinance our existing indebtedness or obtain new indebtedness with similar terms and any failure to do so could have a material adverse effect on our business. The debt capital that will be available to us in the future, if at all, may be at a higher cost, including as a result of the current interest rate environment, and on less favorable terms and conditions than what we have historically experienced. If we are unable to raise or refinance debt, then our equity investors may not benefit from the potential for increased returns on equity resulting from leverage and we may be limited in our ability to make new commitments or to fund existing commitments to our portfolio companies.

Significant changes or volatility in the capital markets may also have a negative effect on the valuations of our investments. While most of our investments are not publicly traded, applicable accounting standards require us to assume as part of our valuation process that our investments are sold in a principal market to market participants (even if we plan on holding an investment through its maturity).

Significant changes in the capital markets may adversely affect the pace of our investment activity and economic activity generally. The illiquidity of our investments may make it difficult for us to sell such investments to access capital if required, and as a result, we could realize significantly less than the value at which we have recorded our investments if we were required to sell them for liquidity purposes. An inability to raise or access capital, and any required sale of all or a portion of our investments as a result, could have a material adverse effect on our business, financial condition or results of operations.

Trade negotiations and related government actions may create regulatory uncertainty for the Company and its investment strategies and adversely affect the profitability of the Company. In recent years, the U.S. government has indicated its intent to alter its approach to international trade policy and in some cases to renegotiate, or potentially terminate, certain existing bilateral or multi-lateral trade agreements and treaties with foreign countries, and has made proposals and taken actions related thereto. For example, the U.S. government has imposed, and may in the future further increase, tariffs on certain foreign goods, including from China, such as steel and aluminum. Some foreign governments, including China, have instituted retaliatory tariffs on certain U.S. goods. Most recently, the current U.S. presidential administration has imposed or sought to impose significant increases to tariffs on goods imported into the U.S., including from China, Canada and Mexico. Tariffs on imported goods could further increase costs, decrease margins, reduce the competitiveness of products and services offered by current and future portfolio companies and adversely affect the revenues and profitability of portfolio companies whose businesses rely on goods imported from such impacted jurisdictions.

There is uncertainty as to further actions that may be taken under the current U.S. presidential administration with respect to U.S. trade policy. Further governmental actions related to the imposition of tariffs or other trade barriers, or changes to international trade agreements or policies, could further increase costs, decrease margins, reduce the competitiveness of products and services offered by current and future portfolio companies and adversely affect the revenues and profitability of companies whose businesses rely on goods imported from outside of the United States.

We are exposed to risks associated with changes in interest rates. General interest rate fluctuations may have a substantial negative impact on our investments and our investment returns and, accordingly, may have a material adverse effect on our investment objective and our net investment income. For example, many loans, especially fixed rate loans, decline in value when long-term interest rates increase. Declines in market value may ultimately reduce earnings or result in losses to the Company, which may negatively affect cash available for distribution to Shareholders. In addition, in a low interest rate environment, borrowers may be less likely to prepay their debts and loans may therefore remain outstanding for a longer period of time.

Because we borrow money and may issue debt securities or preferred shares to make investments, our net investment income is dependent upon the difference between the rate at which we borrow funds or pay interest or dividends on such debt securities or preferred shares and the rate at which we invest these funds. In a period of rising interest rates, our interest income will increase as the majority of our portfolio bears interest at variable rates while our cost of funds will also increase, to a lesser extent, with the net impact being an increase to our net investment income. Conversely, if interest rates decrease we may earn less interest income from investments and our cost of funds will also decrease, potentially resulting in lower net investment income. In a period of rising or elevated interest rates, we may take on fixed rate liabilities, which will remain at the elevated interest rate even if interest rates decrease. Thus, the decrease in our investment income would not be offset by decreased borrowing costs, potentially affecting the Company’s future distributions to Shareholders. From time to time, we may also enter into certain hedging transactions to mitigate our exposure to changes in interest rates and to more closely align the interest rates of the Company’s liabilities with the Company’s investment portfolio. However, we cannot assure you that such transactions will be successful in mitigating our exposure to interest rate risk. There can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.

Elevated rates may also increase the cost of debt for our investments, which could adversely impact their financial performance. Also, elevated interest rates available to investors could make an investment in our Shares less attractive if we are not able to pay distributions at a level that provides a similar return, which could reduce the value of our Shares.

The Company is subject to risks relating to volatility in the banking sector. In March 2023, Silicon Valley Bank and Signature Bank were closed by U.S. state regulators and placed under receivership by the U.S. Federal Deposit Insurance Corporation (“FDIC”), and in May 2023, JPMorgan Chase acquired a substantial majority of assets and assumed certain liabilities of First Republic Bank. Following these high-profile events, several other U.S. and non-U.S. banking institutions experienced sell-offs and/or significant declines to their share prices, with several being placed on “watch lists,” suffering ratings downgrades and/or receiving emergency funding from governments. The impact of the banking sector’s volatility on the financial system and broader economy could be significant.

If the banking institutions used by the Company fail or are impacted by such volatility, such events could have a material adverse effect on the Company and its Shareholders (including loss of capital held at such banking institutions and/or an inability to meet its obligations to other counterparties). A large percentage of the Company’s assets may be held by a limited number of banking institutions (or even a single banking institution). If a banking institution at which the Company maintains deposit accounts or securities accounts fails, any cash or other assets in such accounts may be temporarily inaccessible or permanently lost by the Company. Generally, the Company would be an unsecured creditor with respect to cash balances in excess of $250,000 held at a single banking institution insured by the FDIC, and therefore the Company may not ultimately recover any such excess amounts. In addition, FDIC deposit insurance does not extend to certain other assets held by a banking institution (e.g., bond investments, U.S. Treasury bills or notes).

If a banking institution that provides all or a part of a credit facility, other borrowings and/or other services to the Company fails, the Company could be unable to draw funds under such credit facilities and may not be able to obtain replacement credit facilities or other services from other lending institutions with similar terms. If the Company’s credit facilities and accounts are provided by the same banking institution, and such banking institution fails, the Company could face significant difficulties in funding any near-term obligations it has in respect of its investments or otherwise. Even if the banking institutions used by the Company remain solvent, continued volatility in the banking sector could cause or intensify an economic recession and make it more difficult for the Company to obtain or refinance its credit facilities and other indebtedness at all or on as favorable terms as could otherwise have been obtained and/or have other adverse effects on the Company.

Similarly, the banking institutions that the Asset-Based Finance Assets in which the Company may invest have depositor or lending arrangements may fail. This would have a material adverse effect on such Asset-Based Finance Assets, the Company and its Shareholders, including by preventing such Asset-Based Finance Assets from making principal and interest payments or other applicable payments owed with respect to the Company’s investments. Generally, the Manager does not have a meaningful role in selecting the banking institutions used by the Asset-Based Finance Assets in which the Company invests. Instead, the Manager generally rely on the management team of the Asset-Based Finance Assets to select appropriate banking services.

Prospective Shareholders will not know the NAV per Share of their investment until after the investment has been accepted. Prospective Shareholders will not know the NAV per Share of their investment until after their subscription has been accepted. Prospective Shareholders will be required to subscribe for a dollar amount, and the number of Shares that such Shareholder receives will subsequently be determined based on our NAV per Share as of the end of the month immediately before such prospective Shareholder’s subscription is accepted by the Company (e.g., a subscription for Shares accepted by the Company on September 1 of a calendar year will be based upon our NAV as of August 31 of that year, which NAV will generally not be available until after September 1 of that year). Prospective Shareholders will learn of such NAV and the corresponding number of Shares represented by their subscription after we publish the NAV per Share.

We would not be able to operate our business according to our business plans if we are required to register as an investment company under the Investment Company Act. The Company intends to conduct its operations directly and through wholly or majority-owned subsidiaries in a manner designed to ensure that neither the Company nor any of its Series is or becomes an “investment company” as defined under the Investment Company Act, or falls within such definition without an available exclusion or exemption.

Each Series of the Company will hold majority-ownership interests in subsidiary entities that conduct the Company’s primary activities of acquiring and holding Asset-Based Finance Assets. Accordingly, each Series generally intends to rely primarily on Section 3(c)(6) of the Investment Company Act. This section excludes from the definition of “investment company” any issuer that is primarily engaged, directly or through majority-owned subsidiaries, in one or more of the businesses described in Sections 3(c)(3), 3(c)(4), and/or 3(c)(5) (from which not less than 25% of the issuer’s gross income during its last fiscal year was derived), together with one or more additional businesses other than investing, reinvesting, owning, holding, or trading in securities.

The Company expects that, in the ordinary course of its operations, more than 55% of each Series’ assets and income will be attributable to majority-owned subsidiaries that qualify under Section 3(c)(5)(A), (B), or (C) or are otherwise not primarily engaged in the business of investing, reinvesting, or trading in securities (each, a “Qualifying Subsidiary”). Conversely, the Company expects that less than 45% of each Series’ assets and income will be attributable to subsidiaries that need to rely on exemptions other than 3(c)(3), 3(c)(4) or (3)(c)(5) and thus would not contribute to the Series’ ability to rely on Section 3(c)(6) (each, a “Non-Qualifying Subsidiary”).

Certain Qualifying Subsidiaries will hold title to hard assets and non-security revenue streams, such as operating leases. These subsidiaries are not expected to be deemed “investment companies” under either the subjective test (Section 3(a)(1)(A) of the Investment Company Act, which looks to whether an issuer is or holds itself out as primarily engaged in investing, reinvesting, or trading in securities), or the objective test (Section 3(a)(1)(C), which applies if an issuer owns or proposes to acquire “investment securities” exceeding 40% of its total assets, excluding U.S. government securities and cash items, on an unconsolidated basis). Such hard asset subsidiaries are expected to satisfy both tests because they will not be primarily engaged in securities businesses and are not expected to hold investment securities exceeding the 40% threshold.

Other Qualifying Subsidiaries will hold loans or credit instruments related to factoring activities, equipment finance, or services finance and, absent an exclusion, may be deemed investment companies under the subjective or objective test. These subsidiaries intend to rely on Section 3(c)(5)(A) or (B) of the Investment Company Act. These provisions exclude, respectively, (i) entities primarily engaged in purchasing or otherwise acquiring notes, drafts, acceptances, open accounts receivable, and other obligations representing part or all of the sales price of merchandise, insurance, and services; and (ii) entities primarily engaged in making loans to manufacturers, wholesalers, retailers, and prospective purchasers of specified merchandise, insurance, and services. The subsidiaries will not issue redeemable securities and expect to be primarily engaged in the specified business. SEC staff no-action letters have interpreted these sections to require that at least 55% of an entity’s assets consist of eligible loans and receivables, with the strength of the connection between the obligations and the specific merchandise, insurance, or services purchased or sold being the most important factor. The staff has accepted a broad array of such obligations as eligible, including certain loans for energy generation/transmission/distribution, electric facilities/equipment, public works projects, credit card receivables and student loans financing education services. However, the staff has denied relief for general commercial loans lacking a specific tie to merchandise, insurance, or services. The Company’s relevant subsidiaries expect that at least 55% of their assets will consist of loans or notes evidencing loans where the proceeds are specifically tied to royalties, eligible receivables, or financing purchases of consumer products, hard assets, equipment, or services. There can be no assurance that the SEC or its staff will agree with our classifications. Future SEC or staff guidance could require reclassification of assets, or changes in asset values could cause one or more subsidiaries (or the Company) to no longer qualify for the exclusion, potentially causing the Company or a Series to have to sell assets to avoid being deemed an investment company.

Still other Qualifying Subsidiaries will hold investments secured by interests in real estate and intend to rely on Section 3(c)(5)(C) of the Investment Company Act. That section excludes entities primarily engaged in purchasing or otherwise acquiring mortgages and other liens on, and interests in, real estate (provided they do not issue certain types of securities). SEC staff interpretations generally require at least 55% of an entity’s assets to consist of “qualifying assets” (such as certain senior loans, qualifying B-Notes, mezzanine loans, or functional equivalents), with at least an additional 25% consisting of qualifying assets or “real estate-related assets,” and no more than 20% in miscellaneous assets. The Company intends to classify certain B-Notes, mezzanine loans, debt/equity securities of real-estate businesses, and (absent specific guidance) preferred equity interests as real estate-related assets. These interpretations stem from specific factual scenarios, some decades old, and may not directly apply to the Company’s circumstances; the Company may need to rely on analogy. There can be no assurance that the SEC or its staff will concur with the Company’s asset classifications. Future guidance could require reclassification, potentially causing non-compliance with the exclusion.

Each Series may also hold interests in Non-Qualifying Subsidiaries that hold investments that would be deemed “investment securities” under the objective test and would not be qualifying assets under Section 3(c)(5). These subsidiaries may instead rely on Section 3(c)(7) (for entities whose outstanding securities are owned exclusively by qualified purchasers and that do not make a public offering of securities). The Company intends to manage its holdings such that investments through such subsidiaries do not exceed 45% of total assets of a Series.

Notwithstanding the Company’s intentions, policies, and efforts to structure its operations to rely on available exclusions, there can be no assurance that the Company or any Series will successfully avoid being deemed an “investment company” under the Investment Company Act without taking certain actions that negatively impacts performance. The need to maintain our exemption from regulation under the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations.

We may be restricted in our operations to ensure that we are not deemed an investment company. As stated above, the Company seeks to continue to conduct its operations so that the Company does not fall within the definition of an investment company under the Investment Company Act. Before determining whether to acquire an Asset-Based Finance Asset, the Company will analyze both (i) the status of the Asset-Based Finance Asset under the Investment Company Act and (ii) the potential effect of such Asset-Based Finance Asset on the status of the Company’s wholly-owned or majority-owned subsidiary that would directly own the Asset-Based Finance Asset. Additionally, the Company analyzes the Investment Company Act status of its wholly-owned and majority-owned subsidiaries on an ongoing basis to make sure that the Company satisfies the 40% Test.

To ensure that the Company is not deemed to be an investment company, it may be required to materially restrict or limit the scope of its operations or plans. A change in the value of the Company’s assets could cause the Company to fall within the definition of “investment company” inadvertently, and negatively affect the

Company’s ability to maintain an exclusion from regulation under the Investment Company Act. As described above, in such a situation the Company would seek to rely on the exception from the definition of investment company set out in Section 3(c)(6) of the Investment Company Act. To avoid being required to register as an investment company under the Investment Company Act, the Company may be unable to sell assets it would otherwise want to sell and may need to sell assets it would otherwise wish to retain. In addition, the Company may have to acquire assets that it might not otherwise have acquired, or may have to forgo opportunities to acquire interests in Asset-Based Finance Assets that it would otherwise want to acquire and that would be important to its business strategy (particularly if the Company were to rely on Section 3(c)(6) of the Investment Company Act).

Risks Related to the Company’s Investments

Our investments may be risky and there is no limit on the amount of any such investments in which we may invest.

The Company’s investments are subject to general investment risks. A fundamental risk associated with the Company’s investment strategy is that the companies in whose debt the Company invests will be unable to make regular payments (e.g., principal and interest payments) when due, or at all, or otherwise fail to perform. Our investments could deteriorate as a result of, among other factors, an adverse development in their business, poor performance by their management teams, a change in the competitive environment, an economic downturn or legal, tax or regulatory changes. Our Investments that the Manager expects to remain stable may in fact operate at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or to maintain their competitive position, or may otherwise have a weak financial condition or be experiencing financial distress.

The Company is subject to risks relating to the payments to Platforms. The Company expects to utilize Platforms to originate and/or service leases, loans and/or other assets in which the Company invests. In some cases, the Company may engage Platforms to both originate and service leases, loans and/or other assets for the Company, while in other cases the Company may originate and/or acquire loans, leases and/or other assets without a Platform and, in such cases, expect to engage a Platform to service such leases, loans and/or other assets. Origination fees and servicing fees payable to such Platforms may be subject to periodic review by a third party, which reviews may result in renegotiation of the fees and/or the fee determination methodology by such Platforms and the Company. Origination fees and servicing fees payable to other Platforms that may be owned by the Company in the future may be determined in a similar manner, although no assurances can be made in that regard. While the Manager believes that this approach for determining the fees paid to Platforms is reasonable, there is no guarantee that such fees will reflect the market value of the services performed or that lower fees would not be available from a third-party Platform. The Company may also engage Platforms that are not owned by the Company. Where such Platforms are owned by an Other HPS Investor, the origination fees and servicing fees payable by the Company to such Platform may be determined in a similar manner as with respect to Platforms owned by the Company, although they may be determined in a substantially different manner, whether it be due to the lack of priority rights over certain leases, loans and/or assets, the particular asset class, the particular market, or other factors. Origination fees paid to Platforms owned by an Other HPS Investor are expected to be included in the acquisition cost of the relevant investments held by the Company and will therefore be part of the Management Fee base. The methodology used to determine origination fees payable by the Company to such Platforms is expected to be based on certain assumptions, including projected yield of the applicable Receivables (as defined below), financing levels and costs supported by such Receivables, projected losses given default, and the target gross asset-level returns of such Receivables desired by the Company. Some or all of these assumptions involve subjective judgment. In these circumstances, the Manager has an interest in setting these metrics in a way that may result in a higher origination fee payable to the Platforms by the Company in order to maintain a higher Management Fee base and thus, higher Management Fees paid to the Manager. Where the Company engages Platforms owned by a third party, the fees and other arrangements are expected to be negotiated on a case-by-case basis and will not be subject to review by the Board or the Shareholders.

In addition, it is possible that an Other HPS Investor may sell its Platforms to a third party after the Company has entered into the applicable arrangements with such Platforms. Any such sale will not require the consent of the Board or the Shareholders. To the extent any such sale occurs, the Company is expected to remain subject to the terms of any contractual arrangements previously agreed with such Platform, but the new counterparty may seek to modify or terminate the Company’s existing arrangements, including the applicable fee arrangement. Such risk, although to a lesser extent, may also arise in the event a third party sells its Platform utilized by the Company to an Other HPS Investor, in which case the existing arrangements may be modified due to a number of considerations, including those specific to such Other HPS Investor, such as business, legal, contractual, regulatory, tax and other considerations. The Company’s contracts with the Platforms for origination of leases, loans and/or other assets and other potential service contracts between the Company and Platforms owned by Other HPS Investors may be longer-term service contracts than similar contracts with a third party would have been, based on the Manager’s determination that securing longer-term origination flow may be desirable for the Company or for other reasons (including to support the growth of particular Platforms or the Company’s investment strategies and/or to generate consistent income for the Platforms or Other HPS Investor that owns such Platforms). Please see also “Item 7. Certain Relationships and Related Transactions, and Director Independence—Conflicts of Interest—Conflicts of Interest Relating to Fees Paid to Platforms.”

The Company is subject to risks associated with the use of Platforms. While the Company may acquire and hold equity interests in Platforms, the Company also expects to utilize Platforms owned by a third party and/or an Other HPS Investor to originate and/or service leases, loans and/or other assets in which the Company invests. The Company will therefore depend upon the diligence, skill and business relationships of the Platforms. Key employees of a Platform may depart at any time. The departure of a significant number of the employees of a Platform could have a material adverse effect on the Platform’s ability to fulfill its obligations to the Company, which in turn could adversely affect the Company’s ability to achieve its investment objectives. This risk may be magnified where a Platform employee is shared across multiple Platforms. The Company may be restricted from terminating its relationship with a Platform, or may incur significant expenses in doing so (or in finding a replacement Platform). With regards to Platforms owned by an Other HPS Investor, such Platforms are not expected to provide services to the Company on an exclusive basis. In addition, the historical performance of a Platform is not indicative of its future performance and may vary as a result of an adverse development in such Platform’s business, an economic downturn or legal, tax or regulatory changes. The Platforms may not be successful in originating the number of leases, loans and other assets expected, and there is no guarantee that the leases, loans and other assets that are originated will be the type and quality desired. In addition, Platforms depend heavily on networks, systems (including information technology systems), computers, programs and data to originate and service the leases, loans and other assets and to track them to the Company or Other HPS Investors to allocate profits, losses and expenses. Therefore, Platforms are subject to the risks described in “—The Company is subject to risks relating to cybersecurity.”

Interpretation of Agreements. Many assets in which the Company can invest are governed by complex documents. The parties to those documents may disagree as to the proper interpretation of the terms of a contract when enforcement is sought. The interests of the holders of the same or different tranches of securities of a particular issuer, or creditors of such an issuer, may not be aligned, and ambiguities or mistakes in the applicable documentation may increase the risk of disputes. If documentation disputes occur, the cost and unpredictability of the legal proceedings required to enforce its contractual rights may lead the Manager or HPS to decide on behalf of the Company not to pursue claims against a counterparty or issuer. If the Manager or HPS decides to pursue claims on behalf of the Company against a counterparty or issuer, it may not be successful. The Company thus assumes the risk that it may be unable to obtain payments owed to them or that those payments may be delayed or made only after they have incurred the costs of litigation.

The Company is subject to risks relating to issuer/borrower fraud. Of paramount concern in originating loans is the possibility of material misrepresentation or omission on the part of borrowers or guarantors. Such inaccuracy or incompleteness may adversely affect the valuation of the collateral underlying the loans or may adversely affect the ability of the Company or its affiliates to perfect or effectuate a lien on the collateral securing the loan. The Company or its affiliates will rely upon the accuracy and completeness of representations made by borrowers to the extent reasonable, but cannot guarantee such accuracy or completeness.

The Company is subject to general credit risks. The Company may be exposed to losses resulting from default and foreclosure of any such loans or interests in loans in which it has invested. Therefore, the value of underlying collateral, the creditworthiness of borrowers and the priority of liens are each of great importance in determining the value of the Company’s investments. In the event of foreclosure, the Company or an affiliate thereof may assume direct ownership of any assets collateralizing such foreclosed loans. The liquidation proceeds upon the sale of such assets may not satisfy the entire outstanding balance of principal and interest on such foreclosed loans, resulting in a loss to the Company. Any costs or delays involved in the effectuation of loan foreclosures or liquidation of the assets collateralizing such foreclosed loans will further reduce proceeds associated therewith and, consequently, increase possible losses to the Company. In addition, no assurances can be made that borrowers or third parties will not assert claims in connection with foreclosure proceedings or otherwise, or that such claims will not interfere with the enforcement of the Company’s rights.

The Company is subject to risks related to significant risk transfer securities. Significant risk transfer (“SRT”) securities, or other similar synthetic instruments, typically enable a bank, other financial institution or issuer to transfer the credit risk associated with a pool of underlying obligations (or “reference assets”) to investors, such as the Company, and are subject to, among other risks, the credit risks associated with the applicable reference assets. In connection with an investment in SRT securities or other similar synthetic instruments, the Company may have a contractual relationship only with the counterparty of such synthetic instrument, and not with the reference obligor of the reference asset. Accordingly, the Company generally will have no right to directly enforce compliance by the reference obligor with the terms of the reference asset nor will the Company have any rights of setoff against the reference obligor or rights with respect to the reference asset. The Company will not directly benefit from the collateral supporting the reference asset and will not have the benefit of the remedies that would normally be available to a holder of such reference asset. In addition, in the event of the insolvency of the counterparty, the Company may be treated as a general creditor of such counterparty, and will not have any claim with respect to the reference asset. SRT transactions are typically linked to a first-loss or mezzanine tranche of a larger portfolio; accordingly, an exposure to that portfolio would be leveraged.

The Company is subject to risks relating to syndication and/or transfer of investments. The Company, directly or through the use of one or more subsidiary, investment vehicles, may originate and/or purchase certain debt assets, including ancillary equity assets (“Assets”). The Company may also purchase certain Assets (including participation interests or other indirect economic interests) that have been originated by other affiliated or unaffiliated parties and/or trading on the secondary market. The Company may, in certain circumstances, originate or purchase such Assets with the intent of syndicating and/or otherwise transferring a significant portion thereof. In such instances, the Company will bear the risk of any decline in value prior to such syndication and/or other transfer. In addition, the Company will also bear the risk of any inability to syndicate or otherwise transfer such Assets or such amount thereof as originally intended, which could result in the Company owning a greater interest therein than anticipated.

We may face risks associated with purchasing participation interests in debt instruments and from purchasing debt on a secondary basis. The Company may purchase participation interests in debt instruments which do not entitle the holder thereof to direct rights against the obligor. Participations held by the Company’s subsidiaries in a seller’s portion of a debt instrument typically result in a contractual relationship only with such seller, not with the obligor. The Company will have the right to receive payments of principal, interest and any fees to which it is entitled only from the seller and only upon receipt by such seller of such payments from the obligor. In connection with purchasing participations, the Company generally will have no right to enforce compliance by the obligor with the terms of the related loan agreement, nor any rights of set-off against the obligor and the Company may not directly benefit from the collateral supporting the debt instrument in which it has purchased the participation. As a result, the Company will assume the credit risk of both the obligor and the seller selling the participation. In the event of the insolvency of such seller, the Company may be treated as a general creditor of such seller, and may not benefit from any set-off between such seller and the obligor. When the Company holds a participation in a debt instrument, it may not have the right to vote to waive enforcement of any restrictive covenant breached by an obligor or, if the Company does not vote as requested by the seller, it may be subject to redemption of the participation at par. Sellers voting in connection with a potential waiver of a restrictive covenant may have interests different from those of the Company, and such selling institutions may not consider the interests of the Company in connection with their votes.

Company may acquire loans and debt securities on a secondary basis. The Company is unlikely to be able to negotiate the terms of such debt as part of their structuring, and, as a result, these Asset-Based Finance Assets will likely not include some of the covenants and protections the Company expects to generally seek. Even if such covenants and protections are included in the instruments held by the Company, the terms of the instruments could provide the relevant portfolio companies or other issuers with substantial flexibility in determining compliance with such covenants. In addition, the terms on which debt is traded on the secondary market could represent a combination of the general state of the market for such instruments and either favorable or unfavorable assessments of particular instruments by the sellers thereof.

The Company faces risks by originating loans if then unable to sell, assign or close transactions for that loan. The Company’s strategy may include the origination of loans, including secured and unsecured notes, senior and second lien loans, mezzanine loans and other similar instruments. From time to time, the Company may offer participations in and/or assignments or sales of loans (or interests therein) to Other HPS Investors or sales of loans (or interests therein) to third parties, in either case that the Company has originated or purchased; provided that there is no assurance that the Company will complete the sale of such an instrument. In the event of such an offer to Other HPS Investors, the price of the participation, assignment or sale will not be set by the Manager or the Company, but rather will be established based on third-party valuations. Further, the decision by any Other HPS Investor to accept or reject the offer may be made by a party independent of the Manager, such as an independent third-party valuation firm or the independent directors of such Other HPS Investor, if any, or an advisory or credit committee composed of individuals who are not affiliated with HPS. In determining the target amount to allocate to a particular loan origination, the Company may take into consideration the fact that it may sell, assign or offer participations in such investment to third parties as described above. If the Company is unable to sell, assign or successfully close transactions for the loans that it originates, the Company will be forced to hold its interest in such loans until such time as it can be disposed. This could result in the Company’s assets being over-concentrated in certain borrowers.

The Company is subject to risks relating to environmental matters. Ordinary operation could cause major environmental damage, which may result in significant financial distress to the Company’ investments, even if covered by insurance. Certain environmental laws and regulations may require that an owner or operator of an asset address prior environmental contamination, which could involve substantial cost and other liabilities. The Company (and the Shareholders) may therefore be exposed to substantial risk of loss from environmental claims arising in respect of its investments. Furthermore, changes in environmental laws or regulations or the environmental condition of an investment may create liabilities that did not exist at the time of its acquisition and that could not have been foreseen. Even in cases where the Company are indemnified by the seller with respect to an investment against liabilities arising out of violations of environmental laws and regulations, there can be no assurance as to the financial viability of the seller to satisfy such indemnities or the ability of the Company to achieve enforcement of such indemnities.

Some Asset-Based Finance Asset acquisitions occur on an expedited basis which may result in limited financial information being available, and limited time to conduct analysis. Investment analyses and decisions by the Manager will often be undertaken on an expedited basis in order for the Company to take advantage of acquisition opportunities. In such cases, the information available to the Manager at the time of an acquisition decision may be limited, and the Manager may not have access to the detailed information necessary for a full evaluation of the opportunity. In addition, the financial information available to the Manager may not be accurate or provided based upon accepted accounting methods. The Manager will rely upon consultants or advisors in connection with the evaluation of proposed acquisitions. There can be no assurance that these consultants or advisors will accurately evaluate such acquisitions.

The value of certain investments may not be readily determinable. The Company expects that many of its investments will take the form of securities that are not publicly traded. The fair value of loans, securities and other investments that are not publicly traded may not be readily determinable, and will be valued at fair value as determined in good faith by the Manager, including to reflect significant events affecting the value of the Company’s investments. Most of the Company’s investments (other than cash and cash equivalents) will be classified as Level 3 assets under Topic 820 of the U.S. Financial Accounting Standards Board’s Accounting Standards Codification, as amended, Fair Value Measurements and Disclosures (“ASC Topic 820”). This means that the Company’s valuations will be based on unobservable inputs and the Company’s assumptions about how market participants would price the asset or liability in question. The Company expects that inputs into the determination of fair value of investments will require significant management judgment or estimation. Even if observable market data are available, such information may be the result of consensus pricing information or broker quotes, which include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimers materially reduces the reliability of such information. The Company expects to retain the services of one or more independent Service Providers to review the valuation of these loans and securities. The types of factors that may be taken into account in determining the fair value of investments generally include, as appropriate, comparison to publicly traded securities including such factors as yield, maturity and measures of credit quality, the nature and realizable value of any collateral, and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, determinations of fair value may differ materially from the values that would have been used if a ready market for these loans and securities existed. The Company’s NAV could be adversely affected if determinations regarding the fair value of the Company’s investments were materially higher than the values that the Company ultimately realizes upon the disposal of such loans and securities. In addition, the method of calculating the Management Fee and incentive fee may result in conflicts of interest between the Manager, on the one hand, and Shareholders on the other hand, with respect to the valuation of investments.

Due to different accounting and other standards, the Company may be presented with information that is less reliable and less sophisticated than GAAP principles would allow for, which would adversely affect our business. Accounting, financial, auditing and other reporting standards, practices and disclosure requirements that are not equivalent to income accrual under GAAP, may differ in fundamental ways. Accordingly, information available to the Company that is not consistent with GAAP including both general economic and commercial information and information concerning specific Asset-Based Finance Assets, may be less reliable and less detailed than information available in more financially sophisticated countries, which could adversely impact, among other things, the Company’s due diligence and reporting activities. Assets and profits appearing on the financial statements of an Asset-Based Finance Asset may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with GAAP. Even for financial statements of Asset-Based Finance Assets prepared in accordance with GAAP, the accounting entries and adjustments may not reflect economic reality and actual value.

Furthermore, for an Asset-Based Finance Asset that keeps accounting records in a currency other than U.S. dollars, inflation accounting rules in certain markets require, for both tax and accounting purposes, that certain assets and liabilities be restated on the Asset-Based Finance Asset’s balance sheet in order to express items in terms of a currency of constant purchasing power. As a result, financial data of prospective investments may be materially affected by restatements for inflation and may not accurately reflect actual value. Accordingly, the Company’s ability to conduct due diligence in connection with an investment and to monitor the investment may be adversely affected by these factors.

The Company is subject to risks relating to third party litigation. The Company’s investment activities subject it to the normal risks of becoming involved in litigation initiated by third parties. This risk is somewhat greater where the Company exercises control or influence over a company’s direction. The expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments would generally be borne by the Company and would reduce net assets. The Manager and others are indemnified in connection with such litigation, subject to certain conditions.

The Company is subject to risks related to reliance on projections. The Company may rely upon projections developed by the Manager concerning an investment’s future performance, outcome and cash flow. Projections are inherently subject to uncertainty and factors beyond the control of the Manager. The inaccuracy of certain assumptions, the failure to satisfy certain requirements and the occurrence of other unforeseen events could impair the ability of an investment to realize projected values, outcomes and cash flow.

The Company is subject to risks relating to reduced investment opportunities. The Manager believes that volatility and instability in the credit markets can create significant investment opportunities for the Company. If the credit markets stabilize, there may be reduced investment opportunities for the Company and/or the Company may not be able acquire investments on favorable terms. Periods of prolonged market stability may also adversely affect the investment opportunity set available to the Company.

The success of the Company depends on our ability to navigate the acquisitions and competition of the market. It is possible that competition for appropriate acquisition opportunities may increase, thus reducing the number of opportunities available to the Company and adversely affecting the terms, including pricing, upon which Asset-Based Finance Assets can be acquired. There is currently, and will continue to be, competition for acquisition opportunities by vehicles, with objectives and strategies similar to the Company’s objectives and strategies, as well as by private equity funds, business development companies, strategic investors, hedge funds and others. Some of these competitors may have more relevant experience, greater financial, technical, marketing and other resources, more personnel, higher risk tolerances, different risk assessments, lower return thresholds, lower cost of capital, access to funding sources unavailable to the Company and a greater ability to achieve synergistic cost savings in respect of an investment other than the Company, the Manager and each of their respective affiliates. It is possible that competition for appropriate acquisition opportunities may increase, thus reducing the number of opportunities available to the Company and adversely affecting the terms, including pricing, upon which acquisition of Asset-Based Finance Assets can be made. Such competition is particularly acute with respect to participation by the Company in auction proceedings. To the extent that the Company encounters competition for acquisitions, returns to Shareholders may decrease, including as a result of significant fees and expenses identifying, investigating and attempting to acquire potential assets that the Company does not ultimately acquire, including fees and expenses relating to due diligence, travel and related expenses.

Based on the foregoing, there can be no assurance that the Company will be able to identify or consummate acquisitions that satisfy the Company’s rate of return objectives or realize upon their values, or that the Company will be able to invest fully its committed capital. The success of the Company depends on the Manager’s ability to identify suitable acquisitions, to negotiate and arrange the closing of appropriate transactions and to arrange the timely disposition of Asset-Based Finance Assets.

The Company is subject to risks relating to investments in undervalued assets. The Company may invest in undervalued loans and other assets as part of its investment strategy. The identification of investment opportunities in undervalued loans and other assets is a difficult task, and there is no assurance that such opportunities will be successfully recognized or acquired. While investments in undervalued assets offer the opportunity for above-average capital appreciation, these investments involve a high degree of financial risk and can result in substantial or complete losses.

The Company may incur substantial losses related to assets purchased on the belief that they were undervalued by their sellers, if they were not in fact undervalued at the time of purchase. In addition, the Company may be required to hold such assets for a substantial period of time before realizing their anticipated value, and there is no assurance that the value of the assets would not decline further during such time. Moreover, during this period, a portion of the Company’s assets would be committed to those assets purchased, thus preventing the Company from investing in other opportunities. In addition, the Company may finance such purchases with borrowed funds and thus will have to pay interest on such borrowed amounts during the holding period.

The Company is subject to risks relating to secured loans. Most of the loans held by the Company are expected to be secured. These investments may be subject to the risk that the Company’s security interests in the underlying collateral are not properly or fully perfected. Compounding these risks, the collateral securing debt investments will often be subject to casualty or devaluation risks.

The Company is subject to risks relating to senior secured debt and unitranche debt. When the Company invests in senior secured term debt and unitranche debt, it will generally take a security interest in the available assets of these Asset-Based Finance Assets, including equity interests in their subsidiaries. There is a risk that the collateral securing the Company’s investments may decrease in value over time or lose its entire value, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions. Also, in some circumstances, the Company’s security interest could be subordinated to claims of other creditors. In addition, any deterioration in an Asset-Based Finance Assets’ financial condition and prospects, may result in the deterioration in the value of the related collateral. Consequently, the fact that debt is secured does not guarantee that the Company will receive principal and interest payments according to the investment terms or at all, or that the Company will be able to collect on the investment should the Company be forced to enforce its remedies.

The Company is subject to business and credit risks. Investments made by the Company generally will involve a significant degree of financial and/or business risk. The securities in which the Company invests may pay fixed, variable or floating rates of interest, and may include zero-coupon obligations or interest that is PIK (which tend to increase business and credit risks if an investment becomes impaired because there would be little to no realized proceeds through cash interest payments prior to such impairment). These types of securities are subject to the risk of the issuer’s inability to make principal and interest payments on its obligations (i.e., credit risk) and are also subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (i.e., market risk).

We may need to incur financial leverage to be able to achieve our business objectives. We cannot guarantee the availability of such financing. Borrowing money to partially or wholly purchase Asset-Based Finance Assets could provide the Company with the opportunity for greater capital appreciation but, at the same time, will increase the Company’s exposure to capital and interest rate risk and higher expenses. The terms and cost of such borrowing will be dependent on market conditions and could involve one or more types of financing, including without limitation, asset-based financing, repurchase agreements, securities lending, and/or prime brokerage financing, including margin lending. See “—Risks Related to the Operation of the Company Generally—The availability of capital is generally a function of capital market conditions that are beyond the control of the Company or any Asset-Based Finance Asset and this may increase the exposure of such Asset-Based Finance Asset to adverse economic factors or unfavorable financing terms, which may subject the Company to risks or adversely affect our business” below. If the then-current assets of the Company are not sufficient to pay the principal of, and interest on, the debt when due, or if the Company breaches any covenant or any other obligation with respect to such borrowing, then the Company could sustain a total loss of its Asset-Based Finance Assets.

Credit facilities may impose limitations on our business, such as caps on borrowings, or result in the Company being liable for borrowings of another party to a transaction. As described in “Item 1. Business Overview—Use of Leverage,” the Company and/or the Series are expected to obtain one or more credit facilities in order to (i) facilitate acquisitions, financings or dispositions by the Company and Asset-Based Finance Assets, (ii) fund Organizational and Offering Expenses (as defined below), Operating Expenses, Management Fees, placement fees or other obligations of the Company (including to facilitate the making of distributions, including Performance Fee distributions) or Asset-Based Finance Assets, (iii) conduct Share Redemptions under the Share

Redemption Program or (iv) otherwise carry out the activities of the Company. There is no guarantee the Company will obtain any such credit facilities on favorable terms or at all. If the Company obtains a credit facility, it is generally expected that the Company’s interim capital needs would be satisfied through borrowings by the Company under the credit facility, including those used to pay interest on credit facilities. Credit facilities are utilized by operating companies for various purposes, including to bridge the time between the closing of an investment and the receipt of proceeds from periodic subscriptions, to make distributions and for broader cash management purposes. From the Shareholders’ perspective, such facilities can smooth cash flows. In addition, such facilities permit the Company to have ready access to cash in the event short-term funding obligations (e.g., margin requirements) arise, which allows for efficient cash management (as opposed to holding larger cash reserves).

Borrowings by the Company or its operating entities or other subsidiaries also may, in whole or in part, be directly or indirectly secured by the Company’s assets.

For the avoidance of doubt, no restrictions pertaining to borrowings and guarantees, or the Company’s investment limitations, if any, will apply to, or prevent the Company from entering into (a) any non-recourse asset-based financing or (b) agreements to indemnify or provide funds in the event of breaches of contractual provisions by the Company, its subsidiaries or its acquisitions (whether such agreement to provide funds is described as a guarantee, performance undertaking or otherwise). Any funded guarantees of indebtedness or other obligations of Asset-Based Finance Assets or such other entities will only be included with the interests of the Company in the relevant acquisition for purposes of measuring the Company’s limitations, if any, to the extent determined by the Manager.

There are no limitations under the Partnership Agreement on the time any borrowings or guarantees by the Company under a credit facility may remain outstanding, and the interest expense and other fees, costs and expenses of or related to any borrowings or guarantees by the Company will be Operating Expenses and, accordingly, will decrease net returns of the Company.

As the Manager determines, in its discretion, lenders or other providers of financing to the Company or its existing or potential assets, operating entities or other subsidiaries can include HPS, Other HPS Investors or any of their respective affiliates or existing or potential Asset-Based Finance Assets, and could take the form of stapled or seller financing to Asset-Based Finance Assets that are the subject of a disposition. Any such transactions will give rise to conflicts of interest between HPS or the relevant financing provider, on the one hand, and the Company, on the other hand; however, subject to the Manager’s policies and procedures then in effect and the terms of the Partnership Agreement, such transactions generally will not require the approval of the Board or consent of the Shareholders.

It is possible that a counterparty, lender or other unaffiliated participant in credit facilities (or otherwise in connection with the acquisition of Asset-Based Finance Assets) requires or desires to face only one entity or group of entities, which may result in (i) the Company and/or an Asset-Based Finance Asset being solely liable with respect to such third party for such other entities’ share of the applicable obligation or (ii) the Company or such Asset-Based Finance Asset being jointly and severally liable for the full amount of such applicable obligation. Such arrangements may result in the Company and such third party or third parties (which could include HPS or Other HPS Investors) entering into, participating in or applying a back-to-back or other similar reimbursement arrangement (and in most circumstances, especially where there are back-to-back or other similar reimbursement obligations, the Company and/or such third parties, as applicable, would not be compensated (or provide compensation to the other) for being primarily liable to, contributing amounts in excess of its pro rata share to or otherwise directly contracting with such counterparty, lender or other unaffiliated participant) which also could include provisions intended to mitigate certain impacts that may arise with respect to the primary obligor, which could be the Company or HPS, or Other HPS Investors (e.g., any reduction in the borrowing base of the Company, as the primary obligor attributable to credit support attributable to HPS, or one or more Other HPS Investors that are indirect obligors) relating to a reduction in its borrowing base under a credit facility. If the Company enters into any such arrangements with HPS or one or more Other HPS Investors, it will be subject to the counterparty risk of HPS or the Other HPS Investors involved, including, without limitation, the risk of a default or delay in the performance of HPS or such Other HPS Investor’s obligations. The foregoing arrangements will arise in connection with Co-Investments (as defined below), in particular where a counterparty transacts with a single entity resulting in the Company having to enter into back-to-back arrangements with Co-Investors (as defined below) or a co-investment vehicle. Although the Manager will, in good faith, allocate the related repayment obligations and other related liabilities arising out of such credit facilities among the foregoing (to the extent applicable), the alternative investment vehicles of the Company will, in such circumstance, be subject to each other’s credit risk, as well as the credit risk of such Asset-Based Finance Assets. In such situations it is not expected that the Company and/or such Asset-Based Finance Asset would be compensated (or provide compensation to the other) for being primarily liable vis-à-vis such third-party counterparty, and even where the Company incurs primary liability and HPS or Other HPS Investors participate in such obligation by virtue of sharing arrangements, a portion of any guarantee or other similar fees paid to the Company likely would be shared with HPS or the applicable Other HPS Investor(s), despite the incremental risk taken on by the Company.

The Manager may be subject to conflicts of interest in allocating such repayment obligations and other related liabilities. As stated above, the Company is authorized to make permanent borrowings utilizing a credit facility or other forms of leverage, whereby the Company borrows money with no intention at the time of the borrowing to repay it using capital contributions for any purpose, including the making of equity, debt or other assets, even if the asset is initially being permanently levered using a credit facility but ultimately replaced in whole or in part with other forms of permanent financing. Such forms of permanent leverage could be used in addition to or in lieu of asset-level financing in connection with the acquisition, financing or realization (in whole or in part) of an asset. This could result in the capital structures of Asset-Based Finance Asset being structured or managed in a way that utilizes permanent forms of financing (such as permanent borrowings under a credit facility) where such forms of financing are not necessarily required in connection with the acquisition or other activity with respect to the Asset-Based Finance Asset. The Partnership Agreement only imposes a percentage cap on the amount of cash borrowings (excluding for the avoidance of doubt, obligations that do not involve borrowings for money, such as certain derivative transactions) that are recourse to the applicable Series. The Manager will, in its discretion, determine whether and to what extent a borrowing is “recourse” to the applicable Series (and could determine to count such borrowing or indebtedness for purposes of such cap only to the extent that it is so secured), and will be subject to conflicts of interest in making such determination given that, among other things, if a borrowing is not deemed to be recourse to such Series then it will not count towards the aforementioned cap on borrowings at such Series level or be subject to certain of the limitations applicable to investments across the capital structure (including in different levels thereof) of Asset-Based Finance Assets. Furthermore, it is possible that an Affiliated Service Provider could earn other fees in connection with the structuring, placement or syndication of any such credit facility or other fund-level financing.

At any time, the Manager has the ability to cause the Company and/or related entities, including subsidiaries and intermediate entities or special purpose vehicles that have been or will be formed for the purpose of holding one or more Asset-Based Finance Assets (“SPVs”), including newly formed entities, to enter into “NAV” facilities or similar financing arrangements the effect of which, among other things, could accelerate the receipt of distributions, including Performance Fees, to HPS. The provider of any such financing can be any person that is permitted to provide financing to the Company. In connection with such transactions, the Manager has the ability to pledge the Company’s assets, including on a cross-collateralized basis. Such financing arrangements will not be considered borrowings by the Company for purposes of the limitations on borrowings (or any limits on issuing additional interests) by the Company and will be excluded from the calculation of applicable HREAL investment limitations, if any.

The Company is subject to risks relating to infectious disease and pandemics. Certain illnesses spread rapidly and have the potential to significantly adversely affect the global economy. Outbreaks such as the severe acute respiratory syndrome, avian influenza, H1N1/09, and, most recently, COVID-19, or other similarly infectious diseases may have material adverse impacts on the Company, the Manager, and their respective affiliates. Actual pandemics, or fear of pandemics, can trigger market disruptions or economic turndowns with the consequences described above. The Manager cannot predict the likelihood of disease outbreaks occurring in the future nor how such outbreaks may affect the Company’s investments.

The outbreak of disease epidemics may result in the closure of the Manager’s or other businesses, including office buildings, retail stores and other commercial venues and could also result in (a) disruption of regional or global trade markets and/or the availability of capital, (b) the availability of leverage, including an inability to obtain indebtedness at all or to the Company’s desired degree, and less favorable timing of repayment and other terms with respect to such leverage and/or (c) a general economic decline and have an adverse impact on the Company’s value, the Company’s investments, or the Company’s ability to make new investments.

If a future pandemic occurs (including a recurrence of COVID-19) during a period when the Company expects to be harvesting its investments, the Company may not achieve its investment objective or may not be able to realize its investments within the Company’s term.

The Company is subject to risks relating to prepayment and potential early redemption of some investments. The frequency at which prepayments (including voluntary prepayments by obligors and accelerations due to defaults) occur on bonds and loans will be affected by a variety of factors, including the prevailing level of interest rates and spreads, as well as economic, demographic, tax, social, legal and other factors. Generally, obligors tend to prepay their fixed-rate obligations when prevailing interest rates fall below the coupon rates on their obligations. Similarly, floating rate issuers and borrowers tend to prepay their obligations when spreads narrow. In general, “premium” securities (securities whose market values exceed their principal or par amounts) are adversely affected by faster than anticipated prepayments. Since many fixed-rate obligations will be premium instruments when interest rates and/or spreads are low, such debt instruments and Asset-Based Finance Assets may be adversely affected by changes in prepayments in any interest rate environment.

The terms of loans in which the Company invests may be subject to early redemption features, refinancing options, prepayment options or similar provisions which, in each case, could result in the issuer repaying the principal of an obligation held by the Company earlier than expected, either with no or a nominal prepayment premium. This may happen when there is a decline in interest rates, or when the borrower’s improved credit or operating or financial performance allows the refinancing of certain classes of debt with lower cost debt or when general credit market conditions improve. Assuming an improvement in the credit market conditions, early repayments of the debt held by the Company could increase. There is no assurance that the Company will be able to reinvest proceeds received from prepayments in assets that satisfy its investment objective, and any delay in reinvesting such proceeds may materially affect the performance of the Company. Conversely, if the prepayment does not occur within the expected timeframe or if the debt does not otherwise become liquid, the Company may continue in operation for longer than expected or the Company may make distributions in kind.

The adverse effects of prepayments may impact the Company’s holdings in two ways. First, particular instruments may experience outright losses, as in the case of an interest-only instrument in an environment of faster actual or anticipated prepayments. Second, particular instruments may underperform relative to hedges that the Manager may have constructed for these assets, resulting in a loss to the Company’s overall portfolio. In particular, prepayments (at par) may limit the potential upside of many instruments to their principal or par amounts, whereas their corresponding hedges often have the potential for unlimited loss.

The Company is subject to risks relating to licensing requirements. Certain banking and regulatory bodies or agencies in or outside the United States may require the Company, the Manager, its affiliates and/or certain of their respective employees to obtain licenses or authorizations to engage in many types of lending activities including the origination of loans. It may take a significant amount of time and expense to obtain such licenses or authorizations and the Company may be required to bear the cost of obtaining such licenses and authorizations. There can be no assurance that any such licenses or authorizations would be granted or, if granted, whether any such licenses or authorizations would impose restrictions on the Company. Such licenses or authorizations may require the disclosure of confidential information about the Company, Shareholders or their respective affiliates, including the identity, financial information and/or information regarding the Shareholders and their officers and trustees. The Company may not be willing or able to comply with these requirements. Alternatively, the Manager and/or its affiliates may be compelled to structure certain potential investments in a manner that would not require such licenses and authorizations, although such transactions may be inefficient or otherwise disadvantageous for the Company, including because of the risk that licensing authorities would not accept such structuring alternatives in lieu of obtaining a license or authorization. The inability of the Company, the Manager, the Manager’s affiliates and/or certain of their respective employees to obtain necessary licenses or authorizations, the structuring of an investment in an inefficient or otherwise disadvantageous manner, or changes in licensing regulations, could adversely affect the Company’s ability to implement its investment program and achieve its intended results.

The Company is subject to risks relating to minority investments and Joint Ventures. The Company may make minority equity investments in entities in which the Company does not control the business or affairs of such entities. In addition, the Company intends to co-invest with other parties through partnerships, Joint Ventures or other entities and the Manager may share management fees, incentive fees and/or other forms of compensation with such parties. The Manager expects that in some cases the Company will have control over, or significant influence on, the decision making of Joint Ventures. However, in other cases, in particular with respect to certain terms, amendments and waivers related to the underlying loans, the Joint Venture partner may have controlling or blocking rights (including because certain decisions require unanimous approval of the Joint Venture partners) or a tie vote among Joint Venture partners may be resolved by an appointed third party. Where a Joint Venture partner or third party has controlling or blocking rights or decision-making power with respect to a Joint Venture matter, there can be no assurance that the matter will be resolved in the manner desired by the Company. In addition, these types of voting arrangements may slow the decision-making process and hinder the Joint Venture’s ability to act quickly.

Cooperation among Joint Venture partners or co-investors on existing and future business decisions will be an important factor for the sound operation and financial success of any Joint Venture or other business in which the Company is involved. In particular, a Joint Venture partner or co-investor may have economic or business interests or goals that are inconsistent with those of the Company, and the Company may not be in a position to limit or otherwise protect the value of one or more of the Company’s investments. Disputes among Joint Venture partners or co-investors over obligations, expenses or other matters could have an adverse effect on the financial conditions or results of operations of the relevant businesses. In addition, the Company may in certain circumstances be liable for actions of its Joint Venture partners.

In certain cases, conflicts of interest may arise between the Company and a Joint Venture partner, for example, because the Joint Venture partner has invested in a different level of the issuer’s capital structure or because the Joint Venture partner has different investment goals or timelines. There can be no assurance that a Joint Venture partner with divergent interests from the Company will cause the Joint Venture to be managed in a manner that is favorable to the Company. In addition, it is anticipated that the Company could be invested in debt instruments issued by a Joint Venture entity while one or more Other HPS Investors will be invested in equity interests in such entity or vice versa, which presents certain potential conflicts of interest with respect to the capital structure of such entity.

Being a control person in a company may give rise to increased risk of liability for the Company and the Manager, which could adversely affect a portion of our assets. The Company has and will continue to have controlling interests in a number of its Asset-Based Finance Assets. The fact that the Company or the Manager exercises control or exerts influence (or merely has the ability to exercise control or exert influence) over an issues may give rise to risks of liability (including under various theories of parental liability and piercing the corporate veil doctrines) for, among other things, personal injury and/or property or environmental damage claims arising from an accident or other unforeseen event, product defects, employee benefits (including pension and other fringe benefits), failure to supervise management, violation of laws and governmental regulations

(including securities laws, anti-trust laws, employment laws, insurance laws, anti-bribery (and other anti-corruption laws)) and other types of liability for which the limited partnership characteristic of business ownership and the Company itself (and the limited partnership structures that may be utilized by the Company in connection with its ownership of Asset-Based Finance Assets or otherwise) may be ignored or pierced, as if such limited partnership characteristics or structures did not exist for purposes of the application of such laws, rules, regulations and court decisions. These risks of liability may arise pursuant to U.S. and non-U.S. laws, rules, regulations, court decisions or otherwise (including the laws, rules, regulations and court decisions that apply in jurisdictions in which an issuer or its subsidiaries are organized, headquartered or conduct business). Such liabilities may also arise to the extent that any such laws, rules, regulations or court decisions are interpreted or applied in a manner that imposes liability on all persons that stand to economically benefit (directly or indirectly) from ownership of Asset-Based Finance Assets, even if such persons do not exercise control or otherwise exert influence over such issuers (e.g., Shareholders). Lawmakers, regulators and plaintiffs have recently made (and may continue to make) claims along the lines of the foregoing, some of which have been successful. If these liabilities were to arise with respect to the Company or its Asset-Based Finance Assets, the Company might suffer significant losses and incur significant liabilities and obligations. The having or exercise of control or influence over an issuer could expose the assets of the Company, its Shareholders, the Manager and their respective affiliates to claims by such issuer, its security holders and creditors and regulatory authorities or other bodies. While the Manager seeks to manage the Company to minimize exposure to these risks, the possibility of successful claims cannot be precluded, nor can there be any assurance as to whether such laws, rules, regulations or court decisions will be expanded or otherwise applied in a manner that is adverse to the Asset-Based Finance Assets, the Company, and its Shareholders. Moreover, it is possible that, when evaluating a potential asset, the Manager may choose not to pursue or consummate the acquisition of such asset, if any of the foregoing risks may create liabilities or other obligations for any of the Company, the Manager or any of their respective affiliates, the Asset-Based Finance Assets, partners or employees.

The Company is subject to risks relating to its hedging strategy and policies. The Company generally expects to employ hedging or other risk management techniques designed to reduce the risk of adverse interest rate or currency movements, credit market risk and certain other risks. There can be no assurance that any hedging transactions will be successful or comprehensive. For example, the Company may not be able to or may elect not to hedge interest payments in foreign currencies. Similarly, the Company may hedge certain credit markets generally in order to seek to provide overall risk reduction to the Company. The variable degree of correlation between price movements of hedging instruments and price movements in the position being hedged creates the possibility that losses on the hedge may be greater, or gains smaller, than losses or gains, as the case may be, in the value of the underlying position. While the transactions implementing such hedging strategies may reduce certain risks, such transactions themselves may entail certain other risks, such as the risk that counterparties to such transactions may default on their obligations and the risk that the prices and/or cash flows being hedged behave differently than expected. Thus, while the Company may benefit from the use of hedging mechanisms, unanticipated changes in interest rates, currency exchange rates, commodity prices, securities prices or credit market movements may result in a poorer overall performance for the Company than if it had not entered into such hedging transactions. Additionally, hedging transactions will add to the cost of an investment, may require ongoing cash payments to counterparties, may subject the Company to the risk that the counterparty defaults on its obligations, and may produce different economic or tax consequences to the Shareholders than would apply if the Company had not entered into such hedging transactions. The Company may engage in short selling and use derivative instruments (including commodities hedging instruments) in implementing hedging transactions, including futures contracts, swaps, forward contracts, and options. Furthermore, upon the bankruptcy, insolvency or liquidation of any counterparty, the Company may be deemed to be a general unsecured creditor of such counterparty and could suffer a total loss with respect to any positions and/or transactions with such counterparty.

The amount of any distributions we may pay is uncertain. We may not be able to sustain the payment of distributions. Distributions to Shareholders will be made only if, as and when declared by the Board. Shareholders may or may not receive distributions. In addition, some of our distributions may include a return of capital. The Company cannot make assurances as to when or whether cash distributions will be made to Shareholders, the amount of any such distribution or the availability of cash for any such distribution, since the ability to make distributions will be dependent upon the cash flow, financial condition and other factors relating to the Company’s Asset-Based Finance Assets. Such factors include the ability to generate sufficient cash from operations to pay expenses, service debt and to satisfy other liabilities as they come due. Furthermore, the Manager, in its sole discretion, may use or set aside cash for working capital purposes, or for the funding of present or future reserves or contingent liabilities, taxes, the Company’s operating activities, or the actual or anticipated Management Fees. If the Manager determines that all or any portion of net capital event proceeds are not necessary for ongoing expenses (including debt payments and fees), anticipated acquisitions, capital expenditures and reserves, such amounts may be used to satisfy redemption requests at the Board’s discretion in consultation with the Manager. Accordingly, the payment of cash distributions is subject to the discretion of the Board, based on information provided by the Manager.

The Manager has the right to reinvest certain proceeds realized by the Company. For all such purposes, proceeds realized by the Company will include amounts deemed distributed to a Shareholder in respect of taxes (whether withheld from distributions to the Company or otherwise attributable to a Shareholder). Subject to oversight by the Board, the Manager may elect to reinvest such proceeds otherwise available for distribution to Shareholders.

There could be circumstances under which the Manager elects to withhold distributions to, among other reasons, pay obligations such as indebtedness of the Company, or of any subsidiary or assets thereof, which could result in such amounts, and the retention and reuse thereof, not being subject to the terms and limitations of the Partnership Agreement.

Neither the Manager nor any of its affiliates is obligated to support or guarantee any level of distributions. In addition, because the Manager does not charge a Management Fee on and HPS does not receive a Performance Fee for HPS Shares, the per Share amount of distributions on the HPS Shares could be higher compared to the Investor Shares.

The Company is subject to risks relating to contingent liabilities. The Company is expected to incur contingent liabilities in connection with an investment from time to time. For example, in connection with the disposition of an investment, the Company may be required to make representations about the business and financial affairs of the underlying assets or business or be responsible for the contents of disclosure documents. These arrangements may result in the incurrence of accrued expenses, liabilities or contingencies for which the Company may establish reserves or escrow accounts. The Company also expects to invest in a delayed draw or revolving credit facility. If the borrower subsequently draws down on the facility, the Company would be obligated to fund the amounts due. The Company may incur numerous other types of contingent liabilities. There can be no assurance that the Company will adequately reserve for its contingent liabilities and that such liabilities will not have an adverse effect on the Company.

The Company is subject to risks relating to high yield debt. The Company may invest in “higher yielding” (and, therefore, generally higher risk) debt securities when the Manager believes that debt securities offer opportunities for capital appreciation. In most cases, such debt will be rated below “investment grade” or will be unrated and face ongoing uncertainties and exposure to adverse business, financial or economic conditions and the issuer’s failure to make timely interest and principal payments. There are no restrictions on the credit quality of the Company’s loans. The market for high-yield securities has experienced periods of volatility and reduced liquidity. The market values of certain of these debt securities may reflect individual corporate developments. It is likely that a general economic recession or a major decline in the demand for products and services, in which the obligor operates, could have a materially adverse impact on the value of such securities. In addition, adverse publicity and shareholder perceptions, whether or not based on fundamental analysis, may also decrease the value and liquidity of these debt securities.

The Company is subject to risks relating to investments in unsecured debt. The Company may invest a portion of its investment portfolio in unsecured indebtedness, whereas all or a significant portion of the issuer’s senior indebtedness may be secured.

The Company is subject to risks relating to subordinated loans. The Company may acquire and/or originate subordinated loans. If a borrower defaults on a subordinated loan or on debt senior to the Company’s loan, or in the event of the bankruptcy of a borrower, the loan held by the Company will be satisfied only after the senior loans are repaid in full. Under the terms of typical subordination agreements, senior creditors may be able to block the acceleration of the subordinated debt or the exercise by holders of subordinated debt of other rights they may have as creditors. Accordingly, the Company may not be able to take the steps necessary or sufficient to protect its investments in a timely manner or at all. In addition, subordinated loans may not always be protected by financial covenants or limitations upon additional indebtedness, may have limited liquidity and may not be rated by a credit rating agency. If a borrower declares bankruptcy, the Company may not have full or any recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. Further, the Manager’s ability to amend the terms of the Company’s loans, assign its loans, accept prepayments, exercise its remedies (through “standstill periods”) and control decisions made in bankruptcy proceedings may be limited by intercreditor arrangements. In addition, the risks associated with subordinated loan securities include a greater possibility that adverse changes in the financial condition of the obligor or in general economic conditions (including a sustained period of rising interest rates or an economic downturn) may adversely affect the borrower’s ability to pay principal and interest on its loan. Many obligors on subordinated loan securities are highly leveraged, and specific developments affecting such obligors, including reduced cash flow from operations or the inability to refinance debt at maturity, may also adversely affect such obligors’ ability to meet debt service obligations. The level of risk associated with investments in subordinated loans increases if such investments are loans of distressed or below investment grade issuers. Default rates for subordinated loan securities have historically been higher than has been the case for investment grade securities.

The Company is subject to risks relating to non-recourse obligations. The Company may invest in non-recourse obligations of issuers. Such obligations are payable solely from proceeds collected in respect of collateral pledged by an issuer to secure such obligations. None of the owners, officers, directors or incorporators of the issuers, board members, any of their respective affiliates or any other person or entity will be obligated to make payments on the obligations. Consequently, the Company, as holder of the obligations, must rely solely on distributions of proceeds of collateral debt obligations and other collateral pledged to secure obligations for payments due in respect of principal thereof and interest thereon. If distributions of such proceeds are insufficient to make payments on the obligations, no other assets will be available for such payments and following liquidation of all the collateral, the obligations of the issuers to make such payments will be extinguished.

The Company is subject to risks relating to publicly traded securities. Although not the investment focus of the Company, the Company may invest in publicly traded equity and debt securities. These investments are subject to certain risks, including the risk of loss from counterparty defaults, the risks arising from the volatility of the global fixed-income and equity markets, movements in the stock market and trends in the overall economy, increased obligations to disclose information regarding such companies, increased likelihood of shareholder litigation against such companies’ board members, which may include personnel of the Manager or its affiliates, regulatory action by the SEC and increased costs associated with each of the aforementioned risks. When buying a publicly traded security or other publicly traded instruments, the Company may be unable to obtain financial covenants or other contractual rights that the Company might otherwise be able to obtain in making privately-negotiated investments. Moreover, the Company may not have the same access to information in connection with investments in publicly traded securities or other publicly traded instruments, either when investigating a potential investment or after making an investment, as compared to a privately-negotiated investment. Publicly traded securities that are rated by rating agencies are often reviewed and may be subject to downgrade, which generally results in a decline in the market value of such security. Furthermore, the Company may be limited in its ability to make investments and to sell existing investments in public securities or other publicly traded instruments because HPS or its affiliates may have material, non-public information regarding the issuers of those securities or as a result of other policies of HPS or its affiliates. Accordingly, there can be no assurance that the Company will make investments in public securities or other publicly traded instruments or, if it does, as to the amount it will invest. The inability to sell such securities or instruments in these circumstances could materially adversely affect the investment results of the Company.

The Company is subject to risks associated with originating loans to companies in distressed situations. As part of its lending activities, the Company or its affiliates may originate loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financing may result in significant financial returns to the Company, they involve a substantial degree of risk. Issuers of lower-rated securities generally are more vulnerable to real or perceived economic changes, political changes or adverse industry developments. If an issuer’s financial condition deteriorates, accurate financial and business information may be limited or unavailable. In addition, lower-rated investments may be thinly traded and there may be no established secondary or public market. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. There is no assurance that the Company will correctly evaluate the value of the assets collateralizing the Company’s loans or the prospects for a successful reorganization or similar action.

The Company is subject to risks associated with investments that may become distressed. The Company may make investments that become distressed due to factors outside the control of the Manager. There is no assurance that there will be sufficient collateral to cover the value of the loans and/or other investments purchased by the Company or that there will be a successful reorganization or similar action of the Company or investment which becomes distressed. In any reorganization or liquidation proceeding relating to a company in which the Company invests, the Company may lose its entire investment, may be required to accept cash or securities with a value less than the Company’s original investment and/or may be required to accept payment over an extended period of time. Under such circumstances, the returns generated from the Company’s investments may not compensate the Shareholders adequately for the risks assumed. For example, under certain circumstances, a lender who has inappropriately exercised control of the management and policies of a debtor may have its claims subordinated, or disallowed, or may be found liable for damage suffered by parties as a result of such actions.

Troubled company and other asset-based investments require active monitoring and may, at times, require participation in business strategy or reorganization proceedings by the Manager and/or its affiliates. To the extent that the Manager and/or its affiliates becomes involved in such proceedings, the Company may have participated more actively in the affairs of the company than that assumed generally by a passive shareholder. Such investments would likely take more time to realize before generating any returns and may not generate income during the course of reorganization.

There is no restriction on credit quality for Company acquisitions of debt instruments and the amount and timing of payments with respect to loans are not guaranteed, which may cause losses. The Company may, in certain circumstances, acquire Asset-Based Finance Assets, other debt instruments or convertible debt securities in connection with acquisitions in equity or equity-related securities (including as additional investments) or may make debt acquisitions, which could take into account leverage incurred in connection with such acquisitions, comparable to equity or equity-related securities. Such debt may be unsecured and structurally or contractually subordinated to substantial amounts of senior indebtedness, all or a significant portion of which may be secured. Moreover, such debt acquisitions may not be protected by financial covenants or limitations upon additional indebtedness and there is no minimum credit rating for such debt acquisitions. Other factors may materially and adversely affect the market price and yield of such debt acquisitions, including investor demand, changes in the financial condition of the applicable issuer, government fiscal policy and domestic or worldwide economic conditions. Certain debt instruments which the Company may acquire may have speculative characteristics. A secured debt acquisition is subject to the same risks as the underlying asset securing the debt.

There are no restrictions on the credit quality of the potential acquisitions of the Company. Rating agencies rate debt securities based upon their assessment of the likelihood of the receipt of principal and interest payments. Rating agencies do not consider the risks of fluctuations in market value or other factors that may influence the value of debt securities. Therefore, the credit rating assigned to a particular instrument may not fully reflect the true risks of an acquisition in such instrument. Credit rating agencies may change their methods of evaluating credit risk and determining ratings. These changes may occur quickly and often. While the Company may give some consideration to ratings, ratings may not be indicative of the actual credit risk of the Company’s assets in rated instruments.

Generally, acquisitions in speculative securities offer a higher return potential than higher-rated securities, but involve greater volatility of price and greater risk of loss of income and principal. The issuers of such instruments (including sovereign issuers) may face significant ongoing uncertainties and exposure to adverse conditions that may undermine the issuer’s ability to make timely payment of interest and principal. Such instruments are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse conditions. In addition, an economic recession could severely disrupt the market for most of these instruments and may have an adverse impact on the value of such instruments. It also is likely that any such economic downturn could adversely affect the ability of the issuers of such instruments to repay principal and pay interest thereon and increase the incidence of default for such instruments.

The Company’s portfolio, held indirectly through its subsidiaries, includes and will continue to include loans, which may be non-performing and possibly in default. Furthermore, the obligor and/or relevant guarantor may also be in bankruptcy or liquidation. There can be no assurance as to the amount and timing of payments with respect to such loans. Although the Manager seeks to manage these risks, there can be no assurance that these investments will increase in value or that the Company will not incur significant losses. The Manager anticipates that several of the Company’s assets will incur losses.

The Company is subject to risks associated with management of distressed investments. HPS or its affiliates, principals or employees (the “Affiliated Group”) is actively engaged in advisory and management services for multiple collective investment vehicles and managed accounts (each, an “Affiliated Group Account” and together, the “Affiliated Group Accounts”). Certain investments of the Company may become distressed (a “Distressed Investment”), including as a result of an issuer of an investment undergoing financial stress, restructuring or bankruptcy. In such an event, the Manager or its affiliates may supplement the investment team generally responsible for the management of the Company’s portfolio with other investment professionals of the Manager or its affiliates that are generally responsible for managing distressed and opportunistic investments on behalf of Affiliated Group Accounts (the “Distressed Investment Team”). The Distressed Investment Team may employ different investment or trading strategies with respect to the Distressed Investments than those that would otherwise have been employed by the investment team. In addition, the investment or trading strategies employed by the Distressed Investment Team with respect to the Distressed Investments may be influenced by investment decisions it makes, or strategies it employs, in managing similar investments for the benefit of the Affiliated Group Accounts. However, the investment or trading strategy for the Company may be different than the strategy it employs in managing distressed or opportunistic investments in the Affiliated Group Accounts and, accordingly, such investments may produce different investment results for the Company and the Affiliated Group Accounts. The Manager will seek to manage the Company, and HPS will seek to manage the Affiliated Group Accounts in accordance with their respective investment objectives and guidelines; however, the Affiliated Group including the Distressed Investment Team, may give advice and take action with respect to any current or future Affiliated Group Accounts that may compete or conflict with the advice given to the Company, including with respect to the timing or nature of actions relating to certain investments.

The Company is subject to risks associated with acquisitions of portfolios of loans. The Company may invest in portfolios of loans. The Company is unlikely to be able to evaluate the credit or other risks associated with each of the underlying borrowers or negotiate the terms of underlying loans as part of its acquisition but instead must evaluate and negotiate with respect to the entire portfolio of loans or, in the case where the Company invests in contractual obligations to purchase portfolios of loans subsequently originated by a third party, with respect to the origination and credit selection processes of such third party rather than based on characteristics of a static portfolio of loans. As a result, one or more of the underlying loans in a portfolio may not include some of the characteristics, covenants and/or protections generally sought when the Company acquires or originates individual loans. Furthermore, while some amount of defaults are expected to occur in portfolios, defaults in or declines in the value of investments in excess of these expected amounts may have a negative impact on the value of the portfolio and may reduce the return that the Company receives in certain circumstances.

The Company is subject to risks associated with revolver, delayed-draw and line of credit investments. The Company is expected to, from time to time, incur contingent liabilities in connection with an investment. For example, the Company expects to participate in one or more investments that are structured as “revolvers,” “delayed-draws” or “lines of credit.” These types of investments generally have funding obligations that extend over a period of time, and if the investment subsequently draws down on the revolver or delayed-draw facility or on the line of credit, the Company would be obligated to fund the amounts due. However, there can be no assurance that a borrower will ultimately draw down on any such loan, in which case the Company may never fund the investment (in full or in part), which may result in the Company not fully deploying its capital. There can be no assurance that the Company will adequately reserve for its contingent liabilities and that such liabilities will not have an adverse effect on the Company.

It is possible that a revolver, delayed-draw or line of credit investment would be bifurcated into separate investments, with certain Shareholders (which may or may not include the Company) participating in the initial drawdowns and other Shareholders (which may or may not include the Company) participating in the later drawdowns. In this situation, it is possible that Shareholders that participate in the initial funding of an investment may receive certain economic benefits in connection with such initial funding, such as original issue discount, closing payments, or commitment fees and these benefits are expected to be allocated based on participation in the initial funding, regardless of participation in future funding obligations. Conversely, the Shareholders participating only in the later funding obligations will have the benefit of the most recent investment performance information in evaluating their investment whereas the Shareholders that participated in the initial drawdowns (which may or may not include the Company) will be obligated in any event to fund such later funding obligations. In certain cases, the Company may participate in the initial funding of an investment, but may not participate in later-arising funding obligations (i.e., the revolver, delayed-draw or line of credit portions) related to such investment, including because of capacity limitations that an investment vehicle may have for making new revolver, delayed-draw investments or lines of credit or because HPS or any of its affiliates forms a new investment fund focused on investing in revolvers, delayed-draw investments and lines of credit. As a result, the Company may be allocated a smaller or larger portion of revolver, delayed-draw investments or lines of credit than other Shareholders participating in the loan. Where the Company and any other participating Shareholders have not participated in each funding of an investment on a pro rata basis, conflicts of interest may arise between the Company and the other Shareholders as the interests of the Company and the other Shareholders may not be completely aligned with respect to such investment. In addition, a revolver, delayed draw investment or line of credit may be senior to the rest of the loan or to the initial funding, and as a result, the interests of the Company may not be aligned with other participating Shareholders. There can be no assurance that the Company will adequately reserve for its contingent liabilities and that such liabilities will not have an adverse effect on the Company.

The Company is subject to risks associated with subordinated debt tranches. The Company may make investments in securities, including senior or subordinated and equity tranches, issued by CLOs, including CLOs for which HPS or its subsidiary acts as the collateral manager. Investments in CLO securities are complex and are subject to a number of risks related to, among other things, changes in interest rates, the rate of defaults and recoveries in the collateral pool, prepayment rates, terms of loans purchased to replace loans in the collateral pool which have pre-paid, the exercise of remedies by more senior tranches and the possibility that no market will exist when the Company seeks to sell its interests in CLO securities. If a CLO fails to satisfy one of the coverage tests provided in its indenture, all distributions on those CLO securities held by the Company will cease until that CLO brings itself back into compliance with such coverage tests. CLO securities represent leveraged investments in the underlying collateral held by the CLO issuer. The use of leverage creates risk for the holders because the leverage increases their exposure to losses with respect to the collateral. As a result, the occurrence of defaults with respect to only a small portion of the collateral could result in the substantial or complete loss of the investment in the CLO securities. Payments of principal of, and interest on, debt issued by CLOs, and dividends and other distributions on subordinated and equity tranches of a CLO, are subject to priority of payments. CLO equity is subordinated to the prior payment of all obligations under debt securities. Further, in the event of default under any debt securities issued by a CLO, and to the extent that any elimination, deferral or reduction in payments on debt securities occurs, such elimination will be borne first by CLO equity and then by the debt securities in reverse order of seniority. Thus, the greatest risk of loss relating to defaults on the collateral held by CLOs is borne by the CLO equity.

The Company is subject to risks associated with forming CLOs. To finance investments, we may securitize certain of our secured loans or other investments, including through the formation of one or more CLOs, while retaining all or most of the exposure to the performance of these investments. This would involve contributing a pool of assets to a special purpose entity, and selling debt interests in such entity on a non-recourse or limited-recourse basis to purchasers.

If we create a CLO, we will depend in part on distributions from the CLO’s assets out of its earnings and cash flows to enable us to make distributions to Shareholders. The ability of a CLO to make distributions will be subject to various limitations, including the terms and covenants of the debt it issues. Also, a CLO may take actions that delay distributions in order to preserve ratings and to keep the cost of present and future financings lower or the CLO may be obligated to retain cash or other assets to satisfy over-collateralization requirements commonly provided for holders of the CLO’s debt, which could impact our ability to receive distributions from the CLO.

In addition, a decline in the credit quality of loans in a CLO due to poor operating results of the relevant borrower, declines in the value of loan collateral or increases in defaults, among other things, may force a CLO to sell certain assets at a loss, reducing their earnings and, in turn, cash potentially available for distribution to us for distribution to Shareholders. To the extent that any losses are incurred by the CLO in respect of any collateral, such losses will be borne first by us as owner of equity interests in the CLO.

The collateral manager for a CLO that we create may be the Company, the Manager or an affiliate, and such collateral manager may be entitled to receive compensation for structuring and/or management services. To the extent the Manager or an affiliate other than the Company serves as collateral manager and the Company is obligated to compensate the Manager or the affiliate for such services, we, the Manager or the affiliate will implement offsetting arrangements to assure that we, and indirectly, our Shareholders, pay no additional fees to the Manager or the affiliate in connection therewith. To the extent the Company serves as collateral manager, the Company will receive no fees for providing such collateral management services.

The Company is subject to risks associated with covenant-lite loans. Although the Company generally expects the transaction documentation of some portion of the Company’s investments to include covenants and other structural protections, a portion of the Company’s investments may be composed of so-called “covenant-lite loans.” Generally, covenant-lite loans either do not have certain maintenance covenants that would require the issuer to maintain debt service or other financial ratios or do not contain common restrictions on the ability of the issuer to change significantly its operations or to enter into other significant transactions that could affect its ability to repay such loans. Ownership of covenant-lite loans may expose the Company to different risks, including with respect to liquidity, price volatility and ability to restructure loans, than is the case with loans that have financial maintenance covenants. As a result, the Company’s exposure to losses may be increased, which could result in an adverse impact on the issuer’s ability to comply with its obligations under the loan.

The Company is subject to risks associated with investing in equity. The Company may make certain equity investments. The value of these securities generally will vary with the performance of the issuer and movements in the equity markets. As a result, the Company may suffer losses if it invests in equity of issuers whose performance diverges from the Manager’s expectations or if equity markets generally move in a single direction and the Company has not hedged against such a general move. Equity investments generally will not feature any structural or contractual protections or payments that the Company may seek in connection with its debt investments.

The Company is subject to risks associated with investing in convertible securities. Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock of the same or different issuer within a particular period of time at a specified price or formula. A convertible security entitles its holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock, in each case, until the convertible security matures or is redeemed, converted or exchanged. Because of their embedded equity component, the value of convertible securities is sensitive to changes in equity volatility and price and a decrease in equity volatility and price could result in a loss for the Company. The debt characteristic of convertible securities also exposes the Company to changes in interest rates and credit spreads. The value of the convertible securities may fall when interest rates rise or credit spreads widen. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which Shareholders place value on the right to acquire the underlying common stock while holding a fixed income security. Generally, the amount of the premium decreases as the convertible security approaches maturity. A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by the Company is called for redemption, the Company will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Company’s ability to achieve its investment objective. The Company’s exposure to these risks may be unhedged or only partially hedged.

The Company is subject to risks associated with investing in structured credit instruments. The Company may invest in structured credit instruments. Structured securities are extremely complex and are subject to risks related to, among other things, changes in interest rates, the rate of defaults in the collateral pool, the exercise of redemption rights by more senior tranches and the possibility that a liquid market will not exist in when the Company seeks to sell its interest in a structured security.

The Company is subject to risks associated with assignments and participations. The Company may acquire investments directly, by way of assignment or indirectly by way of participation. The purchaser of an assignment of a loan obligation typically succeeds to all the rights and obligations of the selling institution and becomes a lender under the loan or credit agreement with respect to the loan obligation. In contrast, participations acquired in a portion of a loan obligation held by a selling institution typically result in a contractual relationship only with such selling institution, not with the obligor. Therefore, holders of indirect participation interests are subject to additional risks not applicable to a holder of a direct assignment interest in a loan. In purchasing a participation, the Company generally would have no right to enforce compliance by the obligor with the terms of the loan or credit agreement or other instrument evidencing such loan obligation, nor any rights of set-off against the obligor, and the Company may not directly benefit from the collateral supporting the loan obligation in which it has purchased the participation. As a result, the Company would assume the credit risk of both the obligor and the selling institution, which would remain the legal owner of record of the applicable loan. In the event of the insolvency of the selling institution, the Company may be treated as a general creditor of the selling institution in respect of the participation, may not benefit from any set-off exercised by the selling institution against the obligor and may be subject to any set-off exercised by the obligor against the selling institution. Assignments and participations are typically sold strictly without recourse to the selling institution, and the selling institution generally will make no representations or warranties about the underlying loan, the terms of the loans or any collateral securing the loans. Certain loans have restrictions on assignments and participations which may negatively impact the Company’s ability to exit from all or part of its investment in a loan. In addition, if a participation interest is purchased from a selling institution that does not itself retain any portion of the applicable loan, such selling institution may have limited interests in monitoring the terms of the loan agreement and the continuing creditworthiness of the borrower.

The Company is subject to risks relating to fraudulent conveyances and voidable preferences by issuers. Under U.S. legal principles, in a lawsuit brought by an unpaid creditor or representative of creditors of an issuer of indebtedness (including a bankruptcy trustee), if a court were to find that the issuer did not receive fair consideration or reasonably equivalent value for incurring the indebtedness or for granting security, and that after giving effect to such indebtedness or such security, the issuer (a) was insolvent, (b) was engaged in a business for which the remaining assets of such issuer constituted unreasonably small capital or (c) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, such court could determine to invalidate and avoid, in whole or in part, the obligation underlying an investment of the Company as a constructive fraudulent conveyance. The measure of insolvency for purposes of the foregoing will vary. Generally, an issuer would be considered insolvent at a particular time if the sum of its debts was then greater than all of its property at a fair valuation, or if the present fair saleable value of its assets was then less than the amount that would be required to pay its probable liabilities on its existing debts as they became absolute and matured. There can be no assurance as to what standard a court would apply to determine whether the issuer was “insolvent” after giving effect to the incurrence of the indebtedness in which the Company invested or that, regardless of the method of valuation, a court would not determine that the issuer was “insolvent” upon giving effect to such incurrence.

In addition, it is possible a court may invalidate, in whole or in part, the indebtedness underlying an investment of the Company as a fraudulent conveyance, subordinate such indebtedness to existing or future creditors of the obligor or recover amounts previously paid by the obligor in satisfaction of such indebtedness.

Even if the Company does not engage in conduct that would form the basis for a successful cause of action based upon fraudulent conveyance or preference law, there can be no assurance as to whether any lending institution or other party from which the Company may acquire such indebtedness, or any prior holder of such indebtedness, has not engaged in any such conduct (or any other conduct that would subject such indebtedness to disallowance or subordination under insolvency laws) and, if it did engage in such conduct, as to whether such creditor claims could be asserted in a U.S. court (or in the courts of any other country) against the Company so that the Company’s claim against the issuer would be disallowed or subordinated.

The Company is subject to risks related to bankruptcy. One or more of the issuers of an investment held by the Company may become involved in bankruptcy or similar proceedings. There are a number of significant risks inherent in the bankruptcy process. First, many events in a bankruptcy are adversarial and beyond the control of the creditors. While creditors generally are afforded an opportunity to object to significant actions, there can be no assurance that a court would not approve actions which may be contrary to the interests of the Company. Reorganizations can be contentious. Participants may use the threat of, as well as actual, litigation as a negotiating technique. Second, the duration of a bankruptcy case can only be roughly estimated. The bankruptcy process can involve substantial legal, professional and administrative costs to the Company, it is subject to unpredictable and lengthy delays, and during the process the Company’s competitive position may erode, key management may depart and the Company may not be able to invest adequately. In some cases, the Company may not be able to reorganize and may be required to liquidate assets. Any of these factors may adversely affect the return on a creditor’s investment. Third, U.S. bankruptcy law permits the classification of “substantially similar” claims in determining the classification of claims in a reorganization for purpose of voting on a plan of reorganization. Because the standard for classification is vague, there exists a significant risk that the Company’s influence with respect to a class of securities can be lost by the inflation of the number and the amount of claims in, or other gerrymandering of, the class. Fourth, in the early stages of the bankruptcy process it is often difficult to estimate the extent of, or even to identify, any contingent claims that might be made. In addition, certain administrative costs and claims that have priority by law over the claims of certain creditors (for example, claims for taxes) may be substantial. Fifth, a bankruptcy may result in creditors and equity holders losing their ranking and priority as such if they are considered to have taken over management and functional operating control of a debtor. Sixth, the Company may purchase creditor claims subsequent to the commencement of a bankruptcy case, and it is possible that such purchase may be disallowed by a court if it determines that the purchaser has taken unfair advantage of an unsophisticated seller, which may result in the rescission of the transaction (presumably at the original purchase price) or forfeiture by the purchaser.

Further, several judicial decisions in the United States have upheld the right of borrowers to sue lenders or bondholders on the basis of various evolving legal theories (collectively termed “lender liability”). Generally, lender liability is founded upon the premise that an institutional lender or bondholder has violated an implied or contractual duty of good faith and fair dealing owed to the borrower or issuer or has assumed a degree of control over the borrower or issuer resulting in the creation of a fiduciary duty owed to the borrower or issuer or its other creditors or shareholders. Because of the nature of certain of the investments, the Company could be subject to allegations of lender liability. In addition, under certain circumstances, a U.S. bankruptcy court could also recharacterize claims held by the Company as equity interests, and thereby subject such claims to the lower priority afforded equity claims in certain restructuring scenarios.

The Company is subject to risks related to bankruptcy involving non-U.S. companies. Investment in the debt of financially distressed companies domiciled outside the United States involves additional risks. Bankruptcy law and process may differ substantially from that in the United States, resulting in greater uncertainty as to the rights of creditors, the enforceability of such rights, reorganization timing and the classification, seniority and treatment of claims. In certain developing countries, although bankruptcy laws have been enacted, the process for reorganization remains highly uncertain, while other developing countries may have no bankruptcy laws enacted, adding further uncertainty to the process for reorganization.

The Company is subject to risks of investments in special situations. The Company may invest in “event-driven” and other special situations such as recapitalizations, spin-offs, restructurings, bankruptcy, litigation, corporate control transactions, corporate events and other catalyst-oriented strategies. The Manager could, however, be incorrect in its assessment of the magnitude or probability of the downside risks associated with an investment, thus resulting in significant losses to the Company. Investments in such securities are often difficult to analyze or may have limited trading histories or limited in-depth research coverage. Investing in special situations frequently requires the investor to make predictions about (i) the likelihood that an event will occur and (ii) the impact such event will have on the value of a company’s financial instruments. If the event fails to occur or it does not have the effect foreseen, losses can result. For example, the adoption of new business strategies or completion of asset dispositions or debt reduction programs by a company may not be valued as highly by the market as the Manager had anticipated, resulting in losses. In addition, a company may announce a plan of restructuring which promises to enhance value, but fail to implement it, which can result in losses to investors. In liquidations and other forms of corporate reorganization, the risk exists that the reorganization either will be unsuccessful, will be delayed or will result in a distribution of cash or a new security, the value of which will be less than the price paid by the Company for the security in respect of which such distribution was made. The consummation of mergers and tender and exchange offers can be prevented or delayed by a variety of factors, including: (i) opposition of the management or stockholders of the target company, which may result in litigation to enjoin the proposed transaction; (ii) intervention of a federal or state regulatory agency; (iii) efforts by the target company to pursue a “defensive” strategy, including a merger with, or a friendly tender offer by, a company other than the offeror; (iv) in the case of a merger, failure to obtain the necessary stockholder approvals; (v) market conditions resulting in material changes in securities prices; (vi) compliance with any applicable federal or state securities laws; and (vii) inability to obtain adequate financing. Because of the inherently speculative nature of investing in special situations, the results of the Company’s operations may be expected to fluctuate from period to period. Accordingly, investors should understand that the results of a particular period will not necessarily be indicative of results that may be expected in future periods.

The Company is subject to risks associated with real estate. The Company may invest in mortgage-backed securities, individual mortgages and other real estate credit investments, and may, as a result of default, foreclosure or otherwise, hold real estate assets it was not otherwise expecting to hold. Investments in mortgage-backed securities are subject to the risks applicable to the risks described above in “—The Company is subject to risks associated with subordinated debt tranches,” as well as the risks applicable to real estate investments generally. Real estate historically has experienced significant fluctuations and cycles in performance that may result in reductions in the value of the Company’s opportunities. The Company may be subject to the varying degrees of risk generally incident to ownership and operations of the properties to which the Company will be exposed and which collateralize or support its investments. Of particular concern may be those environmental risks provided by mortgaged properties that are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to a diminution in the value of property (including real property securing any platform) or liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related Company investment. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

With respect to particular real estate credit investments, real estate debt instruments that are in default may require a substantial amount of workout negotiations and/or restructuring, which may entail, among other things, a substantial reduction in the interest rate and/or a substantial write-down of the principal of such debt instruments. Even if a restructuring were successful, a risk exists that upon maturity of such real estate debt instrument, replacement “takeout” financing will not be available. It is possible that the Manager may find it necessary or desirable to foreclose on collateral securing one or more real estate debt instruments purchased by the Company. The foreclosure process can be lengthy, uncertain and expensive.

The ultimate performance and value of the Company’s real estate-related instruments depend upon, in large part, the Company’s ability to operate each such instrument so that it provides sufficient cash flows necessary to pay the Company’s equity investment and a return on such investment, or to pay interest and principal due to the Company or a lender. Revenues and cash flows may be adversely affected by:

•	changes in local real estate market conditions due to changes in regional, national and international economic conditions or changes in local property market characteristics;

•	risks due to dependence on cash flow;

•	slowdown in demand for the purchase or rental of properties;

•	changes in the relative popularity of property types and locations;

•	government regulation including taking or condemnation losses and limitations on rent, such as rent control and rent stabilization;

•	competition from other properties and changes in the supply and demand for competing properties in an area or of a certain type;

•	fluctuations in building occupancy and the financial resources of tenants, buyers and sellers;

•

changes in interest rates and in the state of the debt and equity capital markets, particularly the availability of debt financing which may render the sale or refinancing of properties difficult or impracticable;

•	the ongoing need for capital improvements, particularly in older buildings;

•	changes in real estate tax rates or other operating expenses, or the assessed values of the investments;

•

adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes, floods, fires and other natural disasters, acts of war or terrorism, which may decrease the availability of or increase the cost of insurance or result in uninsured losses;

•	adverse changes in building, environmental, zoning and other laws and other governmental rules and fiscal policies;

•	the impact of present or future environmental legislation and compliance with environmental laws;

•	environmental claims arising in respect of real estate acquired with undisclosed or unknown environmental problems or as to which inadequate reserves had been established;

•	uninsured casualties;

•	risks and operating problems arising out of the presence of certain construction materials;

•	unavailability of or increased cost of certain types of insurance coverage, such as terrorism insurance;

•	fluctuations in energy prices;

•	the impact of lawsuits which could cause the Company to incur significant legal expenses and divert management’s time and attention from day-to-day operations of the Company; and

•	acts of God, natural disasters and uninsurable losses, acts of war (declared and undeclared), terrorist acts, strikes and other factors which are not within the control of the Company.

In the event that any of the Company’s investments experience any of the foregoing events or occurrences, the value of, and return on, such investments would be negatively impacted.

The Company faces risks associated with acquiring commercial mortgage-backed securities. The Company’s subsidiaries may invest in CMBS and other mortgage-backed securities (“MBS”), including subordinated tranches of such securities. The value of CMBS will be influenced by factors affecting the value of the underlying real estate portfolio, and by the terms and payment histories of such CMBS.

Some or all of the CMBS contemplated to be acquired by the Company may not be rated, or may be rated lower than investment-grade securities, by one or more nationally recognized statistical rating organizations. Lower-rated or unrated CMBS, or “B-pieces,” have speculative characteristics and can involve substantial financial risks as a result. The prices of lower credit quality securities have been found to be less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic or real estate market conditions or individual issuer concerns. Securities rated lower than “B” by the rating organizations can be regarded as having extremely poor prospects of ever attaining any real investment standing and may be in default. Existing credit support and the owner’s equity in the property may be insufficient to protect the Company from loss. As an investor in subordinated CMBS in particular, the Company will be first in line among debt holders to bear the risk of loss from delinquencies and defaults experienced on the collateral.

The Company may acquire subordinated tranches of CMBS issuances. In general, subordinated tranches of CMBS are entitled to receive repayment of principal only after all principal payments have been made on more senior tranches and also have subordinated rights as to receipt of interest distributions. Such subordinated tranches are subject to a greater risk of nonpayment than are senior tranches of CMBS or CMBS backed by third party credit enhancement. In addition, an active secondary market for such subordinated securities is not as well developed as the market for certain other MBS. Accordingly, such subordinated CMBS may have limited marketability and there can be no assurance that a more efficient secondary market will develop.

The value of CMBS and other MBS in which the Company may invest generally will have an inverse relationship with interest rates. Accordingly, if interest rates rise, the value of such securities will decline. In addition, to the extent that the mortgage loans which underlie specific MBS are prepayable, the value of such mortgage securities may be negatively affected by increasing prepayments, which generally occur when interest rates decline.

CMBS and MBS often are structured so that a substantial portion of the loan principal is not amortized over the loan term but is payable at maturity and repayment of the loan principal, and thus, often depends upon the future availability of real estate financing from the existing or an alternative lender and/or upon the current value and salability of the real estate. Therefore, the unavailability of real estate financing may lead to default. Many commercial mortgage loans underlying MBS are effectively nonrecourse obligations of the borrower, meaning that there is no recourse against the borrower’s assets other than the collateral. If borrowers are not able or willing to refinance or dispose of encumbered property to pay the principal and interest owed on such mortgage loans, payments on the subordinated classes of the related MBS are likely to be adversely affected. The ultimate extent of the loss, if any, to the subordinated classes of MBS may only be determined after a negotiated discounted settlement, restructuring or sale of the mortgage note, or the foreclosure (or deed in lieu of foreclosure) of the mortgage encumbering the property and subsequent liquidation of the property. Foreclosure can be costly and delayed by litigation and/or bankruptcy. Factors such as the property’s location, the legal status of title to the property, its physical condition and financial performance, environmental risks, and governmental disclosure requirements with respect to the condition of the property may make a third party unwilling to purchase the property at a foreclosure sale or to pay a price sufficient to satisfy the obligations with respect to the related MBS. Revenues from the assets underlying such MBS may be retained by the borrower and the return on investment may be used to make payments to others, maintain insurance coverage, pay taxes or pay maintenance costs. Such diverted revenue is generally not recoverable without a court-appointed receiver to control collateral cash flow.

The Company faces risks associated with acquiring residential mortgage-backed securities. The Company, through its subsidiaries, may invest certain of its assets in residential mortgage-backed securities (“RMBS”) and become holders of RMBS. Holders of RMBS bear various risks, including credit, market, interest rate, structural and legal risks. RMBS represent interests in pools of residential mortgage loans secured by residential mortgage loans. Such loans may be prepaid at any time. Residential mortgage loans are obligations of the borrowers thereunder only and are not typically insured or guaranteed by any other person or entity, although such loans may be securitized and the securities issued in such securitization may be guaranteed or credit enhanced. The rate of defaults and losses on residential mortgage loans will be affected by a number of factors, including general economic conditions and those in the area where the related mortgaged property is located, the borrower’s equity in the mortgaged property and the financial circumstances of the borrower. If a residential mortgage loan is in default, foreclosure of such residential mortgage loan may be a lengthy and difficult process, and may involve significant expenses. Furthermore, the market for defaulted residential mortgage loans or foreclosed properties may be very limited.

At any one time, a portfolio of RMBS may be backed by residential mortgage loans with disproportionately large aggregate principal amounts secured by properties in only a few states or regions. As a result, the residential mortgage loans may be more susceptible to geographic risks relating to such areas, such as adverse economic conditions, adverse events affecting industries located in such areas and natural hazards affecting such areas, than would be the case for a pool of mortgage loans having more diverse property locations. In addition, the residential mortgage loans may include so-called “Jumbo” mortgage loans, having original principal balances that are higher than is generally the case for residential mortgage loans. As a result, such a portfolio of RMBS could experience increased losses.

Each underlying residential mortgage loan in an issue of RMBS may have a balloon payment due on its maturity date. Balloon residential mortgage loans involve a greater risk to a lender than self-amortizing loans, because the ability of a borrower to pay such amount will normally depend on its ability to obtain refinancing of the related mortgage loan or sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment, which will depend on a number of factors prevailing at the time such refinancing or sale is required, including the strength of the residential real estate markets, tax laws, the financial situation and operating history of the underlying property, interest rates and general economic conditions. If the borrower is unable to make such balloon payment, the related issue of RMBS may experience losses.

Prepayments on the underlying residential mortgage loans in an issue of RMBS will be influenced by the prepayment provisions of the related mortgage notes and may also be affected by a variety of economic, geographic and other factors, including the difference between the interest rates on the underlying residential mortgage loans (giving consideration to the cost of refinancing) and prevailing mortgage rates and the availability of refinancing. In general, if prevailing interest rates fall significantly below the interest rates on the related residential mortgage loans, the rate of prepayment on the underlying residential mortgage loans would be expected to increase. Conversely, if prevailing interest rates rise to a level significantly above the interest rates on the related mortgages, the rate of prepayment would be expected to decrease. Prepayments could reduce the yield received on the related issue of RMBS.

Residential mortgage loans in an issue of RMBS may be subject to various federal and state laws, public policies and principles of equity that protect consumers, which among other things may regulate interest rates and other charges, require certain disclosures, require licensing of originators, prohibit discriminatory lending practices, regulate the use of consumer credit information and regulate debt collection practices. Violation of certain provisions of these laws, public policies and principles may limit the servicer’s ability to collect all or part of the principal of or interest on a residential mortgage loan, entitle the borrower to a refund of amounts previously paid by it, or subject the servicer to damages and sanctions. Any such violation could result also in cash flow delays and losses on the related issue of RMBS.

RMBS may have structural characteristics that distinguish them from other Asset-Based Finance Assets. The rate of interest payable on RMBS may be set or effectively capped at the weighted average net coupon of the underlying mortgage loans themselves. As a result of this cap, the return to investors is dependent on the relative timing and rate of delinquencies and prepayments of mortgage loans bearing a higher rate of interest. In general, early prepayments will have a greater impact on the yield to investors. Federal and state law may also affect the return to investors by capping the interest rates payable by certain mortgagors. The Servicemembers Civil Relief Act of 2003 provides relief for soldiers and members of the reserve called to active duty by capping the interest rates on their mortgage loans at 6% per annum. Certain RMBS may provide for the payment of only interest for a stated period of time.

In addition, structural and legal risks of RMBS include the possibility that, in a bankruptcy or similar proceeding involving the originator or the servicer (often the same entity or affiliates), the assets of the issuer could be treated as never having been truly sold by the originator to the issuer and could be substantively consolidated with those of the originator, or the transfer of such assets to the issuer could be voided as a fraudulent transfer. Challenges based on such doctrines could result also in cash flow delays and losses on the related issue of RMBS.

Bankruptcy-related reorganizations can be contentious and adversarial. It is by no means unusual for participants to use the threat of, as well as actual, litigation as a negotiating technique. The Manager anticipates that during the term of the Company, the Manager and the Company may be named as defendants in civil proceedings. The expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments would generally be borne by the Company or the relevant investment and would reduce net assets.

It is not expected that RMBS will be guaranteed or insured by any governmental agency or instrumentality or by any other person, although the Company will be permitted to invest in direct obligations of, or that are fully guaranteed as to principal and interest by, the United States or certain instrumentalities thereof. Distributions on RMBS will depend solely upon the amount and timing of payments and other collections on the related underlying mortgage loans.

The Company is subject to risks associated with investments in regulated industries. Certain industries are heavily regulated. The Company may make loans to borrowers operating in industries that are subject to greater amounts of regulation than other industries generally. These more highly regulated industries may include, among others, energy and power, gaming and healthcare. Investments in borrowers that are subject to a high level of governmental regulation pose additional risks relative to loans to other companies generally. Changes in applicable laws or regulations, or in the interpretations of these laws and regulations, could result in increased compliance costs or the need for additional capital expenditures. Any such problems additionally may bring scrutiny and attention to the Company, which could adversely affect the Company’s ability to implement its investment objective.

General Risks Related to Energy and Power Investments. Investments in the energy and power industry by the Company may be subject to a variety of risks, not all of which can be foreseen or quantified, including: (i) the risk that the technology employed in an energy project or business will not be effective or efficient; (ii) risks that regulations affecting the energy and power industry will change in a manner detrimental to the industry and/or the Company’s investment program; (iii) environmental liability risks related to energy and power properties and projects; (iv) risks of equipment failures, fuel interruptions, loss of sale and supply contracts or fuel contracts, decreases or escalations in power contract or fuel contract prices, bankruptcy of key customers or suppliers, tort liability in excess of insurance coverage (if any), inability to obtain desirable amounts of insurance at economic rates and acts of God or other catastrophes; and (v) the risk of changes in values of companies in the energy and power industry, including as a result of operations being affected by changes in prices and supplies of energy fuels (as prices and supplies of energy fuels can fluctuate significantly over a short period of time due to changes in international politics, political instability, armed conflicts, energy conservation, the success of exploration projects, the tax and other regulatory policies of various governments, and the economic growth of countries that are large consumers of energy, as well as other factors).

Renewable Energy Generation and Storage. The Company may make investments in renewable energy and may make investments in storage businesses. The market for renewable energy is rapidly evolving. If the historical political support for renewable energy deployment changes materially, (including as a result of changes in market conditions, such as a decrease in the price of fossil fuels), or changes in state or federal subsidies, the Company’s investments in renewable energy and storage projects generally could be adversely affected. Because the renewable energy and storage industries are still emerging, investments tend to be more volatile and are more uncertain. Investments in renewable energy, storage, and related businesses and/or assets currently may enjoy support from national, state and local governments and regulatory agencies designed to finance or support the financing and development thereof. Examples of such support at the federal level in the U.S. include federal investment tax credits and federal production tax credits, and grants from the U.S. Department of the Treasury. At the state level, currently there are a broad range of energy policies and programs relevant to renewable energy and storage resources. Some of the U.S. states or other jurisdictions have adopted Renewable Portfolio Standards (“RPS”), or similar, requirements that support the sale of electricity generated from renewable energy and/or storage resources. Examples of such support at the state level in the U.S. include various renewable and alternative portfolio standard requirements, including RPS enacted by several states, renewable energy credits and state-level utility programs, such as system benefits charge and customer choice programs. Under such programs, electric utility suppliers may satisfy their RPS requirements by purchasing renewable energy or renewable energy credits (“RECs”), or the like, from producers of electricity generated from renewable sources. Similar support, initiatives and arrangements exist in non-U.S. jurisdictions as well, in particular the EU. Non-U.S. jurisdictions may have more variable views on policies regarding renewable energy (and for example may be more willing or likely to abandon initiatives regarding renewable energy and storage in favor of more carbon-intensive forms of traditional energy generation). The combined effect of these programs is to subsidize, in part, the development, ownership and operation of renewable energy and/or storage projects, particularly in markets where the low cost of fossil fuels may otherwise make the cost of producing energy from renewable sources uneconomic.

The operation and financial performance of any renewable energy and/or storage investment may be significantly dependent on governmental policies and regulatory frameworks that support renewable energy and storage resources. There can be no assurance that government support for renewable energy and storage will continue, that favorable legislation will pass, or that the electricity produced by the renewable energy or storage investments will continue to qualify for support through RPS or other programs. The elimination of, or reduction in, government policies that support renewable energy and storage could have a material adverse effect on a renewable energy portfolio company’s financial condition or results of operation. Any reduction in or elimination of these programs could have an adverse effect on development of renewable energy and storage resources, as was demonstrated, in the context of wind resources, by the significant reduction in wind power development projects between the end of 2003 when the federal production tax credit expired and the reinstatement of such credit by the U.S. Congress in October 2004. To the extent any federal, state or local tax credits, other favorable tax treatment or other forms of support for renewable energy or storage are changed, the Company’s renewable energy investments may be negatively impacted. Regardless of the favorability of the regulatory environment, and potential changes thereto, in a given jurisdiction, renewable energy and/or storage projects are subject to risks that could adversely impact the Company. At the development phase, renewable energy and/or storage projects are subject to risks related to project siting, financing, construction, permitting, the environment, governmental approvals and the negotiation of project development agreements. Such projects are also subject to the risk that both the supply and demand fundamentals in the market could change before project completion, including the risk that a state or other governmental authority could seek to procure additional or alternative generation resources. Renewable energy and storage projects that become operational, or that are already operating when the Company acquired an interest in such projects, are subject to various additional risks. Renewable energy and storage resources can be materially adversely affected by weather conditions, including, but not limited to, the impact of severe weather, which can directly influence the demand for, and price of, electricity; alter a renewable energy resource’s electrical output and/or a storage resource’s ability to charge or discharge; and damage a renewable energy and/or storage resource or associated equipment. Operation and maintenance of renewable energy and/or storage projects involves significant risks, in addition to weather, that could result in unplanned power outages, reduced output or capacity of a facility, personal injury, or loss of life. Such risks include, but are not limited to, fires and explosions (including those caused by a renewable energy or storage resource), equipment failure, technical performance below expected levels, operator or contractor error or failure to perform, design or manufacturing defects, failure to comply with permits, force majeure, and other catastrophic events. In addition, renewable energy and storage resources are dependent on interconnection and transmission facilities, typically owned and operated by third parties, to deliver energy. If such interconnection and transmission facilities become partially or fully unavailable, which can happen as a result of numerous factors, it could negatively impact renewable energy and/or storage resources dependent thereon. Any of the various risks associated with renewable energy and storage resources could result in both regulatory risk and contract risk by, for example, adversely impacting such resources’ ability to satisfy regulatory and/or contractual obligations to satisfy certain performance criteria. Further, independent of the above risks, renewable energy and storage resources are generally subject to competition in the market. At any time, a renewable energy or storage resource’s ability to compete in the market could be adversely impacted by changes in supply and demand, technological change, and other variables beyond the Company’s control.

Catastrophe Risk. The operations of energy, power and renewables-related companies are subject to many hazards inherent in the transporting, processing, storing, refining, distributing, mining or marketing a wide range of energy-related natural resources such as natural gas, natural gas liquids, crude oil, coal, minerals, refined petroleum products or other hydrocarbons, or in the exploring, managing or producing of such commodities, including: damage to pipelines, storage tanks or related equipment and surrounding properties caused by hurricanes, tornadoes, floods, blowouts, cratering, uncontrollable flows of oil, natural gas or well fluids, fires and other natural disasters or by acts of terrorism, inadvertent damage from construction and farm equipment, leaks of natural gas, natural gas liquids, crude oil, refined petroleum products or other hydrocarbons; and fires and explosions. Any offshore sea-based operations will be subject to a variety of operating risks peculiar to the marine environment, such as hurricanes or other adverse weather conditions. These risks could result in substantial losses due to personal injury or loss of life, severe damage to and destruction of property and equipment and pollution or other environmental damage and may result in the curtailment or suspension of their related operations. There can be no assurance that a portfolio company will be fully insured against all risks inherent to its business. If a significant accident or event occurs that is not fully insured, it could adversely affect a portfolio company’s operations and financial condition. Even where insurance is sought or obtained, insurance coverage for environmental damages that occur over time or insurance coverage for the full potential liability that could be caused by sudden environmental damages may not be available or available at a reasonable cost, and the

Company may be subject to substantial loss in the event of certain environmental damages to a portfolio company’s operations.

Exposure to Merchant Power Pricing. Certain portfolio companies’ expected revenue stability generally will be dependent on them being able to enter into and sell power under medium to long-term arrangements governing power sales, which can include bilateral agreements, power hedges, feed-in-tariffs and contracts associated with the sale of renewables obligation certificates and other contractual power sale arrangements (any such arrangements are referred to as “PPAs”). If any such portfolio company is not able to enter into a PPA or hedge or toll, it will need to sell into the merchant power market and be exposed to pricing and volume risk. There can be no assurance that any or all of the power purchasers will fulfill their obligations under their PPAs or that a power purchaser will not become bankrupt or that upon any such bankruptcy its obligations under its respective PPA will not be rejected by a bankruptcy trustee. If a preconstruction, construction ready or under construction project secures a PPA but fails to meet certain conditions under the PPA, including the date by which it begins commercial operations, minimum power production levels, or breaches one or more other terms of the PPA, this may result in the termination of the PPA, in which case, the applicable portfolio company’s economics may depend on the power price and production volume fluctuation of the now-uncontracted revenue profile. In addition, a portfolio investment will likely have a longer project life than the term of the PPA. The valuation of a portfolio company can be impacted by the merchant power pricing assumptions in the post-PPA period. In some instances, a PPA may also need to be renewed/replaced prior to the Company’s exiting the investment. If a portfolio company is not able to enter into a new PPA, or if it is not able to enter into one on terms that are at least as favorable as the prior PPA, it will have a material adverse effect on the revenues of a portfolio company and could impact its ability to service its debts. The duration and value of PPAs, as well as the effect of futures and/or merchant power markets, will have a significant impact on the viability of any portfolio company.

The wholesale power markets in the United States and elsewhere are subject to market regulation by system regulators, independent system operators, and transmission operators which can impact market prices for energy and capacity sold in such markets, including by imposing price caps, mechanisms to address price volatility or illiquidity in the markets or system instability and market power mitigation measures. There can be no assurance that market prices will be at levels that enable the Company’s portfolio companies to operate profitably or as projected. A decline in electricity, renewable power attributes or capacity market prices below expected levels could have a material adverse effect on the Company’s investments.

Effects of Ongoing Changes in the Electric Industry. The Company’s investments in issuers with renewable power projects will be directly and indirectly affected by changes in the electric utility industries. In many regions, the electric utility industry is experiencing increasing competitive pressures, especially in wholesale markets, as a result of consumer demands, technological advances, greater availability of natural gas and other factors. The industry is also impacted by an increase in environmental regulations and standards that may result in the retirement of fossil fuel plants that are not in compliance which may benefit renewable power. If there is a lowering of these standards and/or delays in enforcement, it could negatively impact renewable power projects and/or the growth of renewable power.

A number of countries are considering or implementing methods to introduce and promote competition in the sale of electricity. To the extent competitive pressures increase and the pricing and sale of electricity assume more characteristics of a commodity business, the economics of independent power generation projects into which the Company may invest may come under increasing pressure. Power market deregulation is fueling not only the current trend toward consolidation among utilities, but also the disaggregation of many vertically integrated utilities into separate generation, transmission and distribution businesses. As a result, additional significant competitors could become active in the independent power industry. In addition, independent power producers, including those with projects undertaken by the Company’s portfolio companies may invest, may find it increasingly difficult to negotiate PPAs with solvent utilities, which may affect the profitability and financial stability of independent power projects.

The Company is subject to risks associated with investments in original issue discount and PIK Instruments. To the extent that we invest in original issue discount or PIK instruments and the accretion of original issue discount or PIK interest income constitutes a portion of our income, we will be exposed to risks associated with the requirement to include such non-cash income in taxable and accounting income prior to receipt of cash, including the following:

•

the higher interest rates on PIK instruments reflect the payment deferral and increased credit risk associated with these instruments, and PIK instruments generally represent a significantly higher credit risk than coupon loans;

•

original issue discount and PIK instruments may have unreliable valuations because the accruals require judgments about collectability of the deferred payments and the value of any associated collateral;

•

an election to defer PIK interest payments by adding them to the principal on such instruments increases our future investment income which increases our net assets and, as such, increases the Manager’s future base Management Fees which, thus, increases the Manager’s future income incentive fees at a compounding rate;

•

market prices of PIK instruments and other zero-coupon instruments are affected to a greater extent by interest rate changes, and may be more volatile than instruments that pay interest periodically in cash. While PIK instruments are usually less volatile than zero-coupon debt instruments, PIK instruments are generally more volatile than cash pay securities;

•	the deferral of PIK interest on an instrument increases the loan-to-value ratio, which is a measure of the riskiness of a loan, with respect to such instrument;

•	even if GAAP is satisfied, a borrower could still default when actual payment is due upon the maturity of such loan;

•

for accounting purposes, cash distributions to shareholders representing original issue discount income do not come from paid-in capital, although they may be paid from the offering proceeds. Thus, although a distribution of original issue discount income may come from the cash invested by shareholders, the Investment Company Act does not require that shareholders be given notice of this fact; and

•	original issue discount may create a risk of non-refundable cash payments to the Manager based on non-cash accruals that may never be realized.

In addition, the part of the incentive fee payable by us that relates to our net investment income is computed and paid on income that may include interest that accrues prior to being received in cash, such as original issue discount, market discount, and income arising from debt instruments with PIK interest or zero-coupon securities. If a portfolio company defaults on a loan that provides for such accrued interest, it is possible that accrued interest previously used in the calculation of the incentive fee will become uncollectible, and the Manager will have no obligation to refund any fees it received in respect of such accrued income.

The Company is subject to risks arising from entering into a TRS agreement. A total return swap (“TRS”) is a contract in which one party agrees to make periodic payments to another party based on the change in the market value of the assets underlying the TRS, which may include a specified security, basket of securities or securities indices during a specified period, in return for periodic payments based on a fixed or variable interest rate. A TRS effectively adds leverage to a portfolio by providing investment exposure to a security or market without owning or taking physical custody of such security or investing directly in such market. Because of the unique structure of a TRS, a TRS often offers lower financing costs than are offered through more traditional borrowing arrangements. For purposes of computing the Company’s incentive fee on income and the incentive fee on capital gains, the calculation methodology will look through derivative financial instruments or swaps as if we owned the reference assets directly.

A TRS is subject to market risk, liquidity risk and risk of imperfect correlation between the value of the TRS and the loans underlying the TRS. In addition, we may incur certain costs in connection with the TRS that could in the aggregate be significant. A TRS is also subject to the risk that a counterparty will default on its payment obligations thereunder or that we will not be able to meet our obligations to the counterparty.

The Company is subject to risks associated with repurchase agreements. Subject to our investment objective and policies, we may invest in repurchase agreements as a buyer for investment purposes. Repurchase agreements typically involve the acquisition by the Company of debt securities from a selling financial institution such as a bank, savings and loan association or broker-dealer. The agreement provides that the Company will sell the securities back to the institution at a fixed time in the future for the purchase price plus premium (which often reflects the interests). The Company does not bear the risk of a decline in the value of the underlying security unless the seller defaults under its repurchase obligation. In the event of the bankruptcy or other default of a seller of a repurchase agreement, the Company could experience both delays in liquidating the underlying securities and losses, including (1) possible decline in the value of the underlying security during the period in which the Company seeks to enforce its rights thereto; (2) possible lack of access to income on the underlying security during this period; and (3) expenses of enforcing its rights. In addition, as described above, the value of the collateral underlying the repurchase agreement will be at least equal to the repurchase price, including any accrued interest earned on the repurchase agreement. In the event of a default or bankruptcy by a selling financial institution, the Company generally will seek to liquidate such collateral. However, the exercise of the Company’s right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Company could suffer a loss.

The Company is subject to risks relating to asset-based financing. The Company may invest in asset-based loans with third-party investment funds (“Fund Issuers”) where such loans are directly or indirectly collateralized by the value or cash flows of one or more of a Fund Issuer’s assets. Any such financing may be secured by the value of the assets of the Fund Issuer, which may be determined by a third-party valuation firm or as reported by the Fund Issuer pursuant to its internal valuation policies or as otherwise agreed with such Fund Issuer. The assets of a Fund Issuer may be subject to devaluation risk, as well as other risks, including credit, liquidity and interest rate changes. In many cases, the assets held by a Fund Issuer may be illiquid and, even following an exercise of remedies, they may be difficult to liquidate or sell, which could lead to a reduced recovery. Furthermore, certain assets constituting collateral may require consent of third parties to transfer or sell. Fund Issuer assets indirectly pledged to the Company as collateral may be even more challenging to sell and in certain circumstances may only be able to be sold together with other assets which may be less attractive to potential buyers. In many cases, loans may also be subject to a “standstill” or similar provision that provides the Fund Issuer the ability to call capital from its investors or use other cure remedies prior to allowing the Company to exercise remedies following an event of default, further delaying the Company’s ability to take action. In addition, certain asset-based loans may be structured without mandatory prepayments or scheduled amortization. In this case, as long as any Fund Issuer is in compliance with the terms of the applicable asset-based loan and its organizational documents, such Fund Issuer may be permitted to make distributions to its investors and/or other equity holders, and the amount distributed will no longer be available to service or repay such asset-based loan.

Further, the Company may invest in loans to Fund Issuers that are unsecured but linked to financial tests based upon the value or cash flows of one or more of such Fund Issuer’s assets or the distributions realized by the Fund Issuer from such assets. Similar to the above, the assets held by such Fund Issuers may be largely illiquid and, if pledged as collateral, may require consents and other steps in order to be foreclosed upon and sold. In addition, the cash flows produced by the assets held by such Fund Issuer may be irregular and/or insufficient to repay any or all of the amounts outstanding under such asset-based loan.

In addition, the Company may utilize various techniques, such as leverage and derivatives (including swaps), which can in certain circumstances increase the adverse impact to which the Company’s assets may be subject. See “—Risks Related to the Operation of the Company Generally—The availability of capital is generally a function of capital market conditions that are beyond the control of the Company or any Asset-Based Finance Asset and this may increase the exposure of such Asset-Based Finance Asset to adverse economic factors or unfavorable financing terms, which may subject the Company to risks or adversely affect our business” below.

If a Fund Issuer defaults under its asset-based loan, the Company will have to determine whether to accelerate the amounts due under the loan or enter into a workout negotiation or restructuring with the Fund Issuer. A workout negotiation or restructuring may entail a substantial reduction in the interest rate, a substantial write-down of principal, and/or a substantial change to the terms, conditions and covenants of such loans. If a loan is accelerated, the Company may have difficulties foreclosing and ultimately selling any pledged collateral. If any such collateral is sold, it is possible that the proceeds of such sale or disposition will not be equal to the amount of principal and interest owed to the Company. On the other hand, if the Company elects not to sell any of the assets of the Fund Issuer and instead decide to collect the cash flows from other assets of the Fund Issuer, the cash flows produced may be irregular and/or insufficient to repay any or all of the amounts outstanding under such asset-based loan. As a result, upon any non-performance or default under any such asset-based loans made by the Company, the Company may fail to recover some or all of its capital and/or expected returns, even if the loans are collateralized.

In addition, the Company’s asset-based loans may be subject to refinancing options, prepayment options or similar provisions that could result in the Fund Issuer repaying the principal on an obligation held by the Company earlier than expected. As a consequence, if the Company is not able to negotiate favorable prepayment premiums and/or non-call periods, the Company’s ability to achieve its investment objective may be affected.

Fund Issuers may also be permitted to issue additional indebtedness that would increase the overall leverage and fixed charges to which such Fund Issuers are subject. Such additional indebtedness could have structural or contractual priority, either as to specific collateral or generally, over the ranking of the investment by the Company. In the event of any default, restructuring or insolvency of any other assets pledged as collateral, the Company could be subordinated to, or be required to share on a ratable basis, with any recoveries in favor of the holders of such other or additional indebtedness.

In the event of the insolvency of the issuer of securities directly or indirectly owned by the Company, or a related event such as a bail-in under which creditors of the issuer (including bondholders) are required to accept a write-off of amounts owed, some or all of the amount invested is likely to be lost.

We face heightened risk because our strategy will concentrate our assets in Asset-Based Finance Assets. Because a significant amount of the Company’s aggregate capital may be invested in a single Asset-Based Finance Asset, a loss with respect to such Asset-Based Finance Asset could have a significant adverse impact on the Company’s capital. While diversification is an objective of the Company’s business strategy, there is no assurance as to the degree of diversification that will actually be achieved in the Company’s assets. Because a significant amount of the Company’s aggregate capital may be invested in one, or a few Asset-Based Finance Asset (and also a significant amount in connection with a financing transaction (including loan guarantees) entered into between the Company and an Asset-Based Finance Asset on an interim basis pending the expected refinancing, satisfaction or sale of such financing to another person or entity in connection with, or in order to facilitate, the consummation of the Company’s acquisition of such Asset-Based Finance Asset (each a “Bridge Financing”) or with cost overruns) a loss with respect to such Asset-Based Finance Asset could have a significant adverse impact on the Company’s capital. To the extent that the Company acquires more than one Asset-Based Finance Asset partnering with a single operational management team or other acquisition of an Asset-Based Finance Asset consisting of multiple assets or operating businesses, a series of related transactions, Joint Venture in one or more Asset-Based Finance Assets which is both (i) designated as a Programmatic Acquisition (as defined below) for purposes of the Partnership Agreement by the Manager, either at the time of the applicable acquisition or thereafter in connection with a subsequent acquisition that will comprise part of such Programmatic Acquisition; and (ii) made in connection with a programmatic Joint Venture, platform Joint

Venture, series Joint Venture, asset acquisition/build up strategy and/or other operating platform, arrangement, company or business established in connection with developing, sourcing or operating opportunities. For the avoidance of doubt, Programmatic Acquisitions may include: (a) multiple ventures or platforms investing in the same asset-backed finance industry segment, (b) portfolios of Asset-Based Finance Assets that are related or in the same asset-backed finance industry segment, (c) multiple ventures or platforms with the same operating or developer partner investing in different asset-backed finance industry segments and (d) portfolios of Asset-Based Finance Assets which are part of the same investment strategy (“Programmatic Acquisition”), such concentration will be more pronounced.

Because HPS has developed expertise in certain core industries, the Company’s assets could be concentrated in one or more of such industries. Moreover, the Company’s assets and the acquisitions are and will continue to be concentrated within the asset-backed finance sector. Concentration of acquisitions in an industry, sector, security or geographic region make the Company’s holdings more susceptible to fluctuations in value resulting from adverse economic and business conditions in those industries, sectors, securities or geographic regions. The risk of loss on the Company’s assets is likely to be increased as a result of such concentration. If the Company co-invests with private equity, credit or real asset funds, including Other HPS Investors, a Shareholder invested in such other vehicle could have exposure to an Asset-Based Finance Asset through more than one vehicle. Further, the Manager may determine that there are exceptions to the aforementioned limitations (i) for payments made under, or required by, any non-recourse carve out guarantees, completion guarantees, equity commitment letters, environmental indemnities, hedging guarantees or guarantees made in order to facilitate or finance acquisitions, including in respect of customary key principal, “bad acts” or other performance-related matters, or (ii) in the event the Company has procured the binding commitment of one or more persons, including Other HPS Investors and/or Co-Investors, to acquire a portion of the Company’s interest. The Manager will designate, in its discretion, whether a series of transactions constitutes a single holding for purposes of the limitations described in the Partnership Agreement.

To the extent there is a downturn affecting a country, region or asset type in which the Company’s holdings are concentrated, this could increase the risk of defaults, reduce the amount of payments the Company receives on its assets and, consequently, could have an adverse impact on the Company’s financial condition and results and its ability to make distributions.

Because the Company is likely to make a limited number of acquisitions through its subsidiaries and such acquisitions generally will involve a high degree of risk, poor performance by even a single asset could severely affect the total returns to Shareholders. It is not reasonable to expect all of the Company’s assets to perform well or even return capital; accordingly, for the Company to achieve above-average returns, at least one or a few of its assets must significantly exceed performance expectations. There are no assurances that such performance returns will be achieved.

The Company will be able to make acquisitions in the most junior levels of an Asset-Based Finance Asset’s capital structure and, therefore, relative to other investors in the Asset-Based Finance Asset, may be subject to the greatest risk of loss, including, in certain circumstances, as a result of events not related directly to the Asset-Based Finance Asset itself. Further, in circumstances where the Manager intends to refinance all or a portion of the capital in a future acquisition, there will be a risk that such refinancing may not be completed, which could lead to increased risk as a result of the Company having an unintended long-term interest as to a portion of the amount invested and/or reduced diversification.

The Company’s holdings could include Asset-Based Finance Assets based in, or companies that conduct all or a large portion of their operations in countries outside North America and Europe, and such countries could have a short history as market economies. Loans to companies or acquisitions of assets or companies in such countries could entail a higher risk than loans to companies or acquisitions of assets or companies with operations or assets wholly or substantially within North America or Europe. Particular risks associated with assets based in, or companies that conduct all or a large portion of their operations in countries outside, North

America and Europe include changes in exchange control regulations, political and social instability, government expropriation, imposition of unanticipated taxes, illiquid markets and limited information, high transaction costs, limited government supervision of exchanges, brokers and companies, complex or undeveloped insolvency laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility.

Acquiring Asset-Based Finance Assets puts us at risk of any adverse changes of those assets. The Asset-Based Finance Assets which the Company acquires could deteriorate as a result of, among other factors, an adverse development in their business, a change in their competitive environment, or an economic downturn. As a result, Asset-Based Finance Assets that the Company may have expected to be stable may operate at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or to maintain their competitive positions or may otherwise have a weak financial condition or be experiencing financial distress. In some cases, the success of the Company’s strategy and approach will depend, in part, on the ability of the Company to effect improvements in the operations of the Asset-Based Finance Assets and/or recapitalize their balance sheets. The activity of identifying and implementing operating improvements and/or recapitalization programs at the Asset-Based Finance Assets entails a high degree of uncertainty. There can be no assurance that the Company will be able to successfully identify and implement such operating improvements and/or recapitalization programs. In addition, the Company may cause its Asset-Based Finance Assets to bear certain fees, costs and expenses that the Company would otherwise bear, including the fees, costs and expenses incurred in developing, investigating, negotiating, structuring or consummating the Company’s or any other acquisitions of such Asset-Based Finance Assets. For example, the Manager may cause such Asset-Based Finance Assets to bear the fees, costs and expenses that are incurred in connection and concurrently with the acquisition of such Asset-Based Finance Assets and such other fees, costs and expenses that may otherwise be treated as Operating Expenses.

The payment of such fees, costs and expenses by such Asset-Based Finance Assets may reduce the amount of cash that the Asset-Based Finance Assets have on hand.

The Company’s lending platform is expected to manage a significant amount of ABS in a range of asset classes that will subject them to further risks, including, among others, credit risk, liquidity risk, interest rate and other market risk, operational risk, structural risk, sponsor risk and other legal risk. The investment characteristics of asset-backed securities (“ABS”) differ from traditional debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that the principal may be prepaid at any time because the underlying loans or other assets generally may be prepaid at any time. ABS are not secured by an interest in the related collateral. Credit card receivables, for example, are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer loan laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of ABS backed by automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related ABS. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the ABS may not have a proper security interest in all of the obligations backing such ABS. Therefore, there is a possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on these securities. The risk of investing in ABS is ultimately dependent upon payment of underling loans by the debtor.

The collateral supporting ABS is of shorter maturity than certain other types of loans and is less likely to experience substantial prepayments. ABS are often backed by pools of any variety of assets, including, for example, real property leases, mobile home loans and aircraft leases, which represent the obligations of a number of different parties and use credit enhancement techniques such as letters of credit, guarantees or preference rights. The value of an ABS is affected by changes in the market’s perception of the asset backing the security and the creditworthiness of the servicing agent for the loan pool, the originator of the loans or the financial institution providing any credit enhancement, as well as by the expiration or removal of any credit enhancement.

In addition, exposure to subordinated ABS involve greater credit risk of default than the senior classes of the issue or series. Default risks may be further pronounced in the case of ABS secured by, or evidencing an interest in, a relatively small or less diverse pool of underlying loans. Certain subordinated securities absorb all losses from default before any other class of securities is at risk, particularly if such securities have been issued with little or no credit enhancement equity. Such securities, therefore, possess some of the attributes typically associated with equity holdings.

There may also be no established, liquid secondary market for many of the ABS the Company may purchase. The lack of such an established, liquid secondary market could have an adverse effect on the market value of such ABS and the Company’s ability to sell them. Further, ABS may be subject to certain transfer restrictions that may further restrict liquidity. Finally, the Company may engage in enforcement actions, litigation and settlement discussions that may expose the Company to additional expenses, legal proceedings and restrict its trading activities. There is no assurance that any of these enforcement actions or other activist efforts by the Company will prove successful.

CFIUS & National Security/Investment Clearance Considerations. Certain transactions by the Company (if any) that involve the acquisition or sale of a business connected with or related to national security or critical infrastructure may be subject to review and approval by the U.S. Committee on Foreign Investment in the United States (“CFIUS”) and/or non-U.S. national security/investment clearance regulators depending on the beneficial ownership and control of interests in the entity purchasing such business, including with respect to CFIUS, where a co-investor or other partner is a “foreign person” under applicable regulations. Certain of the limited partners are expected to be “foreign persons,” and in the aggregate, may comprise a substantial portion of the Company’ capital commitments, which may increase the risks of an investment being subject to CFIUS’ jurisdiction and the likelihood of CFIUS imposing restrictions on an investment. CFIUS agency practice is evolving rapidly, and CFIUS exercises substantial discretion in deciding how to interpret, apply and enforce the implementation of regulations. As a result, there can be no guarantee that investments by the Company will not be reviewable by CFIUS and/or non-U.S. national security/investment clearance regulators or that CFIUS and/or non-U.S. national security/investment clearance regulators will not seek to evaluate the Company’ investment activities. In the event that CFIUS or another regulator reviews – or would be expected to review – one or more of the proposed or existing investments of the Company, there can be no assurances that the Manager will be able to maintain, or proceed with, such transactions on terms acceptable to the Manager and/or HPS, or that such investment would be allocated to, or consummated by, the Company rather than to one or more Other HPS Investors. CFIUS or another regulator may seek to impose limitations on or prohibit all or a portion of the transaction. Such limitations or restrictions may prevent the Company from (i) maintaining or pursuing investments, (ii) disposing of investments, which could adversely affect the performance of the Company and/or (iii) disclosing all information regarding certain transactions to all limited partners.

Beginning on January 2, 2025, the U.S. Department of the Treasury’s Outbound Investment Security Program went into effect, which prohibits or requires notification of certain types of outbound investments by U.S. persons into certain entities located in or subject to the jurisdiction of China, Hong Kong, and Macau (as well as certain entities subject to Chinese ownership or control) that are engaged in the development of certain national security technologies and products (presently, certain semiconductors and microelectronics, quantum information technologies, and artificial intelligence technologies), as well as any other countries that are or may be designated under the program’s regulations. Together, these regulations may affect the Company’ business and operations. In the event that CFIUS, the U.S. Department of Treasury administering the Outbound Investment Security Program, or a non-U.S. national security/investment clearance regulator reviews one or more of the proposed or existing investments of the Company, there can be no assurances that the Company will be able to maintain, or proceed with, such transactions on terms acceptable to the Manager and/or HPS. Such regulator may seek to impose limitations on or prohibit all or a portion of the transaction. Such limitations or restrictions may prevent the Company from (i) maintaining or pursuing investments in certain jurisdictions and/or (ii) disposing of investments already made in such jurisdictions, or may increase the cost and time associated with such activities, which could adversely affect the performance of our investment vehicles and in turn adversely affect our profitability.

Our Asset-Based Finance Assets may also be impacted by interest rate fluctuations which we expect will be beyond the control of the Company. General fluctuations in the market prices of securities and interest rates may affect the value of the assets that will be held by the Company. Volatility and instability in the securities markets may also increase the risks inherent in the Company’s assets. The ability of companies, businesses or Asset-Based Finance Assets in which the Company may acquire to refinance debt securities and/or other financial instruments may depend on their ability to sell new securities and/or debt instruments in the high-yield debt or bank financing markets, which may be difficult to access at favorable rates. Interest rate changes may affect the value of a debt instrument indirectly (especially in the case of fixed-rate securities) and directly (especially in the case of instruments whose rates are adjustable). In general, rising interest rates will negatively impact the price of a fixed rate debt instrument and falling interest rates will have a positive effect on price. Adjustable rate instruments also react to interest rate changes in a similar manner although generally to a lesser degree (depending, however, on the characteristics of the reset terms, including the index chosen, frequency of reset and reset caps or floors, among other factors). Interest rate sensitivity is generally more pronounced and less predictable in instruments with uncertain payment or prepayment schedules. The Company may experience increased interest rate risk to the extent it acquires, if at all, lower-rated instruments, debt instruments with longer maturities, debt instruments paying no interest (such as zero coupon debt instruments) or debt instruments paying non-cash interest in the form of other debt instruments.

Price declines and illiquidity in the corporate debt markets may adversely affect the fair value of our portfolio investments, reducing our NAV through increased net unrealized depreciation. As part of the valuation process, we may take into account the following types of factors, if relevant, in determining the fair value of our investments:

•	the nature and realizable value of any collateral;

•	the changes in the interest rate environment and the credit markets generally that may affect the price at which similar investments may be made in the future and other relevant factors.

When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we use the pricing indicated by the external event to corroborate our valuation. We record decreases in the market values or fair values of our investments as unrealized depreciation. Declines in prices and liquidity in the corporate debt markets may result in significant net unrealized depreciation in our portfolio. The effect of all of these factors on our portfolio may reduce our NAV by increasing net unrealized depreciation in our portfolio. Depending on market conditions, we could incur substantial realized losses and ultimately experience reductions of our income available for distribution in future periods. We may also suffer additional unrealized losses in future periods, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, decreases in the market value or fair value of our investments will reduce our NAV.

The Company is subject to risks relating to the warehouse investments. The Company may not be able to consummate or realize the anticipated benefits from the warehouse investments (“Warehouse Investments”). Under the Warehouse Investments, the Company has agreed to purchase assets from the financing providers at prices based on cost plus adjustments or fees designed to compensate the financing providers for holding the assets before the Company purchases them from the financing providers. As a result, the Company will pay additional costs in connection with acquiring assets through the Warehouse Investments compared to purchasing them directly.

Purchases of assets from the financing providers would be at prices determined under the Warehouse Investments regardless of the assets’ market prices at the time of acquisition. As a result, the Company may pay more or less than the current market value of such assets when it acquires them. The Company may purchase such assets even if they are in default.

Risks Related to the Operation of the Company Generally

Allocation of Fund Expenses. As described under “Item 1. Business Overview—Operating Expenses,” the Manager intend to generally allocate the aggregate expenses of the Company among each of Series I and Series II pro rata based on relative capital commitments (in some cases, including leverage) or, when such expense relates to an investment or proposed investment, participation or proposed participation in such investment. In particular, it is expected that the aggregate Operating Expenses and certain other expenses borne by the Company will include expenses that relate to the Company as a whole as well as expenses that relate solely to one (but not both) of the Series. As a result, one or both Series are expected to bear a portion of certain expenses, including Operating Expenses, that are not directly connected to such Series and its activities and relate solely to another Series, which expenses may be material. In certain cases, a particular expense may be specific to, or incurred by, one Series for the benefit of both Series. In this situation, such expense may be allocated between both Series. In other cases, certain Series expenses will not be allocated pro rata among the Series and instead will be a fixed amount for each Series (e.g., audit expenses). The list of partnership expenses included in the Partnership Agreement and described in this Registration Statement is not exhaustive and is based on HPS’s past experiences and current expectations of the types of costs and expenses to be incurred by the Company. In addition, new and different types of expenses may arise over time as the Company proceed through their investment cycle.

Certain types of costs that constitute operating expenses, or other types of fees, expenses or costs that are borne directly or indirectly by the Company can overlap with or include costs associated with regulatory compliance obligations of HPS. For example, the Partnership Agreement requires the preparation and distribution of audited annual financial statements, the cost of which is borne by the Company as an operating expense, even though this contractual requirement also serves as a means for HPS to comply with requirements that are applicable to HPS under the SEC rules relating to the custody of client assets. Similarly, the Company are expected to bear organizational expenses that include costs incurred by HPS to comply with regulatory standards relating to, among other things, “advertisements” and other communications with prospective investors under SEC rules. These and other direct or indirect operating and/or organizational expenses, and other types of fees, expenses and costs generally are expected to be allocated to the Company to the extent permitted by the Partnership Agreement, even though the underlying requirement or activity associated with such fees, expenses or costs may relate, in whole or in part, to requirements that, from a legal or regulatory perspective, are applicable to HPS, rather than to the Company or an investment.

Our Partnership Agreement eliminates certain duties (including fiduciary duties) owed by the Board or other parties to the Company and the Shareholders. The Board, HPS, the General Partner, the Manager, our officers and their respective affiliates and certain Service Providers will be entitled to exculpation and indemnification resulting in limited right of action for Shareholders. The Partnership Agreement contains provisions that, subject to applicable law, reduce, modify, eliminate or replace the fiduciary duties that the Board, HPS, the General Partner, the Manager, their respective affiliates, directors, officers, representatives, agents, shareholders, members, managers, partners and employees, and any other person who serves at the request of HPS or its affiliates as a director, officer, agent, member, manager, partner, shareholder, trustee or employee of the Company, a Series or any other person (each such person being an “Indemnified Party”) would otherwise owe to the Company, the Series and the Shareholders. For example, the Partnership Agreement provides that whenever the Manager or the Board (or any committee thereof) makes a determination or takes or declines to take any other action, or any affiliate of the Manager causes the Manager to do so, in its capacity as the Manager as opposed to in its individual capacity, whether under our Partnership Agreement or any other agreement, then, unless another express lesser standard is provided for in our Partnership Agreement, the Manager, the Board or such committee or such affiliates causing the Manager to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different duties or standards (including fiduciary duties or standards) imposed by our Partnership Agreement any other agreement contemplated thereby or under any other law, rule or regulation or at equity. A determination or other action or inaction will conclusively be deemed to be in “good faith” for all purposes of our Partnership Agreement if the person or persons making such determination or taking or declining to take such other action subjectively believes that the determination or other action or inaction is in, or not adverse to, the best interests of the

Company or the applicable Series. In addition, the Partnership Agreement provides that when the Manager or its directors, employees or affiliates makes a determination or takes or declines to take any other action, or any of its affiliates causes it to do so, in its individual capacity as opposed to in its capacity as Manager, whether under our Partnership Agreement or any other agreement contemplated thereby or otherwise, then the Manager or its directors, officers or affiliates, or such affiliates causing it to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty or obligation whatsoever to the Company, the Series, any Shareholder or any other person bound by the Partnership Agreement, and the Manager and its directors, officers and affiliates, or such affiliates causing it to do so, shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard imposed by our Partnership Agreement, any other agreement contemplated thereby or under any other law, rule or regulation or at equity, and the person or persons making such determination or taking or declining to take such other action shall be permitted to do so in their sole and absolute discretion.

Our Partnership Agreement also permits Indemnified Parties to engage in other business or activities, including those that might compete directly with us. Our Partnership Agreement provides that, notwithstanding any other provision thereof or any duty that would otherwise exist at law or in equity, each of the Indemnified Parties may engage in or possess an interest in any other business or venture of any kind, independently or with others, on its own behalf or on behalf of other entities with which any of the Indemnified Parties is affiliated or otherwise, and each of the Indemnified Parties may engage in any such activities, whether or not competitive with the Company, the Series, any affiliate of the Company or any affiliate of a Series, without any obligation to offer any interest in such activities to the Company, the Series, an affiliate of the Company, an affiliate of the Series or to any Shareholder, and the pursuit of such activities, even if competitive with the business of the Company, an affiliate of the Company, the Series or an affiliate of the Series shall not be deemed wrongful or improper or the breach of our Partnership Agreement or of any duty otherwise existing hereunder, at law, in equity or otherwise.

These contractual standards replace the fiduciary duties to which such persons would otherwise be held under common law.

The above modifications and replacements of fiduciary duties are expressly permitted by Delaware law. Hence, we and holders of our Shares will only have recourse and be able to seek remedies against the Indemnified Parties if the Indemnified Parties breach their obligations pursuant to the Partnership Agreement or any implied contractual covenant of good faith and fair dealing owed to the Company or the Shareholders. Unless an Indemnified Party breaches their obligations pursuant to the Partnership Agreement or any implied contractual covenant of good faith and fair dealing owed to the Company or the Shareholders, we and holders of our Shares will not have any recourse against such any Indemnified Party even if such Indemnified Party were to act in a manner that was inconsistent with traditional fiduciary duties.

Under the Partnership Agreement and to the fullest extent permitted by applicable law, each Indemnified Party (i) will not be liable to the Company, any Series, any Shareholder or any other person bound by the Partnership Agreement for (A) any losses due to any act or omission by any Indemnified Party in connection with the conduct of the business of the Company or the Series unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, such act or omission constitutes a Triggering Event (as defined below) by such Indemnified Party, (B) any losses due to any action or omission by any other person or entity, (C) any losses due to any mistake, action, inaction, negligence, dishonesty, actual fraud or bad faith of any broker, placement agent or other agent as provided in the Partnership Agreement or (D) any change in U.S. federal, state or local or non-U.S. income tax laws, or in interpretations thereof, as they apply to the Company, the Series or the Shareholders, whether the change occurs through legislative, judicial or administrative action, and (ii) will be indemnified by the Company or the applicable Series from and against any and all claims, liabilities, damages, losses, costs and expenses of any kind, including legal fees and amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim, of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Indemnified Party and arise out of or in connection with the business of the Company, the business of a Series or the performance by the Indemnified Party of any of its responsibilities under the Partnership Agreement, in each case unless such claims, liabilities, damages, losses, costs or expenses result from an Indemnified Party’s act or omission constituting a Triggering Event; provided, however, that such claims, liabilities, damages, losses costs or expenses did not arise solely out of a dispute between or among the officers, directors, employees or partners of HPS or its affiliates. “Triggering Event” means an act or omission that constitutes actual fraud or willful misconduct.

Each Indemnified Party may be entitled to receive advances for any expenses (including legal fees and expenses) incurred by such Indemnified Party in appearing at, participating in or defending any claim, demand, action, suit or proceeding that may be subject to a right of indemnification. For example, in their capacity as directors (or in a similar capacity) of the Asset-Based Finance Assets or other entities which the Company acquires, the applicable Indemnified Party may be subject to derivative or other similar claims brought by shareholders of, or other investors in, such entities. Any Indemnified Party may seek indemnification or advancement from the Company (which indemnification or advancement will be considered an Operating Expense of, and be borne by, the applicable Series) prior to or in addition to seeking to cause such amounts to be borne by any other indemnitor (including any insurance maintained by HPS, the Manager, the Company or the applicable asset), regardless of the ultimate allocation of the corresponding liabilities. For the avoidance of doubt, the unavailability of exculpation or indemnification under the Partnership Agreement will not preclude any Indemnified Party from recovering under any insurance policy the cost of which is borne by the Company and/or HPS or its affiliates.

The expenses (including legal fees and expenses) (whether or not advanced) and other liabilities resulting from the applicable Series’ indemnification obligations are generally Operating Expenses and will be paid by or otherwise satisfied out of the assets of the applicable Series. The application of the foregoing standards may result in Shareholders having a more limited right of action in certain cases than they would have in the absence of such standards. To the fullest extent permitted by applicable law, except in the case of a Triggering Event, in the exercise of its authority pursuant to the Partnership Agreement, the Manager is not required or expected to disregard the interests of Other HPS Investors and other HPS stakeholders (including HPS, its subsidiaries and their owners) if such interests are in conflict with those of the Company (although the Manager is not authorized to disregard the interests of the Company). Further, members of the Board and each committee thereof are held only to a duty of subjective good faith, and generally will be considered to have acted in good faith if they subjectively believe that a decision is in the best interests of the Company. As a result of these considerations, even though such provisions in the Partnership Agreement do not act as a waiver on the part of any Shareholder of any of its rights under applicable U.S. securities laws or other laws the applicability of which is not permitted to be waived, the Company may bear significant financial losses even where such losses were caused by the negligence (even if heightened) of such Indemnified Parties. Such financial losses may have an adverse effect on the returns to the Shareholders.

Our Partnership Agreement includes a jury trial waiver that could limit the ability of Shareholders of the Company to bring or demand a jury trial in any claim or cause of action arising out of or relating to the Partnership Agreement, or the business or affairs of the Company. The Partnership Agreement contains a provision pursuant to which Shareholders of the Company waive and release their respective rights to a trial by jury in any action or proceeding arising out of or relating to the Partnership Agreement, or the transactions contemplated thereby. This jury trial waiver does not apply to any claim or cause of action arising out of or relating to the U.S. federal securities laws. Any person who becomes a Shareholder of the Company as a result of a transfer or assignment of Shares, including any purchasers in a secondary transaction, would become subject to the terms of the Partnership Agreement, including the waiver of jury trial provisions.

If the Company opposed a jury trial demand based on the jury trial waiver, the appropriate court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law, including in respect of U.S. federal securities laws claims.

This waiver of jury trial provision may limit the ability of a shareholder of the Company to bring or demand a jury trial in any claim or cause of action arising out of or relating to the Partnership Agreement, or the business or affairs of the Company, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the waiver of jury trial provision contained in the Partnership Agreement to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action, which could harm our business, operating results and financial condition.

Our business is subject to heightened risk because we may acquire Asset-Based Finance Assets outside of the United States, which results in numerous risks related to foreign investment, including additional economic and political risk. The Company may acquire Asset-Based Finance Assets domiciled in or with operations or assets in countries outside of the United States, some of which may prove to be unstable. Additionally, there is often a high degree of government regulation in non-U.S. economies, including in the securities markets. Action by such governments may directly affect foreign investment in securities in those countries and may also have a significant indirect effect on the market prices of securities and of the payment of dividends and interest.

Non-U.S. investments involve certain risks not typically associated with investing in the United States, including risks relating to: (i) currency exchange matters, such as fluctuations in the rate of exchange between the U.S. dollar and the various non-U.S. currencies in which the Company’s non-U.S. investments may be denominated and costs associated with the conversion of investment principal and income from one currency into another (See also “—We face heightened risks with non-U.S. currencies because the value of the currency with respect to the U.S. dollar may change” below); (ii) the imposition or modification of foreign exchange controls; (iii) the unpredictability of international trade patterns; (iv) differences between U.S. and non-U.S. markets, including potential price volatility in, and relative illiquidity of, some non-U.S. markets; (v) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and less government supervision and regulation across some countries; (vi) certain economic, social and political risks, including restrictions on non-U.S. investment and repatriation of capital, the risks of economic, social and political instability (including the risk of war, terrorism, social unrest or conflicts) and the possibility of nationalization, confiscatory taxation or expropriation of assets; (vii) the possible imposition on Shareholders of non-U.S. taxes on income and gains recognized with respect to such non-U.S. investments (possibly directly) and the possible imposition of withholding taxes or branch taxes on earnings of the Company from investments in such jurisdictions; (viii) different insurance or bankruptcy laws and customs; (ix) high transaction costs and difficulty in enforcing contractual obligations; (x) less developed corporate laws and limited information regarding, among other things, fiduciary duties and the protection of investors; (xi) higher dependence on exports and the corresponding importance of international trade; (xii) greater risk of inflation; (xiii) inability to exchange local currencies for U.S. dollars; (xiv) increased likelihood of governmental involvement in and control over the economy; (xv) governmental decisions to cease support of economic reform programs or to impose centrally planned economies; (xvi) less developed compliance culture; (xvii) risks associated with differing cultural expectations and norms regarding business practices; (xviii) longer settlement periods for transactions and less reliable clearance and custody arrangements; (xix) less developed, reliable or independent judiciary systems for the enforcement of contracts or claims, including less developed bankruptcy laws and processes; (xx) greater regulatory uncertainty; (xxi) maintenance of the Company’s assets with non-U.S. brokers and securities depositories; (xxii) threats or incidents of corruption or fraud; (xxiii) less developed securities markets, which could result in potential price volatility and relative illiquidity; (xxiv) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and less government supervision and regulation, which could result in lower quality information being available and less developed corporate laws regarding fiduciary duties and the protection of investors; (xxv) certain economic and political risks, including potential economic, political or social instability, exchange control regulations, restrictions on foreign investment and repatriation of capital (possibly requiring government approval), expropriation or confiscatory taxation and higher rates of inflation and reliance on a more limited number of commodity inputs, Service Providers and/or distribution mechanisms; and (xxvi) fewer or less attractive financing and structuring alternatives and exit strategies.

In addition, these countries may have a short history as market economies, and acquisitions of assets or companies in such countries may entail a higher risk than with companies in North America or Europe. The Manager will analyze risks in the applicable non-U.S. countries before making such acquisitions, but no assurance can be given that a change in political or economic climate, a lack of reliable and less detailed information than information typically available from U.S. investments or particular legal or regulatory risks might not adversely affect an acquisition by the Company.

Repatriation of income, assets and the proceeds of sales by companies foreign to such markets, such as the Company, may require governmental registration and/or approval in some emerging markets. The Company could be adversely affected by delays in or a refusal to grant any required governmental registration or approval for such repatriation or by withholding taxes imposed by emerging market countries on interest or dividends. In emerging markets, there is often less government supervision and regulation of business and industry practices, stock exchanges, over-the-counter markets, brokers, dealers, counterparties and issuers than in other more established markets. Any regulatory supervision that is in place may be subject to manipulation or control. Some emerging market countries do not have mature legal systems comparable to those of more developed countries. Moreover, the process of legal and regulatory reform may not be proceeding at the same pace as market developments, which could result in investment risk. Legislation to safeguard the rights of private ownership may not yet be in place in certain areas, and there may be the risk of conflict among local, regional and national requirements or authorities. In certain cases, the laws and regulations governing investments in securities may not exist or may be subject to inconsistent or arbitrary application or interpretation. Both the independence of judicial systems and their immunity from economic, political or nationalistic influences remain largely untested in many countries. The Company may also encounter difficulties in pursuing legal remedies or in obtaining and enforcing judgments in non-U.S. courts.

Future political and economic conditions in any of those countries may result in its government adopting different policies with respect to foreign investment. Any such changes in policy may affect ownership of assets, taxation, rates of exchange, environmental protection, repatriation of income and return of capital, with potentially adverse effects on the Company’s assets. Future actions of any relevant governments could have a significant effect on the relevant country’s economy, which could adversely affect private sector companies, market conditions and prices and yields of the Company’s assets. In recent years many countries have witnessed various terrorist attacks, civil unrest and other acts of violence, and it is possible that in the future such events as well as other adverse social, economic or political events in the Company’s target markets may adversely affect the value and prospects of the Company’s assets.

Changing political environments, regulatory restrictions and changes in government institutions and policies outside of the United States could adversely affect private investments. Civil unrest, ethnic conflict or regional hostilities may contribute to instability in some countries outside of the United States. Such instability may impede business activity and adversely affect the environment for foreign investments. The Company does not intend to obtain political risk insurance. Actions in the future of one or more non-U.S. governments could have a significant effect on the various economies, which could affect market conditions, prices and yields of securities in the Company’s holdings. Political and economic instability in any of the countries outside the United States in which the Company operates could adversely affect the Company’s assets.

The above factors will affect the evaluation of potential acquisitions and our ability to perform due diligence.

Our business may be affected by acquisitions and dispositions through partnerships, Joint Ventures and special purpose vehicles. Risks could include the possibility that the Company will not be able to implement acquisition decisions or exit strategies because of limitations on the Company’s control of the Asset or that its partner or co-venturer may experience economic difficulties or have divergent goals. The Company may invest as a partner or a co-venturer with an unaffiliated third party. Joint Venture investments may, under certain circumstances, involve risks not otherwise present, including the possibility that the Company will not be able to implement acquisition decisions or exit strategies because of limitations on the Company’s control of the Asset-Based Finance Asset and its general business discretion under the applicable agreements with a partner or co-venturer, or that a partner or co-venturer may become bankrupt, or may at any time have economic or business interests or goals that are inconsistent with those of the Company, may fail to fund its share of required capital contributions or otherwise default on its obligations, may make business decisions with which the Manager does not agree or may block or delay necessary decisions. Such a partner or co-venturer does not have fiduciary duties to the Company and may also be in a position to take action contrary to the Company’s objectives, including forcing the sale of an Asset-Based Finance Asset prior to the end of the Company’s optimal holding period. Such acquisitions may also have the potential risk of an impasse on decisions if neither partner nor co-venturer has full control over the partnership or Joint Venture. The Company will, however, seek to maintain sufficient rights with respect to such partnerships, Joint Ventures or Programmatic Acquisitions to permit the Company’s objectives to be achieved.

Disputes between the Company and a partner or co-venturer may result in litigation or arbitration that would increase the Company’s expenses and prevent the Company’s management and the Manager from focusing their time and effort on the Company’s businesses and assets. Consequently, actions by, or disputes with, a partner or co-venturer might result in additional risks, including liability for the actions of a third-party partner or co-venturer and the inability to enforce fully, all rights one partner or co-venturer may have against the other. In the event of litigation, the Company could be found liable to its co-venturer or partner for a range of damages available under applicable law under theories arising in contract, tort or otherwise, including consequential damages well in excess of amounts originally at stake. Additionally, the Company and a co-venturer may provide joint guarantees or indemnities (or the Company may seek a back-to-back guarantee or indemnity from a co-venturer) in connection with a Joint Venture and, to the extent the co-venturer does not satisfy all or a portion of such obligations (or does not assume any such obligations), the Company may be required to satisfy the entirety of such obligation or such shortfall.

The Manager may not have the opportunity to diligence the individual opportunities in which the Company participates pursuant to a Joint Venture and certain service contracts. Instead, the Manager will need to depend on its arrangement with, and diligence of, the applicable sourcing or Joint Venture partner. The incentives of such a sourcing or Joint Venture partner, however, may not be aligned with those of the Company, and such a partner will not owe any fiduciary or other similar duties to the Company. Certain Joint Venture or sourcing arrangements may entail the Manager’s binding commitment of a minimum amount to such an arrangement. In connection with a sourcing or Joint Venture arrangement, the Company may be obligated to bear retainers, closing, performance or other fees paid to sourcing, operating and Joint Venture partners, unless the Company is reimbursed for such fees. Sourcing, operating or Joint Venture partners may receive compensation calculated on investment performance, which may incentivize the making of higher risk investments, and may incur substantial expenses that are borne by the Company. In addition, the Company or an Asset may compensate sourcing, operating and/or Joint Venture partners for certain services, even where the Manager has the capacity to provide and/or has historically provided the same services to the Company or Other HPS Investors without charge. In connection with certain investments, sourcing, operating and/or Joint Venture partners may receive origination fees, commitment fees, ticking fees and breakup fees, upfront fees, amendment fees, prepayment premiums and other types of third-party fees not shared with the Company. The Manager may reduce or waive Management Fees with respect to sourcing, operating and/or Joint Venture partners in connection with any investment by such partners in the Company.

We face increased risk in acquiring portfolios of Asset-Based Finance Assets, because we may be required to bid on Asset-Based Finance Assets in a very short time frame and as a result may not be able to perform normal due diligence on such acquisitions. Additionally, the uncertainty of financial projections could have a material adverse impact on the ability of an Asset-Based Finance Asset to realize projected values. The Company, through its subsidiaries, may seek to purchase entire portfolios or substantial portions of portfolios from market participants in need of liquidity or suffering from adverse valuations. The Manager may designate, in its discretion, whether any acquisition by the Company of multiple securities of one or more issuers or a series or pool of securities, instruments, interests, obligations or assets will constitute a single asset or several assets of the Company. The Company may be required to bid on such portfolios in a very short time frame and may not be able to perform normal due diligence on the portfolio. Such a portfolio may contain instruments or complex arrangements of multiple instruments that are difficult to understand or evaluate. Such a portfolio may suffer further deterioration after purchase by the Company before it is possible to ameliorate such risk. As a consequence, there is substantial risk that the Manager will not be able to adequately evaluate particular risks or that market movements or other adverse developments will cause the Company to incur substantial losses on such transactions.

While bidding on and operating Asset-Based Finance Assets, the Manager will generally design and, after an acquisition, establish the capital structure of Asset-Based Finance Assets on the basis of financial projections for such Asset-Based Finance Assets. Projections are forward-looking statements and are based upon certain assumptions. Projected operating results will normally be based primarily on management judgments. In all cases, projections are only estimates of future results that are based upon assumptions that the Manager believes are reasonable at the time that the projections are developed. Projections are subject to a wide range of risks and uncertainties, however, and there can be no assurance that the actual results may not differ materially from those expressed or implied by such projections. Moreover, the inaccuracy of certain assumptions, the failure to satisfy certain financial requirements and the occurrence of other unforeseen events could impair the ability of an Asset-Based Finance Asset to realize projected values. General economic conditions, which are not predictable, can also have a material adverse impact on the reliability of such projections.

Our business may be affected by purchasing, holding or disposing of special purpose vehicles or subsidiaries. The Company has and is expected to purchase or hold through one or more special purpose vehicles or other subsidiaries a group of assets (regardless of whether such assets are related, purchased from a single seller or neither) in a single issuer or a group of issuers. If the Company purchases or holds through a special purpose vehicle or other subsidiary a group of assets (regardless of whether such assets are related, purchased from a single seller or neither) in a single issuer or a group of issuers, the Manager may (pursuant to its authority through the Operating Agreement or otherwise delegated by the Board) designate any such special purpose vehicle or subsidiary as an Asset-Based Finance Asset at any time, including before or after the creation or utilization thereof, and the Manager will, in its discretion, define which entity or entities constitutes the Asset-Based Finance Asset. Any such special purpose vehicle or other subsidiary (and not, for the avoidance of doubt, any asset made or held through such entity) will, unless otherwise determined by the Manager in its discretion, be treated as an “Asset-Based Finance Asset” for all purposes under the Partnership Agreement, including that any such entity will be authorized to freely reinvest proceeds in, substitute collateral for, provide one or more guarantees, letters of credit, equity commitment letters or similar credit support (including on a joint and several or cross-collateralized basis or otherwise as described herein or in the Partnership Agreement) for, and otherwise engage in financial transactions with, any of the entities comprising the enterprise conducted through such special purpose vehicle or other subsidiary and otherwise optimize its portfolio. In connection therewith, any such special purpose vehicle or other subsidiary may utilize or reserve proceeds generated at the level of any such special purpose vehicle or other subsidiary for purposes of making additional acquisitions or paying or reserving for the payment of fees, costs, expenses and other obligations of such special purpose vehicle or other subsidiary without having any obligation to necessarily cause such proceeds to be distributed by such special purpose vehicle or other subsidiary to the Company (and, in turn, to the Shareholders), even if such special purpose vehicle or other subsidiary is an entity that is utilized to facilitate the making of acquisitions by the Company only, or the Company together with Other HPS Investors. No restriction, limitation or obligation set forth herein or in the Partnership Agreement or any agreement to or with one or more Shareholders (an “Other Agreement”) that is applicable to the Company will be deemed to apply at the level of a special purpose vehicle, subsidiary, Asset-Based Finance Asset, Asset or issuer. As such, the Manager is subject to conflicts of interest in determining whether an entity should be designated as an Asset-Based Finance Asset.

The Manager or an affiliate thereof could serve as the controlling person of a special purpose vehicle formed for the purpose of holding and subsequently liquidating assets of the Company. There can be no assurance that the Manager will be able to sell or otherwise dispose of all or any portion of the assets held by any such special purpose vehicle in a timely manner, if at all, or at prices that reflect the value of such assets.

Acquisitions through offshore holding companies could be subject to registration. The Company is permitted to acquire Asset-Based Finance Assets issued in a particular country indirectly through holding companies organized outside of such country. Government regulation in such country could, however, restrict the ability of such Asset-Based Finance Assets to pay interest or dividends or make other payments to a “foreign” holding company. Additionally, any transfer of funds from a “foreign” holding company to its subsidiary, either as a shareholder loan or as an increase in equity capital, could be subject to taxation or registration with or approval by government authorities in such country. Such restrictions could materially and adversely limit the ability of any “foreign” holding company in which the Company holds a position to grow or make acquisitions that could be beneficial to its businesses, pay dividends or otherwise fund and conduct its business.

The Company is subject to heightened risk of conflicts of interests due to HPS or its affiliate’s ability to provide debt financing to Shareholders while acting as Manager. From time to time, prospective and existing Shareholders may inform the Manager that they intend or would like to finance or lever their investment in the Company using both equity and debt financing, with all or a portion of the debt financing being provided by a lender that has, among other things, such Shareholders’ Shares in the Company as collateral for such debt financing. It is possible that the lender could be HPS, Other HPS Investors, or one or more of their respective portfolio investments. In this instance, there could be conflicts of interest with respect to the provision of such debt financing by any such person to such Shareholder or an HPS-managed vehicles through which such Shareholders invest in the Company. Such lenders would earn and/or be reimbursed for customary fees, costs and expenses, and none of the foregoing amounts would offset Management Fees payable by the Company. It is also possible that such lending activities could have adverse effects on the Company and the manner in which it is managed, given that an affiliate of HPS could be the Manager and the lender to the Shareholder. None of the foregoing transactions will be subject to the approval of or be subject to a notification requirement in favor of the Board or any other Shareholder.

We face heightened risk of conflicts of interest with the boards of directors of Asset-Based Finance Assets because we expect our or our affiliates’ officers and employees to serve as members of such boards. Certain of our and our affiliates’ officers, employees, consultants or operating partners may serve as directors of certain Asset-Based Finance Assets. In addition to any duties such persons may owe to the Company, as directors of Asset-Based Finance Assets, these individuals will also owe duties to the shareholders of the Asset-Based Finance Assets and persons other than the Company (which, in each case, could include Other HPS Investors who are themselves shareholders of such Asset). In general, such positions are often important to the Company’s strategy and may enhance the ability of the Manager to manage the Company’s assets. However, such positions may have the effect of impairing the ability of the Company to sell the related assets when, and upon the terms, the Manager may otherwise desire. In addition, such positions may place our officers or such other persons in a position where they must make a decision that is either not in the best interests of the Company or not in the best interests of the shareholders of the Asset-Based Finance Asset. Should a Company officer or other representative make a decision that is not in the best interests of the shareholders of an Asset, such decision may subject the Manager and the Company to claims they would not otherwise be subject to as a shareholder, including claims of breach of the duty of loyalty, securities claims and other director-related claims. In general, the Company will indemnify the General Partner, Manager and other Indemnified Parties from such claims.

In addition, the interests of HPS and Other HPS Investors that have invested in the Asset-Based Finance Asset with respect to the management, investment decisions or operations of an Asset-Based Finance Asset may at times be in direct conflict with those of the Company. As a result, in such circumstances, HPS and its affiliates will face actual or apparent conflicts of interest, in particular in exercising powers of control over, or making decisions with respect to, such Asset-Based Finance Assets. See “Item 7. Certain Relationships and Related Transactions, and Director Independence—Conflicts of Interest—Differing Interest” and “—Competition among the Accounts Sponsored or Managed by the Manager and Its Affiliates.”

The Company may also face conflicts between HPS and its affiliates and the Company regarding the acquisition and purchase of investments that were originated or sourced by its affiliate. The Company intends to engage the services of one or more platforms that are owned by an affiliate of the Company (an “Affiliated Platform”), for both origination and servicing of certain leases, loans and/or assets in which the Company invests, and may pay separate origination fees and servicing fees to such platforms. There is no guarantee that such fees will reflect the market value of the services performed or that lower fees would not be available from a third-party platform. Where the Company utilizes the origination and other services of an Affiliated Platform, separate origination fees and servicing fees will be paid to the relevant platform (and therefore the owner of such platform, as applicable). The Company’s use of the services of, and payments to, the Affiliated Platforms creates a conflict of interest, given that HPS (or its affiliate) serves or will serve, as applicable, as investment manager and general partner of the Company and of certain Other HPS Investors. The origination fees paid to Affiliated Platforms are expected to be calculated based on a pre-determined methodology, which may be the projected net investment-level yield (net of other projected investment-level fees, losses and costs) and/or other relevant metrics of the applicable leases, loans and/or other assets originated by such Platform for the Company, and the periodic servicing fees payable to such platforms are expected to be equal to a percentage of the outstanding principal balance of the Company’s leases, loans or other assets serviced by such platform. No guarantees can be provided that the fees paid to Affiliated Platforms would be at market rates. The fees payable to the Affiliated Platforms may be based on factors that are subject to subjective judgment. In addition, while not currently anticipated, it is possible that an Other HPS Investor may sell its platforms to a third party after the Company has entered into the applicable arrangements with such platforms. Affiliated Platforms are expected to receive origination fees with respect to leases, loans and/or other assets that such Affiliated Platforms originate for the Company that are expected to be determined based on certain assumptions, including projected yield of the applicable receivables, financing levels and costs supported by such receivables, projected losses given default, and the target gross asset-level returns of such receivables desired by the Company. The Manager will have a conflict of interest in causing the Company to be obligated to utilize the services of such Affiliated Platforms. For example, the continuous origination and/or servicing fee payments to such platforms will benefit the affiliate of the Company that owns the platform, as they will create ongoing income and likely increase the value of such platform. The Manager may also be disincentivized from selecting third parties to provide similar services in lieu of an Affiliated Platform or another platform owned by the affiliate of the Company, or an Other HPS Investor, even where comparable services may be available on comparable or more desirable terms and where comparable or more desirable leases, loans and/or other assets may be originated for the Company’s purchase.

We face heightened risk from working with Affiliated Service Providers since key personnel will not devote their full time or attention to the Company and could leave the Affiliated Service Provider at any time. The Company and its Asset-Based Finance Assets may acquire or appoint from time to time Affiliated Service Providers to provide particular services to the Asset-Based Finance Assets and the Company, including the Dealer Manager, as discussed in more detail below. The Company and any such Asset-Based Finance Assets depends upon the diligence, skill and business relationships of the Affiliated Service Providers. Key employees of an Affiliated Service Provider could depart at any time. The departure of one or more key employees or a significant number of the employees of an Affiliated Service Provider could therefore affect such Affiliated Service Provider’s ability to provide services to the Company or its Asset-Based Finance Assets, which could have a material adverse effect on the Company’s ability to achieve its objectives. Affiliated Service Providers may not provide services to the Company or its Asset-Based Finance Assets on an exclusive basis, and could prioritize servicing Other HPS Investors, HPS or their respective portfolio investments over the Company or its Asset-Based Finance Assets.

Furthermore, although the Investment Team and other investment professionals intend to devote sufficient time to the Company so that it can carry out its proposed activities, all of the Investment Team members are also responsible for the broader HPS asset-backed finance platform and, as a result, not all of their business time will be devoted to the Company as they will be responsible for the day-to-day activities and investments of certain HPS asset-backed finance platform businesses (including, without limitation, asset-backed funds, vehicles and/or accounts; which may include specific time commitment requirements) as further described in “Item 7. Certain

Relationships and Related Transactions, and Director Independence—Conflicts of Interest” below. In addition, HPS may from time to time establish HPS vehicles that focus on investments that fall within and outside of the Company’s strategy and objective and HPS investment professionals (including certain of the Company’s team members) will spend time and attention on such HPS vehicles.

The historical performance of an Affiliated Service Provider is not indicative, or a guarantee, of its future performance, and may vary as a result of an adverse development in the Affiliated Service Provider’s business, an economic downturn or legal, tax, regulatory or other changes. Affiliated Service Providers may operate at a loss, may require substantial additional capital to support their operations or to maintain their competitive position, or may otherwise have a weak financial condition or experience financial distress, any of which may result in a loss to the Company and diminish the Company’s ability to make other acquisitions. Any adverse development affecting an Affiliated Service Provider’s financial condition may also result in an interruption of services to the Company, which could have a material adverse effect on the Company’s ability to meet its objectives.

The Company or its affiliates may enter into exclusivity arrangements, and we face the risk of having to turn down opportunities we might otherwise be interested in. It is possible that, from time to time, the Company, HPS, Other HPS Investors or Asset-Based Finance Assets, could enter into exclusivity, non-competition or other arrangements with one or more Joint Venture partners, operating partners or other third parties with respect to potential acquisitions in a particular geographic region or with respect to a specific industry or asset type pursuant to which the Company or HPS or any of their respective affiliates, could agree, among other things, not to make acquisitions in such region or with respect to such industry or asset type outside of its arrangement with such person. Similar issues could arise in connection with the disposition of an asset. Accordingly, there could be circumstances in which HPS or an Other HPS Investor could source a potential acquisition opportunity or be presented with an opportunity by a third party, and, as a result of such arrangements with such person, the Company or its assets could be precluded from pursuing such acquisition opportunity.

Such acquisitions will involve risks in connection with such third-party involvement, including the possibility that a third party could have financial difficulties resulting in a negative impact on such acquisitions. Furthermore, a third-party co-investor, operating partner or Joint Venture partner advisor might have economic or business interests or goals that are inconsistent with those of the Company or could be in a position to take (or block) action in a manner contrary to the objectives of the Company. The Company might also in certain circumstances be liable for the actions of such third parties. While the Company can seek to obtain indemnities to mitigate such risk, such efforts might not be successful. In addition, acquiring alongside a third party may require that the Company participate through tax structures that are different than, and in some circumstances may be less advantageous for Shareholders of the Company than, if the acquisition was made exclusively by the Company (or the Company and Other HPS Investors). Acquisitions made with such third parties in Joint Ventures or other entities could involve arrangements whereby the Company would bear a disproportionate share of the expenses of the Joint Venture and/or portfolio entity, as the case may be, including any overhead expenses, management fees or other fees payable to the Joint Venture partner (or the management team of the Joint Venture portfolio entity), employee compensation, diligence expenses or other related expenses in connection with backing the Joint Venture or the build out of the Joint Venture portfolio entity. Such expenses can be borne directly by the Company as Operating Expenses or indirectly as the Company bears the start-up and ongoing expenses of the newly formed Joint Venture portfolio entity.

The compensation paid to Joint Venture and operating partners, if any, could be comprised of various types of arrangements, including one or more of the following: (i) management or other fees, including, for example, origination fees and development fees payable to the Joint Venture partner (or the management team of the Joint Venture portfolio entity); (ii) performance fee distributions and/or other profit sharing arrangements payable to the Joint Venture partner (or the management team of the Joint Venture portfolio entity), including profits realized in connection with the disposition of a single asset, the whole Joint Venture portfolio entity or some combination thereof; and (iii) other types of fees, bonuses and compensation not otherwise specified above. None of the compensation or expenses described above, if any, will be offset against any Management Fees or Performance Fee distributions payable to the Manager or HPS in respect of the Company. In addition, Joint Venture and operating partners (and/or their officers, directors, employees or other associated persons), if any, could be permitted to invest in the Company, Other HPS Investors or specific transactions (including Asset-Based Finance Assets) on a no-fee/no-carry basis. Partners of the management team for a Joint Venture portfolio entity could include consultants and/or former HPS employees.

In the event that the Company has a non-controlling interest in any such acquisition, there can be no assurance that minority rights will be available to it or that such rights will provide sufficient protection of the Company’s interests. The Company’s business strategies in certain assets could, but are not expected to, depend on its ability to enter into satisfactory relationships with Joint Venture or operating partners. There can be no assurance that HPS’s future relationship with any such partner or operator would continue (whether on currently applicable terms or otherwise) with respect to the Company or that any relationship with other such persons would be able to be established in the future as desired with respect to any sector or geographic market and on terms favorable to the Company.

We expect our acquisitions to include Asset-Based Finance Assets in regulated industries that could negatively affect the Company. Acquisitions of Asset-Based Finance Assets in regulated industries exposes us to a higher level of regulatory control than typically imposed on other businesses. In many instances, the making or acquisition of Asset-Based Finance Assets involves an ongoing commitment to a municipal, state or federal government, quasi-government, industry, self-regulatory or other relevant regulatory authority, body or agency (“Regulatory Agencies”). These more highly regulated industries include among others, real estate, financial services (including banking, investing and mortgage servicing), transportation (e.g., aviation), energy and power generation, civil engineering and urban development, construction and businesses that serve primarily customers that are governmental entities, including the defense industry. Certain asset-based instruments (e.g., those involving hospitality, hotels and leisure) also can involve regulated activities (e.g., gaming and liquor). The nature of these obligations exposes the owners of Asset-Based Finance Assets to a higher level of regulatory control than typically imposed on other businesses, including rules regarding transfer of ownership. Regulatory Agencies may impose conditions on the construction, operations and activities of an Asset-Based Finance Asset as a condition to granting their approval or to satisfy regulatory requirements. This may include requirements that such assets remain managed by the Company, the Manager or their respective affiliates, which may limit the ability of the Asset-Based Finance Assets to dispose of the assets at opportune times.

Regulatory Agencies may have considerable discretion to change or increase regulation of the operations of an Asset-Based Finance Asset or to otherwise implement laws, regulations or policies affecting its operations (including, in each case, with retroactive effect), separate from any contractual rights that the Regulatory Agency counterparties may have. Accordingly, additional or unanticipated regulatory approvals, including, without limitation, renewals, extensions, transfers, assignments, reissuances or similar actions, may be required to acquire Asset-Based Finance Assets, and additional approvals may become applicable in the future due to, among other reasons, a change in applicable laws and regulations or a change in the relevant Asset-Based Finance Asset’s customer base. There can be no assurance that an Asset-Based Finance Asset will be able to: (i) obtain all required regulatory approvals that they do not yet have or that they may require in the future; (ii) obtain any necessary modifications to existing regulatory approvals; or (iii) maintain required regulatory approvals. Licenses and regulatory approvals may be expensive or result in delays to transfer of development of Asset-Based Finance Assets. Delay in obtaining or failure to obtain and maintain in full force and effect any regulatory approvals, or amendments thereto, or delay or failure to satisfy any regulatory conditions or other applicable requirements could prevent operation of a facility owned by an Asset-Based Finance Asset, the completion of a previously announced acquisition or sale to a third party, or could prevent operation of a facility owned by an Asset-Based Finance Asset, the completion of a previously announced acquisition or sale to a third party, or could otherwise result in additional costs to the Asset-Based Finance Asset and the Company.

Since many Asset-Based Finance Assets will provide basic, everyday services and face limited competition, Regulatory Agencies may be influenced by political considerations and may make decisions that adversely affect the Asset-Based Finance Asset’s business. Certain types of Asset-Based Finance Assets are very much in the “public eye” and politically sensitive, and as a result the Company’s activities, may attract an undesirable level of publicity. Additionally, pressure groups and lobbyists may induce Regulatory Agency action to the detriment of the Company as the owner of the relevant asset or business. There can be no assurance that the relevant government will not legislate, impose regulations or change applicable laws or act contrary to the law in a way that would materially and adversely affect the business of the Asset-Based Finance Assets. The profitability of certain types of Asset-Based Finance Assets may be materially dependent on government subsidies being maintained (for example, government programs encouraging the development of certain technologies such as solar and wind power generation). Reductions or eliminations of such subsidies may have a material adverse impact on the Asset-Based Finance Assets and the Company.

Where the Company or an Asset-Based Finance Asset holds a concession or lease from a Regulatory Agency, such arrangements are subject to special risks as a result of the nature of the counterparty. The concession or lease may restrict the operation of the relevant asset or business in a way that maximizes cash flows and profitability. The lease or concession may also contain clauses more favorable to the Regulatory Agency counterparty than a typical commercial contract. In addition, there is the risk that the relevant Regulatory Agency will exercise sovereign rights and take actions contrary to the rights of the Company or an Asset-Based Finance Asset under the relevant agreement. Poor performance and other events during construction or operating phases may lead to termination of the relevant concession or lease agreement, which may or may not provide for compensation to the relevant Asset-Based Finance Asset. If it does, as the Asset-Based Finance Asset would generally be deemed to have been “at fault,” then often the amount of any related senior debt may not be paid out in full and compensation for lost equity returns may not be provided.

Certain Asset-Based Finance Assets may require the use of public ways or may operate under easements. Regulatory Agencies may retain the right to restrict the use of such public ways or easements or require an Asset-Based Finance Asset to remove, modify, replace or relocate facilities relating to Asset-Based Finance Assets at its own expense. If a Regulatory Agency exercises these rights, an Asset-Based Finance Asset could incur significant costs and their ability to provide services to their customers could be disrupted, which could adversely impact the performance of such investment.

Changes in applicable laws or regulations, or in the interpretations of these laws and regulations, could result in increased compliance costs or the need for additional capital expenditures and/or regulatory capital requirements in the case of banks or similarly regulated entities. If an Asset-Based Finance Asset fails to comply with these requirements, it could also be subject to civil or criminal liability and the imposition of fines.

An Asset-Based Finance Asset also could be negatively affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on such company. Governments have considerable discretion in implementing regulations that could impact an Asset-Based Finance Asset’s business and governments may be influenced by political considerations and may make decisions that adversely affect an Asset-Based Finance Asset’s business. Additionally, certain Asset-Based Finance Assets have unionized work forces or employees who are covered by a collective bargaining agreement, which could subject any such Asset-Based Finance Asset’s activities and labor relations matters to complex laws and regulations relating thereto.

Moreover, an Asset-Based Finance Asset’s operations and profitability could suffer if it experiences labor relations problems. Upon the expiration of any such Asset-Based Finance Asset’s collective bargaining agreements, it may be unable to negotiate new collective bargaining agreements on terms favorable to it, and its business operations at one or more of its facilities may be interrupted as a result of labor disputes or difficulties and delays in the process of renegotiating its collective bargaining agreements. A work stoppage at one or more of any such company’s facilities could have a negative effect on its business, results of operations and financial condition. Additionally, any such problems may bring scrutiny and attention to the Company itself, which could adversely affect the Company’s ability to implement its objectives.

An Asset-Based Finance Asset’s operations may rely on government licenses, concessions, leases or contracts that are generally very complex and may result in a dispute over interpretation or enforceability. Even though most permits and licenses are obtained prior to the commencement of full project operations, many of these licenses and permits have to be maintained over the project’s life. If the Company or an Asset-Based Finance Asset fails to comply with these regulations or contractual obligations, they could be subject to monetary penalties or may lose their right to operate the affected asset, or both.

The use of back leverage increases the risks associated with collateralized assets held through the same leverage facilities. The use of back leverage also could limit the ability of a collateralized vehicle to make distributions. The Company may (i) create a special purpose vehicle, contribute the Company assets to such vehicle (or make acquisitions directly through such vehicles), and cause such vehicle to make borrowings or (ii) cause multiple such vehicles to engage in joint borrowings and/or cross-collateralize assets held by such vehicles. The lender or other provider of financing in any such arrangement can be any party from which the Company is permitted to borrow, as described under “—Credit facilities may impose limitations on our business, such as caps on borrowings, or result in the Company being liable for borrowings of another party to a transaction” above. Any arrangements entered into by such vehicle or entity (and not the Company itself), will not be considered borrowings by the Company for purposes of the limits on borrowings (or any limits on issuing additional interests) by the Company or limits on cross-collateralization, in each case, if any. In either case of (i) or (ii), such vehicle(s) will not be treated as a single vehicle for purposes of HREAL’s limitations, if any even if multiple Asset-Based Finance Assets are pledged to and at risk with respect to a borrowing with respect to one single Asset-Based Finance Asset. In connection with the foregoing, distributions from one Asset-Based Finance Asset may be used to pay interest and/or principal on borrowing secured by other Asset-Based Finance Assets, which amounts will also not be treated as interest by the Company for purposes of any limitations. The use of back leverage potentially enhances the return profile of these Asset-Based Finance Assets and the Company overall, but also increases the risk of the applicable Asset-Based Finance Assets, including the risks associated with collateralized Asset-Based Finance Assets held through the same leverage facilities. See “—The availability of capital is generally a function of capital market conditions that are beyond the control of the Company or any Asset-Based Finance Asset and this may increase the exposure of such Asset-Based Finance Asset to adverse economic factors or unfavorable financing terms, which may subject the Company to risks or adversely affect our business” below.

If the Company were to create one or more of such vehicles, the Company would depend on distributions from a vehicle’s assets out of its earnings and cash flows to enable the Company to make distributions to its Shareholders. The ability of such a vehicle to make distributions will be subject to various limitations, including the terms and covenants of the debt it issues. For example, tests (based on interest coverage or other financial ratios or other criteria) may restrict the Company’s ability, as the holder of a vehicle’s common equity interests, to receive cash flow from these Asset-Based Finance Assets. There is no assurance any such performance tests will be satisfied. Also, a vehicle may take actions that delay distributions in order to preserve ratings and to keep the cost of present and future financings lower. As a result, there may be a lag, which could be significant, between the repayment or other realization on a loan in, and the distribution of cash out of, such a vehicle, or cash flows may be completely restricted for the life of the relevant vehicle. Such restrictions or other delays in distributions resulting from these arrangements could also result in Series II Shareholders being subject to tax on income or gains without receiving corresponding cash distributions from Series II, which taxes may be material.

We face heightened risk of the adverse effects associated with Bridge Financings, and the interest rates on such financings might not reflect that risk. When a short-term loan (or Bridge Financing) remains outstanding for long periods of time or when expected sources of cash to repay loans to the borrower do not become available, the interest rate charged may not adequately reflect the risk associated with the position taken by the Company. From time to time, the Company may provide interim financing to Asset-Based Finance Assets or may “underwrite” Co-Investment capital in order to facilitate an acquisition, typically on an unsecured basis (which may initially be intended on a short-term basis but may become a long-term basis as more fully described below) in anticipation of a future issuance of equity or long-term debt securities, repayment, refinancing or “sell-down” to Co-Investors. It can be expected that the Company will make loans to Asset-Based Finance Assets where such Asset requires an infusion of cash for various reasons, including, but not limited to, capital expenditures. In some situations, the Company expects to make a short-term loan or otherwise invest on an interim basis in an Asset-Based Finance Asset. In particular, the Company may make (i) acquisitions in excess of the amounts that the Company wishes to hold therein with a view to selling the excess to another person or entity within 12 months or less of such acquisition, (ii) acquisitions intended to be financed by the Company or a special purpose vehicle with a third party within 12 months or less of its acquisition or (iii) engage in financing transactions (including loan guarantees) intended to be repaid in 12 months or less entered into between the Company and an Asset-Based Finance Asset or through an Asset-Based Finance Asset on an interim basis pending the refinancing or sale to another person or entity in connection with, or in order to facilitate, the consummation of the Company’s acquisition of the Asset-Based Finance Asset or through an Asset-Based Finance Asset. While any such short-term loan (or Bridge Financing) could be converted into a more permanent, long-term security, it is entirely possible, for reasons not always in the Company’s control, issuance of long-term securities or other refinancing or syndication may not occur and such short-term loans (or Bridge Financings) may remain outstanding for long periods of time. Similarly, expected sources of cash to repay loans to the borrower may not become available. In such events, the interest rate charged may not adequately reflect the risk associated with the position taken by the Company.

Where both the Company and one or more Syndication Entities (as defined below) commit to all or any portion of an asset that is expected to be syndicated, HPS may choose to split the post-closing syndication between the Company and such Syndication Entities based on a methodology determined by HPS, in its discretion, which could include syndication on a non-pro rata basis. If there is insufficient demand and the full amount bridged by the Company and Syndication Entities in the aggregate is not repaid, refinanced or syndicated (including for reasons outside of the control of the Company or such Syndication Entities), the Company will be left with a more concentrated exposure to the relevant asset than was originally desired and a more concentrated exposure than it would have had if the Company’s Bridge Financing were syndicated on a priority basis relative to Syndication Entities. In addition, where Syndication Entities and/or the Company commit to any portion of a follow-on investment that is expected to be syndicated and any portion of such follow-on investment is not successfully syndicated, Syndication Entities and/or the Company could as a result participate in the follow-on investment on a non-pro rata basis relative to their share of the original investment. In connection with any syndication undertaken together by the Company and any Syndication Entities, it is anticipated that the Company would obtain “back-to-back” commitments or support from such Syndication Entities and bear the credit risk of such Syndication Entities vis-à-vis the potential Asset-Based Finance Asset. The Company may not be compensated for bearing such risk; however, it is not anticipated that such risk would be material. Furthermore, the interest rate (if any) on a Bridge Financing may not adequately reflect the risk associated with the unsecured position taken by the Company.

Acquisitions with Syndication Entities or other third parties could subject us to a conflict of interest in determining the portion of such acquisition to be allocated to the Company. In addition to the ability to syndicate the Company’s assets to Co-Investors as described herein, HPS may, in the future, establish one or more investment vehicles (which, or the investors in which, include Other HPS Investors and third parties) that are dedicated syndication vehicles whose purpose includes committing to investments (in the form of equity or debt financing in either the same or different classes, series or tranches) including alongside the Company and/or Other HPS Investors, with a view toward syndicating all or a portion of certain of such investments to the Company, Other HPS Investors, HPS professionals, employees or other professionals and their friends and family members (including their respective family offices), HPS itself, co-investors and/or other third parties in certain circumstances (each a “Syndication Entity”). In the case of acquisitions, the presence of a Syndication Entity could be beneficial to the Company and the potential acquisition in certain circumstances, including, among other things: (i) where the Company has exhausted its available capital for the applicable transaction; (ii) a customary co-invest syndication is not available or practical under the circumstances or does not (or is not expected to) result in a successful syndication of the full amount required; (iii) an acquisition is larger than what the Company would otherwise be able to speak for; (iv) a Syndication Entity could help to reduce concentration risk through syndicating excess deal capacity (after giving effect to the portions of the acquisitions that are allocated to the Company or, under certain circumstances, offered to Co-Investors); or (v) timing, legal, regulatory, tax or similar constraints could be mitigated or nullified to the extent a Syndication Entity commits to the transaction alongside the Company. Consistent with HPS’s prior practice and experience, it is anticipated that co-investment opportunities will continue to play an important role in the Company’s acquisition program and will often be available for relatively large acquisitions (it being understood that there can be no guarantee on the ultimate availability of Co-Investment opportunities), and it is HPS’s belief that a Syndication Entity could contribute to the execution of this program by allowing the Company to source and execute relatively larger transactions. The presence of a Syndication Entity could broaden the universe of attractive acquisitions available to the Company by allowing the Company to speak for larger deals while maintaining both what HPS believes to be appropriate asset construction within the Company and HPS’s typical levels of co-investor participation (without increasing duplicative exposure for co-investors), and could enable the Company to avoid complex consortium dynamics.

Such acquisitions will likely involve risks not present in acquisitions where a third party is not involved, including the possibility that a co-venturer or partner of the Company will at any time have economic or business interests or goals that are inconsistent with those of the Company, or may be in a position to take action contrary to the Company’s objectives. In addition, the Company could be liable for actions of its co-venturers or partners.

While it is not anticipated that a Syndication Entity will be entitled to be offered any acquisition opportunities in any particular strategy on a priority basis, HPS could be subject to a conflict of interest in connection with its determination of the portion of such acquisition opportunity that is to be allocated to the Company or offered to Co-Investors. Further, Syndication Entities may participate in the equity and debt of Asset-Based Finance Assets, including where the Company participates (along with any Co-Investors) only in the equity of such Asset-Based Finance Assets, in another level of the capital structure or in a non-pari passu manner vis-à-vis such Syndication Entities. To the extent any such arrangements are entered into, they could result in fewer co-investment opportunities being made available to the Shareholders. In determining the allocation of such Co-Investments, HPS considers a multitude of factors, including its own interest in the opportunity and any HPS Co-Investment (defined below). Additionally, to the extent a deposit, commitment (financial or otherwise) or other contingency is required or otherwise viewed at the time as prudent for an acquisition or transaction process, the Company or another Other HPS Investor could make the deposit, provide the commitment or make such arrangements to support and be liable for the contingency on behalf of itself and Other HPS Investors. See “Item 7. Certain Relationships and Related Transactions, and Director Independence—Conflicts of Interest— Allocation of Investments; Co-Investment.” “HPS Co-Investment” means the investment of HPS, including HPS professionals and employees and Other HPS Investors or entities and other key advisors/relationships of HPS in portfolio investments outside of the Company.

In addition, HPS or one or more Affiliated Service Providers may receive fees (including from investors acquiring interests in the relevant investment through the applicable syndication and from Asset-Based Finance Assets) in connection with a Syndication Entity’s participation in any acquisition. Shareholders, including certain strategic partners and third-party investors, who ultimately participate in an acquisition syndicated through a Syndication Entity, may participate pursuant to more favorable rights or pre-negotiated terms, including with respect to discounts or rebates of performance-based compensation or management fees.

Any references in this Registration Statement to “Co-Investment,” “Co-Investments,” “Co-Investors” and any similar terminology are intended to refer to acquisition opportunities that are allocated to the Company based on its strategy and objectives and with respect to which the Manager or HPS has, in each case, in its discretion, determined that it is appropriate to offer the opportunity to co-invest alongside the Company to one or more such Co-Investors. Any such references are not intended to refer to investments made by persons in debt or similar securities (including certain types of securities with equity-like attributes, such as preferred equity) that are issued by Asset-Based Finance Assets, including debt or similar securities with respect to which the Dealer Manager or any other Affiliated Service Provider that may act as a broker or dealer in reselling such debt or similar securities or otherwise assisting in structuring or facilitating the initial resales of such debt or similar securities under Rule 144A under the Securities Act or otherwise. By way of example only, no financial institution or other person that is investing in the corporate debt or similar securities issued by an Asset or otherwise providing any form of debt financing in connection with the Company’s acquisition of such Asset will be deemed a “co-investor” as such term is used in this Registration Statement and for purposes of the Partnership Agreement, nor will any such investment by any such person in such corporate debt or similar securities be deemed a “co-investment” or “co-investments” as such term is used in this Registration Statement and for purposes of the Partnership Agreement. Further, if the Company acquires (or commits to acquire) certain outstanding debt or similar securities of an Asset or acquires (or commits to acquire) debt or similar securities issued (or proposed to be issued) in connection with the Company’s acquisition of an Asset, the Company will not be deemed to be co-investing with any other holder of any such securities, no such person will be deemed a Co-Investor in respect of their acquisition of such securities and it is possible that none of the Manager or HPS will be under any obligation to offer the right to participate in the acquisition of such securities alongside the Company to any Co-Investor who is co-investing alongside the Company in the equity (or similar) securities of such Asset-Based Finance Assets, unless, in each case, the Manager determines otherwise, in its discretion. Moreover, the Dealer Manager or any other Affiliated Service Provider’s offering, placement, arrangement, underwriting or other role with respect to the sale or resale of debt or other securities will not be subject to any of the Co-Investment allocation processes, procedures, considerations or restrictions (if any) that are contemplated by the Partnership Agreement.

We face heightened risks with non-U.S. currencies because the value of the currency with respect to the U.S. dollar may change. While the Company has made and continues to expect to make acquisitions that are denominated in U.S. dollars, the Company may also acquire Asset-Based Finance Assets denominated in other currencies around the world. Asset-Based Finance Assets that are denominated in currencies other than U.S. dollars are subject to the risk from an investor’s perspective that the value of the currency could change in relation to one or more other currencies, including the U.S. dollar, the currency in which the books of the Company are kept and contributions and distributions generally will be made. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments. The Company will incur costs in converting proceeds from one currency to another. The Manager may, but is under no obligation to, employ hedging techniques to minimize these risks, the costs of which will be borne by the Company, although there can be no assurance that such strategies will be effective. Non-U.S. prospective investors should note that the Shares are denominated in U.S. dollars. Prospective investors subscribing for Shares in any country in which U.S. dollars are not the local currency should note that changes in the value of foreign exchange between the U.S. dollar and such currency may have an adverse effect on the value, price or income of the investment to such prospective investors. In all instances, the fees, costs and expenses associated with hedging and similar transactions will be Operating Expenses and not considered borrowings by the Company.

Our Asset-Based Finance Assets may enter into financing arrangements which involve risk of loss, covenants to maintain certain financial ratios or reduce or suspend distributions to the Company. To the extent that the Company enters into financing arrangements, it is possible that such arrangements contain provisions that expose it to particular risk of loss. For example, any cross-default provisions could magnify the effect of an individual default. A cross-default provision in a bond indenture or loan agreement puts a borrower in default if the borrower defaults on another obligation. If a cross-default provision were exercised, this could result in a substantial loss for the Company, and/or the Company could lose its interests in performing acquisitions if they are cross-collateralized with poorly performing or non-performing acquisitions. Also, the Company or any Asset-Based Finance Asset may, in the future, enter into financing arrangements that contain financial covenants that could require it to maintain certain financial ratios. If the Company or an Asset-Based Finance Asset were to breach the financial covenants contained in any such financing arrangement, it might be required to repay such debt immediately in whole or in part, together with any attendant costs, and the Company might be forced to sell Asset-Based Finance Assets. The Company might also be required to reduce or suspend distributions. Such financial covenants would also limit the ability of the Manager to adopt the financial structure (e.g., by reducing levels of borrowing) which it would have adopted in the absence of such covenants. In addition, pursuant to the Partnership Agreement, the Manager is permitted to pledge assets of the Company and also guarantee the indebtedness of others (including Asset-Based Finance Assets and entities through which acquisitions by the Company will be held).

Certain clients of financial intermediaries who purchase Founder Shares may have a lower Management Fee, Performance Fee and other fees associated with them compared with other Investor Shares offered. Investors may not know whether their financial intermediaries will be eligible to acquire the Founder Shares. Founder Shares are being offered to investors during the period beginning on the date the Private Offering commenced through [●], 20[●] (for accepted subscriptions effective prior to or as of [●], 20[●]) (the “Initial Offer Period”), and thereafter only (a) in connection with the DRIP and (b) to clients of designated Founder Intermediaries.

Investors are subject to the same investment risks regardless of whether they become eligible to acquire the Founder Shares, which are structured to receive greater benefits as compared to the other Investor Shares in this offering. The Founder Shares may be subject to lower ongoing distribution and servicing fees than other classes of Investor Shares. Additionally, lower Management Fees will be paid with respect to the Founder Shares compared with the other Investor Shares. As a result, the per Share amount of distributions on the Founder Shares could be higher compared to the other Investor Shares. To the extent lower Management Fees and Performance Fees will be paid with respect to the Founder Shares, the Management Fees or Performance Fees associated with the other Investor Shares will not be affected. The differences in fees between different types of Shares may result in the dilution of Investor Shares with higher fees rates compared to Share types with lower fees.

See “Item 1. Business Overview—The Offering” for more information about the terms of the Founder Shares.

Investors’ ability to acquire Founder Shares after the Initial Offer Period and receive the benefits associated with the Founder Shares, will depend on the eligibility of investors’ financial intermediaries through which they purchase the Founder Shares. For example, if an investor purchases Shares through a financial intermediary that does not meet the applicable eligibility criteria set forth in “Item 1. Business Overview—The Offering”, then that investor will not qualify to purchase Founder Shares after the Initial Offer Period. An investor may not know whether their financial intermediary will be eligible to acquire Founder Shares. Accordingly, investors should consult with their financial intermediary about the ability to acquire Founder Shares and determine if it is in the investor’s best interest to invest through a financial intermediary eligible to sell or recommend Founder Shares.

We may face risks associated with our use of certain computer and algorithmic research tools. Research and creative tools that harness generative artificial intelligence (collectively, “Computer and Algorithmic Research Tools”), as well as other machine learning techniques, will continue to become more accessible to HPS, to the Company and to the Company’s Asset-Based Finance Assets. HPS may utilize Computer and Algorithmic Research Tools in connection with its business activities, including acquisition activities. The use of Computer and Algorithmic Research Tools brings with it known, anticipated, and as-yet-unknown risks and conflicts, including the risk that HPS’s compliance and operational policies and procedures will not anticipate every potential issue and conflict, and that HPS’s surveillance and control systems might not be sufficient to identify every instance of non-compliance. Among other things, this means that HPS’s policies and procedures relating to Computer and Algorithmic Research Tools will continue to evolve rapidly, and without notice to investors. As is the case with all third-party services and products, HPS will seek to exercise appropriate levels of review and testing before deployment, but the relative novelty of Computer and Algorithmic Research Tools likely will result in more incorrect or unclear inputs into HPS’s acquisition and operations process. This could lead to an increase in interpretative issues, errors of judgement and systems errors, notwithstanding the benefits that deploying new services and products is expected to create. Where appropriate, HPS will work with providers and vendors to improve or fix licensed services and products, but that will not always be the case. To the extent that HPS develops proprietary Computer and Algorithmic Research Tools, similar risks will exist.

HPS’s use of Computer and Algorithmic Research Tools will be subject to its policies and procedures on cybersecurity, privacy, confidentiality. However, the effectiveness of those policies when using Computer and Algorithmic Research Tools is dependent on the licensor adhering to its contractual commitments and to applicable law, as well as the effectiveness of the licensor’s (and HPS’s) cybersecurity, systems and other structural safeguards being effective in design and operation. To the extent that there is breach or failure in any of these safeguards, investors could be harmed by the theft, misappropriation or release of their confidential information, or by an impairment in the value of the Company’s assets directly or indirectly caused by such breach or failure.

Independent of its context of use, certain varieties of Computer and Algorithmic Research Tools are generally highly reliant on the collection and analysis of large amounts of data, and it is not possible or practicable to incorporate all relevant data into the model that Computer and Algorithmic Research Tools utilize to operate. Certain data in such models will inevitably contain a degree of inaccuracy and error – potentially materially so – and could otherwise be inadequate or flawed, which would be likely to degrade the effectiveness of Computer and Algorithmic Research Tools. Such models also are subject to inherent bias (owing to the structure of its initial programming) as well as acquired biases (reflecting the data upon which it was trained). To the extent that HPS, the Company’s or the Company’s Asset-Based Finance Assets are exposed to the risks of using Computer and Algorithmic Research Tools, any such inaccuracies or errors could have adverse impacts on HPS, the Company or the Company’s Asset-Based Finance Assets.

Our business may be affected by using hedging strategies which are intended to reduce certain risks but may not achieve all anticipated benefits and may entail certain other risks such as the risk that counterparties to such transactions default on their obligations and the risk that the prices and/or cash flows being hedged behave differently than expected. In connection with certain acquisitions, the Company and/or its Asset-Based Finance Assets expect to employ hedging strategies (whether by means of derivatives or otherwise and whether in support of financing techniques or otherwise) that are designed to reduce the risks to the Company and/or such Asset-Based Finance Assets of fluctuations in interest rates, securities, commodities and other asset prices and currency exchange rates, as well as other identifiable risks. While the transactions implementing such hedging strategies are intended to reduce certain risks, such transactions themselves entail certain other risks, such as the risk that counterparties to such transactions default on their obligations and the risk that the prices and/or cash flows being hedged behave differently than expected. Thus, while the Company and/or its Asset-Based Finance Assets may benefit from the use of these hedging strategies, unanticipated changes in interest rates, securities, commodities and other asset prices or currency exchange rates or other events related to hedging activities may result in a poorer overall performance for the Company and/or its asset-backed finance instruments than if it or its Asset-Based Finance Assets had not implemented such hedging strategies.

With respect to any potential financings, general increases in interest rates over time may cause the interest expense associated with our borrowings to increase and the value of our debt acquisitions to decline. We may seek to stabilize our financing costs as well as any potential decline in our assets by entering into derivatives, swaps or other financial products in an attempt to hedge our interest rate risk. In the event we pursue any projects or acquisitions outside of the United States, we may have foreign currency risks related to our revenue and operating expenses denominated in currencies other than the U.S. dollar. We may in the future enter into derivatives or other financial instruments in an attempt to hedge our foreign currency exchange risk. It is difficult to predict the impact hedging activities would have on our results of operations.

The availability of capital is generally a function of capital market conditions that are beyond the control of the Company or any Asset-Based Finance Asset and this may increase the exposure of such Asset-Based Finance Asset to adverse economic factors or unfavorable financing terms, which may subject the Company to risks or adversely affect our business. The availability of capital is generally a function of capital market conditions that are beyond the control of the Company or any Asset-Based Finance Asset. The Company will typically leverage its acquisitions with debt financing at the Company, special purpose vehicle and/or Asset-Based Finance Asset level. Utilization of such leverage (including through credit facilities (including subscription line facilities), guarantees, letters of credit, equity commitment letters, reverse repurchase agreements, dollar rolls, margin financing, options, futures, repurchase agreements, contracts, short sales, swaps (including TRS) and other derivative instruments or similar credit support (including on a joint and several or cross-collateralized basis or other forms of indebtedness or credit support)) will result in fees, expenses and interest costs borne by the Company. Although Asset-Based Finance Asset-level debt is generally expected to be recourse only to the financed Asset-Based Finance Asset, the Company may be required to provide equity commitment letters, completion guarantees, payment guarantees, environmental indemnities and so-called “non-recourse carve out guarantees” (e.g., guarantees of losses suffered by the lender, and in some cases of the full principal amount of the loan, in the event that the borrowing entity or its equity owners engage in certain conduct such as fraud, misappropriation of funds, unauthorized transfers of the financed property or equity interests in the borrowing entity, the commencement of a voluntary bankruptcy case by the borrowing entity or under other circumstances provided for in such guaranty or indemnity). Such arrangements will not constitute borrowings or guarantees under the Partnership Agreement and will not be subject to the related caps, even though these arrangements pose many of the same risks and conflicts associated with the use of leverage that the caps intend to address. Although the use of leverage could enhance returns and increase the number of acquisitions that can be made by the Company, because leveraged assets are inherently more sensitive to declines in revenues and to increases in expenses and interest rates, they may also be at substantially increased risk of loss.

As an example, a special purpose vehicle could enter into a “margin loan” whereby it borrows money from a bank (distributing the proceeds to the applicable Series for further distribution to the Shareholders, including, where applicable, Performance Fee distributions to the Manager) and pledges the Shares of the underlying Asset-Based Finance Asset (or other asset) as collateral for the loan. Under these arrangements, the special purpose vehicle would typically be subject to a margin call if the value of the underlying assets decreases significantly. In order to meet the margin call, the special purpose vehicle will need additional assets to avoid foreclosure. Even if the margin loan is not recourse to the applicable Series (which is the expectation), such Series may contribute additional capital to the special purpose vehicle to avoid adverse consequences to the acquisition, including foreclosure on the collateral at a lower valuation. The interests of Shareholders and Co-Investors – or of HPS with respect thereto, where Co-Investors do not bear the Performance Fee – could diverge in connection with the utilization of a margin loan for an asset that includes a co-investment. HPS will seek to cause Co-Investors to participate in any such margin loan. Furthermore, it is possible that an Affiliated Service Provider could earn other fees in connection with the structuring, placement or syndication of any margin loan that is directly or indirectly for the benefit of the Company or co-investment vehicles.

The leveraged capital structure of any Asset-Based Finance Asset will increase the exposure of such Asset-Based Finance Asset to adverse economic factors (such as rising interest rates, changes in commodity prices, downturns in the economy or a deterioration in the condition of such Asset-Based Finance Asset or its industry), each of which may impair such Asset-Based Finance Asset’s ability to finance its future operations and capital needs and may result in the imposition of restrictive financial and operating covenants. If any such factors cause or contribute to such Asset-Based Finance Asset’s inability to generate sufficient cash flow to meet principal and/or interest payments on its indebtedness or similar payments or obligations, such Asset-Based Finance Asset’s flexibility to respond to changing business and economic conditions may be constrained materially and may increase the risk of insolvency and the value of the applicable Series’ Asset-Based Finance Asset could be significantly reduced or even eliminated. Similarly, with respect to leverage at the level of the applicable Series, if the assets of such Series are not sufficient to pay the principal of, and interest on, the debt when due, such Series could sustain a total loss of its acquisitions. The ability of Asset-Based Finance Assets and other issuers to refinance debt securities may depend on their ability to sell new securities in the public high-yield debt market or otherwise, or to raise capital in the leveraged finance debt markets, which historically have been cyclical with regard to the availability of financing.

Each Series may enter into contractual arrangements, including deferred purchase price payments, staged funding obligations, earn outs, milestone payments, equity commitment letters and other forms of credit support, and other contractual undertakings such as indemnification obligations or so-called “bad-boy” guarantees, that obligate it to fund amounts to special purpose vehicles, Asset-Based Finance Assets or other third parties. Such arrangements may not constitute borrowings or guarantees under the Partnership Agreement and will not be subject to the related caps, even though these arrangements pose many of the same risks and conflicts associated with the use of leverage that the caps intend to address.

In addition, if all or a portion of the acquisition cost of an asset has been funded with the proceeds of borrowing under a credit facility and no capital contributions (or capital contributions for less than the full acquisition cost, as applicable) have been made by Management Fee-bearing Shareholders for purposes of such acquisition, the “Adjusted Cost” of such acquisition will be the cost thereof, as paid with the proceeds of borrowing under such credit facility (i.e., Management Fees, to the extent calculated on the basis of Adjusted Cost, will be payable on the cost basis of such acquisition notwithstanding that it was acquired using such credit facility rather than through capital contributions). The Manager will, in its discretion, select and apply the calculation methodology for determining the cost basis of the applicable Series’ assets for purposes of calculating the Management Fee, including in connection with determining the types and amounts of expenses associated with an acquisition that will be included in the calculation of Adjusted Cost (which will include expenses capitalized into the acquisition cost of an asset and certain ongoing expenses associated with such asset) and whether and to what extent a disposition has occurred with respect to an asset, including for purposes of determining whether Adjusted Cost should be reduced or distributions should be made. The Manager will be subject to conflicts of interest in making that determination given the associated economic consequences. Additionally, the Manager will determine, in its discretion, whether the Management Fees with respect to an Asset-Based Finance Asset will be calculated as of, and, therefore include any amounts accrued, posted or committed (including any upfront margin) commencing from, such date through the date of a full or partial disposition thereof, the trade date or the settlement or closing date of such Asset-Based Finance Asset, on a case by case basis.

The instruments and borrowings utilized by each Series to leverage acquisitions may be collateralized by any assets of such Series (and may be cross-collateralized with the assets of special purpose vehicles of the Company, Asset-Based Finance Asset or Other HPS Investor formed for the purpose of co-investing in a particular acquisition alongside the Company, and such entities may be held jointly and severally liable for the full amount of the obligations arising out of such instruments and borrowings). Accordingly, each Series may pledge its assets in order to borrow additional funds or otherwise obtain leverage for acquisitions or other purposes (including to make distributions, enhance returns and provide financing for Co-Investors (as defined below) prior to permanent financing being established). The amount of borrowings which each Series may have outstanding at any time may be substantial in relation to its capital.

The principal, interest expense and other costs incurred in connection with any leverage used by each Series may not be recovered by the proceeds from the upfront commitment, unused fees or similar fees, if any, from the issuer of a portfolio investment, income from interest and repayment of borrowings by the Asset-Based Finance Asset. Lenders may, under the terms of financing arrangements put in place with them, have the right to cause the Manager to withhold distributions from the applicable Series for various reasons, including in the event that any Asset-Based Finance Asset fails to perform to expectation.

The extent to which the applicable Series uses leverage may have consequences to the Shareholders, including the following: (i) use of cash flow (including capital contributions) for debt service and related costs and expenses, rather than for a Joint Venture or Programmatic Acquisition in excess of its reserved amount, distributions or other purposes; (ii) increased interest expense if interest rate levels were to increase significantly; (iii) in certain circumstances, prematurely harvesting investments to service such Series’ debt obligations; and (iv) limitation on the flexibility of the Company to make distributions to its Shareholders or sell assets that are pledged to secure the indebtedness.

In addition, uncertainty in the global financial system could lead to an overall weakening of the U.S. and global economies, which could adversely affect the financial resources of the applicable Series’ Asset-Based Finance Asset. Favorable borrowing conditions in the debt markets, which historically have been cyclical, have often benefited investments by Other HPS Investors and enabled HPS to make substantial distributions from the portfolio investments of its managed funds. However, there have been periods of volatility, uncertainty and a deterioration of the global credit markets which reduced shareholder demand and liquidity for investment-grade, high-yield and senior bank debt and caused some investment banks and other lenders to be unwilling (or significantly less willing) to finance new investments or to offer committed financing for investments on terms less favorable than terms offered in the past, making it significantly more difficult for sponsors or potential buyers to obtain favorable financing. There remain elevated levels of uncertainty in the global financial markets today and there can be no certainty that recurring periods of limited financing availability (or an increase in the interest cost) for leveraged transactions could return or persist, and should such conditions arise, they could impair, potentially materially, the applicable Series’ or an Asset-Based Finance Asset’s ability to consummate transactions or could cause the applicable Series or an Asset-Based Finance Asset to enter into certain leveraged transactions on less attractive terms.

The availability of debt facilities may be further limited following guidance issued to banks in March 2013 by the U.S. Federal Reserve (the “Federal Reserve”), the U.S. Office of the Comptroller of the Currency and the U.S. Federal Deposit Insurance Corp. relating to loans to highly leveraged companies and reported recent statements by the Federal Reserve and Office of the Comptroller of the Currency reaffirming their position on such loans. As such, there can be no guarantee that debt facilities will be available at commercially attractive rates when due for refinancing. If the applicable Series is unable to obtain favorable financing terms for its investments, refinance its indebtedness or maintain a desired or optimal amount of financial leverage for its acquisitions, such Series may hold a larger than expected equity interest in one or more Asset-Based Finance Assets and may realize lower than expected returns from such Asset-Based Finance Assets that would adversely affect such Series’ ability to generate attractive returns for the Shareholders. Any failure by lenders to provide previously committed financing could also expose the applicable Series to potential claims by sellers of businesses which such Series may have been contracted to purchase.

We are uncertain that the additional capital we will raise for future transactions will be sufficient since the availability of future capital is based on market conditions out of our control. If it is not, we might have to raise additional capital at a price unfavorable to existing Shareholders. The Company expects to make acquisitions and fund obligations (subject to certain limitations) for, among other reasons, the funding of add-on acquisitions or other interests or repayment of indebtedness by the Company or an Asset-Based Finance Asset or other obligations, contingencies or liabilities, to satisfy working capital requirements or capital expenditures or in furtherance of the Company or an Asset-Based Finance Asset’s or any of its subsidiaries’ or affiliates’ strategies. The amount of acquisitions needed will depend upon the maturity and objectives of the particular asset. Each such round of financing (whether from the Company or other Shareholders) could be intended to provide an Asset-Based Finance Asset with enough capital to reach the next major corporate milestone or for any other initiative, including to preserve, protect, enhance or optimize any existing asset. If the funds provided are not sufficient, such Asset-Based Finance Asset may have to raise additional capital at a price unfavorable to the existing Shareholders, including the Company.

The Company also may make debt and equity investments in an Asset-Based Finance Asset for purposes of, for example, exercising its preemptive rights or warrants or options or converting convertible securities that were issued in connection with an existing investment in such Asset-Based Finance Asset in order to, among other things, preserve the Company’s proportionate ownership when a subsequent equity or debt financing is planned, to protect the Company’s interest when, for example, such Asset-Based Finance Asset’s performance does not meet expectations, to preserve or enhance the value of an existing interest (including through add-on acquisitions or other investments) or in anticipation of disposition, refinancing, recapitalization or other transactions. The availability of capital is generally a function of capital market conditions that are beyond the control of the Company, and there can be no assurance that the Company will be able to predict accurately the future capital requirements necessary for success or whether or not additional funds will be needed or be available from the Company or any other financing source. For instance, the Company may be called upon to make additional contributions or have the opportunity to increase its interest in an Asset-Based Finance Asset. There can be no assurance that the Company will make additional contributions or that it will have sufficient funds or the ability to do so. Any decision by the Company not to make an additional contribution or its inability to make such a contribution may, in either case, have a substantial negative impact on an Asset-Based Finance Asset in need of such a contribution. Such decision or inability may also result in dilution of the Company’s interest in a Joint Venture or a default in the Company’s funding obligations under a Joint Venture agreement, which may cause a diminution of the Company’s voting rights under the Joint Venture agreement or the exercise of remedies by any Joint Venture partner of the Company or may diminish the Company’s ability to influence the Asset-Based Finance Asset’s future development. The Manager, in its discretion, will have the authority to determine if a contribution of capital to an Asset-Based Finance Asset (or to another issuer, including a successor of an Asset-Based Finance Asset) is an additional contribution, a Bridge Financing or other obligation of the Company and what entity or entities comprise the Asset-Based Finance Asset for this purpose, including for purposes of the Partnership Agreement and the limitations set forth therein. The Manager could be subject to conflicts of interest in making these decisions, or it could affect, among other things, the amount of capital available to invest. Further, proceeds generated from a restructuring or similar transaction that are subsequently reinvested are not expected to be subject to such limitations.

Our business may be affected by changes in technology. The Company may be exposed to the risk that a change could occur in the way a service or product is delivered to an Asset-Based Finance Asset, rendering the existing technology obsolete. While the risk could be considered as low in the asset-backed finance sector given the massive fixed costs involved in constructing assets and the fact that many asset-backed finance technologies are well established, any technological change that occurs over the medium term could threaten the profitability of an Asset-Based Finance Asset. If such a change were to occur, these Asset-Based Finance Assets would have very few alternative uses should they become obsolete. In addition, new technology installed in a power plant may not work or may diminish the capacity, output and efficiency of the Asset-Based Finance Assets.

Force majeure events may adversely affect our Asset-Based Finance Assets. Asset-Based Finance Assets or assets may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, outbreaks of infectious disease, pandemic or any other serious public health concern, war, regional armed conflict, terrorism and labor strikes). Natural disasters, epidemics, pandemics and other acts of God, which are beyond the control of the Manager, may negatively affect the economy, assets and livelihood of people throughout the world. For example, Southeast Asia and many countries in Asia, including China, Japan, Indonesia and Australia have been affected by earthquakes, floods, typhoons, drought, heat waves or forest fires. Disease outbreaks have occurred in Asia in the past (including severe acute respiratory syndrome, or SARS, avian flu, H1N1/09 flu and COVID-19), and any prolonged occurrence of infectious disease, or other adverse public health developments or natural disasters in any country related to the Company’s assets may have a negative effect on the Company. Resulting catastrophic losses may either be uninsurable or insurable at such high rates as to make such coverage impracticable. If such a major uninsured loss were to occur with respect to any of the Company’s assets, the Company could lose both invested capital and anticipated profits.

Some force majeure events may adversely affect the ability of a party (including an Asset-Based Finance Asset or a counterparty to the Company or an Asset-Based Finance Asset) to perform its obligations until it is able to remedy the force majeure event. In addition, the cost to an Asset-Based Finance Asset or the Company of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Certain force majeure events (such as war or an outbreak of an infectious disease) could have a broader negative impact on the world economy and international business activity generally, or in any of the countries in which the Company may operate specifically. Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control over one or more Asset-Based Finance Assets or its assets, could result in a loss to the Company, including if its position in such Asset-Based Finance Asset is canceled, unwound or acquired (which could be without what the Company considers to be adequate compensation). Any of the foregoing may therefore adversely affect the performance of the Company and its assets.

The effect of global climate change may impact our business such as through increased operating and capital costs and reduced demand for the products and services of certain Asset-Based Finance Assets. Climate change and related regulation could result in significantly increased operating and capital costs and could reduce demand for the products and service of certain platform entities. The Company may acquire assets that are located in areas which are subject to climate change and, as such, there may be significant physical effects of climate change that have the potential to have a material effect on the Company’s business and operations. Physical impacts of climate change may include: increased storm intensity and severity of weather (e.g., floods or hurricanes); wildfires; sea level rise; and extreme temperatures. For example, many climate models indicate that global warming is likely to result in rising sea levels and increased frequency and severity of weather events, which may lead to higher insurance costs, or a decrease in available coverage, for Asset-Based Finance Assets in areas subject to severe weather. These climate-related changes could damage assets underlying Asset-Based Finance Assets, especially assets located in low-lying areas near coasts and river banks, and facilities situated in hurricane-prone and rain-susceptible regions.

Moreover, if the evidence supporting climate change continues to grow, various Regulatory Agencies may enact more restrictive environmental regulations. Various laws and regulations exist or are under development that seek to regulate the emission of Greenhouse Gasses (“GHG”) such as methane and CO2, including the U.S. Environmental Protection Agency programs to control GHG emissions and state actions to develop statewide or regional programs. Proposed approaches to further regulate GHG emissions include establishing GHG “cap and trade” programs, increased efficiency standards and incentives or mandates for pollution reduction, use of renewable energy sources or use of alternative fuels with lower carbon content. Adoption of any such laws or regulations could increase Asset-Based Finance Assets’ costs to operate and maintain assets and could require the installation of new emission controls, acquire allowances for GHG emissions, tax payments related to GHG emissions and administration and management of a GHG emissions program. These more restrictive regulations could materially impact the revenues and expenses available to service the Asset-Based Finance Assets.

Additionally, efforts to disclose GHG emissions and climate-related financial risks through environmental sustainability legislation and regulation, or non-binding standards or accords, is an increased focus of global, national, regional and state regulators. Our operations may be subject to regulations in the U.S. and abroad that would require us to disclose certain information, such as climate-related financial risks under the SEC’s recently adopted climate-related disclosure rule. Future costs to comply with such regulations are likely to increase our operating costs over time.

As a result of physical impacts from climate-related events, the Company may be vulnerable to the following: risks of damage to the Company’s assets; indirect financial and operational impacts from disruptions to the operations of the Company’s assets due to severe weather or other unforeseen climate-related events; increased insurance premiums and deductibles or a decrease in the availability of coverage for Asset-Based Finance Assets in areas subject to severe weather; increased insurance claims and liabilities; increase in energy cost impacting operational returns; changes in the availability or quality of water or other natural resources on which businesses assets’ depend; decreased consumer demand for relevant products or services resulting from physical changes associated with climate change; incorrect long-term valuation of an equity asset due to changing conditions not previously anticipated at the time of the acquisition; and economic disturbances arising from the foregoing.

The burden of complying with conflicting laws may have an adverse impact on the operations of the Company. Investment in non-U.S. securities involves considerations and possible risks not typically involved with investment in the securities of U.S. issuers, including changes in applicable laws, changes in governmental administration or economic or monetary policy (in the United States or elsewhere) or changed circumstances in dealings between nations. Higher expenses may result from investment in non-U.S. securities than would result from investment in U.S. securities because of the costs that must be incurred in connection with conversions between various currencies and non-U.S. brokerage commissions that may be higher than in the United States. Non-U.S. securities markets also may be less liquid and more volatile.

Laws affecting international investment and business continue to evolve, although at times in an uncertain manner that may not coincide with local or accepted international practices. Laws and regulations, particularly those concerning foreign investment, insurance and taxation, can change quickly and unpredictably. Inconsistencies and discrepancies among the vast number of local, regional and national laws, the lack of judicial or legislative guidance on unclear or conflicting laws and broad discretion on the part of government authorities implementing the laws produce additional legal uncertainties. The burden of complying with conflicting laws may have an adverse impact on the operations of the Company.

Risks Related to Certain Regulatory and Tax Matters

We have certain reporting obligations not applicable to private companies. We will need to make significant capital expenditures to be in compliance with certain regulations not applicable to private companies. Failure to comply with such regulations may have an adverse effect on our business. We are subject to regulations not applicable to private companies, such as provisions of the Sarbanes-Oxley Act. Efforts to comply with such regulations will involve significant expenditures, and non-compliance with such regulations may adversely affect us.

We are subject to the Sarbanes-Oxley Act, and the related rules and regulations promulgated by the SEC. Our management will be required to report on our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act by the time we file our second annual report on Form 10-K. We are required to review on an annual basis our internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in our internal control over financial reporting. As a new company, developing and maintaining an effective system of internal controls may require significant expenditures, which may negatively impact our financial performance and our ability to make distributions. This process also will result in a diversion of our management’s time and attention. We cannot be certain of when our evaluation, testing and remediation actions will be completed or the impact of the same on our operations. In addition, we may be unable to ensure that the process is effective or that our internal controls over financial reporting are or will be effective in a timely manner. In the event that we are unable to develop or maintain an effective system of internal controls and maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, we may be adversely affected.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting for so long as we remain an “emerging growth company.” Even if we no longer qualify as an “emerging growth company,” our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until there is a public market for our Shares, which is not expected to occur.

In addition, we have elected to avail ourselves of the extended transition period for complying with new or revised accounting standards available for “emerging growth companies” and, therefore, we are not subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates and may result in less investor confidence. In this Registration Statement, we have not included all of the executive compensation-related information that would be required if we were not an emerging growth company.

New or modified laws or regulations governing our operations may adversely affect our business. The Company is subject to regulation by-laws at the U.S. federal, state, and local levels. These laws and regulations, as well as their interpretation, may change from time to time, including as the result of interpretive guidance or other directives from the U.S. President and others in the executive branch, and new laws, regulations, and interpretations may also come into effect. Any such new or changed laws or regulations could have a material adverse effect on the Company’s business. The effects of such laws and regulations on the financial services industry will depend, in large part, upon the extent to which regulators exercise the authority granted to them and the approaches taken in implementing regulations. President Trump may support an enhanced regulatory agenda that imposes greater costs on all sectors and on financial services companies in particular.

Future legislative and regulatory proposals directed at the financial services industry that are proposed or pending in the U.S. Congress may negatively impact the operations, cash flows or financial condition of the Company, impose additional costs on the Company intensify the regulatory supervision of the Company or otherwise adversely affect the Company’s business. Laws that apply to the Company, either now or in the future, are often highly complex and may include licensing requirements. The licensing process can be lengthy and can be expected to subject the Company to increased regulatory oversight. Failure, even if unintentional, to comply fully with applicable laws may result in sanctions, fines, or limitations on the ability of the Company or the Manager to do business in the relevant jurisdiction or to procure required licenses in other jurisdictions, all of which could have a material adverse effect on the Company. In addition, if the Company does not comply with applicable laws and regulations, it could lose any licenses that it then holds for the conduct of its business and may be subject to civil fines and criminal penalties.

Additionally, changes to the laws and regulations governing Company operations, may cause the Company to alter its investment strategy in order to avail itself of new or different opportunities or result in the imposition of additional corporate-level taxes on us. Such changes could result in material differences to the Company’s strategies and plans and may shift the Company’s investment focus from the areas of expertise of the Manager to other types of investments in which the Manager may have little or no expertise or experience. Any such changes, if they occur, could have a material adverse effect on the Company’s results of operations and the value of a Shareholder’s investment. If the Company invests in commodity interests in the future, the Manager may determine not to use investment strategies that trigger additional regulation by the U.S. Commodity Futures Trading Commission (“CFTC”) or may determine to operate subject to CFTC regulation, if applicable. If the Manager or the Company were to operate subject to CFTC regulation, the Company may incur additional expenses and would be subject to additional regulation.

In addition, certain regulations applicable to debt securitizations implementing credit risk retention requirements that have taken effect in both the U.S. and in Europe may adversely affect or prevent the Company from entering into securitization transactions. These risk retention rules will increase the Company’s cost of funds under, or may prevent the Company from completing, future securitization transactions. In particular, the U.S. Risk Retention Rules require the sponsor (directly or through a majority-owned affiliate) of a debt securitization, such as CLOs, in the absence of an exemption, to retain an economic interest in the credit risk of the assets being securitized in the form of an eligible horizontal residual interest, an eligible vertical interest, or a combination thereof, in accordance with the requirements of the U.S. Risk Retention Rules. Given the more attractive financing costs associated with these types of debt securitizations as opposed to other types of financing available (such as traditional senior secured facilities), this increases our financing costs, which increases the financing costs ultimately be borne by the Company’s Shareholders.

Over the last several years, there also has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subject to new regulation. While it cannot be known at this time whether any regulation will be implemented or what form it will take, increased regulation of non-bank credit extension by the Trump administration could negatively impact our operations, cash flows or financial condition, impose additional costs on us, intensify the regulatory supervision of the Company or otherwise adversely affect the Company’s business, financial condition and results of operations.

We are subject to risks relating to corporate social responsibility. Our business faces increasing public scrutiny related to environmental, social and governance (“ESG”) activities, which are increasingly considered to contribute to the long-term sustainability of a company’s performance. A variety of organizations measure the performance of companies on ESG topics, and the results of these assessments are widely publicized. In addition, investment in funds that specialize in investing in companies that perform well in such assessments are increasingly popular, and major institutional investors have publicly emphasized the importance of such ESG measures to their investment decisions. Our brand and reputation may be negatively impacted if we fail to act responsibly in a number of areas, such as considering ESG factors in our investment processes. Adverse incidents with respect to ESG activities could impact the value of our brand and our relationships with Shareholders, which could adversely affect our business and results of operations.

Additionally, new regulatory initiatives related to ESG could adversely affect our business. The SEC has proposed rules that, in addition to other matters, would establish a framework for reporting of climate-related risks. For example, the SEC has announced that it may require disclosure of certain ESG-related matters. We are subject to the risk that similar measures might be introduced in other jurisdictions in the future. At this time, there is uncertainty regarding the scope of such proposals or when they would become effective (if at all). Compliance with any new laws or regulations increases our regulatory burden and could make compliance more difficult and expensive, affect the manner in which we conduct our businesses, and adversely affect our profitability. On the other hand, certain state governments have begun to challenge the use of ESG factors in investment decisions, potentially setting up conflicting standards for the Company to address.

Changes to the Dodd-Frank Act may adversely impact the Company. The enactment of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and other financial regulations curtailed certain investment activities of U.S. banks. As a result, alternative providers of capital (such as the Company) were able to access certain investment opportunities on a larger scale. If the restrictions under the Dodd-Frank Act are curtailed or repealed, banks may be subject to fewer restrictions on their investment activities, thereby increasing competition with the Company for potential investment opportunities. As a result, any changes to the Dodd-Frank Act may adversely impact the Company.

The Company is subject to risks relating to pay-to-play laws, regulations and policies. Many states, their subdivisions and associated pension plans have adopted so-called “pay-to-play” laws, rules, regulations or policies which prohibit, restrict or require disclosure of payments to, and/or certain contacts with, certain politicians or officials associated with public entities by individuals and entities seeking to do business with related entities, including seeking investments by public retirement funds in collective investment funds such as the Company. The SEC also has adopted rules that, among other things, prohibit an investment adviser from providing advisory services for compensation with respect to a government plan investor for two years after the adviser or certain of its executives or employees makes a contribution to certain elected officials or candidates for certain elected offices. If the Manager, its affiliates or their respective employees or affiliates violate such pay-to-play laws, rules, regulations or policies, such non-compliance could have an adverse effect on the Company.

The Company is subject to risks relating to government policies, changes in laws, and international trade. Government Policies and Changes in Laws. Governmental regulatory activity, especially that of the Board of Governors of the Federal Reserve and the European Central Bank (“ECB”), may have a significant effect on interest rates and on the economy generally, which in turn may affect the price of the assets in which the Company plan to invest. In the past, the Federal Reserve and the ECB have taken actions that have resulted in lower interest rates than would otherwise be prevailing in the marketplace; however, both the Federal Reserve and the ECB have more recently taken actions resulting in higher interest rates. The favorability of conditions for investment by the Company in certain markets may be dependent on monetary policy accommodation from central banks, especially the Federal Reserve and the ECB. There can be no assurance that the Federal Reserve and/or the ECB will promote policies that target lower interest rates, and consistent with its recent actions, the Federal Reserve has indicated that it will continue to raise interest rates. As a consequence, interest rates are likely to continue rising in the near future. Higher interest rates generally impact funds that make credit and credit-like investments by making it harder to find new investments and exit existing investments and lowering the value of existing investments. This can lead to missed investment opportunities for the Company. Consequently, increases in interest rates may have an adverse impact on the business of the Company and their ability to achieve their investment objectives.

In addition, high interest rates, the imposition of credit controls or other restraints on loans to finance takeovers or other acquisitions could diminish the number of merger tender offers, exchange offers or other acquisitions, and as a consequence have a materially adverse effect on the activities of the Company. Moreover, changes in U.S. federal, state, and local tax laws, U.S. federal or state securities and bankruptcy laws or in accounting standards may make corporate acquisitions or restructurings less desirable and could result in less new debt issuance and reduced investment opportunities. Amendments to the U.S. Bankruptcy Code or other relevant laws could also alter an expected outcome or introduce greater uncertainty regarding the likely outcome of an investment situation. Furthermore, the current U.S. administration has also indicated its intention to direct federal agencies to proceed with deregulating certain industries through a series of executive actions. Any measures that are implemented in connection therewith may result in material changes to regulations and may impact the business operations and performance (even adversely) of the Company’s investments as well as underlying portfolio companies. There can be no assurance that any changes in laws, regulations or governmental policy will not have an adverse impact on the Company and its investments.

While the Company tries to comply with data protection laws, it cannot always accurately anticipate the ways in which those laws will be interpreted, potentially subjecting the Company to liability. The Company’s and/or the Manager’s processing of personal data associated with their staff and representatives, natural person investors, Service Provider representatives and others, including the use of third-party processors and cloud-based services to, among other things, store and maintain personal data, imposes legal and regulatory risks. Legal requirements relating to the collection, storage, handling and transfer of personal data continue to develop. Certain activities of the Company and/or the Manager and/or other members of HPS or its affiliates may, for example, be subject to the EU’s General Data Protection Regulation (“GDPR”), the California Consumer Privacy Act or the Cayman Islands Data Protection Law.

While the Company, the Manager and other members of HPS or its affiliates intend to comply with their privacy and data protection obligations under GDPR and other applicable laws, they may not be able to accurately anticipate the ways in which regulators and courts will apply or interpret the law. The failure of the Company and/or the Manager, or another member of HPS’s or its affiliates’ indirectly providing services to the Company to comply with privacy and data protection laws could result in negative publicity and may subject the Company to significant costs associated with litigation, settlements, regulatory action, judgments, liabilities or penalties. And if privacy or data protection laws are implemented, interpreted or applied in a manner inconsistent with HPS’s expectations, that may result in business practices changing in a manner that adversely impacts the Company. Moreover, if the Company and/or the Manager, or other members of HPS or its affiliates suffer a security breach impacting personal data, there may be obligations to notify government authorities or stakeholders, which may divert the Manager’s time and effort and entail substantial expense.

The GDPR was implemented into laws enforceable in the U.K. by the Data Protection Act 2018. The U.K. formally left the EU on January 31, 2020. Following withdrawal from the EU, the U.K. entered a transition period lasting until December 31, 2020, during which EU law continued to apply in the U.K. (and any new EU legislation that took effect before the end of the transition period also applied to the U.K.). Following the end of such transition period, the GDPR (as it existed on December 31, 2020) has been retained in U.K. law as the U.K. GDPR, which applies in the U.K. from January 1, 2021. Given the dual regimes, the U.K.’s withdrawal from the EU may therefore lead to an increase in data protection compliance costs for any of the Portfolio Assets of the Company that have operations in the U.K. and the EU, although as the U.K. GDPR is (for the time being) substantially similar to the GDPR (but with necessary national variations), and as the European Commission has issued a finding of data protection adequacy for the U.K., such compliance costs may not be significant. However, to the extent that the U.K. GDPR and GDPR begin to diverge, and if a finding of data protection adequacy for the U.K. is revoked by the European Commission, such Portfolio Assets could face substantial additional data protection compliance costs in the long term (e.g., in the form of a greater dual regulatory compliance burden and the costs of implementing data transfer safeguards).

The Company is subject to risks arising from potential controlled group liability. Under certain circumstances it would be possible for the Company, along with its affiliates, to obtain a controlling interest (i.e.,

80% or more) in certain portfolio companies. This could occur, for example, in connection with a work out of the portfolio company’s debt obligations or a restructuring of the portfolio company’s capital structure. Based on recent federal court decisions, there is a risk that the Company (along with its affiliates) would be treated as engaged in a “trade or business” for purposes of ERISA’s controlled group rules. In such an event, the Company could be jointly and severally liable for a portfolio company’s liabilities with respect to the underfunding of any pension plans which such portfolio company sponsors or to which it contributes. If the portfolio company were not able to satisfy those liabilities, they could become the responsibility of the Company, causing it to incur potentially significant, unexpected liabilities for which reserves were not established.

The Company is subject to risks arising from compliance with the SEC’s Regulation Best Interest. Broker-dealers must comply with Regulation Best Interest, which, among other requirements, enhances the existing standard of conduct for broker-dealers and natural persons who are associated persons of a broker-dealer when recommending to a retail customer any securities transaction or investment strategy involving securities to a retail customer. Regulation Best Interest imposes a duty of care for broker-dealers to evaluate reasonably available alternatives in the best interests of their clients. There are likely alternatives to us that are reasonably available to you, through your broker or otherwise, and those alternatives may be less costly or have a lower investment risk. Investments in listed securities also often involve nominal or zero commissions at the time of initial purchase. The impact of Regulation Best Interest on broker-dealers participating in our offering cannot be determined at this time, but it may negatively impact whether broker-dealers and their associated persons recommend this offering to retail customers. If Regulation Best Interest reduces our ability to raise capital in this offering, it would harm our ability to create a diversified portfolio of investments and achieve our investment objective and would result in our fixed operating costs representing a larger percentage of our gross income.

Risks Related to the HPS/BlackRock Transaction

The HPS/BlackRock Transaction. On July 1, 2025, BlackRock acquired 100% of the business and assets of HPS. There is no guarantee that HPS will be able to successfully transition, maintain and continue to build its business as part of BlackRock or that HPS and BlackRock will be able to successfully integrate their business operations. In particular, as with any change in ownership, HPS is subject to substantial risks, including with respect to the long-term retention of key employees, the successful consolidation of corporate, technological and administrative infrastructures and the retention of existing business and operational relationships. It is possible that employees involved in the operation of HPS may not continue on a long-term basis with BlackRock and the operations and business relationships of HPS may be disrupted. The integration of HPS into BlackRock will be a complex, costly and time-consuming process and if HPS experiences difficulties in this process, the anticipated benefits of the HPS/BlackRock Transaction may not be realized fully or at all, or it may take longer to realize than expected, which could have an adverse effect on HPS for an undetermined period. As part of the integration of HPS into BlackRock, HPS will implement various BlackRock policies and procedures, administrative systems and technical applications. Each of these changes may impact the operation of the Company. While the Manager will seek to minimize any disruptions, delays or changes to the investor experience as part of the integration, there is no guarantee it will be able to do so. In addition, there can be no assurances that HPS and BlackRock will realize operating efficiencies, synergies and other benefits from the HPS/BlackRock Transaction, and a failure to obtain such synergies may adversely affect the operations of HPS. Some factors related to the integration of the businesses are outside of HPS’s control, and any of them could result in delays, increased costs, decreases in the amount of potential revenues or synergies and diversion of management’s time and energy, which could materially affect HPS’s financial position, results of operations, and cash flows. In the event that the HPS/BlackRock Transaction has an adverse impact on HPS, including for the foregoing reasons, the operations of the Company may be adversely affected.

BlackRock is one of the largest and most diverse financial institutions in the world. As a result, it currently has, and may in the future have, other business units that compete with HPS or seek investment opportunities that are appropriate for the Company, and it has policies and procedures that may limit or otherwise impact the operations of HPS and/or the Company. Further, certain issuers of potential investments for the Company may prefer to work with a smaller or independent sponsor, which may adversely affect HPS’s ability to attract new investment opportunities for the Company. Please see “Item 7. Certain Relationships and Related Transactions, and Director Independence—Conflicts of Interest—BlackRock’s Activities.”

HPS believes that investors will benefit from the combination of BlackRock’s and HPS’s capabilities; however, there are certain potential conflicts of interest that will arise as a result of the ownership of HPS by BlackRock. For a discussion of certain risks and conflicts of interest relating to the investment advisory, management and other activities of BlackRock Financial Management, Inc. as well as certain other affiliated registered investment adviser subsidiaries of BlackRock, Inc., please refer to Part 2A of the Form ADV for BlackRock Financial Management, Inc., which limited partners are urged to read and which is available at http://www.adviserinfo.sec.gov/Firm/107105.

As further described in “Item 7. Certain Relationships and Related Transactions, and Director Independence—Conflicts of Interest—Relationship among the Company, the Manager and the Investment Team” investors should be aware that the Affiliated Group now includes BlackRock (including its subsidiaries and other affiliated entities, funds and accounts).

Federal Income Tax Risks

Our acquisition decisions will be based on economic considerations which could result in adverse tax consequences. An investment in the Company involves complex U.S. and non-U.S. tax considerations that will differ for each Shareholder depending on the Shareholder’s particular circumstances and whether an investment is made through Series I or Series II. The recommendations of the Manager to the Company will be based primarily upon economic, not tax, considerations, and could result, from time to time, in adverse tax consequences to some or all Shareholders. In addition, the Company’s Shareholder base is expected to be diverse, such that the tax considerations relevant to each individual Shareholder may differ from those of other Shareholders, and the tax considerations relevant to the Shareholders may be different from those relevant to the Manager. There can be no assurance that the structure or tax position of the Company or of any investments made by the Company, including Asset-Based Finance Assets (or the Company’s investment therein), will be tax-efficient for any particular Shareholder, for the Series I Shareholders as a whole, or for the Series II Shareholders as a whole. It is likely that Series II Shareholders and Series I Shareholders will have different after-tax returns.

Prospective investors are strongly urged to review the discussion under “—Certain U.S. Federal Income Tax Considerations” to consult their own tax advisers.

Shareholders may be subject to taxes on phantom income and may not receive sufficient cash distributions to fully cover such tax liabilities as they arise, such that Shareholders may need to pay tax liabilities associated with their investment in the Company using other assets. Series I and Series II may make certain acquisitions, such as acquisitions in original issue discount obligations, credit acquisitions with an equity component, obligations with PIK features, preferred stock with redemption or repayment premiums or investments in vehicles that are treated as transparent or flow-through with respect to such Shareholder, which, under the tax law of a Shareholder’s jurisdiction of residence or domicile, could give rise to taxable income to the Shareholder without such Shareholder receiving any cash. Shareholders that reinvest any distributions pursuant to the DRIP may have tax liabilities that exceed cash distributions made to such Shareholders (including from cash that is reinvested pursuant to the DRIP). For U.S. Shareholders investing through Series II, such income may also arise as a result of the Company’s acquisitions in equity of certain non-U.S. entities treated as corporations for U.S. federal income tax purposes (e.g., if such entity is treated as a CFC or PFIC (each as defined above) for U.S. federal income tax purposes). Similarly, a REIT Subsidiary (as defined above) may make a consent dividend that would cause Series II Shareholders to recognize taxable income without receiving any cash. In such cases, taxable income allocated to a Shareholder may exceed cash distributions, if any, made to such Shareholder, in which case such Shareholder would have to satisfy tax liabilities arising from an investment in this Company from other assets of such Shareholder.

Shareholders may be subject to non-U.S. taxes, tax filing obligations, and other potential adverse consequences. Investments in corporations or assets in certain countries may require give rise to taxes in local jurisdictions, for which a Shareholder may not be entitled to any corresponding credit or tax benefit to a Shareholder. Such investments may also give rise to tax filing obligations for Shareholders in these jurisdictions, although the Manager may structure such investments so as to prevent such obligations from being imposed on Shareholders. Also, some governments from time to time may impose restrictions intended to prevent capital flight, which may, for example, involve punitive taxation (including high withholding taxes) on certain securities or asset transfers.

We face the risk of owning investments in a manner that is not fully tax efficient because certain jurisdictional rules or other factors may limit our ability to do so. The Company expects to hold certain of its investments, including Asset-Based Finance Assets, through wholly or partially owned SPVs. When possible, the Company will seek to structure acquisitions through SPVs in a tax efficient manner so as to be exempt from, or reduce income and withholding taxes in a particular SPV’s jurisdiction of formation or incorporation and any other jurisdictions in which the SPV operates, as well as withholding taxes or capital gains taxes arising in, or on payments from, the jurisdictions of the Company’s assets or activities. However, there is no guarantee that the Company will be able to structure such acquisitions in a tax efficient manner or that such benefits will be available, and, in some cases, the availability of these benefits may be subject to subsequent challenge and clawback. In some cases, certain procedural formalities may need to be completed before payments in respect of the Company’s investments, including Asset-Based Finance Assets, can be made free of withholding tax. The completion of such formalities may depend on the agreement of taxation authorities or the provision of certain information by Shareholders, the timing of which cannot be guaranteed. The implementation of the structures described above could also give rise to additional Company expenses, which would be borne by the Shareholders, and any withholding tax, non-resident capital gains tax or income tax imposed by the jurisdiction in which the SPV is formed or in which the investment is based or operates could reduce returns realized by the Shareholders.

If Series II were to be treated as a corporation for U.S. federal income tax purposes, the value of our Series II Shares might be adversely affected. The value of our Series II Shares to Shareholders will depend in part on the treatment of Series II as a partnership for U.S. federal income tax purposes. However, in order for Series II to be treated as a partnership for U.S. federal income tax purposes, under present law, 90% or more of Series II’s gross income for every taxable year must consist of “qualifying income,” as defined in Section 7704 of the Code and Series II must not be required to register under the Investment Company Act, or another exception to the “publicly traded partnership” rules must apply. Although Series II seeks to continue to operate in a manner such that it will meet the 90% test described above in each taxable year, Series II may not meet such requirement, or current law may change so as to cause, in either event, Series II to be treated as a corporation for U.S. federal income tax purposes. If Series II were treated as a corporation for U.S. federal income tax purposes, adverse U.S. federal income tax consequences could result for the Shareholders and Series II, including Series II being subject to entity-level taxes.

Series II and its corporate subsidiaries face the risk of a tax audit which may have adverse consequences for Series II and/or the Series II Shareholders. Series II may take positions with respect to certain tax issues, including with respect to partnership allocations, that depend on legal and other interpretive conclusions. Should any such positions be successfully challenged by the IRS or any other tax authority, a Series II Shareholder might be found to have a different U.S. tax liability (or any tax liability under the law of another jurisdiction), for that year than that reported on its federal (or other) income tax return.

An audit of Series II may result in an audit of the returns of some or all of the Series II Shareholders, which examination could result in adjustments to the tax consequences initially reported by Series II and affect items not related to a Shareholder’s investment in Series II. If such adjustments result in an increase in a Shareholder’s federal income tax liability for any year, such Shareholder may also be liable for interest and penalties with respect to the amount of underpayment. The legal and accounting costs incurred in connection with any audit of

Series II’s tax return will be borne by Series II. The cost of any audit of a Shareholder’s tax return will be borne solely by the Shareholder.

Pursuant to legislation governing U.S. tax audits enacted by the U.S. Congress in 2015, as subsequently amended, the regulations promulgated and the guidance issued thereunder, and similar state or local tax rules (collectively, the “BBA Rules”), unless Series II makes the election described below, the IRS is generally permitted to determine adjustments to Series II tax items, and assess and collect taxes attributable thereto (including any applicable penalties and interest), at Series II level in the tax year during which the audit is finalized (the “adjustment year”). In this case, Shareholders of Series II in the adjustment year, rather than the persons that were Shareholders during Series II tax year under audit (the “reviewed year”), would bear the cost of the audit adjustment. In general, under this regime, taxes imposed on Series II would be assessed at the highest rate of tax applicable for the reviewed year and determined without regard to the character of the income or gain, Shareholders’ status or the benefit of Shareholder-level tax attributes (that could otherwise reduce tax due). However, Series II may be able to reduce the underpayment of taxes owed by Series II, to the extent that Series II demonstrates such taxes are allocable to a Shareholder that would not owe any tax by reason of its status as a “tax-exempt entity” or if the character of income is subject to a lower rate of tax.

Series II may under certain circumstances have the ability to avoid the entity-level tax assessment or collection (described above), by electing to “push-out” any adjustments to persons that were Shareholders during the reviewed year (the “Push-out Election”) and issuing them adjusted Schedule K-1. If Series II makes the Push-out Election, such Shareholders would be responsible for paying any taxes associated with the audit adjustments in the adjustment year (including interest and penalties). In such case, the Shareholders of the reviewed year would also incur a two-percentage point increase on the interest rate that would otherwise have been imposed on any underpayment of taxes (unless such Shareholder is a pass-through entity and makes a valid Push-out Election to “push out” its share of the adjustments to its shareholders, members or owners). If Series II makes a Push-out Election with respect to Shareholders or former Shareholders whose allocable Shares of adjustments would have been subject to U.S. federal withholding tax, such Shareholders or former Shareholders may be required to file a U.S. federal income tax return and pay their allocable Shares of interest, penalties and additions to tax even though Series II is required to pay the withholding tax. The Manager has discretion whether or not to make the Push-out Election and has not yet determined whether or to what extent such election will be appropriate. The Manager or the person the Manager appoints will be the “partnership representative” for purposes of the BBA Rules and will have broad authority to represent Series II in respect of tax audits, including the authority to make the Push-out Election.

Certain of the Company’s investments that the Company expects to hold, such as investments that are operating partnerships, will be subject to the rules described above, in which case the BBA Rules would be expected to apply to the Company as a partner therein. The Company may also make acquisitions through tiered partnership structures (including as a minority partner), in which case its capacity to make a “push out” election in respect of such tiered partnership investment may be limited by the timing of information provided by the underlying investments, such as Asset-Based Finance Assets, or decisions that the Company may not have control over.

In addition, Series II “blocker” vehicles taxable as corporations for U.S. federal income tax purposes and REIT Subsidiaries (as defined above) are subject to the examination of their income and other tax returns by the IRS and other authorities.

Prospective investors are encouraged to consult their tax advisers regarding the impact of the BBA Rules and potential tax audits on their investment in Series II.

Series I faces the risk of a tax audit which may have adverse consequences for Series I and/or the Series I Shareholders. Series I is subject to the examination of its income and other tax returns by the IRS and other tax authorities. Series I regularly assesses the likelihood of adverse outcomes resulting from such examinations to determine the adequacy of our provision for income taxes. Although Series I seeks to continue to make appropriate provisions for taxes in the jurisdictions in which it operates, changes in the tax laws or challenges from tax authorities under existing laws could adversely affect Series I’s business, financial condition and results of operations.

In addition, certain of the Company’s investments that the Company expects to hold, such as investments that are operating partnerships, will be subject to the rules described above under “—Series II and its corporate subsidiaries face the risk of a tax audit which may have adverse consequences for Series II and/or the Series II Shareholders,” in which case the BBA Rules would be expected to apply to the Company as a partner therein. The Company may also acquire through tiered partnership structures (including as a minority partner), in which case its capacity to cause a “push out” election to be made in respect of such tiered partnership investment may be limited by the timing of information provided by the underlying investments, such as Asset-Based Finance Assets, or decisions that the Company may not have control over. Finally, Series I holds certain investments through one or more REIT Subsidiaries (as defined above), which are also subject to the examination of their income and other tax returns by the IRS and other authorities.

Prospective investors are encouraged to consult their tax advisers regarding the impact of the BBA Rules and potential tax audits on their investment in Series I.

There is no assurance that Schedules K-1 will be provided within a particular time-frame to Series II Shareholders and any such Schedule K-1 may be based on the best available estimates at the time of issuance. The Manager will endeavor to provide Series II Shareholders, within 120 days after the close of each calendar year, estimates of the taxable income or loss computed for U.S. tax purposes allocated to them in connection with their investment in Series II, and within 180 days after the close of each calendar year, U.S. tax information (including Schedule K-1, which may be based on the best available estimates at the time of issuance) which describes on a U.S. dollar basis such Series II Shareholder’s share of Series II’s income, gain, loss and deduction for the preceding taxable year. However, while delays are not expected, providing this U.S. tax information to Series II Shareholders could be subject to delay in the event of, among other reasons, evolving reporting and compliance requirements or other events. It is therefore possible that, in any taxable year, Series II Shareholders will need to apply for an extension of time to file the Shareholders’ tax returns.

Increases to the corporate tax rate would likely decrease the Company’s returns. Any increase in the corporate income tax rate or changes to the corporate income tax rules that have the effect of increasing the effective corporate income tax rate would likely result in an increase of the overall tax burden borne by Series I and any Series II “blocker” vehicles taxable as corporations for U.S. federal income tax purposes (including any REIT Subsidiary if it fails to qualify as a REIT and any of its taxable REIT subsidiaries) and, as a result, such changes could materially affect the Company’s returns. In addition, the value of the Company’s assets may be affected by any changes in tax rates or tax rules, and Shareholders that redeem will not benefit from any such changes after their redemption, and conversely, Shareholders that do not redeem may be burdened by the impact of any such changes, including with respect to the impact of any such changes on the portion of any asset attributable to redeemed Shareholders.

Some of our financing arrangements may result in tax-exempt holders of our Series II Shares recognizing UBTI. The Company and subsidiary vehicles of the Company are expected to enter into financing arrangements, obtain credit facilities or otherwise employ leverage to finance their acquisitions of investments, such as Asset-Based Finance Assets. If the Company incurs debt, including any of the financing arrangements described in the previous sentence, through one or more subsidiaries treated as flow-through entities for U.S. federal income tax purposes, such indebtedness is expected to give rise to UBTI to Series II Shareholders to the extent such indebtedness is used or deemed to be used to acquire investments. The Manager expects to structure acquisitions in operating partnerships for Shareholders investing in Series II that it expects to give rise to UBTI through a “blocker” vehicle taxable as a corporation for U.S. federal income tax purposes or a REIT Subsidiary (as defined above). However, Series II does not expect to utilize “blocker” vehicles when entering into, or drawing down amounts under, credit facilities or other financing or hedging arrangements available to the Company or subsidiary vehicles of the Company.

Non-U.S. Series I Shareholders and Non-U.S. Series II Shareholders may be treated as engaged in a U.S. trade or business as a result of their investment. Series II intends to make investments (other than investments that are treated as corporations for U.S. federal income tax purposes) indirectly through entities that are treated as corporations for U.S. federal income tax purposes or REIT Subsidiaries, and as a result does not expect that any such investment will generate income treated as effectively connected with a U.S. trade or business. However, no assurance can be given that Series II Shareholders will not incur income treated as effectively connected with a U.S. trade or business. Additionally, Non-U.S. Series II Shareholders may be subject to withholding taxes under Section 1446 of the Code. Prospective investors are encouraged to consult their tax advisers regarding an investment in Series II.

Further, we believe it is possible that Series I may become a “United States real property holding corporation” and/or Series II may hold interests in, “United States real property interest,” each as defined in the Code and applicable U.S. Treasury regulations. As a result, Non-U.S. Series I Shareholders may be treated as engaged in in a U.S. trade or business and subject to United States federal income tax on a sale, exchange or other disposition of our Series I Shares and may be required to file a United States federal income tax return, and Non-U.S. Series II Shareholders may be treated as engaged in a U.S. trade or business and subject to federal income tax and withholding tax on certain capital gain dividends from a REIT or a sale, exchange or other disposition of our Series II Shares pursuant to Section 1445 of the Code. See “Item 1. Business Overview—Certain U.S. Federal Income Tax Considerations—Series I—Gain on Disposition of Series I Shares” and “Item 1. Business Overview—Certain U.S. Federal Income Tax Considerations—Series II—Consequences to Non-U.S. Series II Shareholders.”

If we are required to register as an investment company under the Investment Company Act, Series II may be treated as a publicly traded partnership that is subject to corporate income taxes. If Series II were deemed to be an investment company under the Investment Company Act, the Qualifying Income Exception to the publicly traded partnership rules would no longer apply, and in that case, unless another exception applied, Series II would likely be subject to taxation as a corporation for U.S. federal income tax purposes, and such treatment would materially adversely affect the value of the Series II Shares.

If a REIT Subsidiary does not qualify as a REIT, it will be subject to tax as a regular corporation and could face a substantial tax liability. The Company expects to hold a portion of its investments through one or more entities electing to be treated as REIT Subsidiaries. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, various compliance requirements could be failed and could jeopardize the REIT status of any REIT Subsidiary. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for a REIT Subsidiary to qualify as a REIT. If a REIT Subsidiary fails to qualify as a REIT in any tax year, then:

•

it would be taxed as a regular domestic corporation, which under current laws, among other things, means being unable to deduct distributions to stockholders in computing taxable income and being subject to federal income tax on its taxable income at regular corporate income tax rates; any resulting tax liability could be substantial and could have an adverse effect on the value of our Shares;

•

unless it is entitled to relief under applicable statutory provisions, it would be required to pay taxes, and thus, its cash available for distribution to stockholders would be reduced for each of the years during which it did not qualify as a REIT and for which it had taxable income; and

•	it generally would not be eligible to requalify as a REIT for the subsequent four full taxable years.

For a REIT Subsidiary to maintain its REIT status, it may have to borrow funds on a short-term basis during unfavorable market conditions. To qualify as a REIT, a REIT Subsidiary generally must distribute annually to its stockholders a minimum of 90% of its net taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. A REIT Subsidiary will be subject to regular corporate income taxes on any undistributed REIT taxable income each year. Additionally, a REIT Subsidiary will be subject to a 4% nondeductible excise tax on any amount by which distributions paid by it in any calendar year are less than the sum of 85% of its ordinary income, 95% of its capital gain net income and 100% of its undistributed income from previous years. If a REIT Subsidiary does not have sufficient cash to make distributions necessary to preserve its REIT status for any year or to avoid taxation, it may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales. For example, a REIT Subsidiary may request that the Company and its other shareholders, if any, agree to a consent dividend in order to meet the annual distribution requirements or to avoid paying corporate tax on any undistributed net income. When a REIT makes a consent dividend, that REIT and its shareholders are generally treated for U.S. federal income tax purposes as if the REIT distributed cash to the shareholders and the shareholders immediately re-contributed the cash to the REIT as a contribution to capital. As discussed above, the Shareholders would be required to utilize other resources to satisfy tax liabilities and would not be able resort to distributions made by the Company to assist in satisfying such tax liabilities.

The charter of a REIT Subsidiary will not permit any person or group to own more than 9.8% of its outstanding common stock or of its outstanding capital stock of all classes or series, and accordingly, acquisitions of Shares of the Company that would result in a violation of the foregoing would not be effective without an exemption. For a REIT Subsidiary to qualify as a REIT under the Code, not more than 50% of the value of its outstanding stock may be owned directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for this purpose) during the last half of a taxable year. The charter of any REIT Subsidiary will prohibit beneficial or constructive ownership by any person or group of more than a certain percentage, which is expected to be 9.8%, in value or by number of shares, whichever is more restrictive, of the outstanding shares of its outstanding common stock or 9.8% in value of its outstanding capital stock of all classes or series, which is referred to as the “ownership limit.” The constructive ownership rules under the Code and a REIT Subsidiary’s charter are complex and may cause shares of the outstanding common stock owned by a group of related persons to be deemed to be constructively owned by one person. As a result, the acquisition of less than 9.8% of a REIT Subsidiary’s outstanding common stock or capital stock by a person could cause another person to own constructively in excess of 9.8% of its outstanding common stock or capital stock, respectively, and thus violate the ownership limit. There can be no assurance that a REIT Subsidiary’s board of directors, as permitted in its charter, will not decrease this ownership limit in the future. Any attempt to own or transfer shares of a REIT Subsidiary’s common stock or capital stock in excess of the ownership limit without the consent of its board of directors will result either in the shares in excess of the limit being transferred by operation of the charter to a charitable trust, and the person who attempted to acquire such excess shares not having any rights in such excess shares, or in the transfer being void. Any exemptions to the ownership limit a REIT Subsidiary grants may limit the power of its board of directors to increase the ownership limit or grant further exemptions in the future. Additionally, owners of our Shares will be treated as owning the common stock and/or capital stock of any REIT Subsidiary, and accordingly, our Shares will be subject to similar rules and restrictions.

The Company may be subject to additional tax as a result of certain equity investments. The Company may make certain equity investments which may give rise to additional taxes and/or risks and Series II may hold these investments through U.S. or non-U.S. “blocker” vehicles taxable as corporations for U.S. federal income tax purposes or other taxable structures which may reduce the return from such investments. Additionally, Series I will be a corporation for U.S. federal income tax purposes subject to entity level taxes. It is possible, as a result of such taxes, and other expenses relating to the operation of such structures, that the investment returns to Shareholders may be less than the investment returns that would have been received had such investments not been held through entities treated as corporations for U.S. federal income tax purposes.

Shareholders will be subject to certain restrictions on transfer. Transfer of interests will be prohibited if such transfer would, among other things, (i) result in taxation at the entity level of any REIT Subsidiary (unless such taxation is elected by such entity prior to such transfer), (ii) disqualification of the REIT Subsidiary as a

REIT or (ii) cause Series II to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Our business may be affected by changes to tax regimes in jurisdictions outside of the United States. The Company and/or the Shareholders could become subject to additional or unforeseen taxation in jurisdictions in which the Company operates. Changes to taxation treaties (or their interpretation) between the countries relevant for the Company’s assets may adversely affect the Company’s ability to efficiently realize income or capital gains. Tax laws of different jurisdictions vary substantially with respect to the treatment of specific items of income, gain, loss, deduction and credit, and with respect to the bases on which such tax is or may be assessed. While not currently contemplated, if the Company acquires a substantial amount of capital in various non-U.S. jurisdictions, the impact of tax laws in the relevant jurisdictions in respect of any particular asset or investment, or on any specific Asset-Based Finance Assets, may be material. For example, interest payments on Company holdings in certain jurisdictions and certain other items of income may be subject to withholding taxes or non-resident capital gains taxes, and in some cases, the withholding taxes or non-resident capital gains taxes may be greater than if such Company holdings were held directly by the Shareholders.

In addition, non-U.S. tax laws, including their interpretation, are subject to change, and the Company cannot predict what effect such changes might have on the Company and/or Shareholders. The Company and/or the Shareholders could become subject to additional or unforeseen taxation in jurisdictions in which the Company operates, and local tax incurred in these jurisdictions by the Company vehicles may not be creditable or deductible to Shareholders in their jurisdiction of residence. There can also be no assurance that U.S. tax credits (or credits in any non-U.S. jurisdiction) may be claimed with respect to non-U.S. taxes incurred, including in respect of the withholding taxes described above. Shareholders wishing to claim the benefit of an applicable tax treaty may be required to submit information to tax authorities in such jurisdictions. Further, changes to taxation treaties (or their interpretation) between the United States and the countries in which the Company operates may adversely affect the Company’s ability to efficiently realize income or capital gains, which may result in additional taxation to Company vehicles used to facilitate investments in such non-U.S. jurisdictions or to the Shareholders.

U.S. Federal Income Tax Reform may impact an investment in the Company and may impact the Company’s investments. Legislation has been previously proposed that includes, among other changes, increases in the corporate and capital gains rates and an overhaul of the international tax rules. President Trump recently signed into law the “One Big Beautiful Bill Act” (the “OBBBA”) which includes several new provisions (and other amendments) to the Code. The impact of the OBBBA and any other potential tax changes on an investment in the Company is uncertain. Prospective investors should consult their own tax advisers regarding potential changes in tax laws and the impact on their investment in the Company and the impact on the Company and any potential investments.

ATAD I-III, DAC6 and the UK MDR Regime may place additional administrative burdens on the Manager’s management team or portfolio investment management and ultimately could lead to increased cost, which could adversely affect profitability. The European Council has adopted two Anti-Tax Avoidance Directives, Council Directive (EU) 2016/1164 of 12 July 2016 laying down rules against tax avoidance practices that directly affect the functioning of the internal market (“ATAD I”) and Directive 2017/952/EU of May 29, 2017, amending ATAD I as regards hybrid mismatches with third countries (“ATAD II”). Most of the measures have been applicable since 1 January 2019 and 1 January 2020, respectively, while the reverse hybrid rules have been applicable as from tax year 2022. ATAD I and ATAD II may place additional administrative burdens on the Manager’s management team or portfolio investment management to assess the impact of such rules on the assets of the Company and ultimately could lead to increased cost, which could adversely affect profitability. ATAD I and ATAD II may also impact the returns of the Company.

The EU has taken further steps towards tax transparency with the sixth version of the Council Directive 2018/822 of 25 May 2018 on administration and cooperation for implementation by EU member states (“DAC6

Rules”). In addition, the United Kingdom repealed the DAC6 Rules and implemented reporting rules following the OECD Mandatory Disclosure Rules (“UK MDR Rules”). DAC6 Rules and UK MDR Rules could require taxpayers and their advisers to report on cross-border arrangements with an EU or UK component that bear one of the prescribed hallmarks. The hallmarks are widely drafted and may require many transactions to be reported. Failure to comply with disclosure obligations can result in fines and penalties. DAC6 Rules or UK MDR Rules could expose the Company’s business activities to increased scrutiny from European or United Kingdom tax authorities. Furthermore, in a report from the General Secretariat of the Council of the European Union dated 18 June 2025, it was noted that the original aims of the proposal for a council directive laying down rules to prevent the misuse of shell entities for tax purposes within the EU could be achieved through clarifications or amendments to existing hallmarks under the DAC 6 Rules. Whether such a legislative proposal will be taken forward, and if so, the details and timing of the implementation of such proposal and its impact on the Company and its investments remains uncertain.

Base Erosion and Profit Shifting. The Organisation for Economic Cooperation and Development (“OECD”) together with the G20 countries have committed to reduce perceived abusive global tax avoidance, referred to as base erosion and profit shifting (“BEPS”). As part of this commitment, an action plan was developed to address BEPS with the aim of securing revenue by realigning taxation with economic activities and value creation by creating a single set of consensus-based international tax rules. As part of the BEPS project, new rules dealing with the operation of double tax treaties, the definition of permanent establishments, interest deductibility, controlled foreign company, general anti-abuse, and how hybrid instruments and entities are taxed, have been and will continue to be introduced in the domestic tax laws of participating OECD and G20 countries.

In order to assist with implementation of certain of the BEPS project recommendations, the OECD adopted the multilateral convention to implement tax treaty related measures to prevent BEPS on 24 November 2016 (“MLI”). The MLI was intended to swiftly implement a series of the BEPS project’s tax treaty measures into the tax treaties of ratifying members in order to update international tax rules and lessen the opportunity for tax avoidance by multinational enterprises. Certain existing tax treaties have been, and may continue to be, amended in order to reflect the minimum standards as provided by the MLI. Most notably, a principal purpose test, aimed at denying double tax treaty benefits where obtaining these benefits is the principal purpose of a transaction or arrangement, has been introduced in certain double tax treaties. It cannot be excluded that the further amendment of double tax treaties may result in a higher tax burden for the Company, our subsidiaries, and our investments.

The impact on the Company and/or its investments of the OECD BEPS project recommendations cannot yet be determined due to a number of reasons, including that many of the recommendations are subject to each relevant jurisdiction’s approach to implementation (if implemented at all), which, given the ambit, may be subject to inconsistencies in approach and timing. Depending on if and how the BEPS project recommendations are implemented (and interpreted) in participating jurisdictions, they may have a material impact on how investments are taxed. Such implementation (and interpretation) may also give rise to additional reporting and disclosure obligations for investors.

OECD’s Pillars One and Two. The OECD Inclusive Framework on Base Erosion and Profit Shifting has committed to proposals for international tax reform in two “pillars” (commonly referred to as “Pillar One” and “Pillar Two”) in order to address the tax challenges arising from the digitalization of the economy. The objective of Pillar One is that a formulaic share of the consolidated profit of a multinational enterprise will be allocated to markets where their consumers are located (i.e., where sales arise). The OECD is working on confirming certain details in relation to Pillar One and is currently working towards its implementation, although the timing of such implementation remains subject to considerable uncertainty. Pillar Two is focused on implementing a global minimum tax designed to ensure that large multinationals pay a minimum effective tax rate of 15% in every jurisdiction in which they operate. The Pillar Two proposals involve a framework of complex rules which, broadly, would impose top-up taxes on certain entities within a multinational group where the overall tax paid on the group’s profit in any jurisdiction falls below the minimum 15% effective tax rate. It should be noted that a group’s effective tax rate in a jurisdiction may fall below the minimum 15% rate, and therefore a top-up tax may be required, even if that jurisdiction’s statutory headline tax rate is over 15%.

Both the Pillar One and Pillar Two proposals are subject to exemptions and exclusions. Depending on the implementation of Pillar One and Pillar Two and whether they are applicable to the Company, our subsidiaries, and/or our investments, effective tax rates could increase, including by way of higher levels of tax being imposed than is currently the case, possible denial of deductions or increased withholding taxes and/or profits being allocated differently. The proposals may also lead to an increase in the complexity, burden and cost of tax compliance. Council Directive (EU) 2022/2523 of 14 December 2022 on ensuring a global minimum level of taxation for multinational enterprise groups and large-scale domestic groups in the Union builds on the GloBE rules and targets any multi-national enterprise (“MNE”) group which has an annual revenue of EUR 750,000,000 or more, including the revenue of excluded entities, in its ultimate parent entity’s consolidated financial statements in at least two of the four fiscal years immediately preceding the tested fiscal year and with either a parent entity or a subsidiary located in an EU member state. Certain entities are excluded from its scope, including, for example, investment entities that are ultimate parent entities and certain entities owned by these excluded entities. Directive 2022/2523 provides for an income inclusion rule (“IIR”), an undertaxed profit rule (“UTPR”), and a qualified domestic minimum top-up tax rule (“QDMTT”). Most provisions apply to tax years starting on or after 31 December 2023. The provisions on UTPR, in principle, apply to tax years starting on or after 31 December 2024. On 28 June 2025, the G7 released a statement (“G7 Statement”) providing for a “side-by-side” solution under which US parented groups would be exempt from certain key Pillar Two rules in recognition of the existing US minimum tax rules to which they may be subject, however whether this development proceeds and the form of this development is uncertain.

EU-list of non-cooperative tax jurisdictions. In December 2017, an EU list of non-cooperative tax jurisdictions was agreed by the finance ministers of member states of the EU. The EU’s list is intended to promote good governance in taxation worldwide, maximizing efforts to prevent tax avoidance, tax fraud and tax evasion. If a jurisdiction in which the Company or our subsidiaries directly or indirectly invests or receives payments from, is considered a non-cooperative tax jurisdiction (at the time the investment is made or at a later stage), this may result in adverse tax consequences for the Company or such subsidiaries. The list is regularly updated and was last revised on 18 February 2025.

BEFIT and Transfer Pricing. The European Commission has released a package of tax reforms comprising of the “Proposal for a Council Directive on Business in Europe: Framework for Income Taxation” (“BEFIT”) (which seeks to produce a comprehensive solution for business taxation in the EU) and the “Proposal for a Council Directive on transfer pricing” (which seeks to harmonize transfer pricing rules within the European Union and ensure a common approach to transfer pricing). More specifically, BEFIT aims to introduce a common set of rules for EU companies to calculate their taxable base while ensuring a more effective allocation of profits between EU countries. BEFIT has the potential to alter taxing rights within the European Union and may include substantive changes to applicable tax rules. The new rules will be mandatory for companies resident in an EU member state, including their permanent establishments located in other European Union member states, and for permanent establishments located in European Union member states of entities resident in a third country, provided that:

•

they belong to a domestic group or to a multinational group which prepares consolidated financial statements (on a line-by-line basis) and had annual combined revenues of EUR 750,000,000 or more in at least two of the last four fiscal years; and

•	the ultimate parent entity holds, directly or indirectly, at least 75% of the ownership rights or the rights giving entitlement to profit of the in-scope entities.

However, the new rules will not apply to companies or permanent establishments with an ultimate parent entity outside the EU where the combined EU revenues of the group either do not exceed 5% of the total revenues for the group based on its consolidated financial statements or EUR 50,000,000 in at least two of the last four fiscal years. The new rules will be optional for groups of companies that meet the above conditions save for the EUR 750,000,000 threshold.

If adopted by the Council of the EU, the proposals are intended to come into force on 1 July 2028 (for BEFIT) and 1 January 2026 (for the transfer pricing proposals). Whether these proposals will be taken forward, and if so the details and timing of their implementation and their impact on our investments are therefore uncertain.

The foregoing list of risk factors does not purport to be a complete enumeration or explanation of the risks involved in an investment in a Company. Each prospective Company investor should read this entire Registration Statement, the Company’s Partnership Agreement and consult with its advisors before deciding whether to invest in such Company. In addition, as the Company’s investment program develops and changes over time, an investment in the Company may be subject to additional and different risk factors.

Item 2.	Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Overview

We were organized as a series limited partnership in accordance with the laws of Delaware on September 26, 2025.

The Company has no operating history and was formed to acquire, control and manage Asset-Based Finance Assets globally. The Company formed separate Series pursuant to the LP Act, and although the IRS has only issued proposed regulations relating to series entities, each Series is intended to be treated as a separate entity for U.S. federal income tax purposes. Although the Series are separate legal entities, they are expected to invest, directly or indirectly, in the same Asset-Based Finance Assets on a pro rata basis, with equal voting rights with respect thereto.

While it is the Company’s intention that the Series will generally hold pro rata economic interests in each Asset-Based Finance Asset, such economic interests may not be pro rata in all instances. The Company expects that deviations from this pro rata holding intention would be a result of cash flows into the Series and different tax obligations between the Series.

The Series will conduct the business of the Company jointly and although they have the ability and intention to contract in their own names, they expect to do so jointly and in coordination with one another. Neither Series will have directors, officers or employees, but will be overseen by the Board and managed by the Manager. As a Delaware limited partnership with two different series, to the extent the records maintained for a Series account for the assets associated with a Series separately from the assets of the Company or any other Series, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to such Series are segregated and enforceable only against the assets of such Series and not the assets of the Company generally or of any other Series, as provided under Delaware law.

Each of Series I and Series II is intended to be treated as a separate entity for U.S. federal income tax purposes. Series I has elected to be treated as a corporation for U.S. federal income tax purposes and Series II is intended to be treated as a partnership for U.S. federal income tax purposes. The state tax treatment of a limited partnership, and of different series in a series limited partnership, depends on the laws of each state. Although there is no direct authority on point, we generally expect that the vast majority of states will follow the U.S. federal tax treatment. However, it is possible that a state may classify Series I and/or Series II differently than the IRS does for U.S. federal income tax purposes. The state tax treatment of a series limited partnership depends on the laws of each state, and it is possible that a particular state may treat Series I and Series II as a single entity for state tax purposes or may treat Series I or Series II as separate entities but classified differently than the IRS does for U.S. federal income tax purposes.

We seek to invest primarily in three key categories of Asset-Based Finance Assets: (i) Hard Assets, which are physical assets with secondary resale value, including inventory, machinery, equipment, infrastructure, and certain energy generation assets, among other things, (ii) Real Estate Assets, including commercial real estate and residential real estate; and (iii) Financial Assets, which are contractual or other related assets that provide rights to future payment streams, including royalties, management fees, receivables, intellectual property, publishing rights, and legal claims, among other things.

Revenues

We expect to generate revenues primarily from the management of our Asset-Based Finance Assets held through our subsidiaries and to a lesser extent strategic opportunities in Asset-Based Finance Assets, which may consist of interest income, net realized gains or losses and net change in unrealized appreciation or depreciation of Asset-Based Finance Assets.

Operating Expenses

Each Series pays or otherwise bears its proportionate portion of the payments, fees, costs, expenses and other liabilities (for the avoidance of doubt, including any applicable value added tax) or obligations resulting from, related to, associated with, arising from or incurred in connection with the Company’s operations (collectively, the “Operating Expenses”). Operating Expenses includes payments, fees, costs and expenses and other liabilities and obligations resulting from, related to, associated with, arising from or incurred in connection with:

1.

organization and offering expenses associated with this offering (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses and other offering expenses, including costs associated with technology integration between the Company’s systems and those of participating intermediaries, reasonable bona fide due diligence expenses of participating intermediaries supported by detailed and itemized invoices, costs in connection with preparing sales materials and other marketing expenses, design and website expenses, fees and expenses of the Company’s escrow agent and transfer agent, fees to attend retail seminars sponsored by participating intermediaries and costs, expenses and reimbursements for travel, meals, accommodations, entertainment and other similar expenses related to meetings or events with prospective investors, intermediaries, registered investment advisors or financial or other advisors, but excluding the combined annual distribution fee and shareholder servicing fee);

2.

(a) the discovery, evaluation, investigation, impact assessment, development, acquisition, consummation, structuring, ownership, maintenance, monitoring, hedging, portfolio and risk management or disposition of investments (including brokerage, sales and underwriting commissions, private placement, syndication, solicitation, fairness opinions, pricing and valuation (including appraisal), consulting, arranger, transaction, advisory, investment banking, custodial, depositary, trustee, transfer agent, record-keeping and administrative fees, clearing, settlement and bank charges, deposits (including earnest money deposits), property management, leasing, construction management, development, environmental, brokerage, sales agents and other services, consent or other third-party fees or payments, closing, execution and transaction costs, other fees, costs and expenses in respect of derivative contracts (including any payments under, and any margin expenses relating to, such derivative contracts or any posting of margin or collateral with respect to such derivative contracts), investment costs, and other closing, execution and transaction costs, travel and related expenses and other administrative fees, costs and expenses), including investments not ultimately made, (b) any indebtedness, credit facility, guarantee (including any payments made under, or required by, any non-recourse carve out guarantees, completion guarantees, equity commitment letters, environmental indemnities, hedging guarantees or guarantees made in order to facilitate or finance investments, including in respect of customary key principal, “bad acts” or other performance-related matters), line of credit, loan commitment, letter of credit, equity commitment letter, hedging guarantee or similar credit support or other indebtedness involving such Series or any investment (including any fees, costs and expenses incurred in obtaining, negotiating, entering into, effecting, maintaining, varying, refinancing or terminating such borrowings, indebtedness, guarantees or obligations and interest arising out of such borrowings and indebtedness and in respect of customary key principal, “bad acts” or other performance-related matters) and (c) attending conferences in connection with the evaluation of future investments or particular sector opportunities, organizational memberships with impact-focus groups and compliance with any impact initiatives or principles;

3.	risk management assessments and analysis of such Series’ assets;

4.

taxes (other than taxes withheld or otherwise paid with respect to specific Shareholders) and other governmental charges incurred or payable by such Series and taxes and other governmental charges incurred or payable by structuring or other investment vehicles through which such Series invests or formed for Shareholders of such Series (including any withholding taxes and entity-level taxes imposed on, with respect to, or otherwise borne by such Series or any structuring or other investment vehicle through which such Series invests or formed for Shareholders of such Series to the extent not allocated to one or more Shareholders);

5.	the cost of calculating the Series’ net asset value, including the cost of any third-party valuation services;

6.	the cost of effecting any sales and redemptions of the Shares and other securities;

7.	fees and expenses payable under any Dealer Manager and selected intermediary agreements, if any;

8.	all fees, costs and expenses of any loan servicers and other service providers and of any custodians, lenders, investment banks and other financing sources;

9.	costs incurred in connection with the formation or maintenance of entities or vehicles to hold the assets of the Company generally or such Series for tax or other purposes;

10.

expenses (including the allocable portions of compensation and out-of-pocket expenses such as travel expenses) or an appropriate portion thereof of employees of the Manager or its affiliates to the extent such expenses relate to attendance at meetings of the Board or any committees thereof;

11.

expenses, including travel, entertainment, lodging and meal expenses, incurred by the Manager, or members of its investment team, or payable to third parties, in evaluating, developing, negotiating, structuring and performing due diligence on prospective Asset-Based Finance Assets, including such expenses related to potential investments that were not consummated, and, if necessary, enforcing the rights of the Company generally or such Series;

12.

all brokerage costs, hedging costs, prime brokerage fees, custodial expenses, agent bank and other bank service fees; private placement fees, commissions, appraisal fees, commitment fees and underwriting costs; costs and expenses of any lenders, investment banks and other financing sources, and other investment costs, fees and expenses actually incurred in connection with evaluating, making, holding, settling, clearing, monitoring or disposing of actual investments (including, without limitation, travel, meals, accommodations and entertainment expenses and any expenses related to attending trade association and/or industry meetings, conferences or similar meetings, any costs or expenses relating to currency conversion in the case of investments denominated in a currency other than U.S. dollars) and expenses arising out of trade settlements (including any delayed compensation expenses);

13.	transfer agent, dividend agent and custodial fees;

14.	fees and expenses associated with marketing efforts;

15.	federal registration fees, franchise fees, any stock exchange listing fees and fees payable to rating agencies;

16.

Independent Directors’ fees and expenses, including reasonable travel, entertainment, lodging and meal expenses, and any legal counsel or other advisors retained by, or at the discretion or for the benefit of, the Independent Directors;

17.

any taxes and/or tax-related interest, fees or other governmental charges (including any penalties incurred where the Manager lacks sufficient information from third parties to file a timely and complete tax return) levied against the Company generally or such Series and all expenses incurred in connection with any tax audit, investigation, litigation, settlement or review of the Company generally or such Series and the amount of any judgments, fines, remediation or settlements paid in connection therewith;

18.

all fees, costs and expenses of any litigation, arbitration or audit involving the Company generally, the Series, or any Asset-Based Finance Assets or any potential Asset-Based Finance Assets, any vehicle or its portfolio companies and the amount of any judgments, assessments fines, remediations or settlements paid in connection therewith, Directors and officers, liability or other insurance (including costs of title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to the affairs of the Company generally or such Series;

19.

all fees, costs and expenses associated with the Company’s (generally) or such Series’ information, obtaining and maintaining technology (including the costs of any professional service providers), hardware/software, data-related communication, market data and research (including news and quotation equipment and services and including costs allocated by the Manager’s or its affiliates’ internal and third-party research group (which are generally based on time spent, assets under management, usage rates, proportionate holdings or a combination thereof or other reasonable methods determined by the Administrator) and expenses and fees (including compensation costs) charged or specifically attributed or allocated by Manager and/or its affiliates for data-related services provided to the Company generally or such Series and/or its portfolio companies (including in connection with prospective investments), each including expenses, charges, fees and/or related costs of an internal nature; provided, that any such expenses, charges or related costs of an internal nature shall be on terms that are determined by the Board to be fair and reasonable to the Company generally or such Series), reporting costs (which includes notices and other communications and internally allocated charges), and dues and expenses incurred in connection with membership in industry or trade organizations;

20.	the costs of specialty and custom software for monitoring risk, compliance and the overall portfolio, including any development costs;

21.	costs associated with individual or group shareholders;

22.	direct costs and expenses of administration, including printing, mailing, long distance telephone, copying and secretarial and other staff;

23.	costs and expenses (including travel) in connection with the diligence and oversight of the Company’s service providers of the Company generally or such Series;

24.

any actuaries, accountants, advisors, auditors, administrators, brokers (including prime-brokers), consultants, counsel, custodians, appraisers, depositaries, valuation experts and other Service Providers that provide services to or with respect to such Series, and legal expenses incurred in connection with claims or disputes related to such Series or one or more investments;

25.

the engagement of professionals (including through HPS) (including all costs and expenses on account of compensation and benefits of its employees) and any industry executives, advisors, consultants (including operating consultants, sourcing consultants, and any other third-party consultants), operating executives, subject matter experts (or other persons acting in a similar capacity) who provide services to or in respect of such Series or its operating entities, or other subsidiaries or related Asset-Based Finance Assets (including with respect to potential Asset-Based Finance Assets) related to, among other things, (a) conducting due diligence or analysis on industry, geopolitical or other operational issues and (b) operational improvement initiatives relating to such subsidiaries or the related Asset-Based Finance Assets, and developing and implementing such initiatives (including with respect to allocable overhead of HPS, including all costs and expenses on account of compensation and benefits of its employees);

26.

obtaining research and other information for the benefit of such Series, including information service subscriptions, as well as the operation and maintenance of information systems used to obtain such research and other related information;

27.	developing, implementing or maintaining computer software and technological systems for the benefit of such Series, its Shareholders or its investments;

28.

premiums and fees for insurance (including costs, liabilities and expenses of any litigation, investigation, judgments or settlements paid in connection therewith) allocated to such Series by the Manager (including HPS’s and its affiliates’ group insurance policy, the Manager’s, any general partners’, directors’ and officers’ liability or other similar insurance policies, errors and omissions insurance, financial institution bond insurance and any other insurance for coverage of liabilities to any person or entity that are incurred in connection with the activities of such Series);

29.

any governmental inquiry, investigation or proceeding or any litigation involving or otherwise applicable to such Series, the Manager or any of its affiliates in connection with the activities of such Series or any investment, any subsidiaries, or any Asset-Based Finance Assets or any potential Asset-Based Finance Assets (including fees, costs and expenses incurred in connection with the investigation, prosecution, defense, judgment or settlement of any such inquiry, investigation, proceeding or litigation and the amount of any judgments, settlements or fines paid in connection therewith) and other extraordinary expenses related to such Series, any investment, subsidiary, asset-backed finance instrument or any potential investment, subsidiary or Asset-Based Finance Assets (including fees, costs and expenses that are classified as extraordinary expenses under GAAP (as defined below));

30.

assessing and reporting the sustainability, social and environmental impact and environmental, social and governance performance of investments and potential investments (including fees, costs and expenses payable to any third-party service provider or otherwise incurred in connection with designing, implementing and monitoring participation by Asset-Based Finance Assets in compliance and operational “best practices” programs and initiatives, and compensation and benefits of HPS employees engaged with respect thereto), all reports or information requests for one or more Shareholders, HPS, consultants or the Board and any committees thereof (including all fees, costs and expenses incurred to audit such reports, provide access to a database or other internet forum and for any other operational, legal or secretarial expenses relating thereto or arising in connection with the distribution of same), any out-of-pocket costs and expenses incurred in connection with the U.S. federal, state and local and non-U.S. tax compliance of the Company and/or Series (or any investment vehicle utilized by the Company and/or Series), and any other financial, tax, accounting, legal or fund administration reporting functions for the benefit of such Series or any investment vehicle utilized by such Series or structuring vehicle or subsidiary through which such Series invests (including expenses associated with any compliance with, filings in respect of, or o ther obligations related to or arising out of AEOI (as defined below), any initiatives or implementations arising from or under the Organization for Economic Cooperation and Development’s base erosion and profit shifting project or Luxembourg law with respect to such Series, its Manager or other managing entities, compliance with the European Union’s Anti-Tax Avoidance Directives, and any holding company regime (including the United Kingdom’s “qualifying asset holding company regime”)), the preparation of financial statements, tax returns and U.S. Internal Revenue Service Schedules K-1 (or equivalents thereof) or Form 1099-DIV, Luxembourg Forms 200 (to the extent applicable) or any successors thereto or equivalents thereof in any jurisdiction, and the representation of such Series, any Series vehicle or the Series subsidiary in a tax audit (including by the “partnership representative” of Series II and any Series vehicle or Series subsidiary);

31.

meetings of consultants, the Board and any committees thereof (including travel, accommodation, meal, event, entertainment and other similar fees, costs and expenses in connection with any such meetings), legal counsel, accountants, auditors, financial advisors or any other advisors or experts retained to assist the Manager, each consultant or the Board or any committee thereof, as applicable, and other expenses incurred in connection with the activities of each consultant, the Board and its committees;

32.

meetings of the Manager with any Shareholder(s) (including travel and related expenses and other accommodation, meal, event, entertainment and other similar fees, costs and expenses in connection with any such meetings);

33.

such Series’ indemnification obligations (including those incurred in connection with indemnifying Indemnified Parties and advancing fees, costs and expenses incurred by any such Indemnified Party in defense or settlement of any claim that may be subject to a right of indemnification under the Partnership Agreement);

34.

complying with (or facilitating compliance with) any applicable law, rule or regulation (including legal fees, costs and expenses), regulatory filing or other expenses of such Series, the Manager or HPS, involving or otherwise related to such Series but, for the avoidance of doubt, excluding any ordinary course of compliance, filings or other obligations imposed on the Manager or HPS under the Advisers Act (such as the preparation and filing of the Manager’s Form ADV) that do not relate directly to the affairs of such Series;

35.

any amendments, modifications, revisions or restatements to the constituent documents of such Series or the Manager (other than any such amendments, modifications, revisions or restatements related solely to the affairs of the Manager and not related to the affairs of such Series);

36.

distributions to the Shareholders (including in respect of any distributions in kind or activities necessary or appropriate to give effect thereto) or administering withholding tax with respect thereto;

37.

administering and operating such Series, preparing and maintaining the financial statements, books and records of such Series, including internal costs that the Manager may incur to produce such Series’ books and records, external costs in cases where the Manager or the Company generally or such Series hires a third-party administrator to maintain such Series’ books and records and any costs of the Manager to oversee and manage such third-party administrator, costs of Sarbanes-Oxley Act of 2002 compliance and attestation and costs of preparing and filing reports or other documents with the SEC, Financial Industry Regulatory Authority, CFTC and other regulatory bodies and other reporting and compliance costs, including registration and exchange listing and the costs associated with reporting and compliance obligations under the Investment Company Act and any other applicable federal and state securities laws, assessing and reporting the sustainability, social and environmental impact and environmental, social and governance performance of investments and potential investments (including fees, costs and expenses payable to any third-party service provider or otherwise incurred in connection with designing, implementing and monitoring participation by Asset-Based Finance Assets in compliance and operational “best practices” programs and initiatives, and the compensation of professionals responsible for the foregoing);

38.

all fees, costs and expenses associated with the preparation and issuance of the Company’s or such Series’ periodic reports and related statements (e.g., financial statements and tax returns) and other internal and third-party printing (including a flat service fee), publishing (including time spent performing such printing and publishing services) and reporting-related expenses (including other notices and communications) in respect of the Company generally or such Series and its activities (including internal expenses, charges and/or related costs incurred, charged or specifically attributed or allocated by the Company generally, such Series or the Manager or its affiliates in connection with such provision of services thereby);

39.	the costs of any reports, proxy statements or other notices to shareholders (including printing and mailing costs) and the costs of any shareholder or Director meetings;

40.	proxy voting expenses;

41.	the dissolution, winding up and termination of such Series or the Company;

42.

all fees, costs and expenses incurred in connection with special purpose vehicles and subsidiaries of the Company generally, such Series or other investment structures (including any alternative investment vehicles and any platform entities used to facilitate one or more investments, including any real estate investment trust within the meaning of Section 856 of the Code, by the Company generally or such Series) to facilitate the Company’s (generally) or such Series’ investment activities, including those incurred in the organization, operation, maintenance, restructuring (including by way of a secondary transaction, strip sale or similar transaction to one or more third parties or Other HPS Investors, in each case, whether or not consummated), liquidation, winding-up, dissolution and termination of such vehicles and including costs associated with establishing and maintaining a presence in certain jurisdictions (such as rent for office space, related overhead and employee salaries and benefits), unless, in each case, the Manager determines, in its sole discretion, that such fees, costs and expenses should be allocated solely to the Shareholder(s) or other HPS vehicles participating therein;

43.

all fees, costs and expenses in connection with forming, organizing, maintaining, administering, operating and negotiation of Joint Ventures (as defined below) or Programmatic Acquisitions not otherwise borne at the level of such Joint Ventures or Programmatic Acquisitions;

44.

amounts incurred in connection with maintaining, administering and operating any entity that registers under the Alternative Investment Fund Managers Directive or any entity that serves as the alternative investment fund manager or general partner thereof or in a similar capacity (including rent, salaries and ancillary costs of such entities, and costs and expenses of service providers of such entities);

45.

amounts paid in respect of the services provided by, or overhead of, the Manager to the Company generally or either Series, which will include an arm’s-length net profit margin thereon determined in accordance with applicable transfer pricing standards;

46.

the Company’s generally or such Series’ allocable portion of any performance fee, management fees or other similar fees, costs and expenses or compensation (including expense reimbursement), in each case, directly or indirectly, payable by or allocable to Joint Ventures or Programmatic Acquisitions of the Company generally, such Series, any special purpose vehicle, any subsidiary or any Asset-Based Finance Asset;

47.

to the extent agreed by the Manager in its sole discretion, all (a) organizational expenses and operating expenses of or with respect to and (b) servicing fees payable to the sponsor of, or placement agent engaged with respect to (but not, for the avoidance of doubt, the placement fees payable to), a Joint Venture partner that is sponsored or managed by a placement agent, bank, consultant or any affiliate thereof and which placement agent, bank, consultant or any related party thereof is entitled to receive placement fees in connection with or as a result of placing investors indirectly into the Company or a Series through such Joint Venture partner;

48.	allocable costs of legal, finance and other support personnel of HPS, the Manager or their affiliates in connection with the operations and management of the Company generally and the Series;

49.

the Company’s (generally) or such Series’ allocable portion of compensation, overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) the Company’s chief financial officer and his or her staff; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Company generally or the Series; and (iii) any internal audit group personnel of HPS or any of its affiliates; and

50.	all other expenses incurred by the Administrator in connection with administering the business of the Company generally or the Series.

For all purposes of this Registration Statement, “travel and related expenses” includes all travel fees, costs and expenses (which may include use of private aircraft by investment professionals employed by HPS but charged to each Series at a comparable first-class commercial airline rate), accommodations, meals, events and entertainment. For all purposes of the definition of “Operating Expenses,” references therein to payments, fees, costs, expenses and other liabilities related to, associated with, arising from or incurred in connection with, an Asset-Based Finance Asset includes all payments, fees, costs, expenses and other liabilities related to, associated with, arising from or incurred in connection with, potential or unconsummated Asset-Based Finance Assets. Each Series also bears any other fees, costs and expenses and other liabilities that arise in connection with an unconsummated Asset-Based Finance Asset but that generally would not arise in connection with a consummated Asset-Based Finance Asset (such as reverse break-up fees).

The Manager and its affiliates are entitled to reimbursement from each Series, in its proportionate share, for any Operating Expenses or Organizational and Offering Expenses (as defined below) paid or incurred by them on behalf of, or in relation to, such Series pursuant to an Expense Support and Conditional Reimbursement Agreement (as defined below).

If any Operating Expenses are incurred for the account or for the benefit of each Series and one or more Other HPS Investors, the Manager will allocate such Operating Expenses among such Series and each such Other HPS Investor in proportion to the size of the investment made by each in the activity or entity to which such Operating Expenses relate, to the extent applicable, or in such other manner as the Manager in good faith determines is fair and reasonable.

As mentioned in item (25) of “Operating Expenses” above, each Series bears the fees, costs or expenses of certain services provided by, and allocable overhead of, HPS as well as industry executives, advisors, consultants and operating executives contracted or engaged directly or indirectly by such Series, the Manager or any Affiliated Service Provider. Certain industry executives, advisors, consultants and operating executives may be employees of HPS, and may be exclusive or non-exclusive independent contractors with respect to services provided to HPS or such Series; however, in each case, their compensation and allocable expenses are borne by such Series. For purposes of item (25) of “Operating Expenses” above, HPS consists of any entity or group established or utilized by affiliates of HPS, Other HPS Investors or their respective portfolio companies, that facilitates strategic arrangements with, or engagements (including on an independent contractor or employment basis) of, any persons that the Manager determines in good faith to be industry executives, advisors, consultants (including operating consultants and sourcing consultants), operating executives, subject matter experts or other persons acting in a similar capacity, to provide consulting, sourcing or other services to or in respect of such Series, Asset-Based Finance Assets (including with respect to potential Asset-Based Finance Assets of such Series) and Other HPS Investors and their investments. To the extent that for legal, tax, regulatory or similar considerations or limitations it is necessary or desirable that the foregoing activities be conducted by, through or with one or more affiliates of the Manager, or other persons other than HPS, such activities are treated for purposes of this definition as if they were conducted by HPS or any affiliate thereof.

“AEOI” means: (a) legislation known as the U.S. Foreign Account Tax Compliance Act, Sections 1471 through 1474 of the Code, and any associated or successor legislation, regulations (whether proposed, temporary or final) or guidance, any applicable intergovernmental agreement and related statutes, regulations or rules, and other guidance thereunder; (b) any other similar legislation, regulations or guidance enacted in any other jurisdiction which seeks to implement similar financial account information reporting and/or withholding tax regimes, including the Organisation for Economic Cooperation and Development’s Common Reporting Standard implemented in the European Unition by the Council Directive 2014/107/EU and any associated guidance; (c) Council Directive 2018/822/EU of May 25, 2018 (and any successor directive) amending Council Directive 2011/16/EU on mandatory automatic exchange of information and administrative cooperation in the field of taxation in relation to reportable cross-border tax arrangements (“DAC 6”), the UK International Tax Enforcement (Disclosable Arrangements) Regulations 2023 (the “UK MDR”) and any regulation or law relating to, implementing or having similar effect to DAC 6 and/or the UK MDR in any relevant jurisdiction; (d) any other intergovernmental agreement, treaty, regulations, guidance, standard or other agreement entered into in order to comply with, facilitate, supplement or implement the legislation, regulations, guidance or standards described in clauses (a), (b) and (c) of this definition; and (e) any legislation, regulations or guidance in any jurisdiction that give effect to the matters outlined in the preceding clauses of this definition.

Expense Support and Conditional Reimbursement Agreement

We anticipate entering into an expense support and conditional reimbursement agreement (the “Expense Support and Conditional Reimbursement Agreement”) with the Manager. Pursuant to the Expense Support and Conditional Reimbursement Agreement, on a monthly basis, the Manager may elect to pay certain expenses on our behalf (each, an “Expense Payment”), provided that no portion of the payment will be used to pay any interest expense or annual combined distribution fee or shareholder servicing fees of the Company. Any Expense Payment that the Manager has committed to pay must be paid by the Manager to us in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from us to the Manager or its affiliates.

Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Company’s shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), we shall pay such Excess Operating Funds, or a portion thereof, to the Manager until such time as all Expense Payments made by the Manager to the company within five years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Company shall be referred to herein as a “Reimbursement Payment.” “Available Operating Funds” means the sum of (i) our net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) our net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to us on account of investments (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

The amount of the Reimbursement Payment for any calendar month shall equal the lesser of (i) the Excess Operating Funds in such month and (ii) the aggregate amount of all Expense Payments made by the Manager to the Company within five years prior to the last business day of such calendar month that have not been previously reimbursed by the Company to the Manager; provided that the Manager may waive its right to receive all or a portion of any Reimbursement Payment in any particular calendar month, in which case such waived amount will remain unreimbursed Expense Payments reimbursable in future months pursuant to the terms of the Expense Support and Conditional Reimbursement Agreement.

No Reimbursement Payment for any month shall be made if:

1)

the Effective Rate of Distributions Per Share declared by the Company at the time of such Reimbursement Payment is lower than the Effective Rate of Distributions Per Share at the time the related Expense Payment was made, provided that to the extent that the Effective Rate of Distributions Per Share declared by the Company at the time of such Reimbursement Payment has declined relative to the Effective Rate of Distributions Per Share declared by the Company at the time of the related Expense Payment in an amount (measured in basis points) equal to or less than a corresponding decline in the 3-month Secured Overnight Financing Rate (measured in basis points) over the same period, this condition (1) shall not restrict the payment of such Reimbursement Payment; or

2)

the Company’s Operating Expense Ratio (as defined below) at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the related Expense Payment was made. “Effective Rate of Distributions Per Share” means the annualized rate (based on a 365-day year) of regular cash distributions per share exclusive of returns of capital, distribution rate reductions due to combined annual distribution fee and shareholder servicing fees, and declared special dividends or special distributions, if any.

The “Operating Expense Ratio” is calculated by dividing Operating Expenses, less organizational and offering expenses, base management and incentive fees owed to the Manager, combine annual distribution fee and shareholder servicing fees, and interest expense, by the Company’s net assets. “Operating Expenses” means all of the Company’s operating costs and expenses incurred, as determined in accordance with generally accepted accounting principles for investment companies.

The Company’s obligation to make a Reimbursement Payment shall automatically become a liability of the Company on the last business day of the applicable calendar month, except to the extent the Manager has waived its right to receive such payment for the applicable calendar month.

We shall pay the Reimbursement Payment for any calendar month to the Manager as promptly as possible following such calendar month and in no event later than forty-five days after the end of such calendar month.

Hedging

The Company and/or its operating subsidiaries expect to employ hedging in support of financing techniques or that is designed to reduce the risks of adverse movements in interest rates, securities prices, commodities prices and currency exchange rates, as well as other risks. The Company may engage in short selling and use derivative instruments (including commodities hedging instruments) in implementing hedging transactions, including futures contracts, swaps, forward contracts, and options While such transactions may reduce certain risks, such transactions themselves may entail certain other risks, including counterparty default, convergence and other related risks. Thus, while the Company and/or its operating subsidiaries may benefit from the use of these hedging mechanisms, unanticipated changes in interest rates, securities prices, commodities prices or currency exchange rates or other events related to hedging activities could result in a poorer overall performance for the Company and/or its operating subsidiaries than if it or its operating subsidiaries had not entered into such hedging transactions.

Deployment of Capital

We are conducting a continuous Private Offering of our Shares on a monthly basis to (i) accredited investors (as defined in Regulation D under the Securities Act) and (ii) in the case of Shares sold outside the United States, to persons that are not “U.S. persons” (as defined in Regulation S under the Securities Act) in reliance on the Private Offering. In light of the nature of our continuous offerings in relation to our origination strategy and the need to be able to deploy potentially large amounts of capital quickly to capitalize on potential new origination or acquisition opportunities, if we have difficulty identifying and originating or acquiring suitable Asset-Based Finance Assets on attractive terms, there could be a delay between the time we receive net proceeds from the sale of Shares in our Private Offering and the time we invest the net proceeds in Asset-Based Finance Assets. We may also from time to time, through our subsidiaries, hold cash or liquid investments pending deployment into Asset-Based Finance Assets, which cash holdings may at times be significant, particularly at times when we are receiving significant offering proceeds and/or times when there are few attractive new private investment opportunities. Such cash may be held in an account that may be invested in money market accounts or other similar temporary investments, each of which is subject to the Management Fee.

In the event we are unable to find suitable Asset-Based Finance Assets, such cash or liquid investments may be maintained for longer periods which would be dilutive to overall returns. This could cause a substantial delay in the time it takes for a Shareholder’s investment in us to realize its full potential return and could adversely affect our ability to pay any potential distributions of cash flow from operations to Shareholders. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into Asset-Based Finance Assets will generate significant interest income, and Shareholders should understand that such low interest payments on the temporarily invested cash may adversely affect overall returns. If we fail to timely deploy the net proceeds of sales of Shares or do not deploy sufficient capital in connection with our use of leverage, our results of operations and financial condition may be adversely affected and/or we may become required to register under the Investment Company Act.

Quantitative and Qualitative Disclosures About Market Risk

We are subject to financial market risks, including changes in interest rates. We will generally invest in illiquid loans and securities including debt and equity securities related to Asset-Based Finance Assets. Because we expect that there will not be a readily available market for many of the investments in our portfolio, we expect to value many of our portfolio investments at fair value as determined in good faith by the Manager and under the oversight of the Board, based on, among other things, the input of one or more independent valuation firms retained by the Company to review the Company’s investments. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters—Valuation of Investments.”

Critical Accounting Policies

Basis of Accounting

Our financial statements will be prepared in accordance with U.S. generally accepted accounting principles, which requires the use of estimates, assumptions and the exercise of subjective judgment as to future uncertainties. Our financial statements will be prepared using the accounting and reporting guidance in Accounting Standards Codification Topic 946, Financial Services – Investment Companies (“ASC Topic 946”). The Company’s fiscal year end is December 31.

Basis of Presentation

Series I and Series II are treated as separate entities for U.S. federal income tax purposes with segregated assets, liabilities, and expenses. Allocation to each Series is based on attributable investment activity, NAV or other equitable allocation methodologies as determined by the Manager. Series I and Series II reflect their pro rata share of assets and liabilities of the Company on the Consolidated Statements of Assets and Liabilities. Series I and Series II record their allocable share of profits and losses based on their relative ownership of the Company on the Consolidated Statements of Operations.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of demand deposits and highly liquid investments, such as money market funds, with original maturities of three months or less. Cash and cash equivalents are carried at cost, which approximates fair value. The Company deposits its cash and cash equivalents with financial institutions and, at times, may exceed the FDIC insured limit.

Investments

Realized gains or losses are measured by the difference between the net proceeds received (excluding prepayment fees, if any) and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. The net change in unrealized gains or losses primarily reflects the change in investment values, including the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period.

The Company accounts for its investments at fair value. The Company values its investments in accordance with ASC Topic 820, Fair Value Measurement, which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date. ASC Topic 820 prioritizes the use of observable market prices derived from such prices over entity-specific inputs. Where available, fair value is based on observable market prices or parameters, or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models are applied. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instruments’ complexity for disclosure purposes. Due to the inherent uncertainties of valuation, certain estimated fair values may differ significantly from the values that would have been realized had a ready market for these investments existed, and these differences could be material.

Revenue Recognition

The Company accrues interest income and records dividend income pursuant to the terms of the respective Asset-Based Finance Assets. In the case of dividend income, if the Company determines that the Asset-Based Finance Assets do not have positive earnings, such dividend is treated as a return of capital. PIK interest is accrued monthly on PIK instruments in accordance with the contractual terms of those Asset-Based Finance Assets. In the case of proceeds received from investments in a partnership investment vehicle and limited partnerships, the Company determines the character of such proceeds and records any interest income, dividend income, realized gains or returns of capital accordingly. The Company may receive various fees in the ordinary course of business such as structuring, consent, waiver, amendment, syndication and other miscellaneous fees. Such fees are recognized as income when earned or the services are rendered.

Interest income from investments in subordinated structured notes and “equity” class of security of securitized trust is recorded based upon an estimation of an effective yield to expected maturity utilizing assumed cash flows in accordance with ASC 325-40, Beneficial Interests in Securitized Financial Assets. We monitor the expected cash inflows from our CLO and securitized trust equity investments, including the expected residual payments, and the effective yield is determined and updated periodically. The amortized cost basis of certain structured equity investments is assessed for recognition as a realized loss when the Company determines that an investment’s expected remaining cash flows do not exceed amortized cost basis.

Organizational and Offering Costs

The Company and the Series incurred organizational and offering expenses in connection with the formation and organization of the Company and the Series, and the offering of Shares to investors, including legal, accounting, printing, mailing and filing fees and expenses, taxes, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design, website and electronic database expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging and meals and other similar fees, costs and expenses but excluding the combined annual distribution fees and shareholder servicing fees (collectively, the “Organizational and Offering Expenses”). Organizational costs are expensed as incurred; offering costs are capitalized as a deferred charge and amortized to expense on a straight-line basis over a twelve-month period from incurrence.

U.S. Federal Income Taxes

Series I will elect to be treated as a corporation for U.S. federal income tax purposes. Series II intends to operate so that it will qualify to be treated as a partnership for U.S. federal income tax purposes under the Code, and not a “publicly traded partnership” treated as a corporation. Certain U.S. federal income tax considerations applicable to this offering are summarized under “Certain U.S. Federal Income Tax Considerations.” Each prospective investor should consult with their own tax adviser regarding all U.S. federal, state and local tax considerations and all non-U.S. tax considerations applicable to its own tax situation with respect to an investment in our Shares.

Item 3.	Properties

We maintain our principal executive office at 40 West 57th, 33rd Floor, New York, NY 10019. We do not own any real estate. We believe that our present facilities are adequate to meet our current needs. If new or additional space is required, we believe that adequate facilities are available at competitive prices in the same area.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

On December 22, 2025, HPS purchased 100 Shares of Series I at a purchase price of $25.00 per share and 100 Shares of Series II at a purchase price of $25.00 per share as our initial capital.

HPS and/or certain Other HPS Investors may make additional capital contributions.

Item 5.	Board of Directors and Executive Officers

Board

Overall responsibility for our Company’s and each Series’ oversight rests with our Board, which was delegated such authority by the General Partner. To the extent permitted by applicable law, our Board may in turn delegate any of its rights, powers and authority to, among others, any committee of our Board, the officers of the Company or the Manager. The Board consists of five members (the “Directors”), three of whom have been determined to be independent directors (the “Independent Directors”), as determined by the General Partner consistent with the independence tests set out in Section 303A.02 of the New York Stock Exchange Listed Company Manual or any other policy as determined by General Partner. The Independent Directors are unaffiliated with the General Partner, the Manager or any of their affiliates. The General Partner may appoint additional Directors to, or remove Directors from, the Board from time to time. Our General Partner elects the Company’s executive officers, who serve at the discretion of the General Partner.

Board of Directors

Information regarding the initial Directors of the Board (the “Initial Directors”) is as follows:

Name	Year of Birth		Position	Length of Time Served	Principal Occupation During Past 5 Years	Other Directorships Held by Director
Scot French	1970		Chair		Co-President and Founding Partner at HPS Investment Partners (2007 – present)	Partner, BlackRock Global Executive Committee (2025 – present); Senior Managing Director, Blackstone Private Financing Solutions (PFS) Executive Office (2025 – present)
Keith Lind	1978		Director		CEO at Acra Lending (2020-2025)	Non-Executive Chairman of the Board, Acra Lending (2020-2025)
[Open Independent Seat]	[	]	[ ]		[ ]	[ ]
[Open Independent Seat]	[	]	[ ]		[ ]	[ ]
[Open Independent Seat]	[	]	[ ]		[ ]	[ ]

Each Director will serve an indefinite term until their Mandatory Retirement, disability, death, resignation, removal or disqualification. For each Initial Director, defined as any Director in place as of the Initial Close, Mandatory Retirement will occur on the later of (i) the end of the calendar year in which the three-year anniversary of his or her appointment by the General Partner occurs, or (ii) the end of the calendar year in which the Initial Director turns seventy-three years of age. For each Director that is not an Initial Director, Mandatory Retirement will occur at the end of the calendar year in which the Director turns seventy-three years of age.

The address for each of our directors is c/o HPS Real Assets Lending Company LP, 40 West 57th Street, 33rd Floor, New York, NY 10019.

Each executive officer holds office at the pleasure of the Board and the General Partner, until his or her successor is duly appointed and qualified or until their earlier disability, death, resignation or removal or as the Board or the General Partner otherwise determines in its sole discretion.

Executive Officers

The Company’s executive officers (through a delegation of authority from the Board) or, in certain cases, the Board or a committee thereof, will be responsible for making capital allocation decisions proposed by the Manager and overseeing the management of the Company.

Name	Year of Birth	Position	Length of Time Served	Principal Occupation During Past 5 Years
Keith Lind	1978	Co-Chief Executive Officer		Managing Director at HPS (2025 – present); CEO at Acra Lending (2020-2025)
Hugh Lawson	1969	Co-Chief Executive Officer		Managing Director at HPS (2023 – present); Partner at Goldman Sachs (1998-2023)
Yoohyun K. Choi	1971	Chief Legal Officer		General Counsel and a Managing Director at HPS
Robert Busch	1982	Chief Financial Officer		Managing Director at HPS (2022 – present); Managing Director of Blackstone Credit and Chief Accounting Officer and Treasurer of various Blackstone funds.

Acquisition Committee

The Board has established the Acquisition Committee to make significant capital allocation decisions based on recommendations proposed by the Manager. The Acquisition Committee is responsible for (i) approving or rejecting material recommendations made by the Manager, including in respect of all Asset-Based Finance Assets (ii) overseeing the ongoing performance of assets on a periodic basis and (iii) delegating any the power to make decisions (including diligence decisions, decisions relating to smaller or strategic transactions, decisions relating to transactions involving material non-public information and decisions relating to the engagement of consultants, law firms and other service providers), and/or recommendations relating thereto, to a subset of the committee and/or other officers in its discretion. The composition, structure and/or operations of the Acquisition Committee may change from time to time (or the Company may cease to have the Acquisition Committee or a similar committee), each without the consent of or notice to the Shareholders.

The Acquisition Committee includes [    ]. The senior team of asset and company management professionals, including with respect to membership on the Acquisition Committee, may be adjusted by the Board at its sole discretion without notice to the Shareholders.

Biographical Information

The following is information concerning the business experience of our Board, executive officers, and Acquisition Committee.

Directors

Scot French

Chair. Mr. French is Co-President and a Founding Partner of HPS Investment Partners, a part of BlackRock, where he is the Portfolio Manager of the HPS Strategic Investment Partners Funds. In addition, Mr. French is a member of BlackRock’s Global Executive Committee and a Senior Managing Director in the Private Financing Solutions (PFS) Executive Office, which leads BlackRock’s private credit, GP/LP solutions, and leveraged finance businesses. Prior to joining HPS at its inception in 2007, Mr. French spent three years at Citigroup as a Managing Director and Head of Private Investments for Citigroup Global Special Situations, a credit-focused, on-balance sheet proprietary investment fund. Within Citigroup Global Special Situations, Mr. French managed a portfolio of private mezzanine and private equity investments in North America, Europe and Latin America. Prior to joining Citigroup, Mr. French worked in the Investment Banking Division at Goldman Sachs from 1999 to 2004 and in Mergers & Acquisitions at Salomon Brothers Inc. from 1994 to 1999. Mr. French began his career at Price Waterhouse from 1992 to 1994 and is a graduate of the University of Illinois.

Keith Lind

Director and Co-Chief Executive Officer. Mr. Lind is a Managing Director and senior member of the investment team at HPS Investment Partners, a part of BlackRock, where he plays a leadership role in sourcing, evaluating, structuring, and executing asset-based finance investments across a variety of sectors and asset classes. Before returning to HPS in 2025, Mr. Lind was Chief Executive Officer at Acra Lending, a non-QM mortgage origination platform. From 2017 to 2020, Mr. Lind was a Managing Director at HPS Investment Partners and a portfolio manager on the Liquid Credit team. Prior to joining HPS, Mr. Lind was a portfolio manager at Brevan Howard in the Asset Backed and Mortgage-Backed Securities. Prior to joining Brevan Howard, Mr. Lind was a Managing Director and Head of the US Non-Agency Mortgage Backed Securities Trading Desk at RBS. Prior to RBS, Mr. Lind worked at Bear Stearns, where he was a Managing Director and traded the Non-Agency Mortgage Backed Credit book. Mr. Lind holds a BA in Finance/Financial Planning & Counseling from Purdue University.

[Open Independent Seat]

[Open Independent Seat]

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Executive Officers Who are not Directors

Hugh Lawson

Co-Chief Executive Officer. Mr. Lawson is a Managing Director and senior member of the investment team at HPS Investment Partners, a part of BlackRock, where he plays a leadership role in sourcing, evaluating, structuring, and executing asset-based finance investments across a variety of sectors and asset classes. Prior to joining HPS in 2023, Mr. Lawson spent 25 years at Goldman Sachs in New York, London, and Hong Kong, most recently as a Partner, where he held several leadership roles in Asset Management. Throughout his career, Mr. Lawson has led teams, built investment businesses, and advised institutional investors globally. Mr. Lawson began his career at the Rockefeller Brothers Fund where he later served as Trustee and Investment Committee Chairman. Mr. Lawson holds a BA from Columbia University, summa cum laude, Phi Beta Kappa and a JD from the Yale Law School, and is a member of the Council on Foreign Relations.

Yoohyun (Kathy) Choi

Chief Legal Officer. Ms. Choi is the General Counsel and a Managing Director at HPS, a part of BlackRock. Previously, Ms. Choi was the General Counsel of Highbridge Capital Management (“HCM”). Ms. Choi

joined HCM in 2006 and became General Counsel of HCM and HPS in 2012. Prior to joining HCM, Ms. Choi was an Attorney at Arnold & Porter LLP’s Investment Management Group, where she specialized in advising asset management firms on all aspects of fund structuring and formation, regulatory matters and matters relating to investor communications. Ms. Choi holds a JD from Georgetown University Law Center.

Robert Busch

Chief Financial Officer. Mr. Busch is a Managing Director at HPS, a part of BlackRock. Mr. Busch serves as the Chief Financial Officer for HPS’s evergreen wealth-focused products. Prior to joining HPS in 2022, Mr. Busch was a Managing Director at Blackstone Credit (“BXC”) where he served as Chief Accounting Officer and Treasurer of BXC’s non-traded business development company, Blackstone Private Credit Fund, and publicly traded BDC, Blackstone Secured Lending Fund, as well as the Chief Financial Officer and Treasurer of three BXC publicly-listed closed end funds and an interval fund. Prior to BXC, Mr. Busch was a Senior Vice President at Fifth Street Asset Management where he held various roles within finance, accounting and financial reporting for the firm’s publicly traded BDCs and alternative asset manager. In addition, Mr. Busch was an Audit Manager at Deloitte serving clients in various industries, including alternative asset management and real estate. Mr. Busch is a Certified Public Accountant in the state of New York and received a Bachelor’s Degree in Business Administration with a concentration in Accounting from Boston University’s Questrom School of Business where he graduated cum laude.

Acquisition Committee

[ ]

Communications with the Board

Shareholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual member or any group or committee of members, correspondence should be addressed to the Board or any such individual member or group or committee of members by either name or title.

All such correspondence should be sent to c/o HPS Real Assets Lending Company LP, 40 West 57th Street, 33rd Floor, New York, NY 10019, Attention: Chief Legal Officer.

Committees of the Board

The Board has formed an Audit Committee comprised solely of Independent Directors and may form additional committees, ad hoc committees or working groups in the future.

Audit Committee

The Audit Committee operates pursuant to a charter that will be approved by our Board. The charter will set forth the responsibilities of the Audit Committee. The primary purpose of the Audit Committee is to assist the Board in overseeing and monitoring (i) the integrity of our financial statements and other financial information provided by the Company to its Shareholders, the public and others, (ii) our compliance with legal and regulatory requirements and (iii) the qualifications, independence and performance of our independent auditor. In addition, transactions and other matters of the Company that present a material conflict of interest will be subject to the review and approval of a majority of the non-interested members of the Board or a duly appointed committee thereof, which is initially the Audit Committee that is composed entirely of Independent Directors.

The Board will appoint our three Independent Directors to serve on the Audit Committee. Each of the members of the Audit Committee is expected to meet the independence standards and financial literacy requirements for service on an audit committee of a board of directors pursuant to the Exchange Act and New York Stock Exchange rules applicable to audit committees and corporate governance. It is expected that the Board will elect [ ] to serve as Chairman of the Audit Committee and determine that [ ] qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

The General Partner may appoint additional Directors to, or remove Directors from, the Board and the Audit Committee from time to time.

Item 6.	Executive Compensation

Compensation of Executive Officers

None of our officers receive direct compensation from us. The compensation of our chief financial officer is paid by our Manager, subject to reimbursement by us of an allocable portion of such compensation for services rendered to us. To the extent that our Manager outsources any of its functions, we will pay the fees associated with such functions on a direct basis without profit to our Manager.

Staffing

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Manager or its affiliates, pursuant to the terms of the Operating Agreement and the Administration Agreement. To the extent that such HPS personnel spend time on the Company or its subsidiaries, we expect them to devote sufficient time to managing the Company or its subsidiaries and/or overseeing, managing and supporting our potential Asset-Based Finance Assets, so that the Company can carry out its proposed activities. Our day-to-day investment operations are managed by our Manager, subject to the direction of the Acquisition Committee and the ultimate supervision of the Board. The Manager’s team includes senior HPS professionals who have significant experience in underwriting and structuring Asset-Based Finance Assets as well as managing other operating companies and private funds. Through HREAL’s relationship with the Manager, the Company has access to HPS’s platform for sourcing and evaluating Asset-Based Finance Assets. In addition, we reimburse the Administrator for our allocable portion of expenses incurred by it in performing its obligations under the Administration Agreement, including our allocable portion of the cost of our officers and their respective staff.

Compensation of Independent Directors

Our Board will consist of five members, three of whom will be Independent Directors. We expect to pay each Independent Director: (a) $[ ] per year (pro-rated for any partial-year) and (b) an additional fee of $[ ] per year for the Chair of the Audit Committee, with 75% of the total compensation under (a) and (b) payable in cash and the remaining 25% of the total compensation under (a) and (b) payable in restricted E Shares that vest one year from the date of grant. However, each Independent Director may elect to increase up to 100% the portion of total compensation paid in restricted E Shares. We also reimburse each of the Directors for all reasonable and authorized business expenses in accordance with our policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and each committee meeting not held concurrently with a board meeting.

We do not pay compensation to our Directors who also serve in an executive officer capacity for us or the Manager or its affiliates.

Item 7.	Certain Relationships and Related Transactions, and Director Independence

Transactions with Related Persons; Review, Approval or Ratification of Transactions with Related Persons

As a diversified private investment firm, HPS and its affiliates engage in a broad range of activities, including investment activities for their own account and for the account of other investment funds or accounts, and provide advisory, management and other services to funds and other accounts.

Various potential and actual conflicts of interest may arise from the overall investment activities of the HPS and its affiliates for their own accounts and for the accounts of others. The conflicts of interest that may be encountered by the Company include those discussed below and elsewhere throughout this Registration Statement, although such discussions do not describe all of the conflicts that may be faced by the Company. Dealing with conflicts of interest is complex and difficult, and new and different types of conflicts may subsequently arise.

Conflicts of Interest

The following represent the known material inherent or potential conflicts of interest that we believe should be considered by prospective investors before subscribing for the Shares.

Relationship among the Company, the Manager and the Investment Team

The Manager may have a conflict of interest between its responsibility to act in the best interests of the Company, on the one hand, and any benefit, monetary or otherwise, that may result to it or its affiliates from the operation of the Company, on the other hand. For example, performance fees paid to the Manager may create an incentive for the Manager to recommend more speculative investments for the Company than it would otherwise recommend in the absence of such performance-based compensation.

The functions performed by the Manager are not exclusive. The officers and employees of the Manager and its affiliates will devote such time as the Manager deems necessary to carry out the operations of the Company effectively. The Manager has rendered in the past and will continue to render in the future various services to others (including investment vehicles and accounts which have the ability to participate in similar types of investments as those of the Company) and perform a variety of other functions that are unrelated to the management of the Company and the selection and acquisition of the Company’s investments.

Without limiting the generality of the foregoing, the Affiliated Group will invest for their own accounts and manage accounts for other individuals or entities, including entities in which the Affiliated Group or its directors or employees may hold an interest, either directly in managed accounts or indirectly through investments in private investment entities. Any of such accounts may (and certain accounts do) pay different fees, invest with leverage or utilize different investment strategies than the Company. In addition, the Company may enter into transactions with such accounts, and the Affiliated Group may invest in the same securities and instruments on behalf of such accounts that the Company invests in. The Affiliated Group or its personnel may have income or other incentives to favor such accounts. The records of any such investments by members of the Affiliated Group will not be open to inspection by limited partners.

In addition, members of the Affiliated Group, including employees of HPS, will make personal investments in third party entities (directly or through investment funds managed by third party managers). Such entities may enter into transactions with the Company, presenting a conflict of interest for HPS between acting in the best interests of the Company and enhancing the returns of such personal investments.

The Company may engage in principal transactions or agency cross transactions involving HPS, certain affiliates of HPS and funds or accounts managed by HPS as counterparty, in all cases subject to applicable law, including the Advisers Act. These transactions create a conflict of interest between the interests of HPS in assuring that the Company receives best execution on all transactions and in limiting or reducing the fees paid by the Company, and its interest in generating profits and fees for HPS. In order for the Company to enter into certain principal and agency cross transactions in an efficient manner that is also consistent with Section 206(3) of the Advisers Act, the Manager may seek approval from Audit Committee of any such transactions consistent with applicable law.

As described in “Item 1A. Risk Factors—Risks Related to Our Company and an Investment in Our Shares—The Company is subject to risks associated with sourcing, operating, or Joint Venture partners and HPS employees seconded to portfolio companies,” HPS has historically worked with, and HPS and the Company intend to continue to work with, sourcing, operating and/or Joint Venture partners. Sourcing, operating and/or Joint Venture partners are independent from HPS and are engaged for particular purposes in connection with the Company and/or certain of its projects, and are not part of the Affiliated Group. It is expected that sourcing partners, operating partners and/or Joint Venture partners will be permitted to invest in the Company without being subject to Management Fees.

Allocation of Investments; Co-Investment

The Company may co-invest alongside one or more Other HPS Investors in certain investments that are appropriate for the Company and such Other HPS Investors. In these situations, investments will be allocated among the Company and such Other HPS Investors taking into account such factors as the Manager deems appropriate at the relevant time, including the regulatory requirements or guidelines applicable to allocating investment opportunities to one or more Other HPS Investors requiring allocations (collectively, the “Investment Allocation Factors”). Accordingly, the allocation of an investment to the Company may vary between the Manager’s identification of an investment opportunity and the consummation of such investment opportunity. The factors taken into account in allocating investments among the Company and the Other HPS Investors may change over time, and the allocation methodology used for allocating one investment may differ from the methodology used for allocating another investment. There can be no assurance that investment opportunities that are appropriate for the Company and Other HPS Investors will be allocated to the Company. Certain Other HPS Investors will have different investment periods from the Company and may exit a position when the Company remain invested, or vice versa, potentially having an impact on the Company’s investments (for example, on their interim mark-to-market valuations). For the avoidance of doubt, HPS has formed and/or expects to form additional managed accounts or other vehicles for particular investors that co-invest in one or more investments alongside the Company. In addition, in certain cases (including, if leverage is unavailable or not expected to be available), such Other HPS Investors may invest alongside certain (but not all) of the Company’s investments. These managed accounts or other vehicles will not be considered successor funds and are expected to have different or, in some cases, more investor favorable terms from the Company. The Company may elect to reduce its position size after the acquisition of an investment by inviting Other HPS Investors or co-investors to acquire a portion of the investment from the Company on terms determined by the Manager at the applicable time. See also “—Engagement of a Platform by the Company.”

The Manager has the discretion to grant co-investment rights where the Manager determines that the amount available for investment by the Company and Affiliated Group Accounts exceeds the aggregate amount of the Company’s and Affiliated Group Accounts’ investments with respect to such investment opportunity, and to determine the terms of any co-investment. In certain cases, the Manager may offer co-investments where the investment is an appropriate size for the Company because the co-investment provides strategic or other benefits to the portfolio company, the Company or the Manager. The Manager may permit one or more investors, Affiliated Group Accounts or third parties to participate, on a preferred basis, in co-investment opportunities alongside the Company, in which case participating co-investors will have increased (and potentially disproportionate) exposure to the relevant investment. Such investors and third parties will often have significant relationships with HPS or its affiliates, which could present certain conflicts of interest. It is expected that certain co-investors (including entities controlled by or affiliated with HPS or its affiliates, as well as strategic investors and third parties, including sourcing, operating and/or Joint Venture partners) will be granted preferential co-investment rights, for example, if such co-investors commit capital to co-investment opportunities, grant HPS or its affiliate discretion to select co-investments and/or management fees with respect to co-investments, are investment funds and/or accounts sponsored or managed by HPS or its affiliates focusing on the same or a related investment strategy (including co-investment funds and/or accounts), have demonstrated, or are expected to possess, the willingness and ability to review and consummate co-investments within the required timeframe, or are large or deemed strategic Other HPS Investors. In some cases, HPS may invite strategic investors to co-invest with the Company because, for example, co-investing with a strategic investor may provide the Company or the assets in which the Company invests with certain benefits. Strategic investors may include investors or entities controlled by or affiliated with the Affiliated Group or investors with large or long-standing relationships with HPS. In such cases, the amount available for investment by the Company may be correspondingly reduced to permit a strategic investor the opportunity to co-invest. In some cases, co-investment opportunities may be offered on a fee-free basis and in other cases, participation in co-investments may be subject to incentive fee and/or management fee.

HPS has the discretion to grant co-investment rights and to determine the terms of any co-investment by the Company, and the terms on which the Affiliated Group Accounts, strategic co-investors and other co-investors may co-invest in an investment opportunity may be substantially different, and potentially more favorable, than the terms on which the Company invests. Generally, co-investors will invest in a transaction directly alongside the Company. In certain cases, HPS may offer co-investments where the investment is an appropriate size for the Company because the co-investment provides strategic or other benefits to the portfolio company, the Company or HPS. Additionally, certain co-investors, including strategic co-investors and sourcing, operating and/or Joint Venture partners engaged with respect to the Company, may have different exposure to a portfolio company than the Company, for example, by investing in different tranches than the Company or by participating in multiple tranches in proportions that differ from the proportions held by the Company. In other cases, the Company may guarantee the obligations or other liabilities of co-investors or sourcing, operating and Joint Venture partner vehicles. There can be no assurance that such guarantees will not have adverse consequences for the Company, including if there is a default and the Company is required to satisfy such obligation. Similarly, if a co-investor delays or defaults on a funding obligation to an investment, the Company may be required to fund the shortfall, either on a temporary or permanent basis, which would increase the Company’s exposure to the relevant investment. While in some cases the co-investors may reimburse the Company for such amounts (plus interest thereon), in other cases, the Company may not be able to recover such amounts with interest or at all. For the avoidance of doubt, any arrangement that the Manager or its affiliates enters into with an investor that facilitates such investor’s participation in co-investments will be outside of, and apart from the Partnership Agreement or any side letter relating to such investor’s investment in the Company.

In addition, on occasion, the Company may commit to making an investment and all or a portion of such commitment may be assigned to co-investors, including Affiliated Group Accounts, prior to the closing of the investment, or the Company in order to consummate a transaction or to ensure the Company is afforded an investment opportunity or otherwise, may commit to or fund an investment on behalf of certain co-investors, including Affiliated Group Accounts, and transfer or sell down a portion of the investment to such co-investors at a later time on terms determined by HPS at the applicable time. The Company may or may not receive compensation for such activities. In the event that the co-investors ultimately do not purchase the investment from the Company as contemplated, the Company may have an allocation to an investment that is larger than originally anticipated and may sell down a portion of an investment at a loss in order to “right-size” or “de-risk” the position or may continue to hold such position presenting a risk that negative performance of such investment would have a larger impact in the case of such increased position size. For the avoidance of doubt, there is no assurance that such co-investment opportunities will arise and the Partnership Agreement will not require any such co-investment opportunities to be offered to investors.

Where the Company expects to co-invest alongside one or more co-investors, including Affiliated Group Accounts, the Manager will determine the appropriate allocation of investment-related expenses, including broken-deal expenses incurred in respect of unconsummated investments, among the Companies and such co-investors. In some circumstances, expenses may be allocated pro rata among all of the Companies (and, if applicable, all co-investors) even if expenses were incurred only with respect to one or more Companies or co-investors, as applicable. Conversely, the allocation of such expenses may not be pro rata based on the portion of a particular investment that each vehicle makes or would have made had the deal closed.

For example, in a situation where the co-investor seeks to participate in an investment on an overflow basis, such co-investor may not bear broken deal or other expenses related to the investment, in which case the Company will bear a disproportionately large share of such expenses.

The Company will bear expenses associated with any co-investment that is not completed, including legal, diligence and/or reverse terminations fees, and may bear expenses (or portions thereof) attributable to certain co-investors, including expenses that co-investors would have borne if the co-investment had been completed. However, co-investors may be entitled to share in broken deal fees in certain cases when an investment does not go forward.

BlackRock’s Activities

As described in “Item 1A. Risk Factors—Risks Related to the HPS/BlackRock Transaction—The HPS/BlackRock Transaction,” BlackRock is one of the largest and most diverse financial institutions in the world. As a global provider of investment management, risk management and advisory services to institutional and retail clients, BlackRock engages in a broad spectrum of activities, including sponsoring and managing a variety of public and private investment funds, funds of funds and separate accounts across fixed income, cash management, equity, multi-asset, alternative investment and real estate strategies, providing discretionary and non-discretionary financial advisory services, providing enterprise trading systems, risk analytics, investment accounting and trading support services and engaging in certain broker-dealer activities, transition management services, mortgage servicing and other activities. BlackRock acts as, among other things, an investment manager, investment adviser, broker-dealer and, under certain circumstances, an index provider.

BlackRock has direct and indirect interests in the global fixed income, currency, commodity, equity, and other markets in which BlackRock clients invest. As a result, BlackRock and its directors, managers, members, officers, and employees (collectively, the “BlackRock Group”), including those involved in the management, operation and sale of BlackRock’s services and products, are engaged in activities and have interests other than that of managing the assets of BlackRock clients. Given that the BlackRock Group invests (directly and indirectly) in the full breadth of available investment securities and markets, these other activities and interests of the BlackRock Group may include multiple advisory, transactional, financial, and other interests in securities, instruments, and companies that are purchased or sold (directly or indirectly) by or on behalf of BlackRock clients by BlackRock and other persons. As a result of the various activities and interests of the BlackRock Group, BlackRock clients could have multiple business relationships with members of the BlackRock Group and BlackRock investment advisers will, on behalf of their clients, invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which the BlackRock Group performs, or seeks to perform, risk management, investment system outsourcing, financing, investment banking, lending, loan servicing, or other services. Although the relationships and activities of the BlackRock Group tend to offer attractive opportunities and services to BlackRock clients, such relationships and activities may under certain circumstances give rise to potential conflicts of interest between or among the BlackRock Group and BlackRock clients or have other potentially negative effects on BlackRock clients. Additionally, the complexity and changing nature of the BlackRock Group’s business activity, affiliations and opportunities, as well as legislative and regulatory developments, may create other or different potential conflicts that arise in the future or that are not identified herein.

In addition, as a consequence of HPS’s status as a subsidiary of a public company, the officers, managers and personnel of HPS may be asked to take into account certain considerations and other factors in connection with the management of the business and affairs of BlackRock that would not necessarily be taken into account if HPS were not a subsidiary of a public company, including BlackRock’s need, as a public company, to generate value and returns for its shareholders. In addition, the Company may be adversely affected if BlackRock were to experience a credit rating downgrade or other material financial distress.

As a consequence of the HPS/BlackRock Transaction, many of the potential conflicts of interest described herein with respect to the Company in relation to HPS and the Affiliated Group apply in a substantially similar manner with respect to the Company in relation to BlackRock and its related investment advisors and investment funds, clients and portfolio companies, which could have interests that conflict with those of the Company. For example, BlackRock, its affiliates and its investment funds or accounts may make investments otherwise suitable for the Company, and BlackRock is under no obligation to allocate any portion of such investment opportunities to the Company, which could result in the Company not participating in certain opportunities (in whole or in part) or participating in a different manner than would otherwise have been the case, which could, in turn, have an adverse effect on the Company’s performance. It is also possible that BlackRock clients or portfolio companies, on the one hand, and the Company or its portfolio companies, on the other hand, could compete for investment or business opportunities and could invest in different levels of the same company’s capital structure, which could lead to conflicts of interest. More generally, BlackRock may give advice to its clients or portfolio companies that may cause them to take actions adverse to the Company (and vice versa).

The Manager may not have access to information and personnel of BlackRock, including as a result of informational barriers constructed between different investment teams and groups within BlackRock focusing on alternative investments and otherwise. Therefore, the Manager may not be able to manage the Company with the benefit of information held by one or more other investment teams and groups within BlackRock. However, although it is under no obligation to do so, if it is permitted to do so, the Manager may consult with personnel on other investment teams and in other groups within BlackRock, or with persons unaffiliated with BlackRock, or may form investment policy committees composed of such personnel, and in certain circumstances, personnel of affiliates of the Manager may have input into, or make determinations regarding, portfolio management transactions for the Company, and may receive information regarding the Manager’s proposed investment activities for the Company that generally is not available to the public. There will be no obligation on the part of such persons to make available for use by the Company any information or strategies known to them or developed in connection with their own client, proprietary or other activities. In addition, BlackRock will be under no obligation to make available any research or analysis prior to its public dissemination.

The Manager makes decisions for the Company based on the Company’s investment program. The Manager from time to time may have access to certain fundamental analysis, research and proprietary technical models developed by BlackRock and its personnel. There will be no obligation on the part of BlackRock to make available for use by the Company, or to effect transactions on behalf of the Company on the basis of, any such information, strategies, analyses or models known to them or developed in connection with their own proprietary or other activities. In certain cases, such personnel will be prohibited from disclosing or using such information for their own benefit or for the benefit of any other person, including the Company and other BlackRock clients. In other cases, fundamental analyses, research and proprietary models developed internally may be used by various BlackRock entities and their personnel on behalf of different BlackRock clients, which could result in purchase or sale transactions in the same security at different times (and could potentially result in certain transactions being made by one portfolio manager on behalf of certain BlackRock clients before similar transactions are made by a different portfolio manager on behalf of other BlackRock clients), or could also result in different purchase and sale transactions being made with respect to the same security. The Manager may also effect transactions for the Company that differ from fundamental analysis, research or proprietary models issued by BlackRock. The foregoing transactions may negatively impact the Company and its direct and indirect investments through market movements or by decreasing the pool of available securities or liquidity, which effects can be more pronounced in thinly traded securities and less liquid markets.

Subject to applicable laws, the Company may invest in, or may wish to invest in an entity with which BlackRock has a relationship. BlackRock has relationships with, and represents, entities that may have invested in or may wish to invest in companies in which the Company invests. In addition, BlackRock may represent, or may provide acquisition financing to, a client competing with the Company for an investment in a company. In providing services to its clients, BlackRock may recommend activities that would compete with or otherwise adversely affect the Company or the Company’s investments. Prospective investors should be aware that under certain circumstances, identified actual or potential conflicts of interest for the Company that arise from BlackRock’s relationships may preclude the Company from engaging in certain transactions and may constrain the Company’s investment flexibility.

BlackRock, its affiliates and its investment funds or accounts may in the future invest in, or already hold an investment in, certain portfolio companies in which the Company invests. In addition, BlackRock may provide financial, consulting, investment banking and other services to HPS or the portfolio companies in which the Company invests, and may receive compensation for such services. Any investment proceeds, fees or other compensation received by BlackRock in connection with such activities will not be shared with the Company or any investors in the Company.

BlackRock may derive ancillary benefits from providing services to the Company, and providing such services to the Company may enhance BlackRock’s relationships with various parties, facilitate additional business development and enable BlackRock to obtain additional business and generate additional revenue. In addition, BlackRock may derive ancillary benefits from certain decisions made by the Manager. While the Manager will make decisions for the Company in accordance with its obligations to manage the Company appropriately (including investment decisions relating to investments and selection of service providers), any fees, allocations, compensation and other benefits to BlackRock may be greater as a result of such decisions made by the Manager for the Company than they would have been had other decisions been made which also might have been appropriate for the Company.

Conflicts of Interest Generally

If any matter arises that the Manager determines in its good faith judgment constitutes an actual conflict of interest, the Manager, as applicable, will take such actions as it determines in good faith may be necessary or appropriate to ameliorate the conflict (and upon taking such actions the Manager will be relieved of any liability for such conflict to the fullest extent permitted by law and shall be deemed to have satisfied applicable fiduciary duties related thereto to the fullest extent permitted by law). These actions include, by way of example and without limitation, (i) disposing of the investment or refraining from making the investment giving rise to the conflict of interest; (ii) appointing an independent fiduciary or independent conflicts committee to act with respect to the matter giving rise to the conflict of interest; (iii) in connection with a matter giving rise to a conflict of interest with respect to an investment, consulting with the Audit Committee regarding the conflict of interest and/or obtaining a waiver or consent from the Audit Committee of the conflict of interest or acting in a manner, or pursuant to standards or procedures, approved by the Audit Committee with respect to such conflict of interest, (iv) disclosing the conflict to the investors, (v) implementing certain policies and procedures designed to ameliorate such conflict of interest, or (vi) remaining passive and/or electing not to be the lead investor of a tranche of securities (even though the Company may hold the largest stake in the applicable tranche of securities). There can be no assurance that the Manager will identify or resolve all conflicts of interest in a manner that is favorable to the Company. For example, legal or other disputes with market counterparties may be resolved considering the overall impact on Other HPS Investors as a whole, even though such resolution may result in economic harm to a subset of Other HPS Investors. By acquiring an interest in the Company, each investor will be deemed to have acknowledged and consented to the existence or resolution of any such actual, apparent or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest. For the avoidance of doubt, in some cases after evaluating such conflict or potential conflict, the Manager may determine that no action is required or that taking action may be adverse to the interests of the Company or the Affiliated Group.

Broker-Dealer and Related Activities

HPS Securities, a broker-dealer affiliated with HPS, is currently registered with the SEC and the Financial Industry Regulatory Authority to conduct private placements. HPS Securities’ private placement services include placement of HPS-sponsored funds, and HPS Securities expects to act as a placement agent for the Company. HPS Securities will not receive a placement fee from the Company. While HPS Securities does not currently participate in the distribution of non-HPS products, it is possible that, in the future, HPS Securities may also provide services to affiliates and third parties, including third parties that are competitors of HPS or one or more of its affiliates or investments. The expansion of HPS Securities’ services in this manner would present additional conflicts of interest. In the event that HPS Securities provides services to third parties, it may not take into consideration the interests of the Company or its investments. HPS Securities may also come into possession of information that it is prohibited from acting on (including on behalf of the Company) or disclosing to HPS and its sponsored funds as a result of applicable confidentiality requirements or applicable law.

HPS Securities may in the future develop new businesses such as providing investment banking, advisory, and other services to corporations, financial sponsors, management, or other persons. Such services may relate to transactions that could give rise to investment opportunities that are suitable for the Company. In such cases, another HPS Securities client may require HPS Securities to act exclusively on its behalf, thereby precluding the Company from participating in such investment opportunities. HPS Securities may engage in such services despite their potential restrictive effect on the investment opportunities ultimately available to the Company. HPS Securities would not be obligated to decline any such engagements in order to make an investment opportunity available to the Company. In addition, HPS Securities may come into the possession of information through these new businesses that limits the Company’s ability to engage in potential transactions.

Placement Agents

HPS Securities expects to act as a placement agent for the Company. As described in “—Broker-Dealer and Related Activities” above, HPS Securities will not receive placement fees from the Company. In addition, one or more third parties may serve as the placement agent in connection with the offering of interests in the Company. Such third-party placement agents will not receive placement fees from the Company but will receive fees from HPS. To the extent permitted by applicable law (including ERISA), the Company is expected to indemnify its placement agents (including HPS Securities) under certain circumstances. In addition, placement agents may be compensated directly by certain investors subscribing for interests, the cost of which will be borne by such investors in addition to their capital commitments. The potential for placement agents to receive (directly or indirectly) compensation in connection with investors’ capital commitments to the Company creates a conflict of interest in recommending that the potential investors purchase such interests.

Differing Interest

Although it is expected that the Company, when co-investing alongside an Affiliated Group Account, generally will purchase the same security at the same time as the Company, in certain cases an Affiliated Group Account may invest at a different time, on different terms or in a different security of the same issuer. Where the Company invests alongside other Affiliated Group Accounts, such Affiliated Group Accounts may be given certain governance or other rights or may be subject to terms and conditions that are more favorable than those applicable to the Company. Such Affiliated Group Accounts may make decisions that are more beneficial to themselves than to the Company. Further, investments may benefit one or more of the Affiliated Group Accounts disproportionately to their benefit to the Company. Conversely, the interests of one or more of the Affiliated Group Accounts in one or more investments may, in the future, be adverse to that of the Company, and the Manager may be incentivized not to undertake certain actions on behalf of the Company in connection with such investments, including the exercise of certain rights the Company may have, in view of the investment of one or more of the Affiliated Group Accounts in such investments.

Although it is expected that the Company, when co-investing alongside an Affiliated Group Account, generally will dispose of its interests in an investment in the same proportion as, and on the same terms as, the

Affiliated Group Accounts dispose of their interests in such investment, subject to legal, tax, regulatory or other considerations, there can be no assurance that the interests in an investment held by the Company will be harvested on as favorable terms as the interests in such investment held by the Affiliated Group Accounts. Further, the disposal by an Affiliated Group Account may depress the market value of the continuing investment of the Company or may reduce the price available to the Company, which may also be disposing of its investment. In addition, the terms of the Company s’ investment, including the type of security purchased, may be different from the terms of another Affiliated Group Account’s investment or the type of security the Affiliated Group Account purchases.

Competition among the Accounts Sponsored or Managed by the Manager and Its Affiliates

The Affiliated Group is actively engaged in advisory and management services for Affiliated Group Accounts. Those activities also include managing assets of employee benefit plans that are subject to ERISA and related regulations. The Affiliated Group expects to sponsor or manage additional collective investment vehicles and managed accounts in the future. The Affiliated Group may employ the same or different investment strategies for the various Affiliated Group Accounts it manages or otherwise advises. Investment opportunities that may potentially be appropriate for the Company are generally expected to also be appropriate for other Affiliated Group Accounts, and such Affiliated Group Accounts will compete with the Company for positions and may compensate the Affiliated Group better than the Company. Investments which are within the investment objectives of the Company may be allocated to other Affiliated Group Accounts, and there is no assurance that the Company will be allocated those investments they wish to pursue. In addition, investors should note that certain other Affiliated Group Accounts are expected to use varying degrees of leverage, potentially on different terms with different counterparties than the Company and are expected to be subject to different fee structures (including fee structures where HPS and/or Other HPS Investors receive certain investment proceeds or investment-related income (such as upfront fees, commitment fees and/or original issue discount) in lieu of, or in addition to, management fees or incentive fees) and/or liquidity terms and focus on different investments than the Company, which may create an incentive to structure, acquire, manage, and/or realize investments in a manner that is more beneficial for HPS or for certain Affiliated Group Accounts than the Company. Investments of such other Affiliated Group Accounts and the Company may not be parallel for such and various other reasons, including different inflows and outflows of capital, variations in strategy, liquidity terms, governmental limitations on investment and other differences. The results of the investment activities of the Company may differ significantly from the results achieved by Affiliated Group Accounts that implement the same or a similar investment strategy as the Company.

Under certain circumstances, the Company may invest in connection with a transaction in which Affiliated Group Accounts have already invested or are expected to invest. Under other circumstances, Affiliated Group Accounts may invest in a portfolio company in which the Company has already invested or is expected to invest. In some cases, HPS may invite Affiliated Group Accounts to co-invest with the Company because, for example, the investment opportunity is larger than the target investment amount for the Company, a portion of the investment opportunity may be more appropriate for such Affiliated Group Accounts or applicable to the investment objectives of such Affiliated Group Accounts (including because the risk/return profile or other characteristics of the investment may not be desirable or appropriate for the Company or because co-investing with Affiliated Group Accounts may provide the Company or the investment in which the Company invests with certain benefits). In such cases, the amount available for investment by the Company may be correspondingly reduced to permit the Affiliated Group Accounts the opportunity to co-invest. Where an investment is allocated among the Company as well as one or more Affiliated Group Accounts, such investment opportunity is expected to be allocated based on such factors as HPS deems appropriate, including the Investment Allocation Factors. The Company may also partner with other entities in which the Affiliated Group holds an investment or with which the Affiliated Group has a significant business relationship.

The Affiliated Group Accounts may be given certain governance or other rights or may be subject to terms and conditions that are more favorable than those applicable to the Company. Conflicts could arise after the

Affiliated Group Account, on the one hand, and the Company, on the other hand, make investments in the same issuer with respect to the issuer’s strategy, growth and financing alternatives and with respect to the manner and timing of the Company’s exit from the investment compared to the Affiliated Group Account’s exit.

In addition, the Affiliated Group and one or more Affiliated Group Accounts (including the Company) expect to invest, from time to time in different instruments or classes of securities of the same issuer, including where the Company and/or any Affiliated Group Account control the majority of such instrument or class of securities. As a result, one or more Affiliated Group Accounts may have different investment objectives or pursue or enforce rights with respect to a particular issuer in which the Company has invested, and those activities may have an adverse effect on the Company. For example, if the Company holds debt of an issuer and an Affiliated Group Account holds equity instruments of the same issuer, then if the issuer experiences financial or operational challenges, the Company, which holds the debt, may seek a liquidation of the issuer, whereas the Affiliated Group Account, which holds the equity instruments, may prefer a reorganization of the issuer. Similarly, where an issuer experiences financial or operational difficulties, if the Company holds subordinated and unsecured debt, and an Affiliated Group Account (including another fund managed by the Manager) holds senior secured debt instruments, of such issuer, the Affiliated Group Account may enforce or help other senior secured creditors enforce their rights against the issuer and as a result, the value of the Company’s investment may be reduced substantially or to zero.

In enforcing its rights with respect to an investment, the Company, along with other Affiliated Group Accounts, may pursue or enforce rights with respect to a particular issuer, or HPS may pursue or enforce rights with respect to a particular issuer jointly on behalf of the Company and other Affiliated Group Accounts, even where the interests of such Affiliated Group Accounts may diverge in one or more respects from those of the Company.

The Company may be negatively impacted by the activities of such other Affiliated Group Accounts and transactions for the Company may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case had a particular course of action with respect to the issuer of the securities not been pursued with respect to such other Affiliated Group Accounts. In certain instances, personnel of HPS may obtain information about the issuer thereby limiting the Manager’s ability to buy or sell securities of the issuer on behalf of the Company. These conflicts are magnified with respect to issuers that undergo restructuring or become insolvent. It is possible that in connection with a restructuring, insolvency, bankruptcy or similar proceeding the Company may be limited (by applicable law, courts or otherwise) in the positions or actions they may be permitted to take due to other interests held or actions or positions taken by Affiliated Group Accounts.

Positions taken by Affiliated Group Accounts may also dilute or otherwise negatively affect the values, prices or investment strategies associated with investments held by the Company. For example, this may occur when investment decisions regarding the Company are based on research or other information that is also used to support portfolio decisions for other Affiliated Group Accounts. When an Affiliated Group Account implements a portfolio decision or strategy ahead of, or contemporaneously with, similar portfolio decisions or strategies for the Company (whether or not the portfolio decisions emanate from the same research analysis or other information), market impact, liquidity constraints, or other factors could result in the Company receiving less favorable investment results, and the costs of implementing such portfolio decisions or strategies could be increased or the Company could otherwise be disadvantaged. In addition, Affiliated Group Accounts may have short positions in the same security or instrument or a different security or instrument in the same issuer as a security or instrument purchased by the Company, which may present additional conflicts, particularly if the issuer experiences financial difficulties.

The Company may participate in a follow-on investment of an Affiliated Group Account where the Company did not previously invest in the applicable portfolio company, and vice versa. Any such follow-on investment would present conflicts of interest, including in respect of the Manager or its affiliate’s negotiation of the terms of such follow-on investment. In addition, such follow-on presents raises the risk that the Company’s capital may be used to support an Affiliated Group Account’s existing investment. Similarly, where an investment was initially shared with the Company and one or more Affiliated Group Accounts, a follow-on investment related thereto will not necessarily be made in the same proportions as the initial investment. In this situation, the Company’s or such Affiliated Group Account’s interest in such investment may become diluted or more concentrated. In addition, if one or more Affiliated Group Accounts that participated in an initial investment are unable to or otherwise do not participate in a follow-on investment related thereto, including where such initial investment is impaired or underperforming, the Company (or other Affiliated Group Accounts) may increase their participation in such follow-on investment beyond their pro rata share of the follow-on investment opportunity. While such increased participation may, in certain instances, be structured such that the Company or other Affiliated Group Accounts that participate in such follow-on investment are compensated and/or receive other consideration, including sharing in a greater portion of any original issue discount, for their ability to fund such increased portion of the follow-on investment, it is also possible that the Company or other Affiliated Group Accounts participating in such increased portion of the follow-on investment do not receive any additional economic benefit for their ability to fund such follow-on investment. In addition, from time to time, the Company may participate in the recapitalization of a portfolio company in which an Affiliated Group Account has invested and vice versa. Recapitalization transactions will present conflicts of interest, including determinations of whether the Affiliated Group Account is being redeemed from an investment with a negative outlook (and whether the Company is supporting such exit with their investment), and whether the Company is paying a higher or lower price than market value or transacting on terms that are more or less favorable than in other comparable transactions. Conversely, the Company’s investment may be refinanced by an Affiliated Group Account that may have the effect of shortening the duration of an attractive investment. Similarly, the Company may agree to an amendment, extension, refinancing or similar transaction involving an existing investment, and such transaction may result in the realization of the existing investment and a new investment in such issuer by the other investors.

In addition, the Affiliated Group may permit existing or future Affiliated Group Accounts to have exclusive or priority rights to certain investment opportunities. As a result, the Company may not be afforded the chance to participate in attractive investment opportunities in which other Affiliated Group Accounts are given the opportunity to participate, or in some cases may be allocated a small part of an investment opportunity within the investment objectives of the Company when other Affiliated Group Accounts are allocated a larger portion. The Company may be prohibited (due to, for example, exclusivity or priority rights granted to certain affiliated investment funds or regulatory limitations) from pursuing certain investment opportunities and may find that their ability to participate in any particular opportunity may be substantially limited.

Moreover, the Company and an Affiliated Group Account may jointly make investments or otherwise acquire a portfolio of assets with a view to allocating the assets between them in accordance with their investment mandates, including where the revolver portion of a financing package is expected to be provided by an Other HPS Investor (such as a fund primarily formed to invest in revolvers). For example, in certain cases, the Company on the one hand, and the Affiliated Group Account, on the other hand, may jointly enter into a transaction pursuant to which the Affiliated Group Account acquires a Platform and the Company acquire a pool or portfolio of leases, loans and/or other assets that have been originated, acquired and/or serviced by such Platform. In this situation, the Manager will determine the terms and conditions relating to the investment, including allocation of the relevant portion of the purchase price to the Platform (which amount will be borne by the Affiliated Group Account) and the relevant portion of the purchase price to the pool or portfolio of leases, loans and/or other assets (which amount will be borne by the Company). Further, the purchase price determined by the Manager (and the allocation thereof among the Platform, on the one hand, and the other assets, on the other hand) and other terms and conditions relating to the investment may not represent the price and terms the Company would have received if they had acquired the assets without the Affiliated Group Account buying the associated Platform as part of the same transaction. Similarly, the Company may jointly acquire a pool or portfolio of leases, loans and/or other assets with an Affiliated Group Account with a view to dividing the leases, loans and/or other assets among the Company and the Affiliated Group Account. The purchase price paid by the Company and other terms and conditions relating to the Company’s investment in this situation may not represent the price and terms the Company would have received if it had invested only in such leases, loans and/or other assets that it ultimately retains. In either of these circumstances, the Company may have residual liability for the Platform or the assets that were allocated to the Platform or the other Affiliated Group Account, even though the Company did not acquire such Platform or such assets.

For the foregoing reasons, among others, the Affiliated Group Accounts and their portfolio managers, including the investment team, are generally expected to have a conflict of interest between acting in the best interests of the Company and such other Affiliated Group Accounts. HPS has developed policies and procedures that provide that it will allocate investment opportunities and make purchase and sale decisions among the Company and its other clients in a manner that it considers, in its discretion and consistent with its fiduciary obligation to its clients, to be reasonable. In many cases, these policies may result in the pro rata allocation of limited opportunities across accounts, but in many other cases, the allocations may reflect numerous other considerations based upon HPS’s assessment of an efficient use of such limited opportunities relative to the objectives, limitations and requirements of each of its clients and applying a variety of factors, including those described herein and any additional factors HPS may determine are relevant from time to time. Because certain Affiliated Group Accounts pay higher fees and/or incentive compensation to HPS, HPS will be conflicted in making such determinations. HPS seeks to treat all clients reasonably in light of all factors relevant to managing each company, investment fund or account, and in some cases it is possible that the application of the factors described herein, as well as any additional factors HPS may determine are relevant from time to time, may result in allocations in which certain investment funds or accounts may receive an allocation when other investment funds (including the Company) or accounts do not. Similarly, HPS may cause the liquidation of such positions for the Company and its other clients in its discretion in accordance with the foregoing principles. Such allocations or liquidations may benefit another client instead of the Company or may be detrimental to the Company.

Moreover, the results of the investment activities of the Company may differ significantly from the results achieved by the Affiliated Group for the other Affiliated Group Accounts. The Manager will manage the Company and the other Affiliated Group Accounts it manages in accordance with their respective investment objectives and guidelines; however, the Affiliated Group may give advice and take action, with respect to any current or future Affiliated Group Accounts that may compete or conflict with the advice the Manager may give to the Company, including with respect to the timing or nature of actions relating to certain investments.

Affiliates of HPS have and it is expected that in the future HPS and/or its affiliates will sponsor special purpose acquisition companies (each, a “SPAC”), in their IPOs. A SPAC is a publicly traded company formed for the purpose of raising capital through an IPO to fund the acquisition, through a merger, capital stock exchange, asset acquisition or other similar business combination of one or more operating businesses. In the event that a SPAC is unable to locate and acquire target companies by the deadline, the SPAC would be forced to liquidate its assets, which may result in losses due to the expenses and liabilities of the SPAC.

SPACs sponsored by HPS and/or its affiliates will not have priority over investments that are appropriate for the Company and the Company is not expected to invest in or alongside any SPACs sponsored by HPS and/or its affiliates. However, HPS will invest in, and expects to benefit substantially from the Founder Shares and warrants in connection with, SPACs sponsored by HPS and/or its affiliates, which may create conflicts of interest over time, including where companies in which such SPAC invests are competitors of companies in which the Company invests. In addition, the devotion of time and effort of certain officers or employees of HPS and/or its affiliates to the business of such SPACs could be viewed as creating a conflict of interest in that the time and effort of such officers or employees of HPS and/or its affiliates will not be devoted exclusively to the business of the Company but will be allocated between the business of the Company and other business activities, including the management of the assets of such SPACs. Additionally, certain HPS employees currently serve and in the future may serve as directors and/or officers of SPACs. Such employees face a conflict between the duties owed to the Company and the duties owed by such persons to such SPACs. There can be no assurance that the board membership of an HPS employee and/or the involvement of certain members, partners, officers, managers or employees of HPS with respect to such SPACs, in each case, will result in favorable results for the Company. Future investment activities by HPS on behalf of other clients may give rise to additional conflicts of interest and demands on HPS’s time and resources.

Liquidation Structures

At any time, the Company may seek to sell one or more of the Company’s investments to an investment vehicle established by the Manager to purchase such investments. Although specific terms and other details of such a transaction would be determined at the relevant time, in this situation, investors may be given the opportunity to either continue participating in each relevant investment through the new investment vehicle, in whole or in part, or realize their interest in such investment for cash. This type of continuation vehicle may also involve participation by Other HPS Investors and/or third parties, which may indirectly acquire the portion of each relevant investment attributable to investors that do not elect to participate in the continuation vehicle. As part of a transaction of this type, investors that choose to invest in the continuation vehicle may receive a distribution in-kind (or deemed distribution in-kind) while other investors receive cash in respect of the investments, and such continuing investors may be required to commit additional capital and/or participate in additional investments. Depending on the structure of a continuation vehicle transaction and the elections made by the investors, the interests of the investors could diverge, including because different investors could realize their interests in the same investment at different times and on different terms depending on whether an investor elects to participate in the continuation vehicle. As a result, certain investors could receive a return on their share of the relevant investment(s) that is higher or lower than the return achieved by other investors.

Fees to Affiliates of the Manager with respect to Certain Real Estate Assets

The Company and its subsidiaries may retain certain affiliate(s) of the Manager to perform certain services with respect to certain Real Estate Assets, including accounting, financial, reporting, fund administration, tax, internal audit, legal, technology-related services, brokerage, sales and property-related services (including property management, property diligence, leasing, marketing, construction monitoring, construction management, development, development management, advisory, owner’s representative and other property-related services). Additionally, certain affiliates of the Manager are expected to provide debt and equity placement, and property management services to certain of the Company’s Real Estate Assets for a fee, which fees are described in “Item 1. Business Overview—Other Fees”, and such fees would not offset or reduce the Management Fee and Performance Fee payable to the Manager.

The use and compensation of affiliates for these services subjects the Manager to potential conflicts of interest, because although it intends to select such affiliates to provide services that it believes are aligned with its operational strategies and that will enhance investment operations and/or performance, the Manager could have an incentive to recommend such affiliate because of its relationship or certain financial or business interests therein. Additionally, there is a possibility that the Manager, because of such incentive or for other reasons (including whether the use of such persons could establish, recognize, strengthen or cultivate relationships that have the potential to provide longer-term benefits to the Manager, the Company or other vehicles sponsored by Manager or its affiliates), could favor such retention or continuation even if a better price and/or qualify of service provider could be obtained from another person. Whether or not the Manager has a relationship with or receives financial or other benefits from recommending a particular service provider, including an affiliate, there can be no assurance that no other service provider is more qualified to provide the applicable services or could provide such services at lesser cost.

Incentive Compensation of Platforms and Operating Partners

Platforms and operating partners are expected to receive compensation based on, among other things, the performance of the assets that they originate or the investments that they identify. In particular, Platforms (whether owned by the Company or an Other HPS Investor) are expected to receive origination fees with respect to leases, loans and/or other assets that such Platforms originate for the Company that are expected to be determined based on certain assumptions, including the operations of obligors of loans, leases and/or other receivables (collectively, “Receivables”), financing levels and costs supported by such Receivables, projected losses given default, and the target gross asset-level returns of such Receivables. The determination methodology for such fees may be renegotiated from time to time, which may lead to the Company paying higher origination fees, including when such leases, loans and/or other assets outperform the projections and assumptions originally built into the origination fee determination methodology. It is therefore possible that certain Platforms or operating partners may receive incentive compensation at the expense of the Company, including during periods when the Company as a whole, does not have net capital appreciation, including because the actual performance of the loans, leases and/or other assets originated by Platforms differs from the projected performance or due to the underperformance of other assets of the Company not originated by such Platforms. Such compensation arrangements may create an incentive to make investments or investment decisions for Platforms or operating partners to originate assets that are riskier or more speculative than would be the case if such arrangements were not in effect. In addition, because performance-based compensation may be calculated on a basis which includes unrealized appreciation of the originated assets, such performance-based compensation may be greater than if such compensation were based solely on realized gains. See also “—Conflicts of Interest Relating to Fees Paid to Platforms” below. In addition, the existence of other fees paid to Platforms or operating partners, such as servicing fees based on the outstanding principal balance of leases, loans and other assets serviced is expected to, result in the Company paying fees twice with respect to such assets, once to the Manager in the form of Management Fees and once to the Platform or operating partners to service or manage the same assets.

Conflicts of Interest Relating to Fees Paid to Platforms

The Company expects to utilize Platforms to originate and/or service leases, loans and/or other assets in which the Company invests. In some cases, the Company will engage Platforms to both originate and service leases, loans and/or other assets for the Company, while in other cases the Company may originate or acquire loans, leases and/or other assets without a Platform and, in such cases, expect to engage a Platform to service such leases, loans and/or other assets. The Manager will determine which Platforms to engage to originate and/or service the leases, loans and/or other assets owned by the Company. Where the Company utilizes the origination and other services of a third-party Platform, separate origination fees and servicing fees will be paid to the relevant Platform. The Company’s use of the services of, and payments to, the Platforms owned by Other HPS Investors may create a conflict of interest, given that HPS (or an affiliate) may serve or will serve, as applicable, as manager of the Company and the Other HPS Investor. The origination fees paid to Platforms are expected to be calculated based on a pre-determined methodology, which may be the projected net investment-level yield (net of other projected investment-level fees, losses and costs) and/or other relevant metrics of the applicable leases, loans and/or other assets originated by such Platform for the Company, and the periodic servicing fees payable to such Platforms are expected to be equal to a percentage of the outstanding principal balance of the Company’s leases, loans or other assets serviced by such Platform. Any Platforms that may be owned by the Company in the future are expected to provide similar services to the Company as the current Platforms, and the origination fees and servicing fees payable to such Platforms are expected to be determined in a similar manner, although no assurances can be made in that regard. If any Platform utilized by the Company is owned by an Other HPS Investor, the origination fees and servicing fees payable by the Company to such Platform and other contractual arrangements are expected to be determined in a similar manner, although they may be determined in a different manner (and such differences may be material), whether it be due to the lack of priority rights over certain leases, loans and/or assets, the particular asset class, the particular market, or other factors. Despite these or other safeguards with respect to the determination of fees payable by the Company to the Platforms and/or other Platforms owned by an Other HPS Investor, the Manager will have a conflict of interest in causing the Company to be obligated to utilize the services of such Platforms.

For example, the continuous origination and/or servicing fee payments to such Platforms (including, in connection with any obligation of the Company to acquire certain leases, loans and/or other assets originated by the Platforms) will benefit the Other HPS Investor, as they will create ongoing income and likely increase the value of such Platform. The Manager may also be disincentivized from selecting third parties to provide similar services in lieu of a Platform or another Platform owned by an Other HPS Investor, even where comparable services may be available on comparable or more desirable terms and where comparable or more desirable leases, loans and/or other assets may be originated for the Company’s purchase. Conflicts of interest between the Company and certain Platforms may be magnified by the fact that a Platform may be owned by a small number of investors, including HPS and other investors that have strategic relationships with HPS and/or have significant investments in HPS-managed funds and accounts (as described in further detail below in “—Conflicts Related to HPS’s Investment and Management of the Platform Company”).

In addition, the Manager expects that, if Platforms utilized by the Company originate assets that HPS (in its expected capacity as investment manager of the Platform, as well as investment manager of the applicable Other HPS Investors) determines are not suitable for the Company given the Company’s investment objective, such assets may be sold to Other HPS Investors or third parties that seek investments of this type. The Platforms utilized by the Company may service these assets, as well as other assets originated directly by Other HPS Investors and/or third parties, on an ongoing basis. For the avoidance of doubt, those Other HPS Investors and/or third parties that are investing in assets originated or serviced by the Platforms utilized by the Company are generally expected to be subject to their own fees (including management fees that may be paid to HPS in its expected capacity as investment manager of the applicable Other HPS Investors) that are in addition to any fees paid to the Platforms for their services and such fund-level fees may be higher or lower than the fund-level fees paid to the Manager by the Company. In addition, HPS or its affiliates, may be an equity investor in one or more Platforms, entitling it to equity returns. As a result, there is an inherent conflict of interest in HPS’s allocation of such assets and determination of whether assets originated by the Platforms are desirable or otherwise appropriate for the Company and therefore are subject to the investment priority arrangement (as described in “—Engagement of a Platform by the Company.”).

Moreover, servicing fees payable to Platforms (whether owned by the Company or an Other HPS Investor) will be borne by the Company and are expected to be based on the outstanding principal balance of loans, leases and/or other assets being serviced, which methodology is also expected to apply to Platforms owned by Other HPS Investors. While the Manager believes that such methodology for determining servicing fees is fair and reasonable, it is not based on the actual cost or value of the services being provided. HPS (in its expected capacity as both the investment manager of the applicable Other HPS Investors, and as a significant investor in one or more such Platforms) is incentivized to minimize the actual costs to a Platform of servicing an asset. Any cost reductions realized by the Platforms will not reduce the servicing fees payable by the Company and instead may increase the profits realized by such Other HPS Investors.

Engagement of a Platform by the Company

Where the Company utilizes the services of a Platform to originate leases, loans and/or other assets for the Company and to the extent the Company has sufficient available capital (as determined by the Manager), the Company may negotiate for and obtain investment priority rights to acquire any leases, loans and other assets that are originated by the Platforms that meet the investment objectives and risk-return profile of the Company and that are otherwise deemed appropriate for the Company by the Manager. In exchange for this investment priority, to the extent the Company has sufficient available capital (as determined by the Manager), the Company may agree to acquire any such leases, loans and/or other assets originated by such Platforms that meet the investment objectives and risk-return profile of the Company and that are otherwise deemed appropriate for the Company by the Manager. For the avoidance of doubt, certain Platforms may originate and/or service leases, loans and/or other assets for Other HPS Investors and/or third parties, subject to any investment priority arrangement described above.

Any such obligation to acquire such leases, loans and/or other assets may require the Company to make certain investments it would not have made if it selected investments individually. Further, HPS has an incentive to cause the Company to continue to transact with the Platforms because HPS may hold significant investment in the Platforms, which creates an incentive to prolong the Company’s obligations to acquire leases, loans and other assets originated by the Platforms and to engage such Platforms as servicer.

The Manager may have a conflict of interest in structuring lease renewals as contracts requiring new capital or as extensions or rolls that do not require new capital, and such conflict may intensify where the underlying credit profiles show signs of deterioration.

Conflicts Related to HPS’s Investment and Management of the Platforms

The investment returns and management and performance compensation HPS is expected to receive from the Platforms may exceed the returns and/or compensation HPS receives with respect to the Company, especially, over time, given the expected long-dated nature of the Platforms, which creates a conflict in the event of a divergence between the interests of the Platforms and the interests of the Company. For example, in a renegotiation of Platform fees and/or the related fee determination methodology, HPS will have a conflict of interest renegotiating such fees both in its role as an expected significant investor in such Platform and also in its role as the manager or portfolio manager (as applicable) of the Company and the Platform. In addition, the methodology used to determine origination fees payable by the Company to the Platforms is expected to be based on certain assumptions, including projected yield of the applicable Receivables, financing levels and costs supported by such Receivables, projected losses given default, and the target gross asset-level returns of such Receivables desired by the Company. Some or all of these assumptions involve subjective judgment. HPS may have a conflict of interest in setting these metrics as it will have an incentive to set them in a way that may result in a higher origination fee payable to the Platforms by the Company, in which case the Company’s returns would be negatively affected or, alternatively, in a way that may result in higher returns for the Company, in which case the Platforms’ profitability would be negatively impacted. Furthermore, if a Platform is no longer originating or servicing assets of the Company (or an Other HPS Investor or a third party), such Platform may need to be unwound for little or no consideration, and any related expenses (including payments to its personnel and other overhead expenses), would be borne by such Platform’s owners, which are expected to include HPS as a significant investor, and/or Other HPS Investors, and such owners would not be expected to recoup their remaining investments in such Platform. Accordingly, HPS has an incentive to cause the Company to engage and continue to engage the Platforms in lieu of retaining a Platform owned by a third party, even where the relevant services may be available from a Platform owned by a third party on comparable, or even more favorable, terms.

Disputes may arise between the Company and a Platform that provides services to the Company and/or the Company’s leases, loans or other assets. For example, there may be disputes relating to calculation of fees, operational mistakes, servicing delays, insufficient origination volume or other matters. Where there is a dispute between the Company and a Platform, HPS will have a conflict of interest advocating on behalf of both the Company and the Platform. In order to manage or mitigate this conflict, HPS may engage a third party to act for either the Company or the Platform with respect to the dispute, may seek an independent third party to determine the appropriate resolution of the dispute or may take other steps to resolve the dispute in a manner that is fair to both the Company and the Platform. There is no guarantee that any such disputes will be resolved in favor of the Company, and HPS may benefit more by resolving such a dispute in favor of the Platform rather than the Company. If the Company were to transact with a Platform that was owned by a third party, HPS may pursue a different course of action for resolution of disputes against such Platform and such resolution may have been more favorable to the Company.

Disposition of Pools of Assets

The Manager may dispose of multiple investments of the Company as a pool of assets realized together through a single transaction. In some cases, investments of the Company may also be bundled with investments owned by Other HPS Investors and sold with those investments on an aggregate basis. In these cases, each investment will be assigned a portion of the overall transaction price. However, there is no guarantee that the price assigned to an investment in this situation will reflect the amount a buyer would have been willing to pay for such investment on a standalone basis. The Manager may also have an incentive to allocate a larger portion of the transaction price to investments that are subject to higher fees or owned by a higher performing fund. The buyer may also negotiate how the purchase price is allocated among investments for its own purposes, which may impact how much the Company and Other HPS Investors receive for the investments they are each selling. Further, the Manager may have an incentive to bundle well performing investments with investments that are not performing as well in order to realize the lower-performing investments, which may reduce the returns realized by the Company for the well performing investment. To the extent an investment is realized as part of a portfolio of assets, the Manager is not expected to be required to obtain an independent valuation or otherwise justify the realization price of any individual investment.

Multiple Collective Investment Vehicles

Certain collective investment vehicles, including funds managed by HPS and/or its affiliates may pursue similar investment strategies as the Company and may compete with the Company for investment opportunities.

Special Provisions Regarding Affiliated Transactions

Our Partnership Agreement generally provides that affiliated transactions and resolutions of conflicts of interest not involving a vote of Shareholders and that are not approved by a committee of our Independent Directors may also be permitted and deemed approved by all Shareholders and not constitute a breach of duty if the Board or the Manager determines that the course of action is:

•	on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or

•	fair and reasonable to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to us).

If the Board or the Manager does not seek approval from a committee of our Independent Directors or our Shareholders and the Board or the Manager, as applicable, determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the bullet points above, then it will be presumed that in making its decision, the Board or the Manager, as applicable, acted in good faith, and in any proceeding brought by or on behalf of any Shareholder or the Company, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. These standards reduce the obligations to which our directors or the Manager would otherwise be held.

Diverse Membership; Relationships with Shareholders

The Company and its respective investors, including HPS personnel, directors, members, partners or other related persons, are generally expected to have conflicting investment, tax and other interests with respect to the investments made by the Company. The investors are expected to include various types of persons or entities organized in various jurisdictions, and different investors may have conflicting investment, tax and other interests in respect of their investments in the Company. The conflicting interests of the Company and of individual investors may relate to or arise from, among other things, the nature of investments made by the Company, and the structuring of the acquisition of the Company’s investments and the timing of disposition of investments, the transfer or disposition by an investor of its Shares in the Company and the manner in which one or more of the Company’s investments are reported for tax purposes. Such structuring of the Company’s investments and other factors may result in different returns being realized by different investors.

HPS has entered into, and may continue to enter into, strategic partnerships directly or indirectly with investors, including investors that (i) commit significant capital to a range of products and investment ideas sponsored by HPS, (ii) provide services to HPS, its affiliates or portfolio companies in which Affiliated Group Accounts invest or (iii) are early stage seed investors. Such arrangements include and may in the future include HPS granting certain preferential terms to such investors, including blended fees that are lower than those applicable to the Company when applied to the entire strategic partnership. Such preferential terms are generally not subject to the “most favored nation” provisions of the governing documents of the Company and may be implemented through the use of a managed account or similar vehicle that invests in or alongside the Company. Investors may not be able to elect to benefit from such arrangements due to the fact that the strategic partnerships are likely to be developed on a case-by-case basis to accommodate particular investor requests and investment mandates.

Investor Due Diligence Information

Subject to applicable law, the Manager will make available, prior to the closing of this offering, to each prospective investor the opportunity to ask questions of, and receive responses from, a representative of the Manager concerning the terms and conditions of this offering and to obtain any additional information, if the Manager possess such information or can acquire it without unreasonable effort or expense. Due to the fact that different potential investors may ask different questions and request different information, the Manager may provide certain information to one or more prospective investors that it does not provide to all of the prospective investors. None of the responses or additional information provided is or will be integrated into this Registration Statement.

Access to Information

Investors’ rights to information regarding the Company will be specified in the Partnership Agreement. However, subject to applicable law, certain investors may receive additional information that is not made available to the investors generally. For example, (i) investors who designate representatives to participate on the Audit Committee, (ii) investors who negotiate particular side letters and (iii) affiliates of HPS, may have more information about the Company than other investors, and the Manager will have no duty to ensure all investors seek, obtain or process the same information regarding the Company and their investments. Similarly, certain investors may also be investors in other Affiliated Group Accounts, or otherwise engage in transactions with HPS, and may receive additional information through such arrangements. Certain information that is provided to one investor and not to another investor (or prospective investor) may be material. In particular, such information may affect a prospective investor’s decision to invest in the Company or an investor’s decision to take actions or make decisions pursuant to the Partnership Agreement.

Valuation of Assets

Certain securities and other assets in which the Company may directly or indirectly invest are not expected to have a readily ascertainable market value and will be valued by the Manager in accordance with its established valuation policies. Such securities and other assets will constitute a substantial portion of the Company’s investments. When the Manager determines that the market price does not fairly represent the value of an investment, the Manager will value such investment at fair value as it reasonably determines. The Manager has a conflict of interest in providing such valuations. In particular, the Manager has an incentive to maintain higher asset values or to avoid reducing asset values, because the Manager’s Management Fee and Performance Fee are based in part on the net asset value of the Company’s portfolio. The Manager expects to consider a variety of factors in making such subjective judgment, including, without limitation, the time period during which the applicable investment was continuously valued below certain thresholds (which thresholds will depend on the type of investment), the total capital realized from the investment to date, whether a particular asset is a portion of the same investment or series of investments, whether the issuer continues to meet certain types of contractual obligations, and whether the coverage analysis based on enterprise value, discounted cash flow or other metrics as conducted by the Manager’s internal valuation team supports a reasonable likelihood that the management fee basis will be recovered. The factors and thresholds used for the analysis may change over time. The Manager retains the discretion to make different determinations under seemingly similar circumstances.

The Affiliated Group is engaged in advisory and management services for multiple collective investment vehicles and managed accounts, including other investment funds managed by the Affiliated Group. In connection with these activities, the Affiliated Group is required to value assets, including in connection with managing or advising their proprietary and client accounts. In this regard, certain units within the Affiliated Group may share information regarding valuation techniques and models or other information relevant to the valuation of a specific asset or category of assets, although they are under no obligation to engage in such information sharing. The Manager will value the Company’s investments according to its established valuation policies, and may value an identical asset differently than other units within the Affiliated Group (e.g., when an asset does not have a readily ascertainable market price).

Selection of Service Providers

HPS will generally have the discretion to select Service Providers independent of review by Shareholders. The Company’s advisors and Service Providers or their affiliates are expected to provide goods or services to, or have business, personal, financial or other relations with HPS, their affiliates, advisory clients and portfolio companies. Such advisors and Service Providers may be Shareholders in the Company, investors in other Affiliated Group Accounts, sources of investment opportunities or co-investors or commercial counterparties or entities in which an Affiliated Group Account has an investment. Further, such advisors and Service Providers or their affiliates or related parties may include persons who have material relationships with HPS, including, persons who have an economic interest in HPS. Additionally, certain investors or employees of HPS may have family members or relatives employed by such advisors and Service Providers. In certain cases, HPS has invested in (and may in the future invest in) Service Providers, may serve on the board of a Service Provider or may otherwise have an interest in Service Providers. These relationships may influence the Manager in deciding whether to select or recommend such Service Providers to perform services for the Company or portfolio companies, creating an incentive for HPS to cause the Company to use the relevant services even where other services may be available on better terms or with better capabilities. The Company, unless otherwise specified or agreed, will, directly or indirectly, bear the cost of all such Service Providers, as appropriate. The Manager may have a conflict of interest in determining whether to engage a Service Provider and allocate the costs of such engagement to the Company, or to perform such services in house and save the Company of having to otherwise bear such costs. The Company will not be required to obtain any consent or seek any approvals from Shareholders in connection with the engagements of such Service Providers to the Company or any portfolio company.

HPS will have an incentive to engage third-party service providers due to a number of factors, including because the fees, costs and expenses of such service providers may be borne, subject to the Partnership Agreement, by the Company as Operating Expenses (with no reduction or offset of Management Fees), and retaining third parties could reduce HPS’ internal overhead, compensation and benefits costs for employees who would otherwise perform such services in-house. The involvement of third-party service providers may present a number of risks due to HPS’ reduced control over the functions that are outsourced. There can be no assurances that HPS will be able to identify, prevent or mitigate the risks of engaging third-party service providers. The Company could suffer adverse consequences from actions, errors or failures to act by such third parties, and will have obligations, including indemnity obligations, and limited recourse against them. On occasion, the Service Providers that HPS selects for the Company may also provide services to an Affiliated Group Account in a different capacity and/or at different rates. Fee discounts may be granted to the Company or an Affiliated Group Account in connection with such engagement and not any of the others. This may create a potential conflict of interest where the interests of the parties may not be aligned where, for example, a law firm may be, at the same time, engaged to provide services to both an Affiliated Group Account and the Company.

Allocation of Revolver, Delayed-Draw Investment or Line of Credit Obligations

The Company may participate in one or more investments that are structured as “revolvers”, “delayed-draws” or “lines of credit” with funding obligations that extend past the initial date of investment. Later funding obligations related to such investments may not be allocated pro rata among all the investors who participated in the initial funding of an investment. In particular, the Company may participate in the initial funding of an investment, but may not participate in later-arising funding obligations (i.e., the revolver, delayed-draw or line of credit portions) related to such investment, including because of capacity limitations that an investment vehicle may have for making new revolver, delayed-draw investments or lines of credit or because HPS forms a new investment fund focused on investing in revolvers, delayed-draw investments and/or lines of credit. As a result, the Company may be allocated a smaller or larger portion of revolver, delayed-draw investments or lines of credit than other investors participating in the loan (or may not be allocated any portion). Investors that participate in the initial funding of an investment may receive certain economic benefits in connection with such initial funding, such as original issue discount, closing payments, or commitment fees and these benefits are expected to be allocated based on participation in the initial funding, regardless of participation in future funding obligations. In addition, where the Company and any other participating investors have not participated in each funding of an investment on a pro rata basis, conflicts of interest may arise between the Company and the other investors as the interests of the Company and the other investors may not be completely aligned with respect to such investment. In that regard, the revolver, delayed draw or line of credit portion of an investment may be senior to the investment in the portfolio company made by the Company, and as a result, the interests of the Company may not be aligned with other participating investors. Even where such revolver, delayed-draw or line of credit is equal in seniority to the other instruments, the interests of each participant group may differ to the extent that meeting any such future funding obligation may become less attractive over time in light of changes to the borrower’s operating performance or broader market dynamics. Such conflicts would become acute if the portfolio company experiences financial or operational challenges by the time a future drawdown occurs.

Data and Information Sharing

In light of the extensive scope of HPS’s and its affiliates’ activities, HPS, the Company, the Affiliated Group Accounts, portfolio companies and other investments (collectively, the “Data Parties”) often possess data and information that they may utilize for various purposes and which they would not otherwise possess in the ordinary course of their businesses. For example, information relating to business operations, trends, budgets, customers or users, assets, funding and other metrics that the Data Parties possess or acquire through their management of client accounts and/or their own businesses and investment activities may be used by HPS, subject to applicable confidentiality considerations, to identify and/or evaluate potential investments for the Company and to facilitate the management of the Company’s investments, including through operational improvements. Conversely, subject to applicable confidentiality considerations, HPS may use data and information that it has or acquires in connection with the Company’s activities for the benefit of its own businesses and investment activities as well as those of Affiliated Group Accounts and their portfolio companies and other investments. From time to time, HPS may commission third-party research, at the Company’s expense, in connection with the diligence of an investment opportunity or in connection with its management of an investment, and such research is expected to subsequently be available to other Affiliated Group Accounts, their portfolio companies and other investments (and such persons may not be required to compensate the Company for the benefit they receive from such research). Such benefits could be material and HPS will have no duty, contractual, fiduciary or otherwise, not to use such information in connection with the business and investment activities of itself, Affiliated Group Accounts and/or their portfolio companies and other investments.

Furthermore, except for contractual obligations to third parties to maintain confidentiality of certain information, legal and/or regulatory limitations on, and other requirements with respect to, the use of material nonpublic information, and the Data Parties’ information walls, if any, HPS is generally free to use certain data and information from the Company’s activities to assist in the pursuit of HPS’s various other interests and activities, including for the benefit of HPS or another client. The Company and other sources of such data and information may not receive any financial or other benefit from having provided such data and information to HPS. The potential ability to monetize such data and information may create incentives for HPS to cause the Company to invest in entities and companies with a significant amount of data that it might not otherwise have invested in or on terms less favorable than it otherwise would have sought to obtain.

Interpretation of Governing Documents

The governing documents of the Company establish complex arrangements among the Company, the Shareholders, the Manager, and other relevant parties. From time to time, questions may arise regarding certain parties’ rights and obligations in certain situations, some of which may not have been contemplated upon the negotiation and execution of such documents. In some instances, the operative provisions of the governing documents may be broad, unclear, general, conflicting, ambiguous or vague and may allow for multiple reasonable interpretations. In other instances, there may not be a directly applicable provision. While the Manager will construe the relevant provisions in good faith and in a manner consistent with its legal obligations, the interpretations used may not always be the most favorable to the Company or the Shareholders.

Audit Committee

The Audit Committee has been granted the authority to provide certain approvals and consents pursuant to the Partnership Agreement. In addition, the Manager may consult with the Audit Committee and/or seek its consent for matters that are not specifically contemplated in the Partnership Agreement. In those situations, the views expressed by the Audit Committee with respect to such matters (or the lack of objections thereto) will represent the decision of the Company and will be binding on the investors. For the avoidance of doubt, for purposes of determining whether the Audit Committee or the Company Audit Committee (if formed) has approved a matter, members of the Audit Committee that abstain from the vote generally will not be considered to have cast a vote with respect to such matter.

Audit Committee members may receive information regarding the proposed investment activities of the Company that is not generally available to the public or other investors. There will be no obligation on the part of any Audit Committee member to make available for use by the Company any information or strategies known to or developed by it and, in certain cases, they may be prohibited from doing so. Furthermore, Audit Committee members cannot be expected to be experts in credit investments, and certain of the Audit Committee’s determinations may, in fact, adversely affect the performance of the Company.

Trade Errors

Although HPS exercises due care in making and implementing investment decisions, employees of HPS from time to time make errors with respect to trades made on behalf of an Other HPS Investor. Examples of trade errors include: (i) the placement of orders (either purchases or sales) resulting in excess exposure than the exposure HPS intended to create; (ii) the sale of an asset when it should have been purchased; (iii) the purchase of an asset when it should have been sold; (iv) the purchase or sale of the wrong asset; (v) the purchase or sale of an asset contrary to explicit regulatory restrictions or portfolio investment guidelines or explicit restrictions; and (vi) incorrect (i.e., over or under) allocations of assets resulting in excess exposure than the exposure HPS intended to create. Errors that do not result in transactions for a portfolio (such as those that result in a loss of an investment opportunity), or that result in lesser exposure than intended to be created, will not be viewed as trade errors. HPS will not be liable to Other HPS Investors for any trading losses, liabilities, damages, expenses or costs resulting from trade errors by HPS or similar human errors except those losses, liabilities, damages, expenses or costs (i) resulting from HPS’s intentional misconduct, fraud or gross negligence or (ii) that may not be waived or limited under applicable law. Given the volume of transactions executed by HPS on behalf of Other HPS Investors, Other HPS Investors should assume that trading errors (and similar errors) will occur and that the Other HPS Investor will be responsible for any resulting losses, even if such losses result from the negligence (but not gross negligence) of HPS. When determining whether a trade error is the result of gross negligence or not, HPS does not determine whether the individual trading error resulted from HPS’s gross negligence per se; rather, HPS considers if its supervisory procedures were inadequate to prevent such trading errors from recurring with any frequency. HPS will be conflicted when making such decision. HPS has a conflict of interest when determining whether losses resulting from a trading error will be borne by the Other HPS Investor. From time to time, HPS or its affiliates may elect to voluntarily reimburse the Other HPS Investor for losses suffered as a result of certain trade errors. However, notwithstanding the previous sentence, Other HPS Investors should not carry the expectation that a reimbursement will ever take place, and, in evaluating an Other HPS Investor, no decisions should be made in reliance on HPS making any reimbursements to the Other HPS Investor for losses suffered as a result of such trade errors. Any decision to reimburse is not precedential and should not create the expectation of any reimbursement in the future.

Legal Representation

Simpson Thacher & Bartlett LLP represents the Company, the Manager and certain of their affiliates, including certain of the affiliated investment funds, from time to time in a variety of different matters. Simpson Thacher & Bartlett LLP does not represent any or all of the investors and will not be acting as counsel for the investors. It is not anticipated that, in connection with the organization or operation of the Company, the Manager would engage counsel on behalf of, or to represent, the investors. Furthermore, in the event a conflict of interest or dispute arises between the Manager, on the one hand and any Company or any investor, on the other hand, it will be accepted that Simpson Thacher & Bartlett LLP is counsel to the Manager and not counsel to such Company or any investor, notwithstanding the fact that, in certain cases, Simpson Thacher & Bartlett LLP’s fees are paid through or by the applicable Company.

THE FOREGOING LIST OF ACTUAL AND POTENTIAL CONFLICTS OF INTEREST DOES NOT PURPORT TO BE A COMPLETE ENUMERATION OR EXPLANATION OF THE CONFLICTS INVOLVED WITH AN INVESTMENT IN THE COMPANY. IN ADDITION, AS THE OPERATIONAL PROGRAM OF THE COMPANY DEVELOPS AND CHANGES OVERTIME, AN INVESTMENT IN THE COMPANY MAY BE SUBJECT TO ADDITIONAL AND DIFFERENT ACTUAL AND POTENTIAL CONFLICTS OF INTEREST. PROSPECTIVE SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN ADVISERS REGARDING THE POSSIBLE IMPLICATIONS ON THEIR INVESTMENT IN THE COMPANY OR THE CONFLICTS OF INTEREST DESCRIBED HEREIN. BY ACQUIRING AN INTEREST, EACH LIMITED PARTNER WILL BE DEEMED TO HAVE ACKNOWLEDGED THE EXISTENCE OF ANY SUCH ACTUAL AND POTENTIAL CONFLICTS OF INTEREST, AND TO HAVE WAIVED ANY CLAIM WITH RESPECT TO ANY LIABILITY ARISING FROM THE EXISTENCE OF ANY SUCH CONFLICT OF INTEREST.

Item 8. Legal Proceedings

We are not currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceedings threatened against us. In addition, we are not aware of any legal proceedings, actual or threatened, that would be expected to materially adversely affect the Manager’s ability to meet its obligations to the Company pursuant to the Operating Agreement. From time to time, we or HPS may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our Asset-Based Finance Assets. We or HPS may also be subject to regulatory proceedings.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters

Market Information

Until a public offering has commenced, our outstanding Shares will be offered and sold in transactions exempt from registration under the Securities Act under Section 4(a)(2) of the Securities Act and Regulation D thereunder. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is currently no market for our Shares, and we can offer no assurances that a market for our Shares will develop in the future.

Because our Shares are being acquired by Shareholders in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our Shares may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) our consent is granted, and (ii) the Shares are registered under applicable securities laws or specifically exempted from registration (in which case the Shareholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, a Shareholder must be willing to bear the economic risk of investment in the Shares until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Shares and to execute such other instruments or certifications as are reasonably required by us. An investment in our Shares has limited or no liquidity beyond our Share Redemption Program, and our Share Redemption Program can be modified, suspended or terminated at the Board’s discretion.

Holders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of the Company’s Shares.

Valuation of Investments

Calculation of NAV

The Company determines NAV of the Shares no less frequently than monthly. The Manager prepares valuations with respect to each of our Asset-Based Finance Assets in accordance with HPS’s valuation guidelines adopted by the Board. The Manager uses the estimated values provided as well as inputs from other sources in its calculation of our monthly NAV per Share. The NAV per Share of each type of the Company’s Shares is determined by dividing the total assets of the Company (the value of investments, plus cash or other assets, including interest and distributions accrued but not yet received) attributable to such type less the value of any liabilities (including accrued expenses or distributions) of such type, by the total number of Shares outstanding of such type.

Timing of Valuations

The value of the Company’s Asset-Based Finance Assets is monitored for material changes on a monthly basis for purposes of updating the Company’s monthly NAV. The Company intends to disseminate monthly NAV to Shareholders through a Form 8-K filing on EDGAR, which are available on the SEC’s website at https://www.sec.gov and on the Company’s website at https://hreal.com.

Valuation Guidelines

The Company’s Asset-Based Finance Assets are valued at fair value in a manner consistent with GAAP, including ASC Topic 820, issued by the Financial Accounting Standards Board. ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

There is no single standard for determining fair values of assets that do not have a readily available market price and, in many cases, such fair values may be best expressed as a range of fair values from which a single estimate may be derived in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each acquisition while employing a valuation process that is consistently followed. Determinations of fair value involve subjective judgments and estimates.

When making fair value determinations for Asset-Based Finance Assets that do not have readily available market prices, we consider industry-accepted valuation methodologies, primarily consisting of an income approach and market approach. The income approach derives fair value based on the present value of cash flows that a business, or security is expected to generate in the future. The market approach relies upon valuations for comparable public companies, transactions or assets, and includes making judgments about which companies, transactions or assets are comparable. A blend of approaches may be relied upon in arriving at an estimate of fair value, though there may be instances where it is more appropriate to utilize one approach. We also consider a range of additional factors that we deem relevant, including a potential sale of the Asset-Based Finance Assets, macro and local market conditions, industry information and the relevant Asset-Based Finance Asset’s historical and projected financial data.

Asset-Based Finance Assets are generally valued at the relevant transaction price initially; however, to the extent the Manager does not believe an Asset-Based Finance Asset’s transaction price reflects the current market value, the Manager will adjust such valuation. When making fair value determinations for Asset-Based Finance Assets, the Manager updates the prior month-end valuations by incorporating the then current market comparables and discount rate inputs, any material changes to the financial performance of the Asset-Based Finance Assets since the prior valuation date, as well as any cash flow activity related to the Asset-Based Finance Assets during the month. The Manager values Asset-Based Finance Assets using the valuation methodology it deems most appropriate and consistent with widely recognized valuation methodologies and market conditions.

When making fair value determinations for assets that do not have a reliable, readily available market price, which the Company expects to be the case for a significant number of its Asset-Based Finance Assets, the Manager may engage one or more independent valuation firms to provide positive assurance regarding the reasonableness of such valuations as of the relevant measurement date.

Because assets are valued as of a specified valuation date, events occurring subsequent to that date will not be reflected in the Company’s valuations. However, if information indicating a condition that existed at the valuation date becomes available subsequent to the valuation date and before financial information is publicly released, it will be evaluated to determine whether it would have a material impact requiring adjustment of the final valuation.

At least annually, the Board, including our Independent Directors, will review the appropriateness of HPS’s valuation guidelines as adopted by the Board. From time to time, the Board, including our Independent Directors, may adopt changes to the valuation guidelines applicable to us on occasions in which it has determined or in the future determines that such changes are likely to result in a more accurate reflection of estimated fair value.

Distributions

Beginning with the end of our first full calendar quarter after which we sell Shares to non-affiliates, the Series will seek to pay regular monthly distributions to Shareholders of record. We intend to declare, accrue and pay distributions monthly. However, there can be no guarantee that any Series will pay monthly distributions consistently and at a specific rate, or at all. While we expect the Series to issue regular monthly distributions, and accordingly, the Series will be subject to Delaware distribution rules with respect to limited partnerships, the Series do not, and are not expected to, have a written distribution policy. The ultimate decision to issue distributions will be a case-by-case determination by the Board, or the Manager acting as their delegate. If the Company decides to adopt a distribution policy, it will provide appropriate disclosure in advance. Due to tax considerations and other factors, the amount of the distributions ultimately received by Shareholders in each Series may differ, but distribution amounts are expected to be based primarily on the joint underlying economic interests of the Series in the Asset-Based Finance Assets. The record date for distributions will generally be the last calendar day of the month of the distribution (e.g., March 31 for the March distribution). See “Item 1A. Risk Factors—Risks Related to the Company’s Investments—The amount of any distributions we may pay is uncertain. We may not be able to sustain the payment of distributions.”

Cash distributions to Shareholders will automatically be reinvested under the DRIP in additional whole and fractional Shares attributable to the type of Shares that a Shareholder owns unless and until an election is made on behalf of such participating Shareholder to withdraw from the DRIP and receive distributions in cash. The number of Shares to be received when distributions are reinvested will be determined by dividing the amount of the distribution, net of any applicable withholding taxes, by the Series’ NAV per share as of the end of the calendar month to which the distribution pertains (i.e., the March distribution will be reinvested using the NAV as of March 31). Shares will be distributed in proportion to the Series and types of Shares held by the Shareholder under the DRIP. There will be no sales load charged on Shares issued to a Shareholder under the DRIP.

Reports to Shareholders

We will furnish our Shareholders with annual reports containing audited financial statements, quarterly reports, and such other reports as we determine to be appropriate or as may be required by law. Upon the effectiveness of our Registration Statement under the Exchange Act, we will be required to comply with all reporting, proxy solicitation and other applicable requirements under the Exchange Act.

Item 10.	Recent Sales of Unregistered Securities

On December 22, 2025, we issued and sold 100 Shares of Series I at a purchase price of $25.00 per share and 100 Shares of Series II at a purchase price of $25.00 per share to HPS as our initial capital. These shares were issued and sold in reliance upon the available exemptions from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act.

Item 11.	Description of Registrant’s Securities to be Registered

Description of Our Shares

We are a series limited partnership with series established pursuant to Sections 17-218 or 17-221 of the LP Act. The purchase of Shares of a Series of the Company is an investment only in that particular Series and not an investment in the Company as a whole. In accordance with the LP Act, each Series is a separate series of assets or partnership interests of the Company and not a separate legal entity.

Sections 17-221(b) and 17-221(c) of the LP Act provide that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the limited partnership and the records maintained for any Series account for the assets associated with such Series separately from the other assets of the limited partnership or any other Series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the assets of such Series or the general partners associated with such series only, and not against the assets of the limited partnership generally, any other Series or any general partner not associated with such Series. HREAL GP, LLC, a Delaware limited liability company, is the sole general partner of the Company generally and the sole general partner of the Company associated with each of the Series. The Company expects the General Partner to maintain separate and distinct records for each Series and its associated assets and liabilities that reasonably identify such assets and liabilities and in which the identity of such assets and liabilities is objectively determinable. As such, the assets of a Series include only the Asset-Based Finance Assets associated with that Series and other related assets (e.g., cash reserves). As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 17-218(b) and 17-221(c) of the LP Act have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series should be applied to meet the liabilities of the other Series or the liabilities of the Company generally where the assets of such other Series or of the Company generally are insufficient to meet such liabilities.

Sections 17-218(b)(2) and 17-221(c)(2) of the LP Act provide that a Series established in accordance with Section 17-218(b) or 17-221 of the LP Act, respectively, may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued. The Company intends for each Series to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular Series and title to the relevant property will be held by or for the benefit of, the relevant Series.

Each of the terms “I Shares,” “D Shares,” “S Shares,” and “F Shares,” unless otherwise indicated, refers collectively to the applicable type of Shares of both Series I and Series II. Each type of Shares described herein represents the applicable type of limited partnership interest in each of Series I and Series II. The same type of each Series (as applicable) will have the same terms with respect to each Series unless otherwise indicated. This Registration Statement relates to the offering of I Shares, D Shares, S Shares, and F Shares (together, the “Shares”).

Investor Shares

Holders of I Shares, D Shares, S Shares, and F Shares have equal rights and privileges with one another, but will have different fee structures, which may result in the dilution of certain Shares in proportion to the fees charged to different types of Shares. F Shares are subject to a lower Management Fee than I Shares, D Shares, and S Shares. Further, the various classes of Investor Shares may be subject to different ongoing combined annual distribution fees and shareholder servicing fees, as well as different caps on upfront placement fees that may be charged by financial intermediaries, as described further below.

HPS Shares, which are not Investor Shares, are not subject to a Management Fee, Performance Fee, or ongoing combined annual distribution fee and shareholder servicing fees (and are not expected to be sold through financial intermediaries).

I Shares

I Shares have equal rights and privileges with other types of Investor Shares. No upfront selling commissions are paid for sales of any I Shares; however, if you purchase I Shares from certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that they limit such charges to a 2.0% cap on transaction price. Investors do not pay any combined annual distribution fees and servicing fees with respect to I Shares. I Shares are subject to a Management Fee of 1.25% per annum of NAV as of the beginning of the first calendar day of the applicable month, as adjusted for any share issuances or redemptions during the quarter that do not occur on the first calendar day of the month, and a Performance Fee as described above in “Item 1. Business Overview—Performance Fee” and “Item 1. Business Overview—The Offering.”

D Shares

D Shares have equal rights and privileges with other types of Investor Shares. No upfront selling commissions are paid for sales of any D Shares; however, if you purchase D Shares from certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that they limit such charges to a 2.0% cap on transaction price. The Dealer Manager will also receive a combined annual distribution fee and shareholder servicing fee of 0.25% per annum of the aggregate NAV of the Company’s outstanding D Shares. D Shares are subject to a Management Fee of 1.25% per annum of NAV as of the beginning of the first calendar day of the applicable month, as adjusted for any share issuances or redemptions during the quarter that do not occur on the first calendar day of the month, and a Performance Fee as described above in “Item 1. Business Overview—Performance Fee” and “Item 1. Business Overview—The Offering.”

S Shares

S Shares have equal rights and privileges with other types of Investor Shares. No upfront selling commissions are paid for sales of any S Shares; however, if you purchase S Shares from certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that they limit such charges to a 3.5% cap on transaction price. The Dealer Manager will also receive a combined annual distribution fee and shareholder servicing fee of 0.85% per annum of the aggregate NAV of the Company’s outstanding S Shares. S Shares are subject to a Management Fee of 1.25% per annum of NAV as of the beginning of the first calendar day of the applicable month, as adjusted for any share issuances or redemptions during the quarter that do not occur on the first calendar day of the month, and a Performance Fee as described above in “Item 1. Business Overview—Performance Fee” and “Item 1. Business Overview—The Offering.”

F Shares

Founder Shares or F Shares have equal rights and privileges with other types of Investor Shares. No upfront selling commissions are paid for sales of any F Shares; however, if you purchase F Shares from certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that they limit such charges to a 2.0% cap on transaction price. The Dealer Manager will also receive a combined annual distribution fee and shareholder servicing fee of 0.50% per annum of the aggregate NAV of the Company’s outstanding F Shares.

F Shares are subject to a reduced Management Fee of 1.00% per annum of NAV, as adjusted for any share issuances or redemptions during the quarter that do not occur on the first calendar day of the month.

Founder Shares are being offered exclusively through certain financial intermediaries that the Company has designated in its sole discretion as “Founder Intermediaries”, and in connection with the DRIP for clients of such Founder Intermediaries. Each Founder Intermediary may offer Founder Shares to its clients up to a maximum aggregate amount of $[ ] of subscriptions for Investor Shares. A holder of Founder Shares that becomes a client of a non-Founder Intermediary will keep those Shares, but such client may not acquire additional Founder Shares except in connection with the DRIP.

In the event that a Shareholder switches financial intermediaries and the prior intermediary was a Founder Intermediary and the new intermediary does not have that designation, then, subject to any requirements that may be imposed by the new intermediary, such Shareholder will be permitted to keep their Founder Shares but cannot acquire any additional Founder Shares except in connection with the DRIP.

The Company and the Dealer Manager each reserves the right to designate and re-designate the Founder Intermediary (as defined below) status of financial intermediaries in its sole discretion. Subject to any requirements that may be imposed by the financial intermediary, clients of an intermediary that loses its designation as a Founder Intermediary are permitted to retain the Founder Shares issued prior to the re-designation but may not purchase additional Founder Shares except in connection with the DRIP.

HPS Shares

E Shares

E Shares have equal rights and privileges with Investor Shares. No upfront selling commissions are paid for sales of any E Shares and investors do not pay any combined annual distribution fees or servicing fees with respect to E Shares. E Shares are not subject to the Management Fee or the Performance Fee. E Shares will be held only by (i) HPS, its affiliates, and its officers and employees, (ii) certain Other HPS Investors, (iii) the directors, officers and employees of the Company, and (iii) certain other investors in the Manager’s discretion, and are not being offered to other investors.

Holders of Investor Shares and HPS Shares are not entitled to vote on any matters relating to the Company, and are not entitled to elect, nominate, remove, or participate in the appointment of directors of the Company.

Summary Chart of Share Types

The below chart presents certain of the Share information described above with respect to the Series I Shares and the Series II Shares, except as otherwise indicated, in summary form.

Type	I	D	S	F	E
Investor eligibility	Any	Any	Any	(a) All Shares purchased during the Initial Offer Period through a participating intermediary and (b) clients of a Founder Intermediary	HPS employees or affiliate
Management Fee	1.25%	1.25%	1.25%	1.00%	None
Performance Fee*	Hurdle rate of 1.25% per quarter	Hurdle rate of 1.25% per quarter	Hurdle rate of 1.25% per quarter	Hurdle rate of 1.25% per quarter	None
Combined annual distribution fee and shareholder servicing fee	None	0.25%	0.85%	0.50%	None
Voting rights	None	None	None	None	None
Initial investment minimum	$1,000,000	$2,500	$2,500	$2,500	$2,500
Subsequent invest. minimum	$500	$500	$500	$500	$500
Subscriptions	Monthly	Monthly	Monthly	Monthly	Monthly
Redemptions	Quarterly	Quarterly	Quarterly	Quarterly	Quarterly

*	The Performance Fee is described in greater detail in “Item 1. Business Overview” under the header “Performance Fee.”

Summary of the Partnership Agreement

The following is a summary of the material provisions of our amended and restated limited partnership agreement (as amended and restated from time to time, the “Partnership Agreement”). Our Partnership Agreement, which sets forth the terms and conditions upon which we conduct our business and affairs and it sets forth the rights and obligations of our Shareholders. This summary is not complete and is subject to and qualified by the detailed provisions of our Partnership Agreement and the applicable series agreement for each Series. Potential investors should study our Partnership Agreement and the applicable series agreement for each Series carefully before making any investment in our Shares. The Partnership Agreement and the applicable series agreement for each Series will be provided to potential investors upon request to the Company.

Name and Address

We conduct business under the name “HPS Real Assets Lending Company LP” with our principal office and place of business at 40 West 57th Street, 33rd Floor, New York, NY 10019 (unless we change the office or place of business).

Purpose

Under our Partnership Agreement we are permitted to engage, directly or indirectly, in any business activity that is approved by the Board and that lawfully may be conducted by a limited partnership formed under the LP Act. Under the applicable series agreement, each of Series I and Series II is permitted to engage, directly or indirectly, in any business activity that is approved by the Board and that lawfully may be conducted by a registered series of a limited partnership formed under the LP Act.

Establishment and Nature

We are formed as a limited partnership under the LP Act and each Series is formed as a series of the Company under the LP Act. As provided in the Partnership Agreement, the General Partner has delegated overall responsibility for the day-to-day operations of the Company (including each Series) to the Company’s Board of Directors, including supervision of the Manager with respect to the Company’s investment portfolio. In turn, the Board of Directors has delegated responsibility for the day-to-day operations of the Company to the Manager, subject to the directions of the Acquisitions Committee and the ultimate supervision of the Board. Accordingly, the Board of Directors, as described herein, is responsible for oversight of the Manager, and the Manager reports to the Board of Directors and the Acquisition Committee with respect to the Company’s day-to-day operations. Notwithstanding the foregoing delegation, the General Partner has retained the authority to appoint and remove Directors to and from the Board, the Acquisition Committee and the Audit Committee. To the extent permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Company, any committee of the Board or the Manager.

Shareholders’ Powers

Except as otherwise specifically provided in the Partnership Agreement, no Shareholder that holds Investor Shares can participate in or have any control over our business and affairs or have any right or authority to act for, or to bind or otherwise obligate, us.

Capital Contribution

Our Contribution

On December 22, 2025, HPS purchased 100 Shares of Series I at a purchase price of $25.00 per share and 100 Shares of Series II at a purchase price of $25.00 per share as our initial capital.

HPS and/or certain Other HPS Investors may make additional capital contributions.

Shareholders’ Contribution

We expect to initially offer Investor Shares at a fixed price of $25 per Share for each class of Investor Shares and thereafter on a continuous monthly basis as of the Subscription Date at NAV per Share as of the end of the end of the month immediately preceding the Subscription Date.

Rights Upon Liquidation

Upon the dissolution of a Series or the Company as a whole, as applicable, after paying or making reasonable provision for the payment of the Series’ or the Company’s creditors, as applicable, for all claims and obligations in accordance with the LP Act, the remaining assets of the Series or the Company as a whole, as applicable, shall be distributed among the holders of Shares of the applicable Series or of the Company generally pro rata in proportion to the number of Shares held by such holder (subject to the rights of any holders of Shares specified in the Partnership Agreement, a series agreement or in any Share type designation), which distribution within a Series will be made consistent with any preferences which exist within such Series.

Authorized Shares

Each of our Shares represents a limited partnership interest in the Company associated with the applicable Series. HPS Shares will be held only by (i) HPS, its affiliates, and its officers and employees, (ii) certain Other HPS Investors, (iii) the directors, officers and employees of the Company, and (iii) certain other investors in the Manager’s discretion.

Issuance of Additional Securities

Our Partnership Agreement authorizes the Board, without the consent of any other person, to create additional types of Shares, including Investor Shares and HPS Shares, of any Series, having such terms, rights, designations, preferences, powers and duties (which rights or powers may be senior to existing types of Shares), as the Board shall determine. Our Partnership Agreement also authorizes the Board, without the consent of any other person, to issue additional Shares of any Series of any type for the consideration and on the terms and conditions established by the Board.

Transfer of Our Shares

Shareholders may resign as a Shareholder of the Company associated with any Series by selling, transferring or assigning their Shares of such Series or having all of their Shares of such Series redeemed in accordance with our Share Redemption Program, our Partnership Agreement and any applicable securities laws. Shareholders may generally transfer all or a portion of their Shares except to impermissible types of transferees or by transfers that would adversely affect us, including transfers that would violate the ownership restrictions imposed in our Partnership Agreement.

Conflicts of Interest

Conflicts of interest exist and may arise in the future as a result of the relationships among HPS or its respective affiliates, on the one hand, and the Company, a Series, or any of the Shareholders, on the other hand. Whenever a potential conflict arises among HPS or any of its respective affiliates, on the one hand, and the Company, a Series or any of the Shareholders, on the other hand, which is not already approved in the Partnership Agreement, the Board or the Manager may, but shall not be required to, resolve that conflict by seeking approval from a committee of our Independent Directors (which, initially, will be our Audit Committee). Our Partnership Agreement contains provisions that reduce or eliminate certain of the duties of the Board, including fiduciary duties, to the Company, the Series, and our Shareholders. Our Partnership Agreement also restricts the remedies available to Shareholders for actions taken that without those limitations might constitute breaches of duty, including fiduciary duties. See “Item 1A. Risk Factors—Risks Related to the Operation of the Company Generally—Our Partnership Agreement eliminates certain duties (including fiduciary duties) owed by the Board or other parties to the Company and the Shareholders. The Board, HPS, the General Partner, the Manager, our officers and their respective affiliates and certain Service Providers will be entitled to exculpation and indemnification resulting in limited right of action for Shareholders.”

Under our Partnership Agreement, the Board, the General Partner or the Manager will not be in breach of its obligations under the Partnership Agreement or its duties to us or our Shareholders if the resolution of the conflict of interest or the course of action in respect of the conflict of interest is:

•	approved by a committee of our Independent Directors, which is initially the Audit Committee, although the Board or the Manager is not obligated to seek such approval;

•	on terms which are, in the aggregate, no less favorable to us than those generally being provided to or available from unrelated third parties;

•	fair and reasonable to us, taking into account the totality of the relationships among the parties involved, including other transactions that may be particularly favorable or advantageous to us; or

•

approved by the vote of Shareholders owning a majority of the outstanding Investor Shares, excluding any Investor Shares owned by HPS or any of its affiliates, although the Board or the Manager is not obligated to seek such approval.

The Board or the Manager may, but is not required to, seek the approval of such resolution from the Audit Committee, any other committee of our Independent Directors or our Shareholders. If the Board or the Manager

does not seek approval from the Audit Committee, any other committee of our Independent Directors or our Shareholders and the Board or the Manager, as applicable, determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the second and third bullet points above, then it will be presumed that in making its decision the Board or the Manager, as applicable, acted in good faith, and in any proceeding brought by or on behalf of any Shareholder or us, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption by clear and convincing evidence. Unless the resolution of a conflict is specifically provided for in our Partnership Agreement, the Board, the Manager or a committee of the Board consisting of Independent Directors, which is initially the Audit Committee, may consider any factors they determine in their sole discretion to consider when resolving a conflict of interest. Our Partnership Agreement provides that the Board or the Manager will be conclusively presumed to be acting in good faith if the Board or the Manager, as applicable, subjectively believes that the determination made or not made is in or not adverse to the best interests of the Company or the applicable Series, or, with respect to resolutions of conflicts of interest pursuant to the second or third bullet points above, if the Board or the Manager subjectively believes that the action or inaction meets the standard set forth therein.

Fiduciary Duties

The Board is accountable to Shareholders, and the fiduciary duties owed to the Shareholders by the Board are prescribed by law and our Partnership Agreement. The LP Act provides that Delaware partnerships may in their limited partnership agreements expand, restrict or eliminate the duties, including fiduciary duties, otherwise owed by our directors, managers, controlling members, their affiliates and other persons to members, the limited partnership and other persons bound by the Partnership Agreement.

Our Partnership Agreement contains various provisions modifying, restricting and eliminating the duties, including fiduciary duties, that might otherwise be owed by our directors, managers, controlling members and their affiliates. We have adopted these modifications to allow HPS, the Manager and their respective affiliates to engage in transactions with us that would otherwise be prohibited by state-law fiduciary duty standards or subjected to enhanced scrutiny and to take into account the interests of other parties in addition to our interests when resolving conflicts of interest. Without these modifications, the ability of the Board and our Audit Committee to make decisions involving conflicts of interest could be restricted. These modifications may be detrimental to the Shareholders because they restrict the remedies available to the Shareholders for actions that without those limitations might constitute breaches of duty, including a fiduciary duty, as described below, and they permit the Board and the Audit Committee to take into account the interests of third parties in addition to our interests when resolving conflicts of interest. See “Item 1A. Risk Factors—Risks Related to the Operation of the Company Generally—Our Partnership Agreement eliminates certain duties (including fiduciary duties) owed by the Board or other parties to the Company and the Shareholders. The Board, HPS, the General Partner, the Manager, our officers and their respective affiliates and certain Service Providers will be entitled to exculpation and indemnification resulting in limited right of action for Shareholders.”

The following is a summary of the material modifications to the fiduciary duties owed by the Board to the Shareholders:

State Law Fiduciary Duty Standards

Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. In the absence of a provision in a limited partnership agreement providing otherwise, the duty of care would generally require a board of directors of a Delaware limited partnership to make decisions in a deliberate and fully informed manner after taking into consideration all material information reasonably available. In the absence of a provision in a limited partnership agreement providing otherwise, the duty of loyalty would generally require a board of directors of a Delaware limited partnership to take any action or omit to take action on a disinterested basis, in good faith, with an honest belief that it is in the best interests of the limited partnership.

Partnership Agreement Modified Standards

Our Partnership Agreement contains provisions that modify or eliminate duties of, or consent to conduct by, the Board, the Manager and its affiliates that might otherwise raise issues about compliance with fiduciary duties or applicable law.

In addition to the other more specific provisions limiting the obligations of the Board, our Partnership Agreement further provides that none of the Indemnified Parties will be liable to us, the Shareholders or any other person bound by the Partnership Agreement for any losses due to any act or omission by any Indemnified Party in connection with the conduct of our business unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such act or omission constitutes actual fraud or willful misconduct.

Special Provisions Regarding Affiliated Transactions

Our Partnership Agreement generally provides that affiliated transactions and resolutions of conflicts of interest not involving a vote of Shareholders and that are not approved by a committee of our Independent Directors may also be permitted and deemed approved by all Shareholders and not constitute a breach of duty if the Board or the Manager determines that the course of action is:

•	on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or

•	fair and reasonable to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to us).

If the Board or the Manager does not seek approval from a committee of our Independent Directors or our Shareholders and the Board or the Manager, as applicable, determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the bullet points above, then it will be presumed that in making its decision, the Board or the Manager, as applicable, acted in good faith, and in any proceeding brought by or on behalf of any Shareholder or the Company, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. These standards reduce the obligations to which our directors or the Manager would otherwise be held.

Exculpation and Indemnification

To the fullest extent permitted by applicable law, none of the Indemnified Parties will be liable to the Company or any Shareholders for (i) any losses due to any act or omission by any Indemnified Party in connection with the conduct of the business of the Company unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, such Indemnified Party’s act or omission constitutes actual fraud or willful misconduct with respect to the Partnership Agreement, the Operating Agreement or the Administration Agreement, (ii) any losses due to any action or omission by another person, (iii) any losses due to any mistake, action, inaction, negligence, dishonesty, actual fraud or bad faith of any broker, placement agent or other agent as provided in the Partnership Agreement or (iv) any change in U.S. federal, state or local or non-U.S. income tax laws, or in interpretations thereof, as they apply to the Company, the Series or the Shareholders, whether the change occurs through legislative, judicial or administrative action.

To the fullest extent permitted by applicable law, the Company or the applicable Series will indemnify and hold harmless each Indemnified Party from and against any and all claims, liabilities, damages, losses, costs and expenses of any kind, including legal fees and amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim, of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Indemnified Party and arise out of or in connection with the business of the Company or the performance by the Indemnified Party of any of its responsibilities under the Partnership Agreement, the Operating Agreement or the Administration Agreement; provided, that an Indemnified Party will not be entitled to indemnification under the Partnership Agreement if the Indemnified Party’s action or omission constitutes actual fraud or willful misconduct with respect to the Partnership Agreement, the Operating Agreement or the Administration Agreement; provided, further, that with respect to the Operating Agreement and the Administration Agreement, such claims, liabilities, damages, losses, costs or expenses did not arise solely out of a dispute between or among the officers, directors, employees or partners of HPS or its affiliates.

Compulsory Sales to the Company

Under the Company’s Partnership Agreement, the Company or a Series may redeem all or any portion of the Shares of a Shareholder without consent or other action by the Shareholder or other person if the Board, on the recommendation of a redemption committee, if any, consisting of the Company’s officers or directors appointed by the Board from time to time, determines that:

•

the Shares have been transferred in violation of the Partnership Agreement, or have vested in any person by operation of law as a result of the disability, death, divorce, dissolution, termination, bankruptcy, insolvency or adjudicated incompetence of the Shareholder;

•	any transferee does not meet any investor eligibility requirements established by the Company from time to time;

•

ownership of Shares by a Shareholder or other person is likely to cause the Company or a Series to be in violation of, or require registration of the Shares under, or subject the Company or a Series to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction, including without limitation the Investment Company Act (as defined below);

•

continued ownership of the Shares by a Shareholder may be harmful or injurious to the business or reputation of the Company, a Series, the Manager, HPS or any of their affiliates, or may subject the Company, a Series or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

•	any of the representations and warranties made by a Shareholder or other person in connection with the acquisition of Shares was not true when made or has ceased to be true;

•

with respect to a Shareholder subject to special laws or regulations, the Shareholder is likely to be subject to additional regulatory or compliance requirements under these special laws or regulations by virtue of continuing to hold any Shares;

•	it would be in the interest of the Company or a Series, as determined by the Board, for the Company or such Series to redeem the Shares; or

•

continued ownership of any Shares by a Shareholder of may cause all or any portion of the assets of the Company or a Series to be characterized as plan assets of such Shareholder (as defined below) for purposes of Title I of ERISA, Section 4975 of the Code or any applicable Other Plan Law (as defined below).

Third-Party Tender Offers

Our Partnership Agreement will contain provisions that apply to tender offers by third parties including compliance with the applicable laws for such tender offers in addition to certain obligations to the Company regarding notice and reimbursement of Company expenses.

Item 12.	Indemnification of Directors and Officers

As further explained in the Partnership Agreement, and to the fullest extent permitted by law, the Company will indemnify and hold harmless Indemnified Parties from and against any and all claims, liabilities, damages, losses, costs and expenses of any kind, including legal fees and amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim, of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Indemnified Party and arise out of or in connection with the business of the Company or the performance by the Indemnified Party of any of its responsibilities under the Partnership Agreement, the Operating Agreement or the Administration Agreement, so long as the Indemnified Party did not act with actual fraud or willful misconduct of the Partnership Agreement, the Operating Agreement or the Administration Agreement.

The Company’s indemnification obligations will be satisfied from the Company’s assets. Upon prior written approval by the Board, the Company will advance expenses that are reasonably incurred by an Indemnified Party in the defense or settlement of any claim that is subject to indemnification.

Item 13.	Financial Statements and Supplementary Data

We set forth below a list of our audited financial statements included in this Registration Statement.

Statement	Page
Report of Independent Registered Public Accounting Firm	[	●]
Statement of Assets and Liabilities as of [ ]	[	●]
Statement of Operations for the period [ ] (Date of Inception) through [ ]	[	●]
Notes to Financial Statements	[	●]

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There are not and have not been any disagreements between the Company and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

Item 15.	Financial Statements and Exhibits

(a) List separately all financial statements filed. The financial statements included in this Registration Statement are listed in Item 13 and commence on page F-1.

(b) Exhibits

3.1	Certificate of Formation

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HPS REAL ASSETS LENDING COMPANY LP

By:	HREAL GP, LLC, its general partner

By:	HPS Partners Holdings II, LLC, its sole member

By:	/s/ Faith Rosenfeld
Name: Faith Rosenfeld
Title: Chief Administrative Officer
Date: January 8, 2026